As filed with the Securities and Exchange Commission on January 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(855) 562-7423

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Howard

Chief Executive Officer

699 Veterans Blvd

Redwood City, CA 94063

(855) 562-7423

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Wes, Jr. Jens M. Fischer Eric A. DeJong Perkins Coie LLP 505 Howard Street Suite 1100 San Francisco, CA 94105 (415) 344-7000	Patrick Spicer Fergus Bolster Matheson LLP 70 Sir John Rogerson’s Quay Dublin 2, Ireland +353 1 232 2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2023

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

MariaDB plc

16,351,350 Ordinary Shares Underlying Warrants

56,414,951 Ordinary Shares by selling holders

7,310,297 Warrants to Purchase Ordinary Shares by selling holders

This prospectus relates to the issuance by us of an aggregate of up to 16,351,350 Ordinary Shares (as defined in this prospectus), consisting of (i) up to 7,310,297 Ordinary Shares that are issuable upon the exercise of the Private Placement Warrants (as defined in this prospectus), (ii) up to 8,850,494 Ordinary Shares that are issuable upon the exercise of the Public Warrants (as defined in this prospectus), and (iii) up to 190,559 Ordinary Shares that are issuable upon exercise of the Kreos Warrants (as defined in this prospectus). The Private Placement Warrants, the Public Warrants and the Kreos Warrants are sometimes referred to collectively in this prospectus as the “Warrants.” To the extent that the Warrants are exercised for cash, we will receive the proceeds from such exercises.

This prospectus also relates to the offer and sale from time to time by the selling holders named in this prospectus or their permitted transferees (the “selling holders”) of (i) up to 56,414,951 Ordinary Shares, consisting of (a) up to 1,915,790 Ordinary Shares issued in the PIPE Investment (as defined in this prospectus), (b) 45,369,976 Ordinary Shares issued to certain selling holders pursuant to the Merger Agreement (as defined in this prospectus), (c) up to 1,818,888 Ordinary Shares issuable upon exercise of certain stock options, and (d) up to 7,310,297 Ordinary Shares issuable upon exercise of the Private Placement Warrants; and (ii) up to 7,310,297 Private Placement Warrants. We are registering the Ordinary Shares and Private Placement Warrants that may be offered and sold by selling holders from time to time pursuant to their registration rights under certain agreements between us and the selling holders or their affiliates, as applicable.

The selling holders may offer, sell or distribute all or a portion of the Ordinary Shares and Private Placement Warrants hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from sales of Ordinary Shares or Private Placement Warrants by the selling holders. We will generally bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling holders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares or Private Placement Warrants. See the section titled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Ordinary Shares and Public Warrants are listed on The New York Stock Exchange (“NYSE”) under the symbols “MRDB” and “MRDBW”, respectively. On January 13, 2023, the closing sale prices of our Ordinary Shares and Public Warrants were $3.97 and $0.35, respectively.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our Ordinary Shares and Public Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling holders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the securities offered by the selling holders pursuant to this prospectus. In addition, we may issue Ordinary Shares pursuant to this prospectus upon exercise of the Warrants by the holders thereof from time to time. To the extent such Warrants are exercised for cash, we will receive proceeds from such exercises.

Neither we nor the selling holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or post-effective amendment or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Important — Prospective investors in the European Economic Area

This document is not, and is not intended to be, a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (as amended) (the “EU Prospectus Regulation”), the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the European Economic Area (“EEA”) implementing the EU Prospectus Regulation.

This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. No offer to the public of securities of MariaDB is being made by the Company, nor may be made by, or on behalf of, the Company or any selling holder (including through financial intermediaries), in Ireland or any other member state of the EEA on the basis of this document, or otherwise, in circumstances that would require a prospectus to be published pursuant to the EU Prospectus Regulation. Any investment in securities of MariaDB does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

Prohibition of sales to EEA retail investors: No securities of MariaDB are intended to be offered, sold or otherwise made available to nor should be offered, sold or otherwise made available to any retail investor in the EEA by the Company or any selling holder. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended) (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the “PRIIPs Regulation”) for offering or selling securities or otherwise making them available to retail investors in the EEA has been prepared by the Company and therefore offering or selling securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, reference to:

“Amended Memorandum and Articles of Association” means the constitution of MariaDB plc adopted on December 16, 2022 and comprised of a memorandum of association and articles of association.

“APHC” means Angel Pond Holdings Corporation, a Cayman Islands exempted company and, prior to the consummation of the Business Combination, a special purpose acquisition company, which was co-founded by Theodore T. Wang and Shihuang “Simon” Xie.

“APHC Class A Ordinary Shares” means, prior to the Irish Domestication Merger, the Class A fully paid ordinary shares in the capital of APHC, par value $0.0001 each per share, included in the APHC Public Units issued in the APHC IPO.

“APHC Class B Ordinary Shares” means, prior to the Irish Domestication Merger, the Class B fully paid ordinary shares in the capital of APHC, par value $0.0001 each per share.

“APHC IPO” means APHC’s initial public offering, consummated on May 20, 2021, through the sale of 26,551,482 APHC Public Units (including 1,551,482 APHC Public Units sold on July 2, 2021 pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per APHC Public Unit.

“APHC Private Warrants” means the warrants that were issued to the Sponsor in private placement transactions in connection with the APHC IPO on May 20, 2021 and July 2, 2021, each of which was exercisable, at an exercise price of $11.50, for one APHC Class A Ordinary Share, in accordance with its terms.

“APHC Public Units” means the units of APHC sold in the APHC IPO, each consisting of one APHC Class A Ordinary Share and one-third of one APHC Public Warrant.

“APHC Public Warrants” means the warrants included in the APHC Public Units issued in the APHC IPO (including the exercise of the underwriters’ over-allotment option), each of which was exercisable, at an exercise price of $11.50, for one APHC Class A Ordinary Share, in accordance with its terms.

“Business Combination” means Irish Domestication Merger, the Merger and the other transactions contemplated by the Merger Agreement.

“Computershare” means Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company N.A., a federally charted trust company.

“Continental” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

“EEA” means the European Economic Area.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the Exchange Ratio as defined in and calculated in accordance with the Merger Agreement, or 0.22816.

“Irish Domestication Merger” means the Companies Act 2014 of Ireland, as amended.

“Irish Domestication Merger” means the merger of Merger Sub with and into APHC, with APHC continuing as the surviving entity and a wholly owned subsidiary of Mangomill, pursuant to the terms and conditions of the Merger Agreement.

“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2022.

“Kreos Warrant Agreement” means that certain Amended and Restated Warrant Agreement, effective as of the effective time of the Merger, by and among the Company, as issuer, Kreos Capital IV (Expert Fund) Limited, as warrant holder and the Company, as warrant agent, pursuant to which the Company, as successor to Legacy MariaDB, assumed, with effect from the effective time of the Merger, Legacy MariaDB’s rights and obligations with respect certain warrants originally issued by Legacy MariaDB and the warrants were amended and restated in connection with the closing of the Merger into warrants to purchase a number of Ordinary Shares and at an exercise price adjusted in proportion to the Exchange Ratio.

“Kreos Warrants” means the warrants to purchase 190,559 Ordinary Shares at a per share exercise price of €2.29 on the terms and conditions set forth in the Kreos Warrant Agreement.

“Legacy MariaDB” means MariaDB Corporation Ab, a Finnish private limited liability company.

“Legacy MariaDB Equity Award” means each right of any kind to receive Legacy MariaDB Shares, payments or benefits measured in whole or in part by the value of a number of Legacy MariaDB Shares (including options, performance shares, performance-based units, market stock units, stock appreciation rights, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of Legacy MariaDB) issued and outstanding under the Legacy MariaDB’s equity incentive plans prior to the Merger.

“Legacy MariaDB Ordinary Shares” means the common shares of Legacy MariaDB.

“Legacy MariaDB Preferred Shares” means, collectively, the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Share of Legacy MariaDB.

“Legacy MariaDB Shares” means, collectively, the Legacy MariaDB Ordinary Shares and Legacy MariaDB Preferred Shares.

“Lock-Up Agreement” means the Lock-Up Agreement dated as of December 16, 2022, by and among APHC, the Company, the Sponsor, certain executive officers and directors of Legacy MariaDB and APHC, and certain other equity holders of Legacy MariaDB and APHC, restricting, among other things, the transfer of (i) Ordinary Shares held by such persons or otherwise issued or issuable to such persons in connection with the Irish Domestication Merger or the Merger, (ii) any securities convertible into or exercisable or exchangeable for Ordinary Shares or (iii) any Ordinary Shares issued upon conversion, exercise or exchange of any of the securities described in clause (ii) during the applicable lock-up period.

“Mangomill” or “Irish Holdco” means, prior to the consummation of the Business Combination, Mangomill plc, an Irish public limited company and wholly owned subsidiary of APHC.

“MariaDB,” the “Company,” the “Combined Company,” “we” or “us” means MariaDB plc and its consolidated subsidiaries after giving effect to the consummation of the Business Combination, unless otherwise indicated.

“Merger” means the merger of Legacy MariaDB with and into Mangomill pursuant to the terms and conditions of the Merger Agreement.

“Merger Agreement” means the Business Combination Agreement, dated as of January 31, 2022, as amended by Amendment No.1 to Business Combination Agreement dated as of December 9, 2022, by and among APHC, Merger Sub, Mangomill and Legacy MariaDB.

“Merger Sub” means Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Mangomill.

“MiFID II” means Article 4(1) of Directive 2014/65/EU (as amended).

“Ordinary Shares” or “Combined Company Ordinary Shares” means the ordinary shares, nominal value $0.01 per share, of MariaDB plc.

“Original APHC Warrant Agreement” means the Warrant Agreement, dated as of May 18, 2021 between APHC and Continental, which governed the APHC Public Warrants and the APHC Private Warrants.

“PIPE Investment” means our sale to the PIPE Investors of 1,915,790 Ordinary Shares in exchange for an aggregate purchase price of $18,200,000 in connection with the consummation of the Business Combination.

“PIPE Investors” means the persons that entered into Subscription Agreements on or prior to the date of the Merger Agreement, pursuant to which such persons agreed to purchase for cash Ordinary Shares pursuant to the PIPE Investment.

“PRIIPs Regulation” means Regulation (EU) No. 1286/2014 (as amended).

“Private Placement Warrants” means the warrants of the Company that, pursuant to the terms and conditions of the Merger Agreement, became exercisable for an aggregate of 7,310,297 Ordinary Shares on the same terms and conditions as the APHC Private Warrants.

“Proxy Statement/Prospectus” means the definitive proxy statement/prospectus relating to the Business Combination filed by Mangomill with the SEC on October 24, 2022.

“Public Warrants” means the warrants of the Company that, pursuant to the terms and conditions of the Merger Agreement, became exercisable for an aggregate of 8,850,494 Ordinary Shares on the same terms and conditions as the APHC Public Warrants.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of December 16, 2022, by and among the Company, the Sponsor, Theodore T. Wang, Lionyet International Ltd., certain other equity holders of APHC immediately prior to the consummation of the Business Combination, and certain affiliates and other equity holders of Legacy MariaDB, which was entered into in connection with the consummation of the Business Combination and pursuant to which the signatory equity holders thereto (and their permitted transferees) are entitled to, among other things, registration rights with respect to their Ordinary Shares and other equity securities of the Company (including the Private Placement Warrants).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” means Angel Pond Partners LLC, a Cayman Islands limited liability company and the sponsor of APHC.

“Subscription Agreements” means the subscription agreements entered into by Mangomill, APHC, and the PIPE Investor concurrently with the execution of the Merger Agreement in connection with the PIPE Investment.

“Warrant Agreement” means the Original APHC Warrant Agreement, as amended by the Warrant Amendment Agreement, which governs the Public Warrants and the Private Placement Warrants.

“Warrant Amendment Agreement” means the Warrant Amendment Agreement, dated December 16, 2022, by and among APHC, Continental and Computershare.

“Warrant Assumption Agreement” means the Post-Amendment Assignment and Assumption Agreement, dated as of December 16, 2022, by and among APHC, the Company and Computershare.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates and information concerning our industry, our business, and the market for our products and services, including our general expectations of our market position, market growth forecasts, our market opportunity, and size of the markets in which we participate, that are based on industry publications, surveys, and reports that have been prepared by independent third parties. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this registration statement. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements included in this registration statement include statements regarding our future financial position and operating results, as well as our strategy, future operations, prospects, plans and objectives of management. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words or phrases. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and performance and are based on currently available information as to the outcome and timing of future events and performance. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our operations.

These forward-looking statements are based on information available as of the date of this registration statement. While our management believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Current expectations, forecasts and assumptions involve a number of risks and uncertainties. Accordingly, forward-looking statements in this registration statement should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to continue as a going concern and to secure additional financing needed to meet short-term and long-term liquidity needs;

•	our ability to compete in an increasingly competitive environment;

•	our ability to retain and recruit qualified personnel, including officers (including a chief financial officer), directors and other key personnel (including those with public company experience);

•	our ability to acquire and integrate technologies, personnel, and other assets (including those related to the acquisition of CubeWerx and Sector 42 by Legacy MariaDB);

•	our ability to retain existing customers and their business and attract additional customers and their business;

•	intellectual property, information technology and privacy requirements that may subject us to unanticipated liabilities;

•

our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to manage our operations, including potential growth and expansion of our business operations, effectively;

•	any regulatory actions or litigation relating to the Business Combination;

•	our ability to maintain the listing of our Ordinary Shares, Public Warrants or other securities on the NYSE;

•	the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics, and natural disasters on our business; and

•	the other risks and uncertainties set forth in this registration statement in the section titled “Risk Factors” beginning on page 6 hereof.

SUMMARY OF THE PROSPECTUS

Our Company

We are the successor to the business of Legacy MariaDB as a result of the Business Combination described below.

MariaDB is a new generation cloud database company. Our products are used by companies big and small, reaching over a billion users through Linux distributions, downloaded over a billion times, and used across all types of use cases and industries.

This success comes from our position as an industry disruptor coupled with world-class engineering. We believe these attributes fit squarely with current and future market trends, especially regarding the cloud—a particularly important market for MariaDB.

Our position as a disruptor both in terms of price and technology is a result of our open source heritage. Unlike proprietary legacy alternatives, we have cultivated a vibrant community that has racked up over 190,000 contributions to the product line – a level of contribution second to no other open source database based on Github counts. At a business level, this vibrancy keeps costs down. At a thought leadership level, external contributions stimulate new ideas, facilitating our engineers to build revolutionary features that are forging a new future for developers and their use of databases.

Examples of thought leadership can be seen in the way the MariaDB database handles distributed workloads with high performance and automation that distills the most challenging goals into mere keystrokes in the cloud. Resilience and uptime of our fully managed cloud database, MariaDB SkySQL, with multicloud features surpasses even the most “fail-safe” data centers, all without the complexity of proprietary legacy alternatives, or the lock-in associated with database services from Amazon, Google and Microsoft that can bind customers to their cloud ecosystems.

Hence our mission: Build the database for all – any scale, any workload, any cloud.

Recent Developments

On December 16, 2022, we consummated the closing of the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, (i) the Irish Domestication Merger was completed, pursuant to which Merger Sub merged with and into APHC, with APHC continuing as the surviving entity and a wholly owned subsidiary of Mangomill and (ii) the Merger was completed, pursuant to which Legacy MariaDB merged with and into Mangomill, which continued as the surviving entity. In connection with the Business Combination, Mangomill changed its name to MariaDB plc, which, together with its consolidated subsidiaries following the consummation of the Business Combination, is referred to in this prospectus as the “Company,” “MariaDB,” “we” or “us” (unless otherwise indicated).

In connection with the completion of these transactions:

•

Immediately prior to the effective time of the Irish Domestication Merger, each issued and outstanding APHC Public Unit that had not been previously separated into its component parts upon the request of the holder thereof was automatically separated into its component parts of one APHC Class A Ordinary Share and one-third of one APHC Public Warrant.

•

At the effective time of the Irish Domestication Merger, (i) each issued and outstanding APHC Class A Ordinary Share (each of the issued and outstanding APHC Class B Ordinary Shares having been converted on a one-for-one basis into APHC Class A Ordinary Shares immediately prior to the effective time of the Irish Domestication Merger) was automatically canceled and converted into the right to receive one Ordinary Share; (ii) the issued and outstanding APHC Public Warrants were automatically adjusted to become the Public Warrants; and (iii) the issued and outstanding APHC Private Warrants were automatically adjusted to become Private Placement Warrants.

•

Prior to the effective time of the Merger, each Legacy MariaDB Preferred Share issued and outstanding automatically converted into one Legacy MariaDB Ordinary Share in accordance with the conversion mechanism set forth in Legacy MariaDB’s articles of association and the Shareholders’ Agreement of Legacy MariaDB, as amended and restated as of January 31, 2022.

•

At the effective time of the Merger, (i) each Legacy MariaDB Ordinary Share was automatically canceled and converted into the right to receive a number of Ordinary Shares equal to the Exchange Ratio; (ii) the warrants to purchase Series B Preferred Shares of Legacy MariaDB held by Kreos Capital IV were amended and restated into warrants to purchase 190,559 Ordinary Shares at an exercise price of €2.29 per share; and (iii) each Legacy MariaDB Equity Award was automatically converted into an equity award to be settled in our Ordinary Shares generally on the same terms and conditions as were applicable to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger, equal to the product (rounded down to the nearest whole number) of (i) the number of Legacy MariaDB Ordinary Shares subject to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger and (ii) the Exchange Ratio, at an exercise price per share, if applicable, equal to (x) the exercise price per share of such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger (rounded up to the nearest whole cent) divided by (y) the Exchange Ratio.

•

We consummated the PIPE Investment on the terms and conditions set forth in the Subscription Agreements entered into with the PIPE Investors concurrent with our entry into the Merger Agreement. Pursuant to the Subscription Agreements, we sold to the PIPE Investors an aggregate of 1,915,790 Ordinary Shares for a purchase price of $9.50 per share (representing aggregate gross proceeds of $18,200,000), and granted certain registration rights to the PIPE Investors with respect to such shares.

•

We entered into the Registration Rights Agreement, pursuant to which we granted the signatories and their permitted assigns certain registration rights with respect to their Ordinary Shares and other MariaDB securities. Pursuant to the Registration Rights Agreement, we agreed, among other things, to register for resale the Ordinary Shares and other securities held by the equity holders that are party to the agreement, granted such holders certain other demand and “piggy-back” registration rights, agreed to pay certain expenses relating to such registrations, and agreed to indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

•

APHC entered into the Warrant Amendment Agreement which amended the Original APHC Warrant Agreement and appointed Computershare as the successor warrant agent for the MariaDB Warrants. We also entered into the Warrant Assumption Agreement, pursuant to which the parties thereto acknowledged the automatic assignment (pursuant to the Irish Domestication Merger) to us of APHC’s rights, and the assumption by us of APHC’s obligations under the Original APHC Warrant Agreement, as amended by the Warrant Amendment Agreement.

•	As soon as practicable after the Merger, APHC will be liquidated.

Corporate Information

Our principal executive offices are located at 699 Veterans Blvd, Redwood City, California 94063 and our telephone number is (855) 562-7423. Our corporate website address is www.mariadb.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

MariaDB and its subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

Summary of Risk Factors

In evaluating an investment in our securities, investors should carefully read the risks described below, and especially consider the risk factors discussed in the section entitled “Risk Factors.” If any of the following events occur, our business, financial condition, operating results, and prospects may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We have a limited operating history, which makes it difficult to predict our future results of operations.

•	We have a history of losses, and as costs increase, we may not be able to generate sufficient revenue or raise additional financing needed to achieve or sustain profitability.

•	Our auditors have made reference to the material uncertainty as to our ability to continue as a going concern, and there is no assurance that we will be able to continue as a going concern.

•

Because of uncertainty about our ability to continue as a going concern, we will require additional capital to support our operations and growth; our access to additional capital through debt or equity markets could prove challenging due to recent volatility in the debt and equity markets and other factors, and we are uncertain whether additional capital that we need will be available on reasonable terms when required, or at all.

•

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•	Our success is highly dependent on the ability to penetrate the existing market for database products, as well as the growth and expansion of the Database-as-a-Service (DBaaS) market.

•

We have experienced significant growth in recent periods. If we fail to continue to grow and to manage such growth effectively, we may be unable to execute our business plan, increase revenue, improve results of operations, maintain high levels of service, or adequately address competitive challenges, and may need to restructure certain of our activities and operations.

•	The database software market is highly competitive, and we face significant competition.

•	If we are not able to maintain and enhance our brand, including among developers, our business and operating results may be adversely affected.

•

If we are not able to provide successful enhancements, new products, services, and features to keep pace with technological changes and developments by our competitors, our business could be adversely affected.

•

Our business and results of operations depend substantially on our customers renewing their subscriptions and expanding the use of our database products and related services. Any decline in customer renewals or failure to convince customers to broaden their use of our products and related services would harm our business, results of operations and financial condition.

•	If we are unable to attract new customers in a manner that is cost-effective and assures customer success, we will not be able to grow our business.

•	The open source MariaDB Community Server is available as a free-to-download product, which could negatively affect our ability to monetize and protect our products and intellectual property rights.

•

We rely upon third-party cloud providers to host our cloud-based products; any disruption of or interference with the use of third-party cloud providers would adversely affect our business, results of operations and financial condition.

•

If we are unable to retain or motivate key personnel or hire (including a chief financial officer), retain and motivate qualified personnel (including those with public company experience), our business would be harmed.

•

If our security measures, or those of our service providers or customers, are breached or unauthorized parties otherwise obtain access to ours or our customers’ data or software, customers may reduce use of our products and services, and we may experience significant liability and reputational damage.

•

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could reduce the value of our software and brand.

•	Changes in laws and regulations, including in connection with use of the internet, could have a negative impact on our business and results of operations.

•

We are a multinational organization faced with increasingly complex legal and regulatory requirements and new and expanded enforcement policies and actions, which could restrict our business; further, complex tax issues in many jurisdictions could obligate us to pay additional taxes in various jurisdictions.

THE OFFERING

Issuer	MariaDB plc

Ordinary Shares offered by us	16,351,350 Ordinary Shares that are issuable upon the exercise of 16,351,350 Warrants by the holders thereof.

Ordinary Shares offered by the selling holders	Up to 56,414,951 Ordinary Shares, consisting of:

•	up to 1,915,790 Ordinary Shares issued in the PIPE Investment;

•	up to 45,369,976 Ordinary Shares issued to certain selling holders pursuant to the Merger Agreement;

•	up to 1,818,888 Ordinary Shares issuable upon exercise of certain stock options; and

•	up to 7,310,297 Ordinary Shares issuable upon exercise of the Private Placement Warrants.

Warrants offered by the selling holders	7,310,297 Private Placement Warrants.

Exercise Price of Public Warrants and Private Placement Warrants	$11.50 per share, subject to adjustment as described herein.

Ordinary Shares Outstanding	66,483,192 Ordinary Shares were issued and outstanding as of December 16, 2022.

Use of Proceeds	To the extent any Warrants are exercised for cash, we will receive the proceeds from such exercises. We intend to use any such proceeds for general corporate purposes. We will not receive any proceeds from the sale of the Ordinary Shares and Private Placement Warrants offered by the selling holders pursuant to this prospectus.

Lock-up agreements	Certain of our security holders are parties to a lock-up agreement pursuant to which their securities are subject to certain restrictions on transfer until the termination of applicable lock-up period. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements.”

Market for our Securities	Our Ordinary Shares and Public Warrants are currently traded on the NYSE under the symbols “MRDB” and “MRDBW”, respectively. On January 13, 2023, the closing prices of our Ordinary Shares and Public Warrants were $3.97 per share and $0.35 per warrant, respectively.

Risk Factors	Investing in our Ordinary Shares, Public Warrants and Private Placement Warrants involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 6 of this prospectus.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” together with all of the other information included in this prospectus or any accompanying prospectus supplement, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus.

Risks Related to Our Business and Industry

We have a limited operating history, which makes it difficult to predict our future results of operations.

Legacy MariaDB, our predecessor, was incorporated in 2010 and our software and services have evolved significantly since its inception, with MariaDB Enterprise being introduced in 2019 and MariaDB SkySQL being introduced in 2020. As a result of our limited operating history and our introduction of new software and services, our ability to forecast our future results of operations is limited and subject to a number of uncertainties, including our ability to accurately predict future growth. Our historical revenue growth has fluctuated in prior periods and should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our products and related services, reduced adoption of paid subscriptions and services by users of the MariaDB Community Server, increasing competition, changes to technology or our intellectual property or our failure, for any reason, to continue to capitalize on growth opportunities. We have also encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

We have a history of losses, and as our costs increase, we may not be able to generate sufficient revenue to achieve or sustain profitability.

We have incurred net losses in each period since Legacy MariaDB’s incorporation in 2010, including net losses of $30.8 million, $25.4 million and $48.7 million for the fiscal years ended September 30, 2020, 2021 and 2022, respectively. We expect our operating expenses to increase significantly as we continue to invest in our sales force and marketing efforts to enhance market awareness of our products and services globally, in our research and development organization in order to deliver enhancements, additional features and capabilities for our cloud and on-premise products and services, and in generally expanding our operations and infrastructure both domestically and internationally as we further scale our business. In addition, we expect to incur significant additional legal, accounting, and other expenses related to being a public company. As a result of these continued investments to scale our business in these areas, we do not expect to be profitable for the foreseeable future. While our revenue has grown in recent years, if our revenue declines or fails to grow at a rate faster than increases in our operating expenses, our losses in future periods may be larger than we currently expect and we may not be able to achieve and maintain profitability. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will be able to sustain profitability.

Our auditors have made reference to the material uncertainty as to our ability to continue as a going concern, and there is no assurance that we will be able to continue as a going concern.

We have determined that there is material uncertainty as to our ability to continue as a going concern and our external auditors have included a reference as to this matter in their audit report on Legacy MariaDB’s consolidated financial statements as of and for the fiscal year ended September 30, 2022. The audited consolidated financial statements of Legacy MariaDB as of and for the fiscal years ended September 30, 2022 and 2021 included elsewhere in this prospectus were prepared assuming that we will continue as a going concern. Because we have determined that a material uncertainty exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. In addition, since we have determined that an uncertainty exists about our ability to continue as a going concern, this typically results in greater difficulty in obtaining loans than businesses that do not have a qualified auditor’s opinion. Further, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business.

There is substantial doubt about our ability to continue as a going concern and we may require additional capital to continue and support our operations and grow our business; we cannot be certain that additional capital will be available on reasonable terms when required, or at all.

As of September 30, 2022, Legacy MariaDB had an accumulated deficit of $200.3 million, $4.8 million in cash and cash equivalents and $26 million of short-term investments. As described in Note 1 to the audited consolidated financial statements of Legacy MariaDB as of and for the fiscal year ended September 30, 2022 and 2021 that are included elsewhere in this prospectus, without giving effect to the anticipated net proceeds from the Business Combination, Legacy MariaDB determined that its current cash and cash equivalents would not be sufficient to fund its operations, including capital expenditure requirements for at least 12 months from the date those audited financial statements were issued (December 22, 2022), raising substantial doubt about its ability to continue as a going concern. In connection with the consummation of the Business Combination, APHC received requests for redemption from the holders of 26,292,557 APHC Class A Ordinary Shares and used $266.3 million in proceeds from the trust account established in connection with the APHC IPO to redeem such shares, such that the remaining $2.6 million from the APHC trust account was available to us as a result of the closing. In addition, we raised proceeds of $18.2 million from the consummation of the PIPE Investment. We anticipate that our cash, cash equivalents, short-term investments, and cash provided by sales of database subscriptions and services will not be sufficient to meet our projected working capital and operating needs. We anticipate needing to raise additional capital to meet our projected working capital, operating needs, and debt repayment for periods after June 30, 2023. Historically, Legacy MariaDB funded its operations primarily through equity and debt financings and payments by its customers for use of its products and related services. Going forward, we cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. In addition to general operations, we expect to require significant additional capital investments for research and development, including for the purpose of further developing our intellectual property and other proprietary technologies.

Further, we intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or otherwise enhance our database software, improve our operating infrastructure or acquire businesses and technologies. Accordingly, we will need to secure additional capital through equity or debt financings. Such additional capital may not be available on terms acceptable to us, if at all. Our access to capital through debt or equity markets could prove challenging due to recent volatility in the capital markets, the rising interest rate environment, changes in customer traffic, higher costs due to inflation, and labor shortages. If we raise additional equity-related capital, existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of ordinary shares. We face restrictions on our ability to obtain debt financing by the restrictive covenants under the agreements governing our outstanding indebtedness, including the loan facility with the European Investment Bank, and any failure to comply with these covenants could harm our business, results of operations and financial condition. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional debt financing on terms that are favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms that are satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed. In addition, because any decision to issue securities in the future to raise capital will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuance of debt or equity securities. As a result, our shareholders would bear the risk of future issuances of debt or equity securities that may reduce the value of ordinary shares and dilute existing interests.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable users or companies covered by our market opportunity estimates will actually subscribe to our products and services or generate any particular level of revenue for us. Failure to achieve estimated growth could have an adverse impact on our financial results and condition and could cause our actual results to be materially different from those projected. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, which would adversely affect our business, results of operations and financial condition. For more information regarding the estimates of market opportunity and the forecasts of market growth included in this prospectus, see the section titled “Industry and Market Data.”

The Database-as-a-Service  (DBaaS) and cloud deployment models for our products and services are relatively new and evolving, and our future success depends on the growth and expansion of this market.

The DBaaS and cloud deployment models for our products and services within the Relational Database Management System, or RDBMS, market are relatively new and evolving. It is uncertain whether this market will continue to grow, and even if it does grow, how rapidly it will grow, or whether our products and services will be more widely adopted. For example, many enterprises have invested substantial resources into legacy database solutions and may be reluctant or unwilling to migrate to or invest in alternative solutions like ours. Even if these enterprises are willing to migrate to or invest in alternative solutions, they may choose solutions provided by our competitors on the basis of functionality, brand recognition, price or other factors. Accordingly, any predictions or forecasts about our future growth, revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. Our success will depend, in part, on market acceptance and the widespread adoption of our products and services as an alternative to other offerings and the selection of our products and services over competing offerings that may have similar functionality. Technologies related to database offerings are still evolving and we cannot predict market acceptance of our products and services, or the development of other competing offerings based on entirely new technologies. For example, we currently derive and expect to continue to derive a majority of our revenue and cash flows from subscriptions to and services related to, our MariaDB Enterprise product. Demand for our products is affected by a number of factors, many of which are beyond our control, including continued market acceptance by existing customers and potential customers, the ability to expand the product for different use cases, the timing of development and releases of new offerings by our competitors, technological change and the growth or contraction in the market in which we compete. It is possible that customer adoption of our new products, such as MariaDB SkySQL, may replace a portion of customer spend on existing products like MariaDB Enterprise. If the market for database solutions, and for relational database solutions in particular, does not continue to grow as expected, or if we are unable to continue to efficiently and effectively respond to the rapidly evolving trends and meet the demands of our customers, achieve more widespread market awareness and adoption of our products and services or otherwise manage the risks associated with the introduction of new products and services, our competitive position would weaken and our business, results of operations, financial condition and growth prospects would be adversely affected.

Our success is highly dependent on our ability to penetrate the existing market for database products, as well as the growth and expansion of the market for database products.

Our future success will depend in large part on our ability to service existing demand, as well as the continued growth and expansion of the market for database solutions, particularly relational and cloud-based database products. It is difficult to predict demand for our offerings, the conversion from one to the other and related services and the size, growth rate and expansion of these markets, the entry of competitive products or the success of existing competitive products. Our ability to penetrate the existing database market and any expansion of the market depends on a number of factors, including cost, performance and perceived value associated with our products. Furthermore, many of our potential customers have made significant investments in relational databases from traditional providers, such as offerings from IBM, Microsoft and Oracle, and may be unwilling to invest in new products. If the market for database solutions fails to grow at the rate that we anticipate or decreases in size or we are not successful in penetrating the existing market, our business would be harmed.

We have experienced significant growth in recent periods. If we fail to continue to grow and to manage our growth effectively, we may be unable to execute our business plan, increase our revenue, improve our results of operations, maintain high levels of service or adequately address competitive challenges.

We have recently experienced a period of significant growth in our business, operations and employee headcount. For the fiscal years ended September 30, 2022, 2021 and 2020, our revenue was $43.7 million, $36.0 million and $30.0 million, respectively, representing year-over-year growth of 21.3% from 2021 to 2022 and 19.9% from 2020 to 2021. We have also significantly increased the size of our customer base from 442 customers as of September 30, 2019 to nearly 700 customers as of September 30, 2022, and we increased the size of our workforce by 141 employees from August 1, 2019 to September 30, 2022. Our success will depend in part on our ability to continue to grow and to manage this growth, domestically and internationally, effectively.

Our recent growth has placed, and future growth will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. We will need to continue to improve our operational, financial and management processes and controls, and our reporting systems and procedures to manage the expected growth of our operations and personnel, and to meet the demands of being a public company, which will require significant expenditures and allocation of valuable management and employee resources. If we fail to implement these infrastructure improvements effectively, our ability to ensure uninterrupted operation of key business systems and comply with the rules and regulations that are applicable to public reporting companies will be impaired. Further, if we do not effectively manage the growth of our business and operations, the quality of our products and services could suffer, the preservation of our culture, values and entrepreneurial environment may change and we may not be able to adequately address competitive challenges. This could impair our ability to attract new customers, retain existing customers and expand their use of our products and services, all of which would adversely affect our brand, overall business, results of operations and financial condition.

As a newly public company in a currently changing economic environment, we may need to make some structuring changes in order to align with our evolving strategic, operational and financial goals.

As a newly public company in a currently changing economic environment, we are evaluating and looking to align our strategic, operational and financial objectives to optimize our resources for long-term growth. This could include restructuring certain of our activities and operations, which may include changes in force. These actions could subject us to litigation risks and expenses. In addition, our restructuring plans may have other consequences, such as attrition beyond any restructuring or a negative effect on employee morale and productivity and our ability to attract highly skilled employees. Our competitors may also use any restructuring to seek to gain a competitive advantage over us. As a result, any restructuring plans may adversely affect our revenue, expenses and other operating results in the future.

The database software market is highly competitive and we face significant competition.

The database software market, for both relational and non-relational database products, is highly competitive, rapidly evolving and others may offer competing database solutions or sell services in connection with existing open source databases, including ours. The principal competitive factors in our market include: mindshare with software developers and IT executives; product capabilities, including flexibility, scalability, performance, security and reliability; flexible deployment model, including in the cloud, on-premise or in a hybrid environment; ease of deployment; breadth of use cases supported; ease of integration with existing IT infrastructure; robustness of professional services and customer support; price; overall cost of use; adherence to industry standards and certifications; size of customer base and level of user adoption; strength of subscription sales and marketing efforts; and brand awareness and reputation. If we fail to compete effectively with respect to any of these competitive factors, we may fail to attract new customers or lose or fail to renew existing customers, which would cause our operating results to suffer.

We primarily compete with legacy relational database software providers such as IBM, Microsoft and Oracle, as well as providers of NoSQL database solutions, such as MongoDB and Couchbase. We also compete with public cloud service providers such as Amazon Web Services (AWS), Google Cloud, Microsoft Azure, Alibaba Cloud, IBM Cloud and Oracle Cloud, that offer database functionalities or managed database services based on a variety of database technologies (including open source databases such as MySQL, MariaDB, or PostgreSQL). In the future, other large software and internet companies may seek to enter our market. Additionally, potential customers may also adopt other open-source relational database offerings, such as PostgreSQL and MySQL.

Currently, we offer our products on the public clouds provided by AWS and Google Cloud. There is risk that one or more of the public cloud providers could use their respective control of their public clouds to embed innovations or privileged interoperating capabilities in competing products, bundle competing products, provide us unfavorable pricing, leverage their public cloud customer relationships to exclude us from opportunities, and treat us and our customers differently with respect to terms and conditions or regulatory requirements than they would treat similarly situated customers. It is possible for existing and potential competitors, including those with greater resources than ours, to develop their own open source or hybrid proprietary and open source database offerings, potentially reducing the demand for, and putting price pressure on, our products and services. In particular, because MariaDB Community Server and several of our core products are licensed on an open source basis, the large public cloud providers and other potential competitors may develop new database services based on such MariaDB licensed open source technology that compete with our products and services, particularly if customers do not value the differentiation of our services or proprietary components. For instance, public clouds such as AWS and Azure currently use a version of the open source MariaDB Community Server to provide basic database functionality on their cloud service platforms, and could in the future further develop their own enhanced database-as-a-service offerings built on MariaDB open source technology. Further, our competitors may have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

Some of our actual and potential competitors, in particular the legacy relational database providers, have advantages over us, such as longer operating histories, more established relationships with current or potential customers and commercial partners, significantly greater financial, technical, marketing or other resources, stronger brand recognition, larger intellectual property portfolios and broader global distribution and presence. Such competitors may make their products available at a low cost or no cost basis in order to enhance their overall relationships with current or potential customers. Our competitors may also be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, laws and regulations or customer requirements. With the introduction of new technologies and new market entrants, we expect competition to intensify in the future. In addition, some of our larger competitors have substantially broader offerings and can bundle competing products with hardware or other software offerings, including their cloud computing and customer relationship management platforms. As a result, customers may choose a bundled offering from our competitors, even if individual products have more limited functionality compared to our software. These larger competitors are also often in a better position to withstand any significant reduction in technology spending, and will therefore not be as susceptible to competition or economic downturns. In addition, some competitors may offer products or services that address one or a limited number of functions at lower prices, with greater depth than our products or in geographies where we do not operate.

Furthermore, our actual and potential competitors may establish cooperative relationships among themselves or with third parties that may further enhance their resources and offerings in the markets we address. In addition, third parties with greater available resources may acquire current or potential competitors. As a result of such relationships and acquisitions, our actual or potential competitors might be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products, initiate or withstand substantial price competition, take advantage of other opportunities more readily or develop and expand their offerings more quickly than we do. For all these reasons, competition may negatively impact our ability to maintain and grow consumption of our products and services or may put downward pressure on our prices and gross margins, any of which could materially hurt our reputation, business, results of operations or financial condition.

If we are not able to maintain and enhance our brand, including among developers, our business and operating results may be adversely affected.

We believe that developing and maintaining widespread awareness of our brand, including with developers, is critical to achieving widespread acceptance of our products and services and attracting new customers. Our brand promotion activities may not be successful at attracting developers or customers. In addition, independent industry analysts often provide reports of our products and services, as well as the offerings of our competitors, and perception of our products and services in the marketplace may be significantly influenced by these reports. If these reports are negative, or less positive as compared to those of our competitors, our reputation and brand may be adversely affected. If we fail to successfully promote and maintain our brand, we may fail to attract or retain the developers and customers necessary to realize a sufficient return on our brand-building efforts, or to achieve the widespread brand awareness that is critical for broad adoption of our products.

If we are unable to establish name recognition and differentiate our products and services based on our brand, then we may not be able to compete effectively and our business may be adversely affected. The maintenance and promotion of our brand requires us to make substantial expenditures, and we anticipate that the expenditures will increase as our market becomes more competitive, we expand into new geographies, and markets and more sales are generated through our partners. Because our technology, including the MariaDB Community Server, is available on an open source basis, other companies may promote it as part of their other commercial products and services, which may lead to market confusion and dilution of the MariaDB brand. For instance, public clouds, including AWS and Azure, offer managed database services based on the MariaDB Community Server through their platforms using the MariaDB trademark without licenses or other agreements with us beyond the open source license to the MariaDB Community Server. Additionally, we may be unable to successfully differentiate our brand from the activities of the MariaDB Foundation, which was established to steward the MariaDB Open Source Project. While we have been a long-term sponsor of the MariaDB Foundation, the foundation is a distinct entity that operates separately from us. Our brand promotion activities may not generate customer awareness or yield increased revenue. In addition, any increase in revenue from such brand promotion initiatives may not offset the increased expenses we incur. If we do not successfully maintain and enhance our reputation and brand, we may have reduced pricing power relative to our competitors, we could lose customers, and we could fail to attract new customers or expand sales to our existing customers, all of which may materially and adversely affect our business, financial condition and results of operations.

If we are not able to provide successful enhancements, new products, services and features to keep pace with technological changes and developments by our competitors, our business could be adversely affected.

The market for database solutions is characterized by frequent product and service introductions and enhancements, changing user demands and rapid technological change. The introduction of products and services embodying new technologies can quickly make existing products and services obsolete and unmarketable. The success of our business will depend, in part, on our ability to adapt and respond effectively and timely to these changes. We invest substantial resources in researching and developing new products and services and enhancing our solutions by incorporating additional features, improving functionality and adding other improvements to meet our customers’ evolving demands in our highly competitive industry. If we cannot provide enhancements and new features or services that achieve market acceptance or that keep pace with rapid technological developments and the competitive landscape, our business could be adversely affected. The success of any enhancements or improvements to, or new features of, our marketplace or any new products and services depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies in our marketplace and third-party partners’ technologies, overall market acceptance and resulting user activity that is consistent with the intent of such products or services. In addition, if new technologies emerge that allow our competitors to deliver similar services at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete.

Our business and results of operations depend substantially on our customers renewing their subscriptions with us and expanding their use of our database products and related services. Any decline in our customer renewals or failure to convince our customers to broaden their use of our products and related services would harm our business, results of operations and financial condition.

Our MariaDB Enterprise Server and certain other database products are available by subscription only, while our cloud-based MariaDB SkySQL product is available through subscriptions on either a pay-as-you-go or on a one- or multi-year subscription basis with pricing discounts. Many of our subscription contracts for MariaDB Enterprise Server and MariaDB SkySQL were one year in duration in the fiscal year ended September 30, 2022. For us to maintain or improve our results of operations, it is important that our customers renew their subscriptions with us when the existing subscription term expires, and renew on the same or more favorable terms and expand the products and services they use. Our customers have no obligation to renew their subscriptions, and we may not be able to accurately predict customer renewal rates. Historically, some of our customers have elected not to renew their subscriptions with us for a variety of reasons, including because of changes in their strategic IT priorities, budgets, costs, and, in some instances, due to competing solutions. Our revenue retention rate may also decline or fluctuate as a result of a number of other factors, including our customers’ satisfaction or dissatisfaction with our software, the increase in the contract value of subscription and support contracts from new customers, the effectiveness of our customer support services, our pricing, the prices of competing products or services, mergers and acquisitions affecting our customer base, global economic conditions, and the other risk factors described herein. As a result, we cannot assure you that customers will renew subscriptions or increase their usage of our software and related services. If our customers do not renew their subscriptions or renew on less favorable terms, or if we are unable to expand our customers’ use of database products and related services, our business, results of operations and financial condition may be adversely affected.

In addition, the growth of our business may depend in part on how successful we are at convincing customers of our MariaDB SkySQL, which is available on a pay-as-you-go basis, to enter into one- or three-year commitments for this product. Since MariaDB SkySQL is a relatively new product, we do not have significant experience marketing and selling this product. Consequently, it is difficult to predict whether we will be successful in convincing customers to enter into longer-term commitments for that product or renew their commitments. If we are not, our revenues from MariaDB SkySQL may be more difficult to predict and our business, results of operations and financial condition may be adversely affected.

If we are unable to attract new customers in a manner that is cost-effective and assures customer success, we will not be able to grow our business, which would adversely affect our business, results of operations and financial condition.

In order to grow our business, we must continue to attract new customers in a cost-effective manner and enable these customers to realize the benefits associated with our products and services. We may not be able to attract new customers for a variety of reasons, including as a result of their use of traditional relational or other database products, and their internal timing, budget or other constraints that hinder their ability to migrate to or adopt our products or services.

Even if we do attract new customers, the cost of new customer acquisition, product implementation and ongoing customer support may prove so high as to prevent us from achieving or sustaining profitability. For example, for the fiscal years ended September 30, 2020, 2021 and 2022, total sales and marketing expense represented 59.4%, 52.9% and 64.0% of revenue, respectively. If the costs of our sales and marketing efforts increase dramatically, if we do not experience a substantial increase in leverage from our partner ecosystem, or if our sales and marketing efforts do not result in substantial increases in revenue, our business, results of operations and financial condition may be adversely affected. In addition, while we expect to continue to invest in our support organization to accelerate our customers’ ability to adopt our products and ultimately create and expand their use of our products over time, we cannot assure you that any of these investments will lead to the cost-effective acquisition of additional customers.

If we are unable to maintain successful relationships with our partners and establish new partnerships, our business, results of operations and financial condition could be harmed.

We employ a go-to-market business model whereby a portion of our revenue is generated by subscriptions through or with our partners, including cloud partners, technology partners, consulting and service partners and distributer resellers, that further expand the reach of our direct sales force into additional geographies, sectors, industries and channels. We have entered, and intend to continue to enter, into reseller relationships in certain international markets where we do not have a local presence. We provide certain partners with specific training and programs to assist them in offering our products and services, but these steps may prove ineffective, and restrictions on travel and other limitations because of the COVID-19 pandemic or other causes may undermine our efforts to provide training and build relationships. In addition, if our partners are unsuccessful in marketing subscriptions to our products and services, it would limit our planned expansion into certain geographies, sectors, industries and channels. If we are unable to develop and maintain effective incentive programs for our partners, we may not be able to successfully incentivize these partners to sell our products and services to customers.

Some of our partners may also market, sell and support offerings that are competitive with ours, may devote more resources to the marketing, sales and support of such competitive offerings, may have incentives to promote our competitors’ offerings to the detriment of our own or may cease selling our products and services altogether. Our partners could also subject us to lawsuits, potential liability and reputational harm if, for example, any of our partners misrepresents the functionality of our products and services to customers, violate laws or violate our or their corporate policies. Our ability to achieve revenue growth in the future will depend, in part, on our success in maintaining successful relationships with our partners, identifying additional partners and training our partners to independently sell our products and services. If our partners are unsuccessful in selling our products and services, or if we are unable to enter into arrangements with or retain a sufficient number of high-quality partners in the regions in which we sell our products and services and keep them motivated to sell our products and services, our business, results of operations, financial condition and growth prospects could be adversely affected.

We have a limited history with our subscription-based and pay-as-you-go products and pricing models and if, in the future, we are forced to reduce prices for our products, our revenue and results of operations will be harmed.

We have limited experience with respect to determining the optimal prices for our subscription-based and pay-as-you-go products. As the market for database solutions evolves, or as competitors introduce new products or services that compete with ours, we may be unable to attract new customers or convert users of MariaDB Community Server, a free, open source database, to paying customers on terms or based on pricing models that we have used historically. In the past, we have been able to increase our prices for our subscriptions offerings, but we may choose not to introduce or be unsuccessful in implementing future price increases. As a result of these and other factors, in the future we may be required to reduce our prices or be unable to increase our prices, or it may be necessary for us to increase our services or product offerings without additional revenue to remain competitive, all of which could harm our business, results of operations and financial condition.

We recognize a majority of our revenue over the term of our customer contracts. Consequently, increases or decreases in new subscriptions may not be immediately reflected in our results of operations and may be difficult to discern.

We recognize portions of our subscription revenue from subscription customers ratably over the terms of their contracts. For example, a significant portion of our subscription contracts entered into in the fiscal year ended September 30, 2022 were one year in duration. As a result, a portion of the revenue we report in each quarter is derived from the recognition of deferred revenue relating to subscriptions entered during previous quarters. Consequently, a decline in new or renewed subscriptions in any single quarter may have a small impact on the revenue that we recognize for that quarter. However, such a decline will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in subscriptions and potential changes in our pricing policies or rate of customer expansion or retention may not be fully reflected in our results of operations until future periods. In addition, a significant majority of our costs are expensed as incurred, while most of the revenue is recognized over the life of the subscription agreement. As a result, growth in the number of customers could continue to result in our recognition of higher costs and lower revenue in the earlier periods of our subscription agreements. Finally, our subscription-based revenue model also makes it difficult for us to rapidly increase our revenue through additional subscriptions in any given period, as revenue from new customers and significant increases in the size of subscriptions with existing customers must be recognized over the applicable subscription term.

Our sales cycle may be long and is unpredictable, and our sales efforts require considerable time and expense.

The timing of our subscriptions and related revenue recognition is difficult to predict because of the length and unpredictability of the sales cycle for our offerings. We are often required to spend significant time and resources to better educate and familiarize potential customers with the value proposition of paying for our products and services. The length of our sales cycle, from initial evaluation to payment for our offerings is on average about three months, but can vary substantially from customer to customer or from application to application within a given customer. As the subscription to and deployment of our products can be dependent upon customer initiatives, our sales cycle can extend well beyond the three-month average for some customers. Customers often view a subscription to our products and services as a strategic decision and significant investment and, as a result, frequently require considerable time to evaluate, test and qualify our product offering prior to entering into or expanding a subscription. During the sales cycle, we expend significant time and money on sales and marketing and contract negotiation activities, which may not result in a sale. Additional factors that may influence the length and variability of our sales cycle include:

•	the effectiveness of our sales force, in particular, new salespeople as we increase the size of our salesforce;

•	the discretionary nature of procurement and budget cycles and decisions;

•	the obstacles placed by a customer’s procurement process;

•	economic conditions and other factors impacting customer budgets;

•	customer evaluation of competing products during the purchasing process; and

•	evolving customer demands.

Given these factors, it is difficult to predict whether and when a sale will be completed, and when revenue from a sale will be recognized, particularly since we generally recognize revenue over the term of a subscription contract and when services are actually provided. These factors may result in lower than expected revenue in any given period, which would have an adverse effect on our business, results of operations and financial condition.

Our adoption strategies include offering MariaDB Community Server, and we may not be able to realize the benefits of these strategies.

To encourage developer usage, familiarity and adoption of our products, we promote MariaDB Community Server, an open source database that is available without cost. MariaDB Community Server is a free-to-download relational database that does not include all of the features of our subscription-based and pay-as-you-go products, such as MariaDB Enterprise and MariaDB SkySQL products, which integrate MariaDB Xpand, MariaDB ColumnStore, and MariaDB MaxScale. We do not know if we will be able to convert MariaDB Community Server users to and maintain them as paying customers of our subscription-based and pay-as-you-go products. Existing or potential customers may determine that the functionality of the MariaDB Community Server is sufficient for their needs and as a result may not convert from the use of MariaDB Community Server or may downgrade from our subscription-based MariaDB Enterprise or MariaDB SkySQL solutions to MariaDB Community Server. Our marketing strategy also depends in part on persuading users who use MariaDB Community Server to convince others within their organization to subscribe to our products. To the extent that users of MariaDB Community Server do not become and remain, or lead others to become and remain, paying customers, we will not realize the intended benefits of these strategies, and our ability to grow our business or achieve profitability may be harmed.

The open source MariaDB Community Server is available as a free-to-download product, which could negatively affect our ability to monetize and protect our products and intellectual property rights.

We make the MariaDB Community Server available for download under the GNU Public License v2, or GPLv2. Core parts of MariaDB Community Server are based on code owned by Oracle, but licensed mainly under GNU Public License v2 (GPLv2) and partly under Lesser/Library GPL v2 (LGPLv2 and, together with GPLv2, “Publicly Available Software”), which permits our use of such code. MariaDB Community Server is a free-to-download relational database that includes the core functionality developers need to get started with MariaDB but not all the plug-ins or services of our subscription-based and pay-as-you-go products. Per the terms of the license, our rights to use such code are not exclusive. Additionally, there are aspects of the code inside MariaDB Connectors that are based on code licensed under Publicly Available Software.

These open source licenses grant licensees broad freedom to view, use, copy, modify and redistribute the source code of MariaDB Community Server. Some commercial enterprises consider Publicly Available Software to be unsuitable for commercial use because of its “copyleft” requirement that further distribution of such software and modifications or adaptations to that software must be made available pursuant to the license as well. Anyone can obtain a free copy of the MariaDB Community Server from the internet, and we do not know who all of the licensees are nor do we have specific visibility into how the MariaDB Community Server is being used. Competitors could develop modifications based on the MariaDB Community Server that compete with our products in the marketplace.

In addition to the MariaDB Community Server, we contribute other source code to open source projects under open source licenses and release internal software projects under open source licenses, and we anticipate doing so in the future. Because the source code for MariaDB Community Server and any other software we contribute to open source projects or distribute under open source licenses is publicly available, our ability to monetize and protect our intellectual property rights with respect to such source code may be limited or, in some cases, lost entirely.

Our decision to license source code to certain products under a source-available license, the Business Source License version 1.1, may harm the adoption of our source code for these products.

We offer certain of our products, including MariaDB MaxScale and MariaDB ColumnStore, under a source-available license, the Business Source License (“BSL”) version 1.1, as well as version 1.0 for previous versions of MariaDB MaxScale. Under our BSL licenses, licensees can copy, modify and redistribute the source code for such products for any non-production purpose. After a period of time, typically four years, our BSL license automatically converts to a GPL open source license. We believe that the move to BSL licensing enables us to fairly and transparently control commercialization of our source code for these products. However, BSL is not an open source license, which may negatively impact adoption of the source code for these products, reduce our brand and product awareness and ultimately negatively impact our ability to compete.

If we are not able to introduce new features or services successfully and to make enhancements to our software or services, our business and results of operations could be adversely affected.

Our ability to attract new customers and increase revenue from existing customers depends in part on our ability to enhance and improve our software and to introduce new features and services. To grow our business and remain competitive, we must continue to provide enhancements and new features that achieve market acceptance and that keep pace with rapid technological developments and the evolving needs of customers. The success of our products, enhancements or developments depends on several factors: our anticipation of market changes and demands and product features, including timely product introduction and conclusion, sufficient customer demand, cost effectiveness in our product development efforts and the proliferation of new technologies that are able to deliver competitive products and services at lower prices, more efficiently, more conveniently or more securely. In addition, because our software is designed to operate with a variety of systems, applications, data and devices, we will need to continuously modify and enhance our software to keep pace with changes in such systems. We may not be successful in developing these modifications and enhancements. Furthermore, the addition of features and solutions to our software will increase our research and development expenses. Any new features that we develop may not be introduced in a timely or cost-effective manner or may not achieve the market acceptance necessary to generate sufficient revenue to justify the related expenses. It is difficult to predict customer adoption of new features. Such uncertainty limits our ability to forecast our future results of operations and subjects us to a number of challenges, including our ability to plan for and model future growth. If we cannot address such uncertainties and successfully develop new features, enhance our software or otherwise overcome technological challenges and competing technologies, our business, results of operations and financial condition could be adversely affected.

We also offer professional services including consulting and training and must continually adapt to assist our customers in deploying our software in accordance with their specific IT strategies. If we cannot introduce new services or enhance our existing services to keep pace with changes in our customers’ deployment strategies, we may not be able to attract new customers, retain existing customers and expand their use of our software or secure renewal contracts, which are important for the future of our business.

Incorrect or improper implementation or use of our software could result in customer dissatisfaction and harm our business, results of operations, financial condition and growth prospects.

Our database software and related services are designed to be deployed in a wide variety of technology environments, including in large-scale, complex technology environments, and we believe our future success will depend at least in part on our ability to support such deployments. Implementations of our software may be technically complicated, and it may not be easy to maximize the value of our software without proper implementation and training. If our customers are unable to implement our software successfully or in a timely manner, customer perceptions of our company and our software may be impaired, our reputation and brand may suffer, and customers may choose not to renew their subscriptions or increase their subscriptions to our related services.

Our customers need regular training in the proper use of and the variety of benefits that can be derived from our software to maximize its potential. We often work with our customers to achieve successful implementations, particularly for large, complex deployments. Our failure to train customers on how to efficiently and effectively deploy and use our software, or our failure to provide effective support or professional services to our customers, whether actual or perceived, may result in negative publicity or legal actions against us. Also, as we continue to expand our customer base, any actual or perceived failure by us to properly provide these services will likely result in lost opportunities for follow-on subscriptions to our related services.

We rely upon third-party cloud providers to host our cloud-based products; any disruption of or interference with our use of third-party cloud providers would adversely affect our business, results of operations and financial condition.

We outsource substantially all of the infrastructure relating to MariaDB SkySQL to AWS and Google Cloud to host our cloud-based database product. Customers of MariaDB SkySQL need to be able to access our platform at any time, without interruption or degradation of performance, and we provide them with service-level commitments with respect to uptime. Third-party cloud providers run their own platforms that we access, and we are therefore vulnerable to their service interruptions. We may experience interruptions, delays and outages in service and availability from time to time as a result of problems with our third-party cloud providers’ infrastructure. Lack of availability of this infrastructure could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks that we cannot predict or prevent. If such events were to occur and we are unable to meet our service-level commitments, we may be obligated to provide customers with additional capacity, which could significantly impact our business, results of operations and financial condition. In some instances, it is possible that our customers and potential customers would hold us accountable for any breach of security affecting a third-party cloud provider’s infrastructure, and we may incur significant liability from those customers and from third parties with respect to any breach affecting these systems. We may not be able to recover a material portion of our liabilities to our customers and third parties from a third-party cloud provider. It may also become increasingly difficult to maintain and improve our performance, especially during peak usage times, as our software becomes more complex and the usage of our software increases. Any of the above circumstances or events may harm our business, results of operations and financial condition.

Without significant investments in our sales and marketing organizations and improvements in our sales and marketing programs, we may be unable to add new customers or increase subscriptions to or keep existing customers at levels necessary to achieve and sustain growth.

Increasing our customer base and achieving broader market acceptance of our database products and related services will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. We are substantially dependent on our direct sales force and our marketing efforts to obtain new customers, and anticipate that we may continue to expand these efforts both domestically and internationally in the future. We believe that there is significant competition for experienced sales professionals with the sales skills and technical knowledge that we require, particularly as we continue to target larger enterprises. Our ability to achieve significant revenue growth in the future will depend, in part, on our success in recruiting, training and retaining a sufficient number of experienced sales professionals, especially in large markets like the San Francisco Bay Area, New York, London and Singapore. New hires require significant training and time before they achieve full productivity, particularly in new or developing territories. Any new hires may not become as productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do business. Because of our limited operating history, we cannot predict whether, or to what extent, our sales will increase as we expand our subscriptions and marketing organization or how long it will take for sales personnel to become productive. Our business, results of operations and financial condition will be harmed if our sales and marketing efforts generate increases in revenue that are smaller than anticipated.

We rely on the performance of highly skilled personnel, including senior management and our engineering, professional services, sales and technology professionals; if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management team, particularly our Chief Executive Officer, and our highly skilled team members, including our sales personnel, client services personnel and software engineers. We will also need to hire a chief financial officer and other qualified personnel to enable us to meet our financial reporting obligations and other demands of being a public company. In addition to our full and part time employees, we also rely on third-party consultants to manage and grow our business. We do not maintain key man insurance on any of our executive officers or key personnel. From time to time, there may be changes in our senior management team resulting from the termination or departure of our executive officers and key personnel. Our senior management and key employees are employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of any of our senior management or key employees could adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key personnel.

If we are unable to attract and retain personnel in cities where we are located, we may need to hire in other locations, which may add to the complexity and costs of our business operations. From time to time, we have experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached their legal obligations, resulting in a diversion of our time and resources. In addition, prospective and existing employees often consider the value of equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, experiences significant volatility, or increases such that prospective employees believe there is limited upside to the value of our equity awards, it may adversely affect our ability to recruit and retain key employees.

If we fail to offer high-quality support, our business and reputation could suffer.

Our customers rely on our personnel for support of our software, including in our MariaDB Enterprise and MariaDB SkySQL offerings. High-quality support is important for the renewal and expansion of our agreements with existing customers. The importance of high-quality support will increase as we expand our business and pursue new customers. To the extent that we are unsuccessful in hiring, training and retaining adequate customer support personnel, our ability to provide adequate and timely support to our customers and our customers’ satisfaction with our products would be adversely affected. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to sell new software to existing and new customers could suffer and our reputation with existing or potential customers could be harmed.

If we fail to meet our service-level commitments, our business, results of operations and financial condition could be adversely affected.

Our agreements with customers typically provide for service-level commitments. Our MariaDB Enterprise customers typically get service-level commitments with certain guaranteed response times and comprehensive

24x7x365 coverage. Our MariaDB SkySQL customers typically get monthly uptime service-level commitments, where we are required to provide a service credit for any extended periods of downtime. The complexity and quality of our customers’ implementation and the performance and availability of cloud services and cloud infrastructure are outside our control and, therefore, we are not in full control of whether we can meet these service-level commitments. Our business, results of operations and financial condition could be adversely affected if we fail to meet our service-level commitments for any reason. Any extended service outages could adversely affect our business, reputation and brand.

Interruptions or performance problems associated with our technology and infrastructure may adversely affect our business, results of operations and financial condition.

Our continued growth depends in part on the ability of our existing customers and new customers to access our software at any time and within an acceptable amount of time. We may experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes or failures, human or software errors, malicious acts, terrorism or capacity constraints. Capacity constraints could be due to a number of potential causes, including technical failures, natural disasters, fraud or security attacks. In some instances, we may not be able to identify or remedy the causes of these performance problems within an acceptable period. It may become increasingly difficult to maintain and improve our performance as our software offerings and customer implementations become more complex. If our software is unavailable or if our customers are unable to access features of our software within a reasonable amount of time or at all, or if other performance problems occur, our business, results of operations and financial conditions may be adversely affected.

Unfavorable conditions in our industry or the global economy or reductions in information technology spending could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers. The revenue growth and potential profitability of our business depend on demand for database software and services generally and for our subscription offering and related services in particular. Current or future economic uncertainties or downturns could adversely affect our business, results of operations and financial condition. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments, including spending on information technology, and negatively affect the growth of our business. To the extent our database software is perceived by customers and potential customers as costly or too difficult to deploy or migrate to, our revenue may be disproportionately affected by delays or reductions in general information technology spending. Also, competitors, many of whom are larger and more established than we are, may respond to market conditions by lowering prices and attempting to lure away our customers. In addition, the increased pace of consolidation in certain industries may result in reduced overall spending on our subscription offerings and related services. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

Our current operations are international in scope, and we plan further geographic expansion, creating a variety of operational challenges.

A component of our growth strategy involves the further expansion of our operations and customer base internationally, including markets in India, Singapore, China and other countries in Asia. As of September 30, 2022, we have employees or utilize contractors in over 28 different countries. The company’s primary geographic markets are North and South America (Americas), Europe, Middle East and Africa (EMEA) and Asia Pacific (APAC). Customer accounts outside the Americas generated 56% of our revenue for the fiscal year ended September 30, 2021 and 52% of our revenue for the fiscal year ended September 30, 2022. We are continuing to adapt to and develop strategies to address international markets, but there is no guarantee that such efforts will have the desired effect. For example, we anticipate that we will need to broaden existing relationships or establish relationships with new partners in order to expand into certain countries, and if we fail to identify, establish and maintain such relationships, we may be unable to execute on our expansion plans. We expect that our international activities will continue to grow for the foreseeable future as we continue to pursue opportunities in existing and new international markets, which will require significant dedication of management attention and financial resources.

Our current and future international business and operations involve a variety of risks, including:

•

the regulatory and operational challenges of efficiently managing, as well as the increased costs associated with, a dispersed workforce of employees and contractors over large geographic distances, including with recruiting and retaining talent and implementing appropriate systems, policies, benefits and compliance programs that are specific to each jurisdiction;

•	slower than anticipated public cloud adoption by international businesses;

•	changes in a specific country’s or region’s political, economic or legal and regulatory environment, pandemics, tariffs, trade wars or long-term environmental risks;

•

risks associated with trade and investment restrictions and foreign legal requirements, including regarding importation, exportation, certification and localization of our products and services in foreign countries;

•	greater difficulty collecting accounts receivable and longer payment cycles;

•

costs of compliance with foreign laws and regulations and the risks and costs of non-compliance with such laws and regulations, including, but not limited to, laws and regulations governing our corporate governance, employees and contractors, product licenses, data privacy, data protection and data security regulations, particularly in the EU and China;

•	unexpected changes in trade relations, regulations or laws;

•

new, evolving and more stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial, technical, and personal information, particularly in Europe and Asia;

•

differing and potentially more onerous labor regulations, especially in Europe, where labor laws are generally more advantageous to employees as compared to the United States, including deemed hourly wage, overtime and time off regulations in these locations;

•	difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems and regulatory systems;

•	increased travel, real estate, infrastructure and legal compliance costs associated with international operations;

•	currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;

•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

•	laws and business practices favoring local competitors or general market preferences for local vendors;

•	limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting or enforcing our intellectual property rights, including our trademarks and patents;

•	political instability, warfare or terrorist activities;

•

exposure to regional or global public health issues, pandemics or epidemics, such as the outbreak of the COVID-19 pandemic, that could result in decreased economic activity in certain markets, decreased use of our products and services, or in our decreased ability to import, export or sell our products and services to existing or new customers in international markets;

•	exposure to liabilities under anti-corruption and anti-money laundering laws, including the FCPA, U.S. bribery laws, the U.K. Bribery Act and similar laws and regulations in other jurisdictions;

•	burdens of complying with laws and regulations related to taxation; and

•	regulations, adverse tax burdens and foreign exchange controls that could make it difficult to repatriate earnings and cash.

If we invest substantial time and resources to further expand our international operations and are unable to do so successfully and in a timely manner, our business, results of operations and financial condition will suffer.

If currency exchange rates fluctuate substantially in the future, our financial results, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. Often, contracts executed by our foreign operations are denominated in the currency of that country or region and, therefore, revenue generated from international operations can be subject to foreign currency risks. A strengthening of the U.S. dollar could increase the real cost of our subscription offerings and related services to our customers outside of the United States, adversely affecting our business, results of operations and financial condition. We incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of such expenses being higher. This could have a negative impact on our reported results of operations. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement in the future to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations. Moreover, the use of hedging instruments may introduce additional risks if we are unable to structure effective hedges with such instruments.

We may acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our shareholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

Our success will depend, in part, on our ability to grow our business in response to changing technologies, customer demands and competitive pressures. In some circumstances, we may choose to do so through the acquisition of businesses and technologies rather than through internal development and organic growth, including, for example, our acquisition of Clustrix in September 2018 and our acquisition of CubeWerx and Sector 42 in August 2022. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•

an acquisition may negatively affect our results of operations or financial condition because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by shareholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

•

we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

•	we may not be able to realize anticipated synergies;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

•

an acquisition may result in a delay or reduction of customer subscriptions for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

•	we may encounter challenges integrating the business, technologies, products and services, personnel, or operations into our business;

•	we may encounter difficulties in, or may be unable to, successfully sell any acquired products or services;

•	our use of cash to pay for acquisitions would limit other potential uses for our cash;

•	if we incur debt to fund any acquisitions, such debt may subject us to material restrictions on our ability to conduct our business financial maintenance covenants; and

•	if we issue a significant amount of equity securities in connection with future acquisitions, existing shareholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have an adverse effect on our business, results of operations and financial condition.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, internal use software development costs, deferred commissions, fair value of stock-based compensation awards, fair value of acquired intangible assets and goodwill, useful lives of acquired intangible assets and property and equipment, and accounting for income taxes, accounting for liability of financial instruments, and the carrying value of operating lease right-of-use assets. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our securities.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems, such as power disruptions, computer viruses, war, data security breaches, cyberattacks or terrorism.

Our corporate headquarters is located in Redwood City, California, and we have offices in nine other locations. A significant natural disaster or man-made problem, such as an earthquake, fire, flood or an act of terrorism or war, occurring in any of these locations or where a business partner is located, could adversely affect our business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect datacenters used by our cloud infrastructure service providers, this could adversely affect the ability of our customers to use our products. In addition, natural disasters and acts of terrorism or war could cause disruptions in our or our customers’ businesses, national economies or the world economy as a whole. In the event of a major disruption caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, results of operations and financial condition.

In addition, as computer malware, viruses, and computer hacking, fraudulent use attempts, phishing and other cyberattacks have become more prevalent, including attacks by state-sponsored organizations or sophisticated groups of hackers, we face increased risk from these activities to maintain the performance, reliability, security and availability of our subscription offerings and related services and technical infrastructure to the satisfaction of our customers, which may harm our reputation and our ability to retain existing customers and attract new customers.

Our corporate culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the innovation, creativity and entrepreneurial spirit we have worked hard to foster, which could harm our business.

We believe that our culture has been and will continue to be a key contributor to our success. From August 1, 2019 to September 30, 2022, we increased the size of our workforce by 141 employees. If we do not continue to maintain our corporate culture as we grow, we may be unable to foster the innovation, creativity and entrepreneurial spirit we believe we need to support successful growth. Further, many of our existing employees may be able to receive significant proceeds from sales of ordinary shares in the public markets as a result of the completion of the Business Combination, which could lead to employee attrition and disparities of wealth among our employees that adversely affects relations among employees and our culture in general. Our transition from a private company to a public company may result in a change to our corporate culture, which could harm our business.

Risks Related to Our Technology and Intellectual Property

Real or perceived errors, failures or bugs in our software could adversely affect our business, results of operations, financial condition and growth prospects.

Our software is complex, and therefore, undetected errors, failures or bugs have occurred in the past and may occur in the future. Our software is used in IT environments with different operating systems, system management software, applications, devices, databases, servers, storage, middleware, custom and third-party applications and equipment and networking configurations, which may cause errors or failures in the IT environment into which our software is deployed. This diversity increases the likelihood of errors or failures in those IT environments. Despite testing by us, real or perceived errors, failures or bugs may not be found until our customers use our software. Real or perceived errors, failures or bugs in our products could result in negative publicity, loss of or delay in market acceptance of our software and harm our brand, weakening of our competitive position, claims by customers for losses sustained by them or failure to meet the stated service-level commitments in our customer agreements. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend significant additional resources in order to help correct the problem. Any errors, failures or bugs in our software could impair our ability to attract new customers, retain existing customers or expand their use of our software, which would adversely affect our business, results of operations and financial condition.

If our security measures, or those of our service providers or customers, are breached or unauthorized parties otherwise obtain access to our or our customers’ data or software, our products and services may be perceived as not being secure, customers may reduce or terminate their use of our products and services and we may face claims, litigation, regulatory investigations, significant liability and reputational damage.

We collect, use, store, transmit and process data as part of our business operations, including personal data for our customers in and across multiple jurisdictions. We also use third-party service providers to collect, use, store, transmit, maintain and otherwise process such information. Increasingly, a variety of cyber threats have become more prevalent in our industry and our customers’ industries. With our employees and many employees of third-party service providers working remotely due to, among other things, the COVID-19 pandemic, these threats have grown. Security incidents could result in unauthorized access to, damage to, misuse of, disclosure of, modification of, destruction of or loss of our data or customer data (including personal data), software or systems, or disrupt our ability to provide our products and services. Any actual or perceived security incident could interrupt our operations, harm our reputation and brand, result in significant remediation and cybersecurity protection costs, result in lost revenue, lead to regulatory investigations and orders, litigation, disputes, indemnity obligations, damages for breach of contract, penalties for violation of applicable laws and regulations and other legal risks, increase our insurance premiums, and result in any other financial exposure.

We have taken steps to protect the data on our systems and IT infrastructure, but no security measures can protect against all anticipated risks with certainty, and our security measures or those of our customers or third-party service providers could be breached as a result of third-party action, employee or user errors, technological limitations, defects or vulnerabilities in our systems or offerings or those of our third-party service providers, malfeasance, fraud, computer malware, viruses, cyber incidents, or from accidental technological failure or otherwise. We have experienced and may continue to experience security incidents and attacks of varying degrees from time to time.

We may need to enhance the security of our products and services, our data, our systems and our internal IT infrastructure, which may require additional resources and substantial costs and may not be successful. We have developed systems and processes to protect the integrity, confidentiality, availability and security of our data and software, but our security measures or those of our customers or third-party service providers may not mitigate against current or future security threats and could result in unauthorized access to, damage to, disablement or encryption of, use or misuse of, disclosure of, modification of, destruction of or loss of such data and software. Through contractual provisions and third-party risk management processes, we take steps to require that our third-party providers and their subcontractors protect our data, but because we do not control our third-party service providers and our ability to monitor their data security is limited, we cannot ensure the security measures they take will be sufficient to protect our data. A vulnerability in a third-party provider’s or a customer’s software or systems, a failure of our customers’ or third-party providers’ safeguards, policies or procedures or a breach of a customer’s or third-party provider’s software or systems could result in the compromise of the confidentiality, integrity or availability of our systems or the data housed in our third-party solutions. Further, because there are many different security breach techniques, which can originate from a wide variety of sources, including outside groups (such as external service providers, organized crime affiliates, terrorist organizations, or hostile foreign governments or agencies), and such techniques continue to evolve and are generally not detected until after an incident has occurred, we may be unable to implement adequate preventative measures, anticipate or prevent attempted security breaches or other security incidents or react in a timely manner. Even when a security breach or incident is detected, the full extent of the breach or incident may not be determined immediately. The costs to us to mitigate technological failures, bugs, viruses, computer malware and security vulnerabilities could be significant and, while we have implemented security measures to protect our systems and IT infrastructure, our efforts to address these problems may not be successful.

Many governments have enacted laws requiring companies to notify individuals of data security incidents or unauthorized transfers involving certain types of personal data. Accordingly, security incidents that we, our competitors, our customers or our third-party service providers experience may lead to negative publicity and harm our reputation.

Any security breach or other security incident that we or our third-party service providers experience, or the perception that one has occurred, could result in a loss of customer confidence in the security of our products and services, harm our reputation and brand, reduce the demand for our products and services, disrupt normal business operations, require us to spend material resources to investigate or correct the breach and to prevent future security breaches and incidents or expose us to legal liabilities, including claims, litigation, regulatory enforcement and orders, investigations, indemnity obligations, significant costs for remediation, any of which could adversely affect our operations. Moreover, our insurance coverage, subject to applicable deductibles, may not be adequate for liabilities incurred or cover any indemnification claims against us relating to any security incident or breach or an insurer may deny or exclude from coverage certain types of claims. In addition, our remediation efforts may not be successful. We cannot ensure that any limitation of liability provisions in our customer, partner, vendor and other contracts would be enforceable or adequate with respect to any security lapse or breach or other security incident or would otherwise protect us from any liabilities or damages with respect to any particular claim. These risks may increase as we continue to grow and evolve our offerings to collect, host, process, store and transmit increasing volumes of data. In addition, these risks may increase if the type of data that we collect, host, process, store and transmit increasingly include sensitive and regulated data, such as protected health information or credit card information.

Because our software and services could be used to collect and store personal information, domestic and international privacy concerns could result in additional costs and liabilities to us or inhibit subscriptions to our products and services.

Our operations involve the collection, use, retention, processing and transfer of data, including the personal data of our customers. Consequently, we are subject to complex and evolving U.S., U.K., European, Asian and other jurisdictions’ laws, rules, regulations, orders and directives (referred to as “privacy laws”), where we offer our software and services. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting laws, rules and regulations regarding the collection, use, storage and disclosure of personal information and breach notification procedures. Our customers who are located all over the world can use our software and services to collect, process and store personal information. Interpretation of these laws, rules and regulations and their application to our software and professional services in the United States and foreign jurisdictions is ongoing and cannot be fully determined at this time.

Any failure, or perceived failure, by us to comply with any applicable privacy laws in one or more jurisdictions could result in proceedings or actions against us by governmental entities or others, including class action privacy litigation in certain jurisdictions, leading to significant fines, penalties, judgments and reputational damage to us, changes to our business practices and increased costs and complexity of compliance, any of which could materially and adversely affect our business, financial condition, results of operations and prospects.

In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, Computer Fraud and Abuse Act, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the Gramm Leach Bliley Act and state laws relating to privacy and data security. Internationally, virtually every jurisdiction in which we operate has established its own data security and privacy legal framework with which we or our customers must comply, including but not limited to the United Kingdom and the EU.

The EU’s data protection landscape could result in significant operational costs for internal compliance and risk to our business. The EU has adopted the General Data Protection Regulation, or GDPR, and together with national legislation, regulations and guidelines of EU member states, contains numerous requirements with increased jurisdictional reach of the European Commission, more robust obligations on data processors and additional requirements for data protection compliance programs by companies. EU member states are tasked under the GDPR to enact, and have enacted, certain legislation that adds to or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations.

Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to the United States as well as other third countries that have not been found to provide adequate protection to such personal data. The GDPR provides greater control for data subjects (for example, the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements and increased fines. In particular, under the GDPR, fines of up to 20 million euros or 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. Such penalties are in addition to any civil litigation claims by customers and data subjects. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information.

While we have taken steps to mitigate the impact on us with respect to transfers of data, the efficacy and longevity of these transfer mechanisms remains uncertain. The occurrence of unanticipated events and development of evolving technologies often rapidly drives the adoption of legislation or regulation affecting the use, collection or other processing of data and the manner in which we conduct our business.

The GDPR imposes strict rules on the transfer of personal data out of the EU to a “third country,” including the United States. These obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other requirements or our practices. The Court of Justice of the European Union, or CJEU, on July 16, 2020 invalidated the EU-U.S. Privacy Shield framework, which provided companies with a mechanism to comply with data protection requirements when transferring personal data from the EU to the United States, on the grounds that the Privacy Shield had failed to offer adequate protections to EU personal data transferred to the United States.

In addition, the CJEU imposed additional obligations on companies when relying on standard contractual clauses approved by the European Commission (a standard form of contract used as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), making it clear that reliance on them alone may not necessarily be sufficient in all circumstances.

Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals. The use of standard contractual clauses for the transfer of personal data specifically to the United States remains under review by a number of European data protection supervisory authorities, along with those of some other EU member states. German and Irish supervisory authorities have indicated, and enforced in recent rulings, that the standard contractual clauses alone provide inadequate protections for EU – U.S. data transfers. On August 10, 2020, the U.S. Department of Commerce and the European Commission announced new discussions to evaluate the potential for an enhanced EU – U.S. Privacy Shield framework to comply with the July 16, 2020 judgment of the CJEU.

Further, on June 7, 2021, the European Commission published new versions of the standard contractual clauses, or the “SCCs,” for comment. This creates an additional compliance obligation on our business, as new contracts need to incorporate the new SCCs and existing contracts using the old SCCs need to be amended to incorporate the new SCCs within the 18-month time period designated by the European Commission. As of September 27, 2021, organizations must use the new SCCs when entering into new contracts. Furthermore, organizations were required to update existing contracts by December 27, 2022, to incorporate the new SCCs and take appropriate measures to comply with any requirements arising from such new SCCs.

On March 25, 2022, the European Commission and the United States announced that they have agreed in principle on a new Trans-Atlantic Data Privacy Framework, which must now be transcribed into legal text that will form the basis of a draft adequacy decision to be proposed by the European Commission.

The foregoing places additional onerous obligations on us, which has and will continue to result in increased costs and changes in business practices and policies to comply with these various obligations.

The Swiss Federal Data Protection and Information Commissioner also has stated that it no longer considers the Swiss-U.S. Privacy Shield adequate for the purposes of personal data transfers from Switzerland to the United States. The United Kingdom’s decision to exit from the EU created a need for the U.K. to adopt its own data privacy laws and regulations, which have sometimes led to an absence of clearly applicable U.K. law where the U.K.’s timeline for creating laws and regulations lagged behind the EU. For example, in the U.K., the Data Protection Act contains provisions, including its own derogations, for how the GDPR is applied in the U.K. We have to comply with the GDPR and also the U.K.’s Data Protection Act. We may be required to take additional steps to legitimize any personal data transfers impacted by these or other developments and be subject to increasing costs of compliance and limitations on our customers and us. More generally, we may find it necessary or desirable to modify our data handling practices, and the CJEU decision or other legal challenges relating to cross-border data transfer may serve as a basis for our personal data handling practices, or those of our customers and vendors, to be challenged and may otherwise adversely affect our business, results of operations and financial condition.

On June 28, 2021, the European Commission issued the U.K. with an “adequacy decision” to facilitate the continued free flow of personal data from EU member states to the U.K. However, this adequacy decision has a limited duration of four years in case there is a future divergence between EU and U.K. data protection laws. In the event that the U.K. maintains an equivalent standard at the end of the four-year period, it is open to the European Commission to renew its finding. In the event that the adequacy decision is not renewed after this time, the adjustments required to facilitate data transfers from EU member states to the U.K. may lead to additional costs as we try to ensure compliance with new privacy legislation and will increase our overall risk exposure.

We are also subject to evolving EU privacy laws on cookies and e-marketing. In the EU, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and an EU regulation known as ePrivacy Regulation will significantly increase fines for non-compliance once in effect. In the EU, informed consent, including a prohibition on pre-checked consents and a requirement to ensure separate consents for each cookie, is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. As regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant system changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, negatively impact our efforts to understand customers, adversely affect our margins, increase costs, and subject us to additional liabilities.

In August 2021, China passed its Personal Information Protection Law, or PIPL, which became effective in November 2021. PIPL provides a comprehensive set of rules for how business operators should collect, use, process, share and transfer personal data, and for companies that are certified as critical information infrastructure operators, require personal data to be stored on servers physically located in China. PIPL extends to data processing activities outside China if the purpose is to provide products or services to individuals located in China or to analyze or assess the behaviors of individuals located in China. PIPL includes monetary penalties for noncompliance, which include 5% of a company’s previous year’s revenues and the potential for a company’s business license to be revoked. It is unclear how PIPL will be interpreted and applied and its impact on our operations. We may find it necessary or desirable to modify our data handling practices, create policies or procedures, enter into certain contractual agreements, adopt additional data transfer mechanisms, implement increased security measures, modify our operations, or take any other legal or business steps to comply with PIPL to the extent it is deemed to apply to any parts of our business or data processing.

In addition, domestic data privacy laws at the state and local level, such as the California Consumer Privacy Act, or CCPA, which took effect in January 2020, continue to evolve and could require us to modify our data processing practices and policies and expose us to further regulatory or operational burdens. The CCPA increases privacy rights for California residents and imposes increased privacy and security obligations on companies that process their personal information, including an obligation to provide certain new disclosures to such residents. Specifically, among other things, the CCPA creates new consumer rights, and corresponding obligations on covered businesses, relating to the access to, deletion of and sharing of personal information collected by covered businesses, including a consumer’s right to opt out of certain sales of their personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. Additionally, a new privacy law, the California Privacy Rights Act, or CPRA, was approved by California voters in the November 3, 2020 election. Effective starting January 1, 2023, the CPRA will significantly modify the CCPA, including by imposing additional obligations on covered businesses and expanding consumers’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. This may potentially result in further uncertainty and require us to incur additional costs and expenses in efforts to comply. Virginia, Colorado and Utah have enacted similar privacy laws that take effect in 2023, and all 50 states have laws including obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and others. For example, the CCPA has prompted a number of proposals for new federal and state-level privacy legislation. This legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs or changes in business practices and policies.

Complying with the GDPR, PIPL, CCPA, CPRA and other laws, regulations, amendments to or re-interpretations of existing laws and regulations and contractual or other obligations relating to data privacy, security, protection, transfer, localization and information security may require us to make changes to our products and services to enable us or our customers to meet new legal requirements, incur substantial operational costs, modify our data practices and policies and restrict our business operations. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that may apply to us. Any actual or perceived failure by us to comply with these laws, regulations or other obligations or standards may lead to significant fines, penalties, regulatory investigations, lawsuits, significant costs for remediation, damage to our reputation or other liabilities. Additionally, because the interpretation and application of many privacy and data protection laws along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our products and services. If so, we could be required to fundamentally change our business activities and practices or modify our services and product capabilities, any of which could require significant additional expense and have an adverse effect on our business, including impacting our ability to innovate, delaying our product development roadmap and adversely affecting our relationships with customers and our ability to effectively compete.

Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our products and services. Privacy concerns, whether valid or not valid, may inhibit market adoption of our products and services, particularly in certain industries and foreign countries.

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could reduce the value of our software and brand.

Our success and ability to compete depend in part upon our intellectual property rights. As of September 30, 2022, we have five issued patents. We cannot assure you that such patents will be adequate to protect our business. We primarily rely on copyright, trademark laws, trade secret protection and confidentiality or other contractual arrangements with our employees, customers, partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may not be adequate. For instance, in order to protect our intellectual property rights, we may be required to spend significant resources to establish, monitor and enforce such rights. Litigation brought to enforce our intellectual property rights could be costly, time-consuming and distracting to management and could be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights, which may result in the impairment or loss of portions of our intellectual property. The laws of some foreign countries generally do not protect our intellectual property rights to the same extent as the laws of the United States, and effective intellectual property protection and mechanisms may not be available in those jurisdictions. We may need to expend additional resources to defend our intellectual property in these countries, and our inability to do so could impair our business or adversely affect our international expansion. Even if we are able to secure our intellectual property rights, there can be no assurances that such rights will provide us with competitive advantages or distinguish our products and services from those of our competitors or that our competitors will not independently develop similar technology. In addition, we regularly contribute source code under open source licenses and have made some of our own software available under open source licenses, and we include third-party open source software in our products. Because the source code for any software we contribute to open source projects or distribute under open source licenses is publicly available, our ability to protect our intellectual property rights with respect to such source code may be limited or lost entirely. In addition, from time to time, we may face claims from third parties claiming ownership of, or demanding release of, the software or derivative works that we have developed using third-party open source software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license.

In addition, while we generally enter into confidentiality agreements with our employees and third parties to protect our trade secrets and other proprietary information, such confidentiality agreements could be breached. Similarly, while we seek to enter into agreements with all of our employees and applicable third parties who develop intellectual property during their work for us to assign the rights in such intellectual property to us, we may fail to enter into such agreements with all relevant employees and applicable third parties, such agreements may be breached or may not be self-executing, and we may be subject to claims that such persons misappropriated relevant rights from their previous employers or contractors. Accordingly, we cannot guarantee that the steps we have taken to protect our intellectual property will be adequate to prevent infringement of our rights or misappropriation of our technology, trade secrets or know-how, that we have secured, or will be able to secure, appropriate permissions or protections for all of the intellectual property rights we use or claim rights to, or that third parties will not terminate our license rights.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our software, services or other contractual obligations. Large indemnity payments could harm our business, results of operations and financial condition. Although we attempt to limit our indemnity obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer, other existing customers and new customers and harm our business, results of operations and financial condition.

Our software incorporates third-party open source software, which could negatively affect our ability to sell our products and subject us to possible litigation.

Our software includes third-party open source software, and we intend to continue to incorporate third-party open source software in our products in the future. There is a risk that the use of third-party open source software in our software could impose conditions or restrictions on our ability to monetize our software. Some open source licenses require licensees who distribute software containing, linking to or derived from open source software to make publicly available the source code of such distributed software (which in some circumstances could be valuable proprietary code), license our software for free or permit others to make derivative works based on such software. Although we monitor the incorporation of open source software into our products to avoid such restrictions, we cannot be certain that we have not incorporated open source software in our products in a manner that is inconsistent with our licensing model. Certain open source projects also include other open source software and there is a risk that those dependent open source libraries may be subject to inconsistent licensing terms. This could create further uncertainties as to the governing terms for the open source software we incorporate.

In addition, the terms of certain open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated restrictions or conditions on our use of such software. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the software or derivative works that we developed using such open source software, which could include proprietary portions of our source code, or otherwise seeking to enforce the terms of the open source licenses. These claims could result in litigation and could require us to make those proprietary portions of our source code freely available, purchase a costly license or cease offering the implicated software or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully.

In addition to risks related to license requirements, use of third-party open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties. In addition, licensors of open source software included in our offerings may, from time to time, modify the terms of their license agreements in such a manner that those license terms may become incompatible with our licensing model, and thus could, among other consequences, prevent us from incorporating the software subject to the modified license.

Any of these risks could be difficult to eliminate or manage, and if not addressed, could have a negative effect on our business, results of operations and financial condition.

We depend and rely upon software-as-a-service, or SaaS, technologies from third parties to operate our business, and interruptions or performance problems with these technologies may adversely affect our business, results of operations and financial condition.

We rely on hosted SaaS applications from third parties in order to operate critical functions of our business, including enterprise resource planning, order management, contract management billing, project management, and accounting and other operational activities. We enter into contractual arrangements for these SaaS applications on standard terms and conditions with such third-party providers. If these services become unavailable due to extended outages, interruptions or because they are no longer available on commercially reasonable terms, our expenses could increase, our ability to manage finances could be interrupted and our processes for managing subscriptions to our products and supporting our customers could be impaired until alternative services are identified, obtained and implemented, all of which could adversely affect our business, results of operations and financial condition.

We may be subject to intellectual property rights claims by third parties, which may be costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We have in the past and may in the future be subject to claims that we have misappropriated, misused or infringed the intellectual property rights of our competitors, non-practicing entities or other third parties. This risk is exacerbated by the fact that our software incorporates third-party open source software.

Any intellectual property claims, with or without merit, could be very time-consuming and expensive and could divert our management’s attention and other resources. The litigation process is subject to inherent uncertainties, and we may not prevail in litigation matters regardless of the merits of our position. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights, some of which we have invested considerable effort and time to bring to market. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any aspect of our business that may ultimately be determined to infringe on the intellectual property rights of another party, we could be forced to limit or stop subscriptions to our software and may be unable to compete effectively. Any of these results would adversely affect our business, results of operations and financial condition.

Risks Related to Government Regulations

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our software, and could have a negative impact on our business.

The future success of our business, and particularly our cloud-based products, such as MariaDB SkySQL, depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our software in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally, resulting in reductions in the demand for internet-based solutions such as ours.

In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool have been adversely affected by “ransomware,” “viruses,” “worms,” “malware,” “phishing attacks,” “data breaches” and similar malicious programs, behavior and events, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our subscription offerings and related services could suffer.

Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or FCPA, U.S. Travel Act, the U.K. Bribery Act, or Bribery Act, and other anti-corruption, anti-bribery and anti-money laundering laws in various jurisdictions around the world. The FCPA, Bribery Act and similar applicable laws generally prohibit companies, their officers, directors, employees and third-party intermediaries, business partners, and agents from making improper payments or providing other improper things of value to government officials or other persons. We and our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and other third parties where we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, resellers, and agents, even if we do not explicitly authorize such activities. While we have policies and procedures and internal controls to address compliance with such laws, we cannot assure you that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. To the extent that we learn that any of our employees, third-party intermediaries, agents or business partners do not adhere to our policies, procedures, or internal controls, we are committed to taking appropriate remedial action. In the event that we believe or have reason to believe that our directors, officers, employees, third-party intermediaries, agents or business partners have or may have violated such laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances. Detecting, investigating and resolving actual or alleged violations can be extensive and require a significant diversion of time, resources and attention from senior management. Any violation of the FCPA, Bribery Act, or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, fines and penalties or suspension or debarment from U.S. government contracts, all of which may have a material adverse effect on our reputation, business, operating results, financial condition and growth prospects.

Our corporate structure and intercompany arrangements are subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which would harm our results of operations.

We are expanding our international operations to better support our growth into international markets. Our corporate structure and associated transfer pricing policies contemplate future growth in international markets, and consider the functions, risks and assets of the various entities involved in intercompany transactions. The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax changes, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the NYSE listing rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal controls over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal controls over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our securities. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on NYSE. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our securities.

We are a multinational organization faced with increasingly complex tax issues in many jurisdictions, and we could be obligated to pay additional taxes in various jurisdictions.

As a multinational organization, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could have a material impact on us and the results of our operations.

We engage our team members in various ways, including direct hires, through professional employer organizations (“PEOs”), and as independent contractors. As a result of these methods of engagement, we face certain challenges and risks that can affect our business, operating results, and financial condition.

In the locations where we directly hire our team members into one of our entities, we must comply with the applicable local laws governing team members in those jurisdictions, including local employment and tax laws. In the locations where we utilize PEOs, we contract with the PEO for it to serve as “employer of record,” where the team members are employed by the PEO but provide services to us. In all locations where we utilize PEOs, we rely on those PEOs to comply with local employment laws and regulations. Additionally, in certain jurisdictions, we contract directly with team members who are independent contractors.

In jurisdictions where we engage team members through a PEO, we may not be using the appropriate hiring model needed to be compliant with tax and employment laws in that jurisdiction. Additionally, the agreements executed between PEOs and our team members may not be enforceable depending on local laws because of the indirect relationship created through this engagement model. There is a risk that we may be subject to significant monetary liabilities arising from fines or judgments as a result of actual or alleged non-compliance with federal, state or foreign tax laws or if a PEO through which we engage team members fails to comply with local law. Accordingly, if our engagement of team members through PEOs was successfully challenged as being non-compliant with tax or employment laws in a jurisdiction, or a federal, state or foreign jurisdiction enacts legislation or adopts regulations that change the manner in which employees and independent contractors are classified or makes an adverse determination with respect to some or all of our PEO arrangements, we could incur significant costs, including for prior periods. Furthermore, adverse action on litigation related to our model of engaging some team members through PEOs, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. Such challenges or changes to our hiring model could materially adversely affect our business, financial condition and results of operations.

In jurisdictions where we engage team members directly as independent contractors, there is a risk that the Internal Revenue Service or another federal, state or foreign regulatory authority will take a different view. The tests governing the determination of whether an individual is considered to be an independent contractor or an employee are typically fact sensitive and vary from jurisdiction to jurisdiction. Laws and regulations that govern the status and misclassification of independent contractors are subject to change or interpretation by various authorities. If a federal, state or foreign authority or court enacts legislation or adopts regulations or rulings that change the manner in which employees and independent contractors are classified or makes any adverse determination with respect to some or all of our independent contractors, we could incur significant costs under such laws and regulations, including for prior periods, in respect of tax withholding, social security taxes or payments, workers’ compensation and unemployment contributions, and recordkeeping, or we may be required to modify our business model, any of which could materially adversely affect our business, financial condition and results of operations. There is also a risk that we may be subject to significant monetary liabilities arising from fines or judgments as a result of any such actual or alleged non-compliance with federal, state or foreign tax and employment laws. Further, if it were determined that any of our independent contractors should be treated as employees, we could incur additional liabilities under our applicable employee benefit plans.

The enactment of legislation implementing changes in U.S. taxation of international business activities or the adoption of other tax reform policies could materially impact our results of operations.

Changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings. Due to expansion of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations.

Potential tax reform in the United States may result in significant changes to United States federal income taxation law, including changes to the U.S. federal income taxation of corporations or changes to the U.S. federal income taxation of shareholders in U.S. corporations, including investors in our securities. We are unable to predict whether such changes will occur and, if so, the impact of such changes, including on the U.S. federal income tax considerations relating to the purchase, ownership and disposition of our ordinary shares, as discussed below in “Material U.S. Federal Income Tax Considerations.”

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value added or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our operating results.

We collect sales and value-added tax in connection with our products and services in a number of jurisdictions, both in the United States and internationally. One or more states or countries may seek to impose incremental or new sales, use or other tax collection obligations on us, including for past sales by us or our resellers and other partners. A successful assertion by a state, country or other jurisdiction that we should have been or should be collecting additional sales, use, or other taxes on our cloud services could, among other things, result in substantial tax liabilities for past sales, create significant administrative burdens for us, discourage users from subscribing to our products or otherwise harm our business, results of operations and financial condition.

We are subject to governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls.

Our offerings are subject to United States export controls, and we incorporate encryption technology into certain of our offerings. These encryption offerings and the underlying technology may be exported outside of the United States only with the required export authorizations, including by license.

Furthermore, our activities are subject to the U.S. economic sanctions laws and regulations that prohibit the shipment of certain products and services without the required export authorizations or export to countries, governments and persons targeted by U.S. sanctions. While we take precautions to prevent our offerings from being exported in violation of these laws, including obtaining authorizations for our encryption offerings, implementing IP address blocking and screenings against U.S. Government and international lists of restricted and prohibited persons, we cannot guarantee that the precautions we take will prevent violations of export control and sanctions laws.

Also, various countries, in addition to the United States, regulate the import and export of certain encryption and other technology, including import and export permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our offerings or could limit our customers’ ability to implement our offerings in those countries. Changes in our offerings or future changes in export and import regulations may create delays in the introduction of our offerings in international markets, prevent our customers with international operations from deploying our offerings globally or, in some cases, prevent the export or import of our offerings to certain countries, governments, or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our offerings by, or in our decreased ability to export or sell our offerings to, existing or potential customers with international operations. Any decreased use of our offerings or limitation on our ability to export or sell our offerings would likely adversely affect our business operations and financial results.

Geopolitical instability outside of the U.S. may adversely impact the U.S. and global economies.

The conflict between Russia and Ukraine has resulted in the imposition by the U.S. and other nations of sanctions and other restrictive actions against Russia and Belarus, as well as certain banks, companies and individuals. We have team members (either engaged through PEOs or directly as independent contractors) in Ukraine and Russia, including a group of highly-skilled team members in Russia who provide significant database engineering support. Additionally, we have customers in Ukraine. To the extent there are interruptions that affect our team members or customers, including losses of life, disruptions to internet connectivity, or interruptions to banking payment systems, we and our team members could be adversely impacted. More generally, the conflict has led to and could lead to further disruptions in the global financial markets and economy, including, without limitation, currency volatility, inflation and instability in the global capital markets. A continuation of conflict in Ukraine could result in an adverse impact on our businesses, operations and assets.

Our ability to use our U.S. federal and state net operating loss carryforwards and certain other tax attributes may be limited in the future.

As of September 30, 2022 and 2021, we had U.S. federal NOL carryforwards of $184.7 million and $160.3 million, respectively and U.S. state NOL carryforwards of $141.4 million and $143.4 million, respectively. The portion of the federal and state loss carryforwards generated in taxable periods prior to January 1, 2018, will begin to expire in 2030, unless previously utilized. A lack of future U.S. taxable income would adversely affect our ability to utilize these NOLs before they expire. Under the Tax Cuts and Jobs Act of 2017, as modified by the Coronavirus Aid, Relief, and Economic Security Act, U.S. federal NOL carryforwards generated in taxable periods beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such NOL carryforwards in taxable years beginning after December 31, 2020, is limited to 80%

of taxable income with certain adjustments. Further, certain states in which we operate conform to the provisions of Tax Cuts and Jobs Act of 2017, and as such, certain state net operating losses may be carried forward indefinitely but the deductibility of such net operating losses is limited to 80% of taxable income.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (generally defined as a greater than 50% change, by value, in its equity ownership by certain shareholders or groups of shareholders over a rolling three-year period) is subject to limitations on its ability to utilize its pre-ownership change NOL carryforwards to offset future taxable income. There are generally similar limitations under state tax laws in the U.S. While shifts in our equity ownership have occurred within the past three years, we have not performed any detailed analysis to determine whether such shifts have resulted, including whether the Business Combination (alone or in combination with such prior ownership shifts) resulted, in an ownership change under Section 382 of the Code. Any ownership change that has occurred or may in the future could affect our ability to utilize our NOL carryforwards to offset our income for U.S. federal and state income tax purposes in future periods. Furthermore, our ability to utilize NOL carryforwards of companies that we have acquired or may acquire in the future may be subject to limitations. There is also a risk that due to regulatory changes, such as suspensions on the use of NOL carryforwards or other unforeseen reasons, our existing NOL carryforwards could expire or otherwise be unavailable to reduce future income tax liabilities, including for state tax purposes. For these reasons, we may not be able to utilize a material portion of the NOL carryforwards reflected on our balance sheets, even if we attain profitability, which could potentially result in increased future tax liability to us and could adversely affect our operating results and financial condition.

If we are treated as a passive foreign investment company, or “PFIC,” this may result in adverse U.S. federal income tax consequences to U.S. investors.

If we are treated as a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this registration statement captioned “Material U.S. Federal Income Tax Considerations”) of Ordinary Shares, Public Warrants or Private Warrants, such U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Although APHC likely was a PFIC in previous taxable years, it is currently unclear whether, following the Business Combination, we may still be treated as a PFIC. Our actual PFIC status for our current taxable year or any future taxable year is a factual determination that depends on, among other things, the composition of our income and assets, and the market value of our shares and assets, including the composition of income and assets and the market value of shares and assets of our subsidiaries, from time to time, and our actual PFIC status will not be determinable until after the end of any such taxable year. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. U.S. holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Ordinary Shares, Public Warrants or Private Warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see “Material U.S. Federal Income Tax Considerations.”

The IRS may not agree that we are a foreign corporation for U.S. federal tax purposes.

For U.S. federal tax purposes, a corporation is generally considered to be a tax resident of the jurisdiction of its organization or incorporation. Because we are an Irish public limited company and treated as a tax resident in Ireland, we would be classified as a foreign corporation under these rules. Section 7874 of the Code provides an exception to this general rule under which a foreign incorporated entity may, in certain circumstances, be classified as a U.S. corporation for U.S. federal income tax purposes. As part of the Business Combination, we acquired stock of a U.S. subsidiary. It is currently not expected that Section 7874 will cause us or any of our foreign affiliates to be treated as a U.S. corporation for U.S. tax purposes. However, the law and Treasury Regulations promulgated under Section 7874 are relatively new, complex and somewhat unclear, and there is limited guidance regarding the application of Section 7874. Accordingly, there can be no assurance that the IRS will not challenge our status or that of any of our foreign affiliates as a foreign corporation under Section 7874 or that such challenge would not be sustained by a court. If the IRS were to successfully challenge such status under Section 7874, we and our affiliates could be subject to substantial additional U.S. federal income tax liability. In addition, we and certain of our foreign affiliates are expected, regardless of any application of Section 7874, to be treated as tax residents of countries other than the U.S. Consequently, if we or any such affiliate is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874, we or such affiliate could be liable for both U.S. and non-U.S. taxes.

Risks Related to Ownership of Securities

A transfer of Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depository Trust Company, may be subject to Irish stamp duty.

The Irish Revenue Commissioners have confirmed that transfers of Ordinary Shares and Public Warrants effected by means of the transfer of book-entry interests in the Depository Trust Company (“DTC”) generally will not be subject to Irish stamp duty. It is anticipated that the majority of Ordinary Shares and Public Warrants will be traded through DTC by brokers who hold such Ordinary Shares and Public Warrants on behalf of customers. Private Placement Warrants, which at the time of their transfer are traded on the NYSE and held through DTC by brokers, will also not be subject to Irish stamp duty.

However, if Ordinary Shares or Public Warrants are held directly rather than beneficially through DTC, any transfer of such Ordinary Shares or Public Warrants could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the Ordinary Shares or Public Warrants acquired). If the Private Placement Warrants are not trading on NYSE at the time of their transfer, Irish stamp duty will also arise even if they are held through DTC. Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of our securities.

If Ordinary Shares or Public Warrants cease to be eligible for deposit and clearing within the facilities of DTC, then transactions in Ordinary Shares or Public Warrants may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

The Ordinary Shares and Public Warrants are eligible for deposit and clearing within the DTC system. Even though DTC has accepted the Ordinary Shares and Public Warrants for deposit and clearing within the DTC system, it generally has discretion to cease to act as a depository and clearing agency for the Ordinary Shares or Public Warrants. If DTC determined at any time that the Ordinary Shares or Public Warrants were not eligible for continued deposit and clearance within its facilities, then the Ordinary Shares or Public Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the Ordinary Shares or Public Warrants would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Ordinary Shares or Public Warrants.

Our failure to meet the continued listing requirements of NYSE (or another national securities exchange) could limit the value of our securities and liquidity.

If we fail to satisfy the continued listing requirements of NYSE, such as the corporate governance requirements, the round lot holders requirement, or the minimum share price requirement, NYSE may take steps to delist our securities. Such delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below NYSE minimum share price requirement or prevent future non-compliance with NYSE’s listing requirements. Additionally, if our securities become delisted from, NYSE (or another national securities exchange) for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if they were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained. In addition, Irish stamp duty would apply on the transfer of your securities if they are not quoted or listed on NYSE at the time of their transfer.

We do not intend to pay dividends for the foreseeable future.

Legacy MariaDB never declared or paid any cash dividends on its capital stock and we do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors.

In certain limited circumstances, dividends paid by us may be subject to Irish dividend withholding tax.

Although we expect to retain future earnings, if any, to fund the development and growth of our business, if we were to declare and pay dividends, in certain limited circumstances, an Irish dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Ordinary Shares. A number of exemptions from the Irish dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from the Irish dividend withholding tax.

Ordinary Shares or Warrants received by means of a gift transfer or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift transfer or inheritance of Ordinary Shares or Warrants irrespective of the place of residence, ordinary residence or domicile of the transferor or transferee. This is because Ordinary Shares, Public Warrants and Private Placement Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children currently have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Ordinary Shares, Public Warrants and Private Placement Warrants and receiving distributions from us.

Although publicly traded, the trading market in our Ordinary Shares and Public Warrants may become substantially less liquid than the average trading market for such securities quoted on the NYSE following the closing of the Business Combination, and any low trading volume may adversely affect the price of the Ordinary Shares and Public Warrants.

APHC Class A Ordinary Shares, APHC Units, and APHC Public Warrants historically traded on the NYSE, and our Ordinary Shares and Public Warrants currently trade on the NYSE. Because the holders of substantially all of the APHC Class A Ordinary Shares exercised their option to redeem their APHC Class A Ordinary Shares for cash in connection with consummation of the Business Combination, the trading volume of our Ordinary Shares after closing of the Business Combination may substantially decrease compared to other companies listed on the NYSE. Limited trading volume in the Ordinary Shares and Public Warrants will subject both the Ordinary Shares and the Public Warrants to greater price volatility and may make it difficult for you to sell your Ordinary Shares or Public Warrants at a price that is attractive to you. Limited trading volume in the Ordinary Shares and Public Warrants may also result in our failure to continue to meet the listing standards for the NYSE, which could further adversely affect the price of the securities.

Our staggered board will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Ordinary Shares may view as beneficial.

Our Amended Memorandum and Articles of Association provide that our board of directors is comprised of three classes of directors with the directors of each class serving staggered three year terms. Our staggered board may limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover, or other change of control transactions, which could have the effect of depriving the holders of Ordinary Shares of the opportunity to sell their Ordinary Shares at a premium over the prevailing market price. Additionally, our staggered board may discourage proxy contests for the election of directors and purchases of substantial blocks of Ordinary Shares by making it more difficult for a potential acquirer to gain control of or influence with our board.

We may issue additional Ordinary Shares or other equity or convertible securities, which would dilute your ownership interests and may depress the market price of our Ordinary Shares and our Public Warrants.

Following the closing of the Merger, as of December 16, 2022, we had Warrants outstanding to purchase an aggregate of 16,350,350 Ordinary Shares and outstanding options to purchase up to an aggregate of 9,036,139 Ordinary Shares. Pursuant to our 2022 Equity Incentive Plan, we may issue an aggregate of up to 6,648,319 Ordinary Shares, which amount is subject to increase from time to time. In the future, we may also issue additional Ordinary Shares or securities convertible or exercisable into Ordinary Shares pursuant to a variety of transactions, including acquisitions or equity or debt financings. The issuance by us of Ordinary Shares or securities convertible into Ordinary Shares would dilute your ownership of us and issuance of Ordinary Shares could adversely affect prevailing market prices of our Ordinary Shares and our Public Warrants.

In the future, we expect to obtain financing or to further increase our capital resources or undertake other transactions (including acquisitions) by issuing additional Ordinary Shares or preferred shares, debt or other equity securities, including senior or subordinated notes, debt or equity securities convertible or exercisable into Ordinary Shares or other equity securities. Issuing additional Ordinary Shares, other equity securities or securities convertible or exercisable into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of our securities, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could, for example, have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Ordinary Shares. Our decision to issue securities in any future offering or other transaction will depend on, among other things, market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings or other transactions. As a result, holders of our securities bear the risk that our future offerings and other transactions may reduce the market price of our securities and dilute our securities holders’ percentage ownership. See the section titled “Description of Securities.”

A significant portion of our total outstanding Ordinary Shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Ordinary Shares to drop significantly, even if our business is doing well.

Our Ordinary Shares that are currently restricted from immediate resale may be sold into the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell Ordinary Shares, could reduce the market price of our Ordinary Shares. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares and Public Warrants.

To the extent our Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the holders of our Ordinary Shares and increase the number of Ordinary Shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of Ordinary Shares in the public market by the selling securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods (including the six-month lock-up period under the Lock-up Agreement executed by the selling holders), could increase the volatility of the market price of our Ordinary Shares or adversely affect the market price of our Ordinary Shares.

Further, the selling holders acquired their shares at prices ranging from $0.003 to $9.50 per Ordinary Share. Therefore, certain of the selling holders may realize a positive rate of return on their investment even if the Ordinary Shares are trading below the current market price per share. If those selling holders decided to sell their shares to realize this return, it could have a material negative impact on the price of our Ordinary Shares.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they provide adverse recommendations or adversely change their recommendations regarding our Ordinary Shares, then the price and trading volume of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities analysts do not currently, and may never, publish research on us. If no securities analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the securities or industry analysts who may cover us provide adverse recommendations or adversely change their recommendations regarding our Ordinary Shares adversely, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of the us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The market price and trading volume of our Ordinary Shares and Public Warrants may be volatile and could decline significantly.

The stock markets, including the NYSE on which we have listed our Ordinary Shares and Public Warrants under the symbol “MRDB” and “MRDBW”, respectively, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our Ordinary Shares and Public Warrants, the market price of our Ordinary Shares and Public Warrants may be volatile and could decline significantly. In addition, the trading volume in our Ordinary Shares and Public Warrants may fluctuate and cause significant price variations to occur. If the market prices of our Ordinary Shares and Public Warrants decline significantly, you may be unable to resell your securities at or above their market prices at which you purchased them. We cannot assure you that the market price of our Ordinary Shares and Public Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	publication of research reports about us;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•

other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 pandemic), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Provisions in our Amended Memorandum and Articles of Association and under Irish law could make an acquisition of MariaDB more difficult and may limit attempts by our shareholders to replace or remove our management.

Provisions in our Amended Memorandum and Articles of Association may have the effect of delaying or preventing a change of control or changes in our management. The Amended Memorandum and Articles of Association include provisions that:

•	require that our board of directors be classified into three classes of directors with staggered three-year terms;

•	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships; and

•	prohibit shareholder action by written consent without unanimous approval of all holders of the Ordinary Shares.

Our Amended Memorandum and Articles of Association contains exclusive forum provisions for certain claims, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with MariaDB or our directors, officers or employees.

Our Amended Memorandum and Articles of Association provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act (the “Federal Forum Provision”). Further, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Amended Memorandum and Articles of Association confirms that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may lead to our shareholders incurring increased costs if they were to bring a claim against us, and may limit our shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in our Amended Memorandum and Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which may have an adverse effect on our business, financial condition and results of operations.

As a matter of Irish law, our shareholders are bound by the provisions of our Amended Memorandum and Articles of Association. An Irish court would be expected to recognize the exclusive jurisdiction of the federal district courts of the United States of America in respect of causes of action arising under the Exchange Act or the Securities Act.

As an Irish public limited company, certain capital structure decisions regarding MariaDB will require the approval of our shareholders, which may limit our flexibility to manage our capital structure.

MariaDB is an Irish incorporated public limited company, and certain decisions regarding our capital structure will require the approval of our shareholders, which may limit our flexibility to manage our capital structure. Under Irish law, the directors of a company may only allot and issue “relevant securities” (comprising, subject to certain exceptions, new shares and rights to subscribe for, or convert any security into, new shares) once generally or specifically authorized to do so by its constitution or by a resolution approved by a simple majority of the votes cast at a general meeting of its shareholders at which a quorum is present, referred to under Irish law as an “ordinary resolution.” A general authorization may be granted in respect of up to the entirety of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. Our Amended Memorandum and Articles of Association authorizes our board of directors to allot and issue new shares and rights to subscribe for, or convert any security into, new shares in the capital of MariaDB up to the maximum of our authorized but unissued share capital for a period of five years from the date of adoption. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. While an allotment authority may be given for up to five years at each renewal, governance considerations may result in renewals for shorter periods or in respect of less than the maximum permitted number of relevant securities being sought or approved. Any increase in our authorized share capital also requires to be approved by an ordinary resolution.

Subject to certain exceptions, Irish law also provides shareholders with statutory preemption rights when “equity securities” (comprising, subject to certain exceptions, new shares, and rights to subscribe for, or convert any securities into, new shares) are issued for cash. However, it is possible for such statutory preemption rights to be generally or specifically disapplied in a company’s constitution or by a resolution approved by not less than 75% of the votes cast at a general meeting of its shareholders at which a quorum is present, referred to under Irish law as a “special resolution.” A general disapplication of pre-emption rights may be given in respect of up to the entirety of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another special resolution. Our Amended Memorandum and Articles of Association disapplies statutory preemption rights up to the maximum of the authorized but unissued share capital for a period of five years from the date of adoption. This disapplication will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. While a disapplication of statutory preemption rights may be given for up to five years at each renewal, governance considerations may result in renewals for shorter periods or in respect of less than the maximum permitted number of equity securities being sought or approved.

Attempted takeovers of MariaDB will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.

As an Irish incorporated public limited company, we are subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, our board of directors is not permitted, without shareholder approval, to take certain actions which might frustrate an offer for the Ordinary Shares once our board of directors has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent. Please see the section titled “Description of Securities—Irish Takeover Rules and the Substantial Acquisition Rules” for a more detailed description of those rules.

Under the Irish Takeover Rules, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of MariaDB may be required to make a mandatory cash offer for our remaining shares.

Under the Irish Takeover Rules, in certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of MariaDB may be required to make a mandatory cash offer for our remaining shares at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Except with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered: (i) if an acquisition of shares would result in a person or persons acting in concert holding shares representing 30% or more of the voting rights of MariaDB and (ii) where a person, or persons acting in concert, already hold(s) shares representing 30% or more of the voting rights of MariaDB, if an acquisition of shares would result in the percentage of the voting rights of MariaDB held by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of the independent (i.e., not interested) shareholders of MariaDB convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to a single holder holding shares representing more than 50% of the voting rights of MariaDB.

Anti-takeover provisions in our Amended Memorandum and Articles of Association could make an acquisition of MariaDB more difficult.

Our Amended Memorandum and Articles of Association contains provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of our Ordinary Shares, adversely affect the market price of the Ordinary Shares, and adversely affect the voting and other rights of our shareholders. These provisions include: (i) permitting our board of directors to issue preference shares without the approval of our shareholders, with such rights, preferences and privileges as they may designate; and (ii) allowing our board of directors to adopt a shareholder rights plan upon such terms and conditions as it deems expedient in the interests of MariaDB.

Irish law requires us to have available “distributable profits” to pay dividends to shareholders and generally to make share repurchases and redemptions.

Under Irish law, we may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) only out of “distributable profits” shown on our unconsolidated financial statements prepared in accordance with the Irish Companies Act and filed with the Irish Companies Registration Office. Distributable profits are the accumulated realized profits of MariaDB that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by MariaDB unless our net assets are equal to, or exceed, the aggregate of our called up share capital plus our undistributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce our net assets below such aggregate. Undistributable reserves include the un-denominated capital, the capital redemption reserve fund, and the amount by which our accumulated unrealized profits that have not previously been utilized by any capitalization exceed our accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

As a new parent company with no operational history, we have no distributable profits of our own. Accordingly, in order to pay dividends or make other distributions, share repurchases or redemptions, we will need to generate distributable profits from our business activities or otherwise create distributable profits by alternative means, including a reduction of capital.

Irish law differs from the laws in effect in the United States and may afford less protection to our shareholders.

Because we are an Irish incorporated public limited company, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. The U.S. and Ireland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in determining whether a judgment obtained in a U.S. court is enforceable in Ireland. Although there are processes under Irish law for enforcing a judgment of a U.S. court, including by seeking summary judgment in a new action in Ireland, those processes are subject to certain established principles and conditions, and there can be no assurance that an Irish court would enforce a judgment of a U.S. court in this way and thereby impose civil liberty on us or our directors or officers.

As an Irish company, we are governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of our securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the U.S.

USE OF PROCEEDS

To the extent any Warrants are exercised for cash, we will receive the proceeds from such exercises. We intend to use any such proceeds for general corporate purposes.

All of the Ordinary Shares and Private Placement Warrants offered by the selling holders pursuant to this prospectus will be sold by the selling holders for their respective accounts. We will not receive any proceeds from the sale of the Ordinary Shares and Private Placement Warrants offered by the selling holders pursuant to this prospectus.

The selling holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling holders in disposing of their Ordinary Shares and Private Placement Warrants covered by this prospectus, and we generally will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares and Private Placement Warrants covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE

Our Ordinary Shares and Public Warrants are currently traded on NYSE under the symbols “MRDB” and “MRDBW”, respectively. The actual offering price by the selling holders of the Ordinary Shares and Private Placement Warrants covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling holders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET INFORMATION FOR ORDINARY SHARES AND PUBLIC WARRANTS AND

DIVIDEND POLICY

Market Information

Our Ordinary Shares and Public Warrants are currently traded on the New York Stock Exchange under the symbols “MRDB” and “MRDBW”, respectively.

On January 13, 2023, the closing prices of our Ordinary Shares and Public Warrants were $3.97 per share and $0.35 per warrant, respectively. As of January 13, 2023, there were 59 holders of record of our Ordinary Shares and 19 holders of record of our Public Warrants. Such numbers do not include DTC participants or beneficial owners holding Ordinary Shares or Public Warrants through nominee names.

Dividend Policy

We do not anticipate declaring or paying any cash dividends on our Ordinary Shares in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

For further information relating to the payment of dividends by Irish companies, see the section titled “Description of Securities—Dividends and Distributions.”

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Description of the Business Combination

On January 31, 2022, APHC entered into the Merger Agreement with Legacy MariaDB, Irish Holdco, and Merger Sub, a wholly owned subsidiary of Irish Holdco. Concurrently with the execution of the Merger Agreement, APHC and Irish Holdco entered into Subscription Agreements with the PIPE Investors pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Irish Holdco agreed to issue and sell to the PIPE Investors, in a private placement an aggregate amount of 1,915,790 Combined Company Ordinary Shares at the closing of the Business Combination in exchange for an aggregate purchase price of $18.2 million as set forth in the Subscription Agreements.

On December 16, 2022, pursuant to the Merger Agreement, the Irish Domestication Merger and the Merger were consummated. In addition, the PIPE Investment was completed.

In connection with the Irish Domestication Merger:

(i)

each APHC Ordinary Share issued and outstanding immediately prior to the effective time of the Irish Domestication Merger was canceled and converted into the right to receive one Combined Company Ordinary Share;

(ii)	each issued and outstanding APHC Public Warrant was adjusted to become a Public Warrant of the Combined Company; and

(iii)	each issued and outstanding APHC Private Warrant was adjusted to become a Private Placement Warrant of the Combined Company.

In connection with the Merger:

(i)

each Legacy MariaDB Preferred Share issued and outstanding prior to the effective time of the Merger was converted into common shares of Legacy MariaDB in accordance with Legacy MariaDB’s articles of association and shareholders’ agreement;

(ii)	then each Legacy MariaDB Ordinary Share issued and outstanding was canceled and converted into the right to receive a number of Combined Company Ordinary Shares equal to the Exchange Ratio; and

(iii)

each equity Legacy MariaDB Equity Award as of immediately prior to the effective time of the Merger was converted into an equity award to be settled in Combined Company Ordinary Shares on generally the same terms and conditions as were applicable to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger, equal to the product of (i) the number of Legacy MariaDB Ordinary Shares subject to such Legacy MariaDB Equity Award and (ii) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Legacy MariaDB Equity Award divided by (y) the Exchange Ratio.

Accounting Treatment of the Business Combination

The Business Combination is being accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). APHC has been determined to be the acquired company based on evaluation of the following facts and circumstances:

•	Legacy MariaDB comprising the ongoing operations of the Combined Company;

•	Legacy MariaDB’s senior management comprising the senior management of the Combined Company; and

•	The Legacy MariaDB Shareholders controlling the board of directors or having a majority of the voting power of the Combined Company.

Under this method of accounting, APHC is being treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company after the closing of the Merger represents a continuation of the financial statements of Legacy MariaDB, with the Business Combination treated as the equivalent of Irish Holdco issuing shares for the net assets of APHC, accompanied by a recapitalization. The net assets of APHC are stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

Prior to the Business Combination, APHC and Legacy MariaDB had different fiscal years. APHC’s fiscal year ended on December 31, whereas Legacy MariaDB’s fiscal year ended on September 30. The Combined Company’s fiscal year ends on September 30. In addition, prior to the Business Combination, Irish Holdco was a wholly owned subsidiary of APHC, and its financial information has been included in APHC’s consolidated financial statements.

The following unaudited pro forma combined balance sheet as of September 30, 2022 combines the historical balance sheet of APHC as of September 30, 2022 with the historical balance sheet of Legacy MariaDB as of September 30, 2022 on a pro forma basis as if the Business Combination had been consummated on September 30, 2022.

The unaudited pro forma combined statement of operations for the year ended September 30, 2022 combine the historical unaudited statement of operations of APHC for the nine months ended September 30, 2022 and the historical statement of operations for the three months ended December 31, 2021, and the historical audited statement of operations of Legacy MariaDB for the year ended September 30, 2022 on a pro forma basis as if the Business Combination had been consummated on October 1, 2021.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the what the Combined Company’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations of the Combined Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes of Legacy MariaDB included elsewhere in this prospectus or APHC’s Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of APHC for the period from January 18, 2021 (inception) through December 31, 2021 and the related notes;

•	the historical unaudited financial statements of APHC as of September 30, 2021 and for the period from January 18, 2021 (inception) through September 30, 2021 and the related notes;

•	the historical unaudited financial statements of APHC as of and for the nine months ended September 30, 2022 and the related notes;

•	the historical audited consolidated financial statements of Legacy MariaDB as of and for the year ended September 30, 2022 and the related notes; and

•

other information relating to APHC and Legacy MariaDB included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof and related transactions set forth under the sections titled “The Business Combination Agreement and Related Agreements” and “The Business Combination.”

The unaudited pro forma combined financial information also should be read together with the section titled “APHC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 75 of this prospectus.

The unaudited pro forma combined financial information has been prepared considering:

•	approval of the Business Combination by shareholders of Legacy MariaDB on October 26, 2022 and shareholders of APHC on November 22, 2022;

•

actual total redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, at an assumed redemption price approximating $10.07 per share as of September 30, 2022. As of the actual redemption date on December 19, 2022, the redemption price was $10.13; and

•	waiver by Legacy MariaDB of (i) the minimum cash condition and (ii) the $15 million condition of the Merger Agreement, in connection with completion of the Merger.

The following summarizes the number of the Combined Company Ordinary Shares outstanding after giving effect to the redemption of APHC Class A Ordinary Shares in connection with the closing of the Merger on December 16, 2022:

	Number of Shares	% of Ownership
Legacy MariaDB Equity Holders (continuing shareholders) (1)	57,670,607	86.7%
Sponsors (co-founders) (2)	4,857,870	7.3%
Sponsors (other)	1,780,000	2.7%
PIPE Investors (3)	1,915,790	2.9%
APHC public shareholders	258,925	0.4%

	66,483,192	100.0%

(1)

Based on the issuance of the Aggregate Merger Consideration of 57,670,607 Combined Company Ordinary Shares, in connection with completion of the Merger, excluding 5,136,482 Combined Company Ordinary Shares set aside for the vested Legacy MariaDB Equity Awards not yet exercised.

(2)

Excludes the APHC Private Warrants sold in connection with the APHC IPO and as part of the private placement with the Sponsor concurrent with the APHC IPO. These securities were divided equally and distributed to each co-founder respectively in connection with completion of the Business Combination.

(3)	Pursuant to the Subscription Agreements for the PIPE Investment, Ordinary Shares valued at $10.00 per share were issued at a price of $9.50 per share to PIPE Investors.

The following unaudited pro forma combined balance sheet as of September 30, 2022 and the unaudited pro forma combined statements of operations for the year ended September 30, 2022 are based on the historical unaudited and audited financial statements of Legacy MariaDB and APHC. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual facts may differ materially from the information currently available, assumptions, and estimates used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	Historical Financials
	APHC (As of September 30, 2022)	Legacy MariaDB (As of September 30, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$128	$4,756	$267,379	A	$1,605
			(13,358)	B
			(9,359)	C
			(3,224)	E
			(264,772)	M
			18,200	J
			(379)	G
			2,734	H
			(500)	I
Short-term investments	—	25,999	—		25,999
Accounts receivable, net	—	12,154	—		12,154
Prepaids and other current assets	264	15,806	(7,163)	E	8,907

Total current assets	392	58,715	(10,442)		48,665
Property and equipment, net	—	708	—		708
Goodwill	—	7,535	—		7,535
Intangible assets, net	—	1,120	—		1,120
Operating lease right-of-use assets	—	890	—		890
Other noncurrent assets	—	1,006	—		1,006
Cash and marketable securities held in Trust Account	267,379	—	(267,379)	A	—

Total assets	$267,771	$69,974	$(277,821)		$59,924
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$—	$3,267	$189	D	$3,456
Accrued expenses	—	8,902	(406)	B	7,085
			(1,271)	C
			(1,411)	E
			1,271	D
Operating lease liabilities	—	496	—		496
Long-term debt, current	—	122	—		122
Deferred revenue	—	26,236	—		26,236
Accounts payable and accrued expenses	1,460	—	(1,460)	D	—
Note payable – related party	150	—	—		150

Total current liabilities	1,610	39,023	(3,088)		37,545
Long-term debt, net of current	—	14,622	—		14,622
Operating lease liabilities, net of current	—	433	—		433
Deferred revenue, net of current	—	5,321	—		5,321
Warrant liabilities	4,333	1,749	(335)	G	4,812
			(935)	H

Total liabilities	5,943	61,148	(4,358)		62,733

	Historical Financials
	APHC (As of September 30, 2022)	Legacy MariaDB (As of September 30, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Ordinary Shares subject to possible redemption (APHC)	267,379	—	(264,772)	M	—
			(2,607)	L
Convertible preferred shares (Legacy MariaDB)	—	206,969	(206,969)	K	—
Stockholders’ equity (deficit):
Common share, par value of $0 per share (Legacy MariaDB)	—	—	—		—
Ordinary Stock of Combined Company, par value of $0.01 per share	—	—	69	L	664
			5	H
			19	J
			571	K
Class A Ordinary Shares (APHC)	—	—	—		—
Class B Ordinary Shares (APHC)	1	—	(1)	L	—
Additional paid-in-capital	7,140	11,482	206,398	K	227,575
			(8,976)	E
			(12,692)	F
			3,503	H
			18,181	J
			2,539	L
Accumulated deficit	(12,692)	(200,320)	161	H	(221,743)
			(500)	I
			12,692	F
			(12,952)	B
			(8,088)	C
			(44)	G
Accumulated other comprehensive income (loss)	—	(9,305)	—		(9,305)

Total stockholders’ equity (deficit)	(5,551)	(198,143)	200,885		(2,809)
Total liabilities, convertible preferred shares and stockholders’ equity (deficit)	$267,771	$69,974	$(277,821)		$59,924

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	Historical Financials
	APHC (For the twelve months ended September 30, 2022)	Legacy MariaDB (For the twelve months ended September 30, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Subscription	$—	$38,451	$—		$38,451
Services	—	5,234	—		5,234

Total revenue	—	43,685	—		43,685
Cost of revenue:
Subscription	—	6,595	—		6,595
Services	—	6,966	—		6,966

Total cost of revenue	—	13,561	—		13,561

Gross profit	—	30,124	—		30,124
Operating expenses:
Research and development	—	35,416			35,416
Sales and marketing	—	27,938			27,938
General and administrative	—	15,161	500	AA	39,122
			12,952	CC
			8,088	DD
			2,421	EE
Formation costs and other operating expenses	2,421	—	(2,421)	EE	—

Total operating expenses	2,421	78,515	21,540		102,476

Income (loss) from operations	(2,421)	(48,391)	(21,540)		(72,352)
Other (expense) income:
Interest expense	—	(1,608)	—		(1,608)
Interest income	1,860	—	(1,860)	BB	—
Change in fair value of warrant liabilities	8,508	(5,712)	—		2,796
Settlement of deferred underwriters payable	302	—	—		302
Other income (expense), net	—	7,141	161	FF	7,258
			(44)	GG

Income (Loss) before income tax expense	8,249	(48,570)	(23,283)		(63,604)
Income tax benefit (expense)	—	(81)	4,804	HH	4,723

Net Income (Loss)	$8,249	$(48,651)	$(18,479)		$(58,881)

Net loss per share attributable to common shares – basic and diluted	—	$(0.83)			$(0.89)
Weighted-average shares outstanding – basic and diluted	—	58,801,357			66,483,192
Weighted average shares outstanding of Class A redeemable ordinary shares, basic and diluted	26,551,482
Basic and diluted net income per ordinary share of Class A redeemable shares	$0.31
Weighted average shares outstanding of Class B non-redeemable ordinary shares, basic and diluted	6,637,870
Basic and diluted net income per share of Class B non-redeemable ordinary shares	$1.24

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma balance sheet as of September 30, 2022 are as follows:

(A)

Reflects the reclassification of $267.4 million cash and cash equivalents held in the Trust Account that potentially became available for transaction consideration, transaction expenses, underwriting commission, and operating activities of MariaDB following the Merger.

(B)

Represents transaction cost incurred by MariaDB of $13.4 million inclusive of advisory, banking, printing, legal, director and officer insurance, and accounting fees that are paid in connection with the Business Combination. The unaudited pro forma combined balance sheet reflects a cost of $13.4 million as a reduction of cash, with $0.4 million having been accrued, but unpaid as of the pro forma balance sheet date. Transaction cost expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations discussed in note (CC) below. These costs are exclusive of equity issuance costs associated with the Business Combination incurred directly in connection with effecting the transaction as discussed in note (E) below.

(C)

Reflects estimated transaction cost incurred by APHC of $9.4 million, inclusive of legal and advisory fees that are expensed and paid in connection with the Business Combination, with approximately $1.3 million having been accrued as of the pro forma balance sheet date. Expensed costs are exclusive of $0.3 million of equity issuance costs associated with the PIPE Investment, included in note (E) below. Expensed costs are shown in accumulated deficit and included in note (DD) below.

(D)	Reflects a mapping adjustment to classify accrued expenses and accounts payable to align with Legacy MariaDB accounting policy.
(E)

Reflects cash payments for offering costs of approximately $3.2 million inclusive of legal, tax, registration fees, and accounting fees, incurred in connection with the Business Combination, of which $1.4 million was accrued on the balance sheet, and deferred as a prepaid cost as of September 30, 2022. In addition, other previously paid cash costs were deferred in prepaids and other current assets. Equity issuance costs are recorded as reductions in additional paid-in-capital, and accordingly, were reclassified on the pro forma balance sheet.

(F)	Reflects the reclassification of APHC historical accumulated deficit.
(G)

The adjustment reflects the cash outlay and the resulting loss on the cash settlement of Legacy MariaDB warrants issued to European Investment Bank (“EIB”) in 2017 (“2017 Series C Warrants”) at the closing of the Merger. Refer to note (GG) below.

(H)

Reflects the exercising of 2,365,078 Series C Warrants of Legacy MariaDB issued in June 2020 (“2020 Series C Warrants”) in connection with the Business Combination and subsequently converted into Combined Company Ordinary Shares, in addition to the cancelation of 493,065 2020 Series C Warrants in connection with the closing of the Business Combination.

(I)

Reflects the cash payment of non-recurring bonuses to certain Legacy MariaDB employees in connection with the Business Combination. These bonuses are expensed through accumulated deficit included in the unaudited pro forma statement of operations discussed in note (AA) below.

(J)	Represents the proceeds from the private placement of 1,915,790 Combined Company Ordinary Shares at $9.50 per share pursuant to the PIPE Investment.
(K)

Reflects the conversion of Legacy MariaDB Series A Preferred Shares, Legacy MariaDB Series B Preferred Shares, Legacy MariaDB Series C Preferred Shares, Legacy MariaDB Series D Preferred Shares, Legacy MariaDB Ordinary Shares, and shares issued to the shareholders of CubeWerx and Sector 42 in connection with Legacy MariaDB’s acquisition of those entities, into Combined Company Ordinary Shares at par value of $.01. The adjustment does not include the 2020 Series C Warrants in note (H).

(L)

Reflects the conversion of 258,925 APHC Class A Ordinary Shares outstanding and subject to possible redemption and 6,637,870 of APHC Class B Ordinary Shares outstanding into Combined Company Ordinary Shares in connection with the Business Combination.

(M)

Reflects the actual redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, for an aggregate redemption payment of $264.8 million at a redemption price of $10.07 per share based on a pro forma redemption date of September 30, 2022. As of the actual redemption date of December 16, 2022, the redemption price was $10.13 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma combined statement of operations for the year ended September 30, 2022:

(AA)	Reflects $0.5 million of non-recurring bonus expense related to the payment of bonuses to certain Legacy MariaDB employees in connection with the Business Combination. This is a non-recurring item.
(BB)	Reflects the elimination of investment income related to the marketable securities held in APHC’s Trust Account. This is a non-recurring item.
(CC)

Reflects the total transaction costs associated with Legacy MariaDB, which are reflected as if incurred on October 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations. This is a non-recurring item.

(DD)

Reflects the total transaction costs associated with APHC, which are reflected as if incurred on October 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations. This is a non-recurring item.

(EE)

Reflects a mapping adjustment to classify formation costs and other operating expenses to general and administrative expenses to align with Legacy MariaDB accounting policy. This is a non-recurring item.

(FF)

Reflects the gain resulting from the 493,065 2020 Series C Warrants of Legacy MariaDB canceled in connection with the closing of the Business Combination as discussed in note (H). This is a non-recurring item.

(GG)	Reflects the loss on the additional cash settlement remitted in connection with the settlement of EIB’s remaining 2017 Series C Warrants as discussed in note (G). This is a non-recurring item.
(HH)

Represents an adjustment to record the income tax impact of Legacy MariaDB’s income statement activity at a statutory rate of 20% assuming a Finnish taxes rate would apply after the Business Combination. The income tax impacts associated with APHC activity was applied at the U.S. federal statutory rate of 21%.

Loss per Share of the Combined Company

Represents the net loss per share of the Combined Company calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since October 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information has been prepared assuming actual total redemption of 26,292,557 APHC Class A Ordinary Shares in connection with completion of the Merger, for cash equal to their pro rata share of the aggregate amount on deposit in APHC’s Trust Account for the year ended September 30, 2022.

Year Ended September 30, 2022
Pro forma net loss attributable to common shareholders	$(58,881)
Pro Forma weighted average shares calculation, basic and diluted
Legacy MariaDB Equity Holders (continuing shareholders) (1)	57,670,607
Sponsors (co-founders)	4,857,870
Sponsors (other)	1,780,000
PIPE Investors	1,915,790
APHC public shareholders	258,925

Pro forma weighted average shares outstanding—basic and diluted	66,483,192

Net loss per share—basic and diluted	$(0.89)

(1)

Based on the issuance of aggregate consideration of 57,670,607 Combined Company Ordinary Shares in connection with completion of the Merger, excluding 5,136,482 Combined Company Ordinary Shares set aside for the vested Legacy MariaDB Equity Awards not yet exercised.

BUSINESS

Investors should read this section in conjunction with the other information about MariaDB contained in this prospectus, including Legacy MariaDB’s audited and unaudited financial statements and the other information appearing in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless otherwise indicated or the context otherwise requires, references in this section to “MariaDB,” “we,” “us,” “our,” and other similar terms refer to MariaDB plc and its consolidated subsidiaries after giving effect to the Business Combination. In addition to historical information, this section contains forward-looking statements about our business, results of operations, cash flows, financial condition and prospects based on current expectations that involve risks, uncertainties and assumptions. Our actual business results of operations, cash flows, financial condition and prospects could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. See the end of this “Business” section for a Glossary of key business terms used in this section and throughout this prospectus.

Overview

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching over a billion users through Linux distributions, downloaded over a billion times, and used across all types of use cases and industries.

This success comes from our position as an industry disruptor coupled with world-class engineering. We believe these attributes fit squarely with current and future market trends, especially regarding the cloud—a particularly important market for MariaDB.

Our accolades include Best Cloud Database by DBTA 2021 Reader’s Choice Awards, winner of Google Cloud 2021 Customer Awards, winner of a Gold Stevie® Award in the category of best Customer Data Platform for Business Technology, and winner of InfoWorld’s 2022 and 2021 Technology of the Year Awards. These awards are public and highly regarded, and are further reinforced by the global reach of our brand across a wide array of verticals, including financial services, travel and hospitality, telecommunications, technology, public sector, retail and distribution, and education.

Our position as a disruptor both in terms of price and technology is a result of our open source heritage. Unlike proprietary legacy alternatives, we have cultivated a vibrant community that has racked up over 190,000 contributions to the product line – a level of contribution second to no other open source database based on Github counts. At a business level, this vibrancy keeps costs down. At a thought leadership level, external contributions stimulate new ideas, facilitating our engineers to build revolutionary features that are forging a new future for developers and their use of databases.

Examples of thought leadership can be seen in the way the MariaDB database handles distributed workloads with high performance and automation that distills the most challenging goals into mere keystrokes in the cloud. Resilience and uptime of our fully managed cloud database, MariaDB SkySQL, with multicloud features surpasses even the most “fail-safe” data centers, all without the complexity of proprietary legacy alternatives, or the lock-in associated with database services from Amazon, Google and Microsoft that can bind customers to their cloud ecosystems.

Furthermore, the power of the MariaDB database is available to businesses ranging from the smallest to the Fortune 500. Whether there are 10 or millions of users, terabytes or exabytes of data, in a private data center or in a public cloud—MariaDB is there.

Hence our mission: Build the database for all – any scale, any workload, any cloud.

This mission is not only important in regard to characterizing MariaDB’s appeal to a broad group of customers and visionary developers, it also imparts MariaDB’s ability and intent to take a greater share of the database addressable market. Most specifically the relational database market—estimated to be approximately $40 billion in 2020 and growing (IDC, “Worldwide Database Management Systems Software Forecast,” 2021-2025, US48224421, September 2021).

Why Is the Database Market So Large?

Databases are one of the most essential elements of IT infrastructure, enabling the collection, storage, retrieval, management and analysis of data. Databases are at the core of applications that consumers, businesses and other organizations use every day, whether renewing a prescription, ordering and paying for goods online or in stores, communicating with each other, playing games, processing transactions, or working on business challenges or scientific problems. Moreover, in order to function properly, applications need to store and access data reliably, at any time and without delay. The reliability, access, and speed, as well as the number of users applications can support at any given time, are limited by the effectiveness of the applications’ underlying databases. A database is used by an application to help manage effective allocation of hardware resources to minimize costs while helping to maximize an application’s reliability, access and speed. As applications have become more intelligent, ubiquitous and heavily trafficked, and as developers have become more visionary, the demands on databases have grown infinitely more complex and diverse.

It is for these reasons the addressable market for databases is so large and rapidly expanding, especially so in the cloud.

According to IDC, growth in the relational public cloud deployment database market is projected to increase from $10 billion in 2020 to $33 billion in 2025, at a 27% CAGR (compound annual growth rate), making it the fastest growing segment in the database management systems, or DBMS, market. Cloud databases move data closer to consumers, making data available anywhere in the world in near-real time to give consumers a better end-user experience. They are also easier to manage and use due to their automation, and make it simpler to scale the underlying infrastructure necessary to power databases. It is these characteristics that have been driving widespread adoption of cloud databases and present a growing market opportunity.

A Brief Overview of Database History

Since the 1980s, the primary vendors of databases have been Oracle, IBM, and Microsoft. Their respective proprietary database products, along with operating systems, data storage arrays, and networking, were originally conceived when there was no internet. There was no iPhone, no Android device. There was no public cloud. High bandwidth networks were not only limited but very expensive, and could not support real-time interactions across the globe simultaneously (geo-distributed workloads). There were no ARM chips. Concern over the use of electricity was minimal, a consideration more for its cost than for its impact to the environment. There were no large SaaS (software-as-a-service) vendors, and trading floors were managed by people, not algorithms. The lens through which these proprietary database products were developed always had the mainframe as their backdrop and benchmark. For these reasons, these vendors are now considered “legacy” because of the costs and complexities they bring forth from their formative design principles.

After 2000, a variety of vendors sought to replace these legacy databases. Instead of adopting the relational model of computing, and its accompanying language called Structured Query Language (SQL), these vendors pursued non-relational models of computing (such as JSON) and NoSQL languages/interfaces. While some of these vendors have enjoyed success, many have not due to, in large part, the failure to displace SQL, which by this time had already become the lingua franca of the database industry. Not only is SQL a standard query language, it has always been tied to the relational model, which is considered to have a strong mathematical basis. The attempts of non-relational database models to provide data consistency (i.e., data quality), strong durability in case of outages, and the joining and mashing up of diverse pieces of data, created technological headwinds and were unsuccessful in penetrating the relational database market. With relational databases embracing more JSON and NoSQL capabilities, relational databases have effectively turned into the superset of NoSQL and created a market opportunity for MariaDB—to embrace both the NoSQL and SQL markets.

MariaDB’s Database Solutions

MariaDB provides a new generation relational database built for all clouds (public, private and hybrid). It delivers the flexibility and elasticity businesses need in today’s world with the reliability and dependability necessary to power the most mission-critical applications. Rooted in open source, MariaDB is open and transparent, working hand in hand with customers to solve their data storage and access challenges at a fraction of the cost of legacy databases.

MariaDB delivers the backbone of services used by people every day—when accessing data on their smartphone device, filling prescriptions, using 5G or making financial transactions. The MariaDB database is used by businesses ranging from the smallest to the Fortune 500. This ubiquity is possible because of the broad adoption of MariaDB Community Server—a free, open source database version that reaches billions of users through Linux distributions and has over one billion downloads. Users can get started quickly and easily with the free version, and then upgrade to MariaDB’s premium solutions.

These premium solutions support multiple workloads, including transactions and analytics. MariaDB database solutions are capable of supporting an organization’s growth, scaling to millions of users and millions of transactions per second with ease. They can be installed by the customer on their specific hardware in a private data center or in a public cloud.

MariaDB database solutions are also available in the cloud as a fully managed database-as-a-service (DBaaS) called MariaDB SkySQL. Accessible on Amazon Web Services (AWS) and Google Cloud, SkySQL requires no installation by the customer. SkySQL is a push-button solution, taking care of everything from provisioning the cloud infrastructure to installing and deploying the database, configuring the database for production environments, and automating failover, with what we believe to be an attractive price-to-performance ratio.

Business Model

We believe our business model to be highly efficient and supportive of rapid growth at low customer acquisition cost. There are three fundamental drivers of MariaDB’s growth:

•	Open source heritage

•	Nexus of open source and the cloud

•	The dawn of distributed SQL

Open source heritage: As an open source company, we have benefitted from significant adoption of the MariaDB Community Server, our free open source version of the MariaDB database that is broadly available via popular Linux distributions (having displaced MySQL as the default relational database in these distributions) and via downloads from Docker Hub, our own website and other websites. Since 2014, the MariaDB Community Server has been downloaded more than a billion times.

We created the MariaDB Community Server for free use and to encourage adoption of our commercial database solutions. The MariaDB Community Server is licensed under General Public License (GPL), guaranteeing users freedom to use and modify the product as they see fit. MariaDB Community Server is built from the MariaDB Open Source Project and evangelized by the MariaDB Foundation. We helped establish the independently run MariaDB Foundation as a steward of the open source project, to encourage adoption and grow the MariaDB ecosystem. We continue to be a sponsor of the MariaDB Foundation.

To monetize and commercialize the broad use of the MariaDB Community Server, we introduced our premium enterprise products. The commercial components of our enterprise database solutions are the MariaDB Enterprise Server, MariaDB MaxScale, MariaDB ColumnStore, and MariaDB Xpand, our distributed SQL database. We provide these components under a licensing framework (either proprietary or BSL) that aims to protect our intellectual property and drive our software subscription model while still allowing for contributions to MariaDB open source code, which fosters a healthy, growing MariaDB ecosystem.

Nexus of open source and the cloud: One of the reasons why the MariaDB database is one of the most popular in the industry is because it can be used on public clouds and on customer-owned hardware (also referred to as private clouds). This flexibility translates to a number of important qualities, including accessibility (a user can use the MariaDB database anywhere), familiarity (because it is everywhere, it is familiar) and business friendliness (we offer support and premium technologies for companies big and small).

If a customer were to use a database service from AWS, as an example, that customer wouldn’t be able to use it on Google Cloud, and vice versa. This is known as cloud stack lock-in. The freedom to operate in any cloud is an unambiguous distinction that MariaDB affords to our prospects and customers. For example, if a customer wanted to migrate its MariaDB database to the cloud incrementally or completely—whether to AWS, Google Cloud, Microsoft Azure, or Alibaba Cloud—that customer is not restricted or locked into a particular cloud vendor. In this way, open source and cloud is a symbiosis to MariaDB, and offers an additional market opportunity for MariaDB above and beyond our existing open source community. This market opportunity is corroborated by the high growth rates of MariaDB SkySQL.

The dawn of distributed SQL: In 2018, MariaDB acquired the company Clustrix, a leader in a nascent but important facet of database technology called distributed SQL. Distributed SQL is the core basis of geo-distributed workloads, meaning applications that support real-time interactions across the globe simultaneously, like a global trading floor.

Since 2018, we renamed the Clustrix product to MariaDB Xpand (to connote its ability to expand from a departmental application to one that can “xpand” to a worldwide setting), expanded the size of the engineering organization that supports Xpand and added Xpand experts throughout the sales team. While still relatively small in terms of revenue contribution, Xpand has not only received high praise, such as winning InfoWorld’s 2022 Technology of the Year Awards, it has become an additional driver in MariaDB’s sales pipeline.

These three fundamental drivers—open source, cloud and distributed SQL—all work together to establish a strong business model and accelerate revenue growth.

Business Growth

We have experienced strong growth and revenue expansion within existing customer accounts in recent years. As of September 30, 2022, we had nearly 700 customers in over 60 countries. For the fiscal years ended September 30, 2022, 2021 and 2020, our revenue was $43.7 million, $36.0 million and $30.0 million, respectively, representing year-over-year growth of 21.3% from 2021 to 2022 and 19.9% from 2020 to 2021. During the fiscal years ended September 30, 2022 and 2021, customers representing more than $500,000 in annual recurring revenue, or ARR, grew by 21% and customers representing between $100,000-500,000 in ARR grew by 18%. We believe the drivers of these recent results are successful expansion in existing accounts, product maturity, and product-market fit of our database solutions. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” for a description of ARR. Our net loss was $48.7 million, $25.4 million and $30.8 million, for fiscal years ended September 30, 2022, 2021 and 2020, respectively. Net cash used in operating activities was $50.3 million, $18.5 million and $23.5 million for the fiscal years ended September 30, 2022, 2021 and 2020, respectively.

Industry Background

Several key trends and industry dynamics are reshaping the DBMS market now.

Data is at the core of everything

Whether it is digital transformation, e-commerce, financial transactions, logistics and supply chain management, or customer experience management, data is at the core of decision making and execution across all industries. For example, in financial services, databases deliver massive capacity to address rapid changes in demand and power applications, such as high-volume trading, cryptocurrency and decentralized finance, electronic tax returns, payment processing, financial ledgers, asset reporting, and identity management for authentication and authorization. These applications are the systems of record, sometimes called OLTP (Online Transaction Processing), which power company operations and, as such, make databases essential infrastructure software. These databases must maintain the integrity of the data even in the case of hardware outages and keep it secure from outside intrusions, all while making it readily available for efficient use. This is what relational databases do best.

Relational databases run the world

Relational databases represent the vast majority of the overall DBMS market. According to IDC, the relational database management systems, or RDBMS, market represented more than 70% of the total DBMS market of over $40 billion in 2020, which is projected to grow at a 10% CAGR to an estimated $64 billion in 2025. Customers choose relational databases due to the need for data integrity and consistency but also for their use of standards-based access via SQL, the lingua franca for data. Database users have generally demanded full SQL capabilities for skillset reuse and developer productivity.

Deficiencies of proprietary legacy databases

Proprietary legacy relational databases, which were architected three to four decades ago, are not designed to handle today’s challenges, like the scale and elasticity needed to be cost-efficient and deliver the performance required for internet-scale applications. Their complexity requires expensive specialists for maintenance and tuning, and their rigid and antiquated paradigms have resulted in waning appeal in the developer community. Legacy database vendors have added proprietary extensions (e.g., PL/SQL in Oracle and T-SQL in Microsoft SQL Server) to make it more difficult for customers to migrate to alternative database products once they have adopted those features. Enormous sunk costs and complexities around migrations have provided the leverage for legacy providers to implement pricing practices like core count and hardware-specific charges with complex pricing calculations that automatically drive up cost as hardware evolves. The growth in cloud computing, which has resulted in increased virtual machine use and a higher number of global end users, has often resulted in further increases in legacy database costs. Frequent enforcement by legacy database providers with aggressive audit practices has also resulted in higher payments and additional penalties, which has motivated customers to seek less costly alternatives and less restrictive pricing, such as node-based pricing or pay-as-you-go cloud pricing.

Limitations of NoSQL

While NoSQL databases have attracted developers with a flexible and intuitive data model, these benefits are now available in many modern relational databases like those provided by MariaDB. Further, NoSQL databases are often perceived to fall short in delivering robust analytics and the dependable data consistency customers demand.

The academic or “technical” distinction between NoSQL and relational databases can be summed up by comparing the terms ACID and BASE. ACID stands for Atomicity, Consistency, Isolation, Durability and is the database model associated with relational databases. BASE stands for Basically Available, Soft State, Eventual Consistency and is the database model associated with NoSQL databases. Generally, the overall quality and dependability of an application that uses a relational database is higher than that of one using a NoSQL database. Customers typically require strong ACID compliance associated with relational databases to ensure data consistency and integrity, especially important for use cases such as financial transactions, e-commerce, order status and supply chain updates. Even more mundane applications like those used for sales forecasting can also suffer when, for example, sales pipelines, territory or product information are old and inconsistent. If an application does not need high data quality, and consistency is not as important, BASE or NoSQL technology may be sufficient. Thus, we have taken a “bipartisan” approach to this topic, and support both models—something which NoSQL databases cannot readily accomplish. Therefore, we believe that today’s NoSQL products have fewer potential uses and more limited upside in the overall addressable database market.

Companies big and small are moving from proprietary software to open source

Proprietary software vendor tactics have given birth and momentum to open source software, including within the database market. The open source model generally allows users to use and explore an open source version of the software for free, with payment following the adoption in order to get support and access to a commercial version that typically has enterprise features and additional functionality.

Proprietary software vendors usually use a perpetual license model that depends on generating returns through high support fees from customers on top of the sunk costs paid for the perpetual license. In contrast, the subscription fee model used by open source software vendors, such as MariaDB, provides substantial value to customers through enterprise features, priority fixes, and support while incentivizing vendors to keep delivering better product and value. This dynamic has driven a fundamental shift in IT purchases and practices, with many enterprises moving toward an “open source first” mindset. Open source software is generally more secure due to transparency through code availability and large contributor ecosystems that deliver contributions in the form of reviews, comments, and fixes. Product quality of mature open source projects typically exceeds proprietary products because of the wide array of use and experimentation through a user base that is frequently many times larger than that of competitive proprietary software.

Companies big and small are moving to the cloud

The cost dynamics of infrastructure and SaaS powered by the public clouds have led many enterprises to utilize the cloud for many applications or even move entirely to a cloud model. Customers of cloud services typically only pay for what they use, not for any excess, unused capacity, as additional capacity is usually available at a moment’s notice without having to plan for it or make long-term capital commitments.

DBaaS solutions, which operate in the cloud, have become particularly attractive to customers, as they combine the cost benefits of cloud computing with a high degree of automation of database operations. Routine tasks, like backups, restores, upgrades, patches and more, are automated and fully managed by a DBaaS provider, saving customers headcount costs and allowing them to assign existing database administrators (DBAs) to higher value tasks, like optimization of cost or queries, capacity modeling and planning. This trend has led to cloud databases becoming the fastest growing segment of the DBMS market, with projected growth increasing from $10 billion in 2020 to $33 billion in 2025, at a 27% CAGR, according to IDC.

Our Opportunity

The RDBMS market is one of the largest in the software industry and, according to IDC, accounted for over 74% of the $54.6 billion DBMS market in 2020. Further, IDC noted that the worldwide RDBMS market was $40 billion in 2020 and is expected to grow to $64 billion in 2025, representing a 10% CAGR. While this market has been traditionally dominated by proprietary legacy database vendors, recent history has demonstrated that existing database solutions, particularly those provided by legacy relational database providers, are ripe for disruption.

The two key industry trends that have begun to most dramatically reshape the RDBMS market are the move to open source and the move to the cloud. MariaDB is at the nexus of open source and cloud with MariaDB

Community Server, one of the most popular open source databases, and MariaDB SkySQL, our recently introduced cloud database offering. MariaDB Enterprise Server, which extends the popular open source version, is now available in the cloud also through MariaDB SkySQL.

In addition, as mentioned above in the “Business Model” section, we believe a new nascent market, called Distributed SQL, will be the next frontier. Currently, this market seems to be picking up momentum and could accelerate rapidly. MariaDB offers one of the leading distributed SQL products—Xpand—and provides us with an opportunity for growth in a relatively new market.

Our Complete Database Solutions

Designed for internet-scale performance, secure by default, with best-in-class replication, clustering and availability, MariaDB’s product line provides a perfect balance of simplicity and raw power. MariaDB’s database solutions are engineered to support any scale—from a single department to global scale, any workload—from systems of record (OLTP) to analytics (OLAP), in any cloud—private, public, hybrid or multicloud.

We have taken a complete “multi-model” (e.g., SQL and NoSQL functionality) and best-of-breed approach in regard to our product line and overall database solutions. Individual components of our solutions include:

•	MariaDB Enterprise Server: a premium version of Community Server

•	MariaDB Xpand: for distributed SQL

•	MariaDB ColumnStore: for data warehousing

•	MariaDB MaxScale: for high availability and load balancing

•	MariaDB SkySQL: a DBaaS for MariaDB products on public clouds

MariaDB Enterprise Server

MariaDB Enterprise Server is a premium version of the MariaDB Community Server and includes additional enterprise features like advanced audit capabilities, enhancements for commercial production deployments, and long-term maintenance and support. The MariaDB Enterprise Server is maintained for a minimum of five years, providing customers with a stable database solution that can be relied on without a costly and time-consuming maintenance burden. Popular new features are often backported to older MariaDB Enterprise versions to bring new features to customers running on older release versions without having to qualify an entirely new version to gain access to next-generation features.

MariaDB Xpand

MariaDB Xpand is a distributed SQL database for OLTP workloads. It also has support for analytical queries through columnar indexing, removing the need for an additional data warehouse. As a top-of-the-line distributed SQL database, Xpand offers developers a simple view or perspective and also has far-reaching capacity. It can run on a single node or a small cluster, where it can span across the cluster and still look like it is one single logical database. This capability gives developers an easy way to build a small departmental application that can appropriately grow to global proportions without any changes in the application, unlike with many other database approaches. This powerful yet simple-to-use capability is “elastic” (i.e., the ability to reduce or add servers dynamically) and its use is made even simpler when used in MariaDB SkySQL.

Xpand offers high standards and varying network topologies in regard to high availability and zero data loss, even in the event of an extreme catastrophic event. First, Xpand automatically distributes redundant copies of data. Second, it is designed based on a “shared-nothing architecture,” in which the individual nodes of the distributed system are independent and self-sufficient, eliminating the risk of catastrophic failures from single points of failure. With Xpand, a cluster can span zones, regions and even private data centers, giving organizations rich flexibility to ensure high availability. In fact, a single application can span multiple public clouds, for example, across Amazon and Google clouds.

Xpand is a true multi-writer, in that any Xpand database node can accept transactions that allow it to reach high levels of “concurrency” (i.e., number of simultaneous users and transactions). Traditional database architectures, for example, that use primary-replica architecture—MySQL, PostgreSQL, AWS Aurora, Google CloudSQL—are “transactionally” limited compared to Xpand. That is because the capacity and throughput of those products are limited by being a “single writer,” meaning transactions are limited to the capabilities of a single server that the “primary” database resides on. Since Xpand is a multi-writer, it is not constrained by the limitations of one system. Additional systems can be added at any point in time to increase capacity and scale.

MariaDB ColumnStore

MariaDB ColumnStore can store large amounts of data, up to petabytes, in a columnar format for real-time analytics. It is highly efficient in importing data at high speeds directly into inexpensive cloud storage. The data can be distributed across multiple systems and is not constrained by system size, allowing for increased processing power and data capacity with the addition of more hardware. ColumnStore is a flexible data warehouse, supporting denormalized or star/snowflake schemas. It is easy to use due to standard SQL support, requiring minimal administrative overhead as indexes are not used.

MariaDB MaxScale

MariaDB MaxScale is an advanced database proxy that acts independently and in conjunction with MariaDB databases (i.e., Enterprise Server, Xpand and ColumnStore). MaxScale acts like a “traffic cop” that can intelligently route database requests to the database that is best suited to respond. Or, if a database is not available, can route to one that is available. As a traffic cop, MaxScale checks the health of database nodes and, without interaction from a DBA, takes corrective action when a database node fails. For example, if a region is having an outage, MaxScale can reroute users to a region that is available. It can also replay requests or transactions as part of its ability to offer seamless automatic failover without human interaction. MaxScale’s features are unique and a material distinction in MariaDB’s portfolio of database-related technologies.

MariaDB SkySQL

In 2020, we introduced our DBaaS solution, MariaDB SkySQL. With SkySQL, when a customer wants to use any of MariaDB’s technologies, the customer simply logs on to our website and in a few clicks has the most advanced MariaDB configurations available—configurations that were previously only available to the Fortune 500. No installation. No worries about purchasing hardware. No limits as to location. Departmental or global. Through SkySQL, all the power of MariaDB database solutions is available by credit card on AWS and Google Cloud. SkySQL turns all the technologies that MariaDB offers into a complete best-of-breed approach to cloud databases, and as such, has become our fastest growing product.

SkySQL is considered a second-generation DBaaS because it is based on cloud-native technologies and is highly automated, using the latest in machine learning technology. SkySQL’s automation includes routine database management and maintenance tasks, such as backups, restores, upgrades, patches and security updates. Customers pay only for resources they use or have committed to, which gives them the ability to control costs and address seasonal and unexpected peak capacity needs without incurring high ongoing costs or having to make long-term capital investments.

SkySQL uses public cloud infrastructure and is currently available on AWS and Google Cloud, with other public cloud availability expected in the future. SkySQL is based on a Kubernetes containerized architecture, and because of this can run on different clouds and also enable rapid feature advancement. One of SkySQL’s many features is its ability to monitor database health as well as observe overall performance of application requests, which lays the framework for predicting quality of service. These second-generation features are part of MariaDB’s “monitoring-as-a-service” initiative as shown in the graphic below.

SkySQL is also secure by design—meaning that all security settings default to the highest levels. For example, encryption for all connections to the database is turned on by default. Hardware multi-factor authentication is required for MariaDB personnel to access production environments, and intrusion detection and command logging are built-in. SkySQL has been rigorously tested against intrusion by a third-party expert. SkySQL adheres to ISO/IEC 27001:2013, SOC 2, HIPAA and GDPR standards.

MariaDB Services and Support

MariaDB’s expert services and support comes from the same team that engineers MariaDB products. Our services and support includes fixes via patches, help with performance and tuning, and collaboration on new features. We go beyond traditional break-fix support—we are consultative, and provide answers to “how to” questions that many software companies defer to their consulting organizations. Our goal is for the first MariaDB person a subscription customer interacts with for a service or support request to always be a MariaDB team member who is technically skilled and knowledgeable about our database solutions.

In addition to helping customers solve unexpected problems, MariaDB offers optional services, like Enterprise Architects, who can design large-scale, mission-critical database implementations, Technical Account Managers, who can own the alignment between the customer and MariaDB, and remote DBAs, who can manage customer databases.

Key Customer Benefits

MariaDB database solutions are structured to provide the following key business benefits to our customers:

•	Single solution/managed service for diverse workloads

One of the strengths of MariaDB’s database solutions is the ability to support many classes of application workloads. Scalable key-value lookup, operational analytics, large-scale data warehousing, and highly available, scalable transactions are all offered through a common protocol – the well-known MySQL/MariaDB SQL interface—or a NoSQL interface.

•	Increased developer productivity

MariaDB database solutions enable agile application development by making it easy to migrate from other databases and by providing a versatile yet feature-rich design that does not require developers to acquire new skills to efficiently use. Additionally, our knowledgeable remote DBAs allow developers to focus on application development and leave the task of optimizing the database for high performance and reliability to experts at MariaDB.

•	Reduce total cost of ownership

By enabling high developer productivity through the use of our ubiquitous MySQL/ MariaDB SQL and NoSQL APIs and our on-demand expert remote DBAs, MariaDB database solutions significantly lower the cost and ease of application development. In addition, MariaDB Xpand, our distributed SQL database, scales horizontally using commodity hardware so customers do not need to acquire specialized hardware for highly demanding applications.

•	Fully managed cloud service with impressive price/performance

We deliver a single, fully managed cloud database service for virtually all database workloads, reducing the costs, time, and resources associated with managing multiple, incompatible databases from different vendors. SkySQL relieves users from many typical concerns like having to deal with faults, patches, and security issues. SkySQL also reduces the need for expert DBAs to be on staff to tune and maintain production databases.

Our Growth Strategy

We are pursuing our market opportunities in the DBMS market with growth strategies that include:

•	Acquiring new customers

We believe there is a substantial opportunity to continue to grow our customer base. As mentioned earlier, we see three primary growth vectors:

•	Growth through monetizing the widespread adoption of the MariaDB Community Server

•	Growth through organizations migrating to the cloud and adopting MariaDB database solutions because, among other things, it does not lock customers into a particular public cloud

•	Growth through the building of geo-distributed applications that require distributed SQL technology, namely MariaDB Xpand

As a result of these growth vectors, our direct sales prospects are often already familiar with MariaDB database solutions and may already be using our technology. While we sell to organizations of all sizes across a broad range of industries, our key focus is on enterprises that invest more heavily in their data infrastructure or application development or plan to move to the cloud. These organizations have a greater need for databases in a private data center, in the cloud, or in a hybrid data center/cloud model. We plan to continue to invest in our direct sales force to grow our larger enterprise subscription base, both domestically and internationally, with an expanded focus in Asia.

•	Driving usage of MariaDB SkySQL

In 2020, we introduced MariaDB SkySQL, our DBaaS offering. This fully managed cloud offering is an important part of our strategy to make MariaDB database solutions available everywhere and accelerate growth by leveraging the market momentum of cloud services. SkySQL allows us to generate revenue from the MariaDB Community Server by converting non-paying community users, who do not need all the additional benefits of MariaDB Enterprise Server, into paying customers because of the automation, attractive pricing and high availability of our fully managed cloud offering.

To accelerate adoption of our DBaaS, we have offered a free trial of MariaDB SkySQL that does not require a credit card to sign up and provides access to a range of powerful systems for transactions and analytics. We believe that by doing this, we have increased the number of users signing up and experiencing SkySQL, and ultimately turning into paying customers due to superior performance, price/performance and expert support. We plan to continue to add features like a “forever-free” tier and monitoring-as-a-service (MaaS) for private data center and cloud customers to attract additional interest and users.

•	Expanding sales within our customer base

We seek to grow sales with our current customers in several ways. As customers come to trust our database solutions and grow their use of our products and services to cover more of their applications, our customers generally increase their aggregate subscriptions with us. In addition, customers may expand their subscriptions as they migrate existing applications away from legacy databases, either doing so within the same organizational department or in other lines of their business or geographies. Further, as customers modernize their IT infrastructure, we expect them to increasingly migrate their applications to the cloud. Migration of applications to the cloud usually requires a cloud database running in the same cloud environment. This makes MariaDB SkySQL an excellent choice for all applications using a MariaDB database, as SkySQL is fully compatible with private data center versions of MariaDB, allowing for simple lift-and-shift migrations. Within our large customers, we believe that there is significant spend available for database products and services beyond what is currently spent with MariaDB, reflecting a significant growth opportunity within our existing customer base. One of our goals is to increase the number of customers that standardize on our database solutions within all or a larger portion of their organizations.

•	Extending product leadership and introducing new products

We intend to continue to invest in our product offerings with the goal of becoming the most widely deployed database solution for all who wish to store and access data in private data centers or in the cloud. We direct our product innovation toward initiatives intended to drive customer adoption and expansion, and to increase our addressable market by adding attractive, flexible features and products to our database solutions. For example, we have introduced a NoSQL interface in MaxScale that makes it easy for developers to switch from NoSQL databases to MariaDB. In addition, we introduced enhancements to Xpand, our distributed SQL database, that make it unnecessary to move data from an operational database to a data warehouse for operational analytics. We also intend to expand MariaDB SkySQL availability beyond AWS and Google Cloud to Microsoft Azure, Alibaba Cloud, and other geographically focused clouds.

•	Growing the MariaDB developer community

We have attracted a growing community of highly engaged developers, who have downloaded the MariaDB Community Server offering or used it straight from their Linux operating system (with most Linux distributions now including MariaDB as their default over Oracle MySQL). We believe that effective engagement of developers markedly increases our brand awareness. Engaged developers often become advocates for MariaDB, which can result in new enterprise customers selecting our database solutions and existing customers expanding their use of our products and services. We have garnered a large social following and use online events, streaming video and other forms of outreach, to help educate and attract a widening range of developers. We intend to continue to invest in the expansion of the MariaDB developer community.

•	Adding to and cultivating our partner ecosystem

We have built a partner ecosystem that we are rapidly expanding, including resellers, value-added resellers, independent software vendors, technology partners, and OEMs. We have done this largely based on inbound requests and commercial opportunities. We have recently put a partner team in place that is now actively managing our partner relationships, providing technical support, and recruiting new partners. Our partner ecosystem provides us with significant benefits, including lead generation, new customer acquisition, accelerated database deployment, and customer support. We intend to continue to expand and enhance our partner relationships to grow our market presence and drive greater sales efficiency, leveraging our partner marketing and sales team.

•	Entering new markets

We believe there is significant opportunity to expand the use of our database solutions outside of the United States, specifically in Asia, which over the last nine quarters has represented only 16% of our global revenue. There are a number of untapped economies globally that we have not reached into or had much exposure to. We plan to establish a presence in additional countries or partner with third parties to better serve markets like Singapore, South Korea, China and Australia.

Our Culture and Values

We believe in being intentional and deliberate about our culture as it is critical to our success. Our values guide us in every interaction with our employees, customers, partners, and other stakeholders. We have chosen to state our values as action-oriented phrases to emphasize the need to demonstrate these values on a day-to-day basis. At MariaDB, we commit to:

•	Do what we say we will do. We live up to our commitments. We recognize that what we do speaks louder than what we say.

•	Innovate and deliver superior quality work. We bring passion and enthusiasm to the work we do every day. We face each problem directly to find the most creative and cutting-edge solutions.

•	Come to the table with solutions. We are forward-thinking, bright people who think strategically and offer the best solutions for our customers.

•	Face challenges with optimism. We tackle challenges head-on with a viewpoint that anything can be solved with enough ingenuity and determination.

•	Have a bias towards action. We are accountable for our own commitments and follow through. We are not afraid to make decisions based on sound reasoning and data.

•	Collaborate rather than criticize. We work with our teammates to challenge our assumptions and collaborate to achieve the best outcome.

•	Practice open, real and respectful communication. We speak openly, sincerely and with respect. We foster innovation by valuing ideas from people with diverse backgrounds.

•

Check our egos at the door. We believe that everyone has a seat at the table and should feel welcome to share their ideas. Ideas and solutions are what are important, not the status of the individual delivering them.

•	Practice empathy. We foster open and safe communication, strive to ask questions and to be active listeners. We consider the experiences and perspectives of others to avoid judgment and assumptions.

•	Do the right thing, always. Conducting ourselves with the highest level of integrity, honesty and ethics is the foundation of everything that we do.

At MariaDB, our people embody our values. They contribute to our diverse and inclusive culture, which makes MariaDB one of the best places to work. Within the past couple of years, the leadership team at MariaDB has supported many successful employee-driven initiatives such as Women@MariaDB, culture-related celebrations like Women’s History Month and Pride Month, and continuing education training like our MariaDB Leadership Summit. We invest in each of our employees to feel empowered to challenge the status quo while also enabling them to grow in their careers. We frequently assess and reassess our initiatives to ensure the needs of our employees are met, which include but are not limited to, quarterly recharge days, flexible work environments and charitable commitments to meaningful organizations such as Ukraine Humanitarian Relief, Women In Tech, Geeks Rule and Out in Tech. We believe that culture is ever-evolving and as we continue to grow as a company, so does our commitment to our diverse and inclusive culture.

Customers

As of September 30, 2022, we had nearly 700 customers in more than 60 countries around the world, including over 100 customers with $100,000 or greater in ARR. Since databases are a critical data infrastructure in so many industries, we have customers across a wide range of industries, including financial services, government, technology, retail, telecommunications and transportation.

Competition

The market in which we operate is competitive and characterized by rapid changes in technology, customer requirements, and industry standards, with frequent introduction of new products and services. A number of other companies have developed products and services that compete with some or all of our products. At times, these competing offerings may also be complimentary with ours where customers deploy our database solutions alongside a competitor’s product or service. This may be done because the competing product only offers a partial solution or offers a single feature comparable to only a component of our complete database solutions.

We primarily compete with established relational database software providers, such as IBM, Microsoft and Oracle. We compete and partner with certain cloud providers, such as AWS, Google Cloud, Microsoft Azure, Alibaba Cloud, IBM Cloud and Oracle Cloud, that offer database functionalities or managed database services based on a variety of database technologies (including open source databases such as MySQL, MariaDB, or PostgreSQL). As we are building out our analytical offering, we expect to see more competition from analytical pure plays as well as the public cloud vendors. To a lesser extent, we compete with non-relational database providers, such as MongoDB and Couchbase. We expect competition to increase as other established and emerging companies enter the DBMS market, as customer requirements evolve, and new offerings and technologies are introduced.

We believe the primary factors of competition in the DBMS market include:

•	Mindshare with software developers, architects, and IT executives

•	Product capabilities, including reliability, scalability, performance, security and flexibility

•	Price and total cost of ownership

•	Flexible deployment model, including multicloud, cloud, private data center or hybrid

•	Ease of use and deployment

•	Breadth of workloads supported

•	Ease of integration with existing IT infrastructure, development frameworks and programming languages

•	Robustness of professional services and customer support

•	Adherence to industry standards and certifications

•	Size of user and customer base and level of user adoption

•	Strength of sales and marketing efforts

•	Brand awareness and reputation

We plan to continue to innovate and evolve our database solutions to make our offerings more attractive and able to deliver more benefits to current and potential customers. However, we could face significant risks to our business, financial condition, and results of operations, as a consequence of the strong, and in some cases better established and funded, competition.

Marketing, Sales and Partners

Our sales and marketing teams collaborate closely to drive awareness and adoption of our database solutions, accelerate customer acquisition and generate and increase revenue from customers. While we sell to organizations of all sizes across a broad range of industries, our key focus is on enterprises that invest more heavily in their data infrastructure or application development or plan to move to the cloud. These organizations generally have a greater need for databases in private data centers or in the cloud. We believe that we can grow our larger enterprise subscription base, both domestically and internationally, by continuing to invest in our direct sales force.

Our “go-to-market” model is focused on driving awareness and adoption of our database solutions with the goal of converting usage of MariaDB Community Server, participating in cloud migrations and supporting those organizations that build applications that require distributed SQL technology. To accelerate adoption of MariaDB database solutions, we are leveraging developer evangelism and education. Further, we are rapidly expanding our partner ecosystem of resellers, value-added resellers, independent software vendors, technology partners and OEMs by building out our partner marketing and sales team.

We designed the free MariaDB Community Server and our DBaaS offering to let developers use, experiment and evaluate our database solutions with little friction and at low cost. We believe this approach has contributed to our database solutions’ rising popularity within the developer community and with IT decision-makers and architects. As a result, our sales prospects are often already familiar with our database solutions and may have already built applications using our technology. To assess our most attractive commercial prospects, we employ a methodology and repeatable, data-driven approach to sales, with a performance management based on industry standard sales best practices. We also utilize advanced marketing technologies and processes to drive awareness and engagement that educate and convert prospects into customers, such as social media marketing, targeted paid digital advertising, personalized engagement and nurture tactics. As customers expand their usage of our database solutions, our relationships with them often expand to include technology and business leaders within their organizations. Our goal is to have organizations standardize their database needs by using MariaDB’s products and services as their single “go to” database solution.

MariaDB has developed strengthening global alliances and regional partnerships to facilitate further adoption into enterprise accounts. We believe resellers, value-added resellers, independent software vendors, technology partners and OEMs are keen to leverage MariaDB technology to grow their own businesses. Much like with our customers, our partnerships continue to broaden our access to the market and grow our business with our database solutions.

As of September 30, 2022, we had 148 employees in our sales and marketing organizations, and in fiscal years ended September 30, 2022 and 2021, we spent $27.9 million and $19.1 million, respectively, on sales and marketing.

Research and Development

Our research and development team is organized by product groups, each responsible for the design, development, testing and delivery of innovative technologies, features, integrations and improvements in a particular area of our database solutions. Research and Development employees are located primarily in Redwood City (U.S.), Seattle (U.S.), New York (U.S.), Sofia (Bulgaria) and Helsinki (Finland). Each product group is responsible for the full lifecycle of their products and services, including design, development, testing, integration and performance of new features and technologies. We continuously drive to innovate our products and services, and we put a significant emphasis on quality, performance and overall robustness of all our products and services.

As of September 30, 2022, we had 165 employees in our research and development organization, and in the fiscal years ended September 30, 2022 and 2021, we spent $35.4 million and $24.8 million respectively, on research and development.

Intellectual Property

Intellectual property rights are important to the success of our business. We rely on a combination of patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual protections, to protect our intellectual property rights, including our proprietary technology, software, know-how and brand.

As of September 30, 2022, we held five issued U.S. patents. Our issued patents are scheduled to expire between June 1, 2031 and October 15, 2034. As of September 30, 2022, we held six registered trademarks in the United States, and held six registered or protected trademarks in foreign jurisdictions. We continually review our development efforts to assess the existence and patentability of new intellectual property.

Although we rely on intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as contractual protections to establish and protect our proprietary rights, we believe that factors such as the technological and creative skills of our personnel, creation of new services, features and functionality and frequent enhancements to our database solutions are more essential to establishing and maintaining our technology leadership position.

Government Regulation and Compliance

We are subject to various federal, state, local and foreign laws and regulations and related enforcement, including those relating to data privacy, security and protection, intellectual property, employment and labor, anti-bribery, import and export controls, federal securities and tax. Additional laws and regulations relating to these areas likely will be passed in the future, and these or existing laws and regulations may be interpreted or enforced in new or expanded manners, each of which could result in significant limitations on ways we operate our business. New and evolving laws and regulations, and changes in their enforcement and interpretation, may require changes to our products and services, or to our business practices and relationships generally, and may significantly increase our compliance costs and otherwise adversely affect our business and results of operations. As our business expands to include additional products and services, and our operations continue to expand internationally, our compliance requirements and costs may increase, and we may be subject to increased regulatory scrutiny.

See the sections titled “Risk Factors—Risks Related to Our Technology and Intellectual Property” and “Risk Factors—Risks Related to Government Regulations” for additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations.

Our Employees

As of September 30, 2022, we had a total of 345 employees, including 186 employees located outside of the United States. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Facilities

Our principal executive office in Redwood City, California, consists of approximately 7,000 square feet of space under a lease that expires in July 2024. We lease seven other offices around the world for our employees, including in Austin (Texas), New York (New York), Seattle (Washington), Solana Beach (California), Espoo (Finland), London (United Kingdom) and Sofia (Bulgaria).

We lease all our facilities and do not own any real property. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

From time to time, we are involved in various legal and regulatory proceedings arising from the normal course of business activities. We are not presently a party to any litigation or regulatory proceeding the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending any such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation or regulatory proceeding cannot be predicted with certainty, and regardless of the outcome, any litigation or regulatory proceeding can have an adverse impact on us because of defense, settlement and other costs, diversion of management resources and other factors.

Glossary

Unless we otherwise indicate, or unless the context requires otherwise, any references in this prospectus to the following key business terms have the respective meanings set forth below:

ARM chips: ARM is a modern processor that uses a simple instruction set, has many more processor cores, costs less and consumes less power. It is seen as a next-generation processor.

Atomicity, Consistency, Isolation and Durability, or ACID: Database transaction requirements intended to guarantee validity even in the event of system crashes or power failures.

Basically Available, Soft State, Eventual Consistency, or BASE: Database processing germane to a NoSQL database that values availability but does not offer guaranteed consistency of replicated data.

Cloud database company: A technology company that primarily develops database products that operate on public or private cloud infrastructure.

DBA: Database Administrator, a person who manages databases and performs capacity planning, installation, configuration, database design, migration, performance monitoring and tuning, security design and testing, troubleshooting, backup and data recovery.

DBMS: Database Management Systems, systems that manage databases and perform capacity planning, installation, configuration, database design, migration, performance monitoring and tuning, security design and testing, troubleshooting, backup and data recovery.

Geo-distributed workloads: Applications that support real-time interactions across the globe simultaneously, like a global trading floor.

GPL: General Public License is a free, open source license for software that guarantees end users the ability to run, study, share and modify the software.

JavaScript Object Notation, or JSON: Provides a simple, lightweight, human-readable notation. Supports basic data types, such as numbers and strings and certain complex types, such as embedded documents and arrays.

Kubernetes: An open source container orchestration for automating deployment, scaling and management of containerized applications.

Lock-in: The concept that software vendors design their products so they can’t be used outside their system, essentially binding the customer to their ecosystem.

Multi-model: Multi-model databases can store, index and query data in more than one system.

Multi-writer: A database where any node can be written to and adds scale for reads and writes.

Node: A physical or virtual machine that hosts a single instance of a MariaDB database. For example, “Adding a node to a Xpand cluster,” means adding a physical or virtual machine to run another instance of MariaDB Xpand to scale out the cluster and provide a larger logical database with more capacity and higher performance.

NoSQL: Generally refers to a non-relational database, in which data is stored in a non-tabular format. NoSQL optimizes for flexible schemas and scale compromising data consistency and ACID properties.

OEM: Original Equipment Manufacturer sells software sold wholesale to third-party hardware and software vendors for integration into the vendor’s end product.

Operational database: A database that is used to store, modify, manage and update business information in real time with strong data consistency.

Private data center: Also referred to as “on premises,” provides dedicated infrastructure in a specific geography to a customer.

Primary-replica: Enables data from one database server (the primary) to be replicated to one or more other database servers (the replicas), in order to improve performance, support backup of different databases and alleviate system failures.

Public cloud: A geo-distributed cloud-native database that users can easily deploy and manage across any public system, such as Amazon Web Services, Microsoft Azure and Google Cloud.

Relational database: A relationship database that organizes data into tables that can be linked or related based on data common to each other. Allows users to retrieve an entirely new table from data in one or more tables with a single query.

Remote DBA: Employees of MariaDB, who securely access customer environments to perform database administration tasks on behalf of customers.

SQL: Structured Query Language, a standard language used to communicate with relational database management systems. Data is stored in tables.

System of record: Authoritative data source for a given data element or piece of information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context otherwise requires, references in this section to “MariaDB”, the “Company”, “we”, “us” or “our” refer to MariaDB Corporation Ab and its consolidated subsidiaries prior to the closing of the Business Combination described below.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements of MariaDB Corporation Ab and the related notes that appear elsewhere in this prospectus (the “MariaDB Audited Consolidated Financial Statements”). Some of the information contained in this discussion and analysis, including information with respect to our planned investments in our research and development, sales and marketing, payment of our debt, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” contained elsewhere in this prospectus for a discussion of forward-looking statements and important factors that could cause actual financial results and condition to differ materially from the results and condition described in or implied by the forward-looking statements contained in the following discussion and analysis. Additionally, our historical results and condition are not necessarily indicative of the financial results or condition that may be expected as of any other date or for any period in the future.

Overview

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching over a billion users through Linux distributions, downloaded over a billion times, and used across all types of use cases and industries. Built for all clouds (public, private and hybrid), our new generation relational database delivers the flexibility and elasticity businesses need in today’s world with the reliability and dependability necessary to power the most mission critical applications. Rooted in open source, MariaDB is open and transparent, working hand-in-hand with customers to solve their data storage and access challenges at a fraction of the cost of legacy databases.

We generate revenue primarily from two sources:

•

Subscriptions: subscriptions to MariaDB Enterprise solutions and SkySQL, our fully managed Database-as-a-service (“DBaaS”), which are sold in conjunction with post-contract support, or PCS. Our subscription agreements for Maria DB Enterprise solutions typically have terms of one to three years. MariaDB SkySQL subscriptions are available to customers on either a pay-as-you-go or one or multi-year subscription agreements. Our subscription agreements generally provide for future updates, upgrades, enhancements, and technical product support.

•	Services: professional services consisting primarily of consulting, training, remote database administration, and engineering architecture services.

MariaDB database solutions, including both MariaDB Enterprise and MariaDB SkySQL, are capable of supporting an organization’s growth, scaling to millions of users and millions of transactions per second with ease. The commercial components of our enterprise database solutions are the MariaDB Enterprise Server, MariaDB MaxScale, MariaDB Enterprise ColumnStore, and MariaDB Xpand, our distributed SQL database. These components, which can be installed by the customer on their specific hardware in a private data center or in a public cloud, are provided under a licensing framework that aims to protect our intellectual property and drive our software subscription model while still allowing for contributions to MariaDB open source code, which fosters a healthy, growing MariaDB ecosystem.

MariaDB SkySQL is a DBaaS in the cloud that enables customers to use MariaDB Enterprise Server, MariaDB Xpand or MariaDB ColumnStore analytical databases as a service, fully managed by MariaDB. This offering makes our database solutions available everywhere and offers enhanced growth opportunities by leveraging the market momentum of cloud services. MariaDB SkySQL can deploy and manage databases across Amazon Web Services (AWS) and Google Cloud (GCP) at scale with full availability redundancies.

To support our database solutions and increase customer satisfaction and retention, we provide professional services to aid our customers in making their applications on the MariaDB platform successful. Our service revenue accounted for 12% of our total revenue for each of the years ended September 30, 2022 and 2021. We continue to invest in our professional service offerings as part of our customer retention and expansion strategy.

Our database solutions are used globally by organizations of all sizes across a broad range of industries. We currently offer our products in the Americas, Europe, the Middle East, and Africa (“EMEA”), and Asia-Pacific, (“APAC”). Our revenue from those regions constituted 48%, 37%, and 15%, respectively, of our revenue for the year ended September 30, 2022, and 44%, 40%, and 16%, respectively, of our revenue for the year ended September 30, 2021. We believe international expansion represents a meaningful opportunity to generate further demand for our solutions in international markets. We plan to invest in our operations internationally to reach new customers by expanding in targeted key geographies where we believe there are opportunities for significant return on investment.

Business Combination

On January 31, 2022, we entered into the business combination agreement with APHC, Irish Holdco, and Merger Sub (as amended, the “Merger Agreement”).

Concurrently with the execution of the Merger Agreement, APHC and Irish Holdco entered into Subscription Agreements with the PIPE Investors pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Irish Holdco agreed to issue and sell to the PIPE Investors, an aggregate amount of 1,915,790 Ordinary Shares at the effective time of the Merger in exchange for an aggregate purchase price of $18.2 million, as set forth in the Subscription Agreements.

On December 16, 2022, certain transactions contemplated by the Merger Agreement were consummated. Pursuant to the Merger Agreement, (i) Merger Sub merged with and into APHC with APHC being the surviving entity and a subsidiary of Irish Holdco, or the Irish Domestication Merger; and (ii) MariaDB merged with and into Irish Holdco with Irish Holdco continuing as the surviving entity, or the Merger. In addition, the PIPE Investment was consummated. The Irish Domestication Merger, the Merger, and the other transactions contemplated by the Merger Agreement are collectively considered the “Business Combination.” In connection with the Business Combination, Irish Holdco changed its name to “MariaDB plc”. As soon as practicable following the Merger, APHC will be liquidated.

Recent Acquisition

On August 2, 2022, MariaDB entered into a stock purchase agreement and completed the acquisition of 100% of the outstanding equity of Sector 42 Technologies, Inc. (“Sector 42”) a corporation registered under the laws of the Province of Ontario, and CubeWerx Inc. (“CubeWerx”), a corporation registered under the laws of the Province of Ontario, for a total purchase price of $3.8 million, consisting of cash consideration of $1.7 million, $0.1 million of deferred cash consideration, and equity consideration of $2.0 million (in the form of 2,363,354 common shares of MariaDB). The purchase price was subject to certain customary adjustments (including closing date indebtedness and net working capital adjustments). As of September 30, 2022, the common shares were issued but not registered with the Finnish Trade Registrar (although in November 2022 such shares were registered). With this acquisition, MariaDB acquired technology for managing and publishing geospatial data via open web services. Geographic data and information are becoming increasingly important and critical to businesses everywhere. New drones, satellites and sensors are contributing to the growing amount of location-based and imagery data available. We intend to offer the geospatial product to enable customers to manage and consume this type of data through our fully managed cloud service, MariaDB SkySQL.

Key Factors Affecting Our Performance

Adoption of Our Cloud Platform. Our future success depends in part on the market adoption of MariaDB SkySQL, our fully managed DBaaS solution, and our ability to compete with hyperscalers like AWS or GCP. While we see growing demand for MariaDB SkySQL, many large enterprises have invested substantial financial, technical and human resources in their legacy database products, despite their inherent limitations. Although this makes it difficult to predict customer adoption rates and future demand, we believe that the benefits of our DBaaS solution should enable us to capture a meaningful portion of a large market opportunity. Further, while we are attracting customers who are dissatisfied with the scalability and availability delivered by hyperscalers and are attracted to a better price / performance ratio with MariaDB SkySQL, the public cloud companies have more resources at their disposal. We believe that our differentiated technology and intellectual property will enable us to win over a meaningful number of AWS and GCP customers.

Acquiring New Customers. We believe that there is significant opportunity to expand our customer base by continuing to make substantial investments in sales, marketing, and brand awareness. Our ability to attract new customers will depend on several factors, including our success in recruiting, training, retaining, and scaling our sales and marketing organization, as well as our ability to capitalize on the competitive dynamics of our target markets. While our database solutions are built for organizations of all sizes and industries, we intend to expand our direct sales force with a primary focus on increasing sales to large enterprises. Secondarily, sales force expansion will be necessary to cover a wider array of global markets that are currently underserved.

Expansion Within Our Existing Customer Base. We believe that there is also a significant opportunity to drive additional sales to existing customers, and we expect to invest in sales and marketing and customer success personnel and activities to achieve additional revenue growth from existing customers. Our customers may potentially expand their subscriptions to our database solutions as they migrate additional existing applications or build new applications, either within the same department or in other lines of business or geographies. Further, as customers modernize their information technology infrastructure and move to the cloud, they may migrate applications from legacy databases. Our goal is to increase the number of customers that standardize on our database within their organization.

Investing in Growth and Scale of our Business. We are focused on our long-term revenue potential. We believe that our market opportunity is large, and we will continue to invest significantly in scaling across all organizational functions in order to grow our operations both domestically and internationally. We have a history of introducing successful new features and capabilities on our platform, and we intend to continue to invest heavily to grow our business to take advantage of our expansive market opportunity rather than optimize for profitability or cash flow in the near term.

Impact of the Ongoing COVID-19 Pandemic

The worldwide spread of COVID-19 has created significant uncertainty in the global economy. There have been no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of COVID-19 and the extent to which COVID-19 continues to impact our business will depend on future developments, which are highly uncertain and difficult to predict.

While the full impact of the pandemic to our business remains unknown and we believe that our results of operations and financial condition have not been materially adversely impacted to date, we also believe that the pandemic has had some impact on our business. Our potential customers, existing customers, or partners may have experienced, or in the future could experience, downturns or uncertainty in their own business operations due to COVID-19, which may have affected or could affect purchasing and operating decisions.

In addition, the pandemic may have caused or cause potential customers to delay their purchasing decisions, or to extend their payment terms. In addition to the impact on customers, the pandemic has had some impact to our supply chain. In some instances, the timing of receipt of equipment ordered for internal use took much longer than normal, meaning cash was expended well before receipt of goods. Accordingly, our supply chain in the future may be disrupted, or we may be unable to obtain related equipment essential to our business on favorable terms or at all. However, based on the impact from the pandemic to date, we believe we have sufficient reserves to minimize any material impact to our business operations should such a disruption occur.

In response to the COVID-19 pandemic, on March 16, 2020, we temporarily closed our office in Redwood City, CA, enabled our workforce to work remotely, and implemented travel restrictions for non-essential business. These changes remained in effect until June 15, 2021, when we officially reopened our office. The changes we have implemented to date have not affected and are not expected to materially affect our ability to maintain operations, including financial reporting systems, internal controls over financial reporting, and disclosure controls and procedures. Furthermore, after the outbreak of COVID-19, we have seen slower growth in certain operating expenses due to reduced business travel and the virtualization or cancellation of customer and employee events.

The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations, cash flows, and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted. The global impact of COVID-19 continues to evolve, and we will continue to monitor the situation and the effects on our business and operations.

Key Business Metrics

We monitor the key business metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. The definition and calculation of the key business metrics discussed below may differ from other similarly titled metrics used by other companies, competitors, industry experts, securities analysts, and investors. The following sets forth our key business metrics for the periods presented:

($ in thousands)	For the year ended September 30,
	2022	2021
Total Annual Recurring Revenue	$50,223	$40,242
Total Net Revenue Retention Rate	107%	108%
Customers	697	571

Annual Recurring Revenue

We view Annual Recurring Revenue (“ARR”) as an important indicator of our financial performance and operating results given the renewable nature of our business. ARR does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled metrics presented by other companies.

We define ARR as the annualized revenue for our subscription customers, excluding revenue from nonrecurring contract services (e.g., time and material consulting services). For our annual subscription customers, we calculate ARR as the annualized value of their subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which we are negotiating a renewal).

In the event that we are negotiating a renewal with a customer after the expiration of their subscription, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new subscription or renewal, or until we are notified that the customer will not be renewing its subscription.

Additionally, a subset of customers under the MariaDB SkySQL subscription service offering has monthly pay-as-you-go contract terms. We calculate ARR as their monthly recurring revenue as of the measurement date, multiplied by 12. We consider these annualized pay-as-you-go revenues relevant in the determination of ARR as it aligns with our strategic goal to convert the pay-as-you-go customers to annual subscription customers.

Our calculation of ARR is not adjusted for the impact of any known or projected events that may cause any such contract not to be renewed on its existing terms. Consequently, our ARR may fluctuate within each quarter and from quarter to quarter. This metric should be viewed independently of U.S. GAAP revenue and does not represent U.S. GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for or forecast of revenue.

Net Revenue Retention Rate

We believe that net revenue retention rate is an important measure of the health of our business and our future growth prospects as it measures the growth in the use of our database by our existing subscription customers.

We calculate our dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all subscription customers as of 12 months prior to such period end, or prior period value. We then calculate the ARR from this same customer cohort as of the current period end, or current period value, which includes any growth in the value of subscriptions and reflects the growth or contraction in customer attrition over the prior 12 months. We then divide the current period value by the prior period value to arrive at our dollar-based net retention rate. The dollar-based net retention rate includes the effect of our subscriptions that expand, renew, contract, or terminate, but excludes ARR from new customers in the current period. Our dollar-based net retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Customers

We believe the number of customers is an important indicator of the growth in our business and future revenue trends. We calculate our total number of customers at the end of each period, and we include in this calculation each customer account that has an active subscription contract with us or with which we are negotiating a renewal contract at the end of a given period. Each party with which we enter into a subscription contract is considered a unique customer and, in some cases, a single organization may be counted as more than one customer (i.e., when two or more business units of an enterprise customer each enter into subscription contracts). We exclude pay-as-you-go customers from our calculation. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Key Components of Results of Operations

Revenue

We derive revenue primarily from subscriptions, and to a lesser extent, services.

Subscription revenue. Our subscription revenue is primarily derived from open source term-based software to MariaDB Enterprise Server and our other enterprise solutions integrated with post-contract support, or PCS, as well as DBaaS-based revenue from our SkySQL offering. PCS includes technical support and maintenance and the right to receive unspecified (when-and-if-available) updates, upgrades and enhancements during the subscription term. Because subscription contracts are generally structured with a one-year and/or multi-year commitments, we record a large portion of that revenue on our balance sheets as deferred revenue, which is then recognized ratably on our consolidated statements of operations and comprehensive loss over the term of the subscription. The non-cancelable term of our subscription arrangements typically ranges from one to three years (with the exception of some SkySQL customers who have month-to-month, or “pay-as-you-go” arrangements).

Revenue from SkySQL, our cloud-based offering, is based on usage-based minimum commitments and is recognized on a usage basis, as usage represents a direct measurement of the value to the customer of the subscription transferred as of a particular date relative to the total value to be delivered over the term of the contract. Pricing is based on the consumption of computational resources, network resources and storage resources. Customers have the option to pay monthly or annually based upon negotiated payment terms.

Services revenue. Services revenue consists of revenue from professional services, including remote database administration, engineering architecture, software installation, monitoring, maintenance, and reporting, as well as other services including consulting and training.

We expect our total revenue may vary from period to period based on, among other things, the timing and size of new subscriptions, the rate of customer renewals and expansions, delivery of professional services, ramp time and productivity of our sales force, the impact of significant transactions, seasonality, and fluctuations in customer consumption for our usage-based offering.

Cost of revenue

Cost of subscription revenue. Cost of subscription revenue consists of expenses for providing our database products and services to our customers. These expenses include third-party cloud infrastructure costs, network and bandwidth costs, credit card processing fees, and revenue share associated with selling third-party software tools. We expect our cost of subscription revenue to increase in absolute dollars and as a percent of revenue as our subscription revenue increases.

Cost of services revenue. Cost of services revenue primarily includes personnel-related costs, including salaries, bonuses, benefits, and stock-based compensation, for employees associated with our professional services, including our remote database administration and engineering architecture services, and travel-related costs. We expect our cost of services revenue to increase both in absolute dollars and as a percent of revenue as our services revenue increases.

Gross profit and gross margin

Gross profit. Gross profit represents revenue less cost of revenue.

Gross margin. Gross margin, or gross profit as a percentage of revenue, has been and will continue to be affected by a variety of factors, including the average sales price of our subscriptions and services, changes in our revenue mix, including the mix of revenue between our subscription and service offerings, volume-based pricing discounts for purchases of third-party cloud infrastructure services, and infrastructure optimization. We expect our gross margin to fluctuate over time depending on the factors described above.

Operating expenses

Our operating expenses consist of research and development (R&D), sales and marketing, and general and administrative expenses. Personnel-related costs are the most significant component of each category of operating expenses.

Research and development. Research and development expenses consist primarily of personnel-related costs, including salaries, bonuses, benefits and stock-based compensation, as well as contractor and professional services fees, software and subscription services dedicated for use by our research and development organization, and allocated overhead. We expect our research and development expenses will continue to increase in absolute dollars as our business grows and we continue to invest in our product and service offerings.

Sales and marketing. Sales and marketing expenses consist primarily of personnel-related costs, including salaries, sales commissions, bonuses, benefits, stock-based compensation, third-party costs related to marketing programs, and travel-related costs, as well as allocated overhead. Sales commissions are generally paid upfront on sales bookings; however, the timing of payment is based on sales incentive plans and customer contractual terms related to the underlying customer contract. The deferred commission amounts are recoverable through the future revenue streams under the non-cancelable customer contracts. For customer contracts greater than one year, commissions are deferred, recorded on the balance sheet and amortized over the life of the contract. Amortization of deferred commissions is included in sales and marketing expense in the consolidated statements of operations and comprehensive loss. Marketing programs consist of advertising, events, corporate communications, and brand-building and developer-community activities. We expect our sales and marketing expenses will increase in absolute dollars over time as we expand our sales force, increase our marketing resources, and expand into new markets.

General and administrative. General and administrative expenses consist primarily of personnel-related costs, including salaries, bonuses, benefits, and stock-based compensation associated with our finance, legal, human resources, and other administrative personnel. In addition, general and administrative expenses include non-personnel related costs, such as fees for professional services, and expenses associated with software and subscription services dedicated for use by our general and administrative functions. Following the closing of the Business Combination, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to SEC compliance and reporting obligations, and increased expenses for investor relations and professional services. We expect that our general and administrative expenses will increase in absolute dollars as our business grows.

Other (expense) income

Interest expense. Interest expense consists primarily of interest on short-and-long term debt on the consolidated balance sheets.

Change in fair value of warrant liabilities. Change in fair value of warrant liabilities includes remeasurement to fair value each reporting period of our warrant liabilities. We will continue to record adjustments to the fair value of the preferred share warrants until they are exercised, expire or at such time as the warrants qualify for equity accounting treatment. See “Critical Accounting Policies and Estimates—Warrant Liabilities” for further discussion.

Other income (expense), net. Other income (expense), net, consists primarily of foreign exchange gains and losses resulting from fluctuations in foreign exchange rates.

Income tax expense. Income tax expense consists primarily of federal and state income taxes in the United States and income taxes in certain foreign jurisdictions in which we conduct business. We assess the need for a valuation allowance against our deferred income tax assets. In assessing the ability to realize the deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. We believe it is more likely than not that the deferred tax asset will not be realized, and we have accordingly recorded a full valuation allowance as of September 30, 2022 and 2021.

Results of Operations

The following table sets forth our consolidated statements of operations for the periods indicated (amounts stated in thousands):

Overview for Years Ended September 30, 2022 and 2021

	Year Ended September 30,
	2022	2021
Revenue:
Subscription	$38,451	$31,806
Services	5,234	4,222
Total revenue	43,685	36,028
Cost of revenue:
Subscription	6,595	5,292
Services	6,966	4,334
Total cost of revenue	13,561	9,626
Gross profit	30,124	26,402
Operating expenses:
Research and development	35,416	24,828
Sales and marketing	27,938	19,065
General and administrative	15,161	8,485
Total operating expenses	78,515	52,378
Loss from operations	(48,391)	(25,976)
Other (expense) income:
Interest expense	(1,608)	(2,773)
Change in fair value of warrant liabilities	(5,712)	3,626
Other income (expense), net	7,141	(235)
Loss before income tax expense	(48,570)	(25,358)
Income tax expense	(81)	(84)
Net loss	$(48,651)	$(25,442)

Comparison of Years Ended September 30, 2022 and 2021

Revenue

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Revenue
Subscription	$38,451	$31,806	6,645	20.9%
Services	5,234	4,222	1,012	24.0%
Total revenue	$43,685	$36,028	7,657	21.3%

Subscription revenue

Subscription revenue increased by $6.6 million, or 20.9%, from $31.8 million for the year ended September 30, 2021 to $38.5 million for the year ended September 30, 2022. Approximately 67% of the increase in revenue was attributable to growth from existing customers with the remaining increase attributable to new customers. Our customer base grew from 571 customers as of September 30, 2021 to 697 customers as of September 30, 2022.

Services revenue

Services revenue increased by $1.0 million, or 24%, from $4.2 million for the year ended September 30, 2021 to $5.2 million for the year ended September 30, 2022. The increase in services revenue was primarily due to an increase in new engineering architecture and remote database administration services deals closed.

Cost of revenue, Gross profit and Gross margin

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Cost of revenue
Subscription	$6,595	$5,292	1,303	24.6%
Services	6,966	4,334	2,632	60.7%
Total cost of revenue	$13,561	$9,626	3,935	40.9%
Gross profit	30,124	26,402	3,722	14.1%
Gross margin	69.0%	73.3%	NA	NA

Cost of subscription revenue

Cost of subscription revenue increased by $1.3 million, or 24.6%, from $5.3 million for the year ended September 30, 2021 to $6.6 million for the year ended September 30, 2022. The increase in cost of subscription revenue was primarily due to a 79.7% increase in third-party hosting infrastructure related to growth in our customer base, a 59% increase in personnel-related costs associated with increased headcount, and a 24.8% increase in costs related to third-party tools.

Cost of services revenue

Cost of services revenue increased by $2.6 million, or 60.7%, from $4.3 million for the year ended September 30, 2021 to $7.0 million for the year ended September 30, 2022. The increase in cost of services revenue was due to personnel-related costs associated with increased headcount in our services organization.

Gross margin

Gross margin declined from 73.3% in the year ended September 30, 2021 to 69.0% for the year ended September 30, 2022. While services headcount at September 30, 2022 increased 50% from September 30, 2021, a portion of the headcount took on additional pre-sales work for which there was no corresponding revenue. This negatively impacted our overall gross margin.

Operating expenses

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Operating expenses
Research and development	$35,416	$24,828	10,588	42.6%
Sales and marketing	27,938	19,065	8,873	46.5%
General and administrative	15,161	8,485	6,676	78.7%
Total operating expenses	$78,515	$52,378	26,137	49.9%

Research and development

Research and development expense increased by $10.6 million, or 42.6%, from $24.8 million for the year ended September 30, 2021 to $35.4 million for the year ended September 30, 2022. The increase was primarily attributable to a $6.0 million increase in personnel-related expenses associated with the growth in headcount, a $4.0 million increase in costs associated with subscription services for use by our internal R&D organization, and a $0.6 million increase in other operating expenses such as travel and facilities.

Sales and marketing

Sales and marketing expense increased by $8.9 million, or 46.5%, from $19.1 million for the year ended September 30, 2021 to $27.9 million for the year ended September 30, 2022. The increase was primarily attributable to a $5.7 million increase in personnel-related expenses associated with the growth in headcount, a $2.2 million increase in demand generation and other marketing activities, the purpose of which is to drive growth in the pipeline with high-quality leads, and a $1 million increase in other operating expenses, including professional fees and travel associated with more in-person company events and conferences compared to the prior year.

General and administrative

General and administrative expenses increased by $6.7 million, or 78.7%, from $8.5 million for the year ended September 30, 2021 to $15.2 million for the year ended September 30, 2022. Professional fees grew $3.9 million due to the additional resources needed to effect the Business Combination and to effect the Series D Preferred Shares financing described in Note 8 to the MariaDB Audited Consolidated Financial Statements. In addition, personnel-related expenses grew $1.9 million, which includes headcount growth in all administrative areas to support growth in business activities, and other operating expenses grew $0.9 million, reflecting higher technology-related costs to support the business along with higher office and facilities expenses related to increases in annual rent and maintenance expenses.

Interest expense

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Interest expense	$(1,608)	$(2,773)	1,165	(42.0)%

Interest expense decreased by $1.2 million, or 42%, from $2.8 million for the year ended September 30, 2021 to $1.6 million for the year ended September 30, 2022. The decline was due to repayment in early 2022 of the Capital Loan with the European Investment Bank (“EIB”) described in Note 13 to the MariaDB Audited Consolidated Financial Statements, thus resulting in less amortization of debt discount.

Change in fair value of warrant liabilities

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of warrant liabilities	$(5,712)	$3,626	(9,338)	NM

Our warrant liabilities are remeasured at the end of each quarter to reflect changes in the fair value of warrant liabilities. Fair value is estimated using the Black-Scholes option-pricing model. The primary driver of the increase to change in fair value of warrant liabilities was the increase in fair value associated with the 2017

Series C Warrants held by EIB (“2017 Series C Warrants”) that were repurchased by the Company, subject to the maximum purchase price settlement of €8 million in the year ended September 30, 2022. The change in remaining unsettled warrants as of September 30, 2022 was driven by mark-to-market adjustment to reflect the fair value of the warrants. The change in fair value is recorded on the consolidated statement of operations until the warrants are exercised, expire, or other facts and circumstances lead the warrant liabilities to be reclassified to stockholders’ equity (deficit). For additional information, see Note 7 to the MariaDB Audited Consolidated Financial Statements.

Other income (expense), net

	For the year ended September 30,		Change
	2022	2021	$	%
	(in thousands)
Other income (expense), net	$7,141	$(235)	7,376	NM

Other income (expense), net increased by $7.4 million from ($0.2) million for the year ended September 30, 2021 to $7.1 million for the year ended September 30, 2022. The increase was related to currency exchange gains related to transactions denominated in a foreign currency.

Income taxes

The effective tax rate realized for each period was significantly below the statutory rate of 21%, as we incurred significant operating losses during each reporting period and did not recognize an income tax benefit associated with these losses because a full valuation allowance is maintained against our net deferred income tax assets in our primary taxable jurisdiction. Amounts reflected in income tax expense generally represent various foreign income taxes. Based on the weight of negative evidence and our projections of future taxable income, we expect to maintain our valuation allowance for the foreseeable future.

Non-GAAP Financial Measures

To supplement our financial results which are prepared and presented in accordance with U.S. GAAP, we provide investors with non-GAAP financial measures including Adjusted EBITDA and Adjusted EBITDA margin, as defined below. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of these measures as tools for comparison. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth below.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss before (1) interest expense, (2) income tax expense or benefit, (3) depreciation and amortization, (4) stock-based compensation, (5) change in fair value of warrant liabilities, and (6) other income (expense), net, and any other one-time non-recurring transaction amounts impacting the statement of operations during the relevant period. We believe that Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods. Our management uses Adjusted EBITDA to assess our operating performance and to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when considered together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations or outlook, such as the impact of our capital structure (primarily interest charges) and asset base (primarily depreciation and amortization), items outside the control of the management team (taxes), expenses that do not relate to our core operations, and other non-cash items, including stock-based compensation, unrealized gains and losses related to foreign currency translation (included in other income (expense), net), and changes in fair value of warrant liabilities. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Adjusted EBITDA margin means Adjusted EBITDA as a percentage of revenue determined in accordance with GAAP. We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by total GAAP revenue. We believe that Adjusted EBITDA margin helps us to better understand MariaDB’s normalized operating performance (excluding certain non-indicative items) in the context of GAAP revenue providing management with important supplemental information in understanding business efficiency and trends.

Our calculation of Adjusted EBITDA and Adjusted EBITDA margin may differ from how other companies, including companies in our industry, calculate these or similarly titled non-GAAP measures, which could reduce the usefulness of these measures as tools for comparison. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including our net loss and other GAAP results.

($ in thousands)	For the year ended September 30,
	2022	2021
Net Loss	$(48,651)	$(25,442)
Adjustments:
Interest expense	1,608	2,773
Income tax expense	81	84
Depreciation and amortization	584	546
Stock-based compensation	1,870	518
Change in fair value of warrant liabilities	5,712	(3,626)
Other income (expense), net	(7,141)	235
Adjusted EBITDA	$(45,937)	$(24,912)
Net Loss Margin	(111)%	(71)%
Adjusted EBITDA Margin	(105)%	(69)%

Liquidity and Capital Resources

To date, our primary sources of liquidity are from the collection of proceeds from the subscriptions of customers, funds raised through private placements of equity securities, and debt borrowings. In January 2022, we completed an equity financing in which we raised gross proceeds totaling $103.8 million from the issuance of our Series D Preferred Shares.

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations, and other commitments, with cash flows from operations and other sources of funding. Our primary short-term requirements for liquidity and capital relate mainly to employee compensation and benefits, funds for general working capital, expenses relating to the Business Combination, debt interest payments, and redemption of EIB’s remaining 2017 Series C Warrants as described below. Our primary long-term liquidity needs are related to potential acquisitions and the repayment of our loans. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of our operating cash flows.

We have incurred losses and generated negative cash flow from operations since inception, including the years ended September 30, 2022 and 2021. As of September 30, 2022, we had an accumulated deficit of $200.3 million.

As of September 30, 2022, we had $4.8 million in cash and cash equivalents and $26.0 million of short-term investments. We do not believe our existing cash and cash equivalents, short-term investments, cash provided by sales of database subscriptions, and sales of our services will be sufficient to meet our projected operating requirements and capital expenditures over the next 12 months following the date on which the MariaDB Audited Consolidated Financial Statements were issued. We believe that this raises substantial doubt about our ability to continue as a going concern. As a result of our growth plans, both domestically and internationally, we expect that losses and negative cash flows from operations will continue in the future. Our future capital requirements may depend on many factors, including our subscription revenue growth rate, subscription renewals, billing timing and frequency, the timing and extent of spending to support development efforts, the expansion of sales and marketing activities, the need for necessary technology and operating infrastructure to support the business, the introduction of new and enhanced database features and functionality, and the continued market adoption of our database solutions. We may in the future pursue acquisitions of businesses, technologies, assets and talent, which may also require additional capital.

We have not been and are not currently profitable and cannot provide assurance that we will ever be profitable. We are likely to be required to seek additional equity or debt financing. Our liquidity may be significantly affected because of our access to cash through debt or equity markets potentially proving challenging due to recent volatility in the capital markets, the rising interest rate environment, changes in customer traffic, higher costs due to inflation, and labor shortages. Additional financing from outside sources may not be available on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies or businesses, our competitive position could weaken, and our business, growth prospects, financial condition, and results of operations could be materially adversely affected. See Note 1 to the MariaDB Audited Consolidated Financial Statements for additional information on this assessment.

In connection with the consummation of the Business Combination, APHC received requests for redemption from the holders of 26,292,557 Class A Ordinary Shares of APHC and used $266.3 million in proceeds from the trust account established in connection with APHC’s IPO to redeem such shares, such that the remaining $2.6 million from the APHC trust account was available to MariaDB after the closing. In addition, MariaDB raised proceeds of $18.2 million from the consummation of the PIPE Investment. We anticipate that our cash, cash equivalents, short-term investments, and cash provided by sales of database subscriptions and services will not be sufficient to meet our projected working capital and operating needs. We anticipate needing to raise additional capital to meet our projected working capital, operating needs, and debt repayment for periods after June 30, 2023. Our future capital requirements will also be dependent on the same factors described above with respect to MariaDB, as well as other factors, including increased costs associated with being a public company. Additional debt or equity financing may not be available to us on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to expand its operations and invest in new technologies or businesses, its competitive position could weaken, and its business, growth prospects, financial condition and results of operations could be materially adversely affected.

Deferred Revenue

We typically invoice our subscription customers annually in advance. Therefore, a substantial source of our cash is from such prepayments, which are included on our consolidated balance sheets as deferred revenue. Deferred revenue consists of billed fees for our subscriptions, prior to satisfying the criteria for revenue recognition, which are subsequently recognized as revenue in accordance with our revenue recognition policy. As of September 30, 2022, we had total deferred revenue of $31.6 million, and a remaining performance obligation of $55.4 million. We expect to recognize revenue on approximately 47.3% of these remaining performance obligations over the next 12 months. Our subscription contracts are recognized ratably over the contract terms; accordingly, the majority of our noncurrent remaining performance obligation is expected to be recognized in the next 13 to 36 months, with the remainder recognized thereafter.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Leases

We have non-cancelable operating lease contracts primarily for facilities for office use expiring from November 2022 to October 2024, some of which include options to extend the lease. Leases of facilities generally have lease terms between 1 and 5 years. As of September 30, 2022, we had fixed minimum lease payments of $0.7 million.

Debt

R&D loan

On April 1, 2015, we entered into a R&D loan agreement with the Finnish State Treasury (“R&D Loan”) in the aggregate amount of €0.5 million for research and development purposes. The R&D Loan accrued interest at 1.0% per annum with a maturity date of November 9, 2022. These funds were used to support our R&D efforts.

The Company fully repaid the R&D Loan on the maturity date.

Loan facility agreement with European Investment Bank

On April 7, 2017, we entered into a loan facility agreement (the “Facility”) with EIB in the aggregate principal amount not exceeding €25 million for the purpose of financing certain research and development and growth-related expenditures. The Facility is structured partly as a capital loan of €10 million (“Capital Loan”), and partly as a term loan of €15 million (“Term Loan”).

The Term Loan was disbursed on October 11, 2019 and has a maturity date of October 11, 2023. The Term Loan accrues interest between 6.0%-9.5% per annum, depending on MariaDB’s monthly recurring revenue. The effective interest rate on the Term Loan for the years ended September 30, 2022 and 2021 was 6.0%. As of September 30, 2022, we had an aggregate principal amount of $14.6 million (€15 million) of long-term debt.

The Capital Loan was disbursed on April 28, 2017 and had an original maturity date of April 28, 2021. No interest was required to be accrued or paid on the Capital Loan under its original terms. On April 26, 2021, the Capital Loan was amended to extend the maturity date to the earlier of (i) December 31, 2021 or (ii) the date falling 15 days after a new equity financing, and required interest accruing at a rate of 12.0% per annum from April 28, 2021 through maturity.

In December 2021, we amended our Facility to extend the maturity date of the Capital Loan to the earlier of (i) June 30, 2022 or (ii) 30 days after a new equity financing. On March 2, 2022, in connection with the Series D Preferred Shares financing described in Note 8 to the MariaDB Audited Consolidated Financial Statements, the Capital Loan became due. We repaid the outstanding principal of $11.6 million and accrued interest of $1.1 million.

Under the terms of the Facility, EIB was issued 2017 Series C Warrants with a put option. The original terms provided EIB the right (no earlier than 30 days prior to the maturity date of the Capital Loan) to require us to purchase a substantial portion of the warrants, with our obligation capped at the maximum amount of €8 million in connection with the exercise of the put option. On August 8, 2022, we received written notice from EIB exercising its put option under its 2017 Series C Warrants described in Note 7 to the MariaDB Audited Consolidated Financial Statements. As a result of EIB’s exercise of its put option, we were required to repurchase 5,000,194 warrants at the maximum purchase price of €8 million. During the fourth quarter of the year ended September 30, 2022, we net settled the warrants subject to the put option at a purchase price of $7.7 million. The remaining 2017 Series C Warrants held by EIB were settled upon consummation of the Business Combination as described in Note 19 to the MariaDB Audited Consolidated Financial Statements.

Cash Flows

The following table presents a summary of our cash flows for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2022	2021
Net cash provided by (used in)
Operating activities	$(50,324)	$(18,537)
Investing activities	$(27,829)	$(419)
Financing activities	$82,592	$26

Operating activities

Cash used in operating activities consists mainly of our net loss adjusted for certain non-cash items, including stock-based compensation, depreciation of property and equipment, changes in fair value of warrant liabilities, amortization of acquired intangible assets, non-cash operating lease costs, amortization of deferred commissions, amortization of debt discount, loss on extinguishment of debt, net foreign exchange differences, and changes in operating assets and liabilities during the period.

For the year ended September 30, 2022, cash used in operating activities was $50.3 million, primarily consisting of our net loss of $48.7 million, adjusted for non-cash losses of $9.5 million, offset by net cash outflows of $11.2 million related to changes in our operating assets and liabilities. Non-cash losses included $1.5 million of unrealized foreign currency gains, offset by a change in the fair value of warrant liabilities of $5.7 million and other normal recurring non-cash charges. The main driver of the changes in operating assets and liabilities was a result of deferred equity issuance costs currently classified to prepaid expenses in anticipation of the Business Combination.

For the year ended September 30, 2021, cash used in operating activities was $18.5 million, primarily consisting of our net loss of $25.4 million, adjusted for non-cash charges of $0.4 million and net cash inflows of $6.5 million provided by changes in our operating assets and liabilities. Non-cash charges consisted of a $3.6 million gain on the change in fair value of warrant liabilities, which was offset by other normal non-cash charges. The main driver of the changes in operating assets and liabilities was an inflow resulting primarily from increased deferred revenue related to prepaid contract arrangements, partially offset by a related increase in deferred commissions.

Investing activities

Cash used in investing activities for the year ended September 30, 2022 was $27.8 million. The cash outflow resulted from the purchase of short-term investments of $35.3 million, the payment of $1.7 million representing the cash portion of the purchase price of the CubeWerx and Sector 42 acquisition, and the purchase of property and equipment to support operations of $0.3 million, offset by the subsequent sale of a portion of the short-term investments of $9.4 million.

Cash used in investing activities during the year ended September 30, 2021 was $0.4 million, resulting from the purchase of property and equipment to support operations.

Financing activities

Cash provided by financing activities for the year ended September 30, 2022 totaled $82.6 million and consisted of net proceeds for issuance of preferred stock of $95.5 million, net proceeds for the issuance of convertible notes of $5.0 million, and proceeds from the exercise of share options of $1.1 million, offset by the repayment of borrowings under the EIB Capital Loan of $11.2 million and settlement of a portion of EIB’s 2017 Series C Warrants for $7.7 million.

Cash provided by financing activities for the year ended September 30, 2021 was an immaterial amount and consisted of proceeds from stock option exercises, offset by principal repayments of long-term debt.

Qualitative and Quantitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

Interest Rate Risk

As of September 30, 2022, we had cash and cash equivalents of $4.8 million. On January 31, 2022, we closed our Series D Preferred Shares financing. Currently, the remaining related funds along with our other cash balances are held in cash accounts and short-term investments. Our short-term goal is to invest a portion of our cash in short-to-medium term investments in accordance with the investment parameters laid out in our Investment Policy Strategy. Currently we have little exposure to market risk due to fluctuations in interest rates but may in the future depending on the nature of our investments. The rate of interest on our EIB Term Loan that was disbursed on October 11, 2019 is not tied to fluctuations in interest rates; therefore, any change in market rates is not expected to impact the current interest rate on the Term Loan.

As of September 30, 2022, we had investment securities consisting of $26.0 million in U.S. Treasury Bills, all of which mature by December 2022. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Foreign Currency Exchange Risk

We conduct business in several locations outside of the U.S. with a portion of our operating expenses denominated in the currencies of the countries in which our operations are located. These include Europe, United Kingdom, Canada, and India, among others. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. We have experienced and will continue to experience fluctuations in foreign exchange gains (losses) related to changes in foreign currency exchange rates, which may be significant. In the event our foreign currency denominated assets, liabilities, revenue, or expenses increase, our results of operations may be more greatly affected by fluctuations in the exchange rates of the currencies in which we do business. We have not engaged in the hedging of foreign currency transactions to date, although we may choose to do so in the future.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, as well as related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results and condition could differ from these estimates.

While our significant accounting policies are more fully described in Note 2 “Summary of Significant Accounting Policies” to the MariaDB Audited Consolidated Financial Statements, we believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates and therefore involve a greater degree of estimation uncertainty.

Revenue Recognition

We derive our revenue from (1) database-related subscription solutions, including term license and post-contract customer support, (2) consumption-based database-as-a-service offerings, and (3) professional services that include remote database administration, engineering architecture, software installation, monitoring, maintenance, and reporting, in addition to other services including consulting and training.

We recognize revenue in accordance with Accounting Standards Codification, Revenue from Contracts with Customers, when a contract with a customer exists, the control of the promised goods or services is transferred to our customers and the performance obligation has been satisfied, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. The determination of distinct performance obligations may require judgment.

Our contracts with customers often contain multiple performance obligations that require an allocation of the transaction price to each performance obligation based on a relative standalone selling price. If the standalone selling price is not determinable, an estimate is used. We recognize revenue as the performance obligation is satisfied.

Determining whether products and services are considered distinct performance obligations that should be accounted for separately, versus together, may require judgment. For arrangements that contain multiple performance obligations we allocate the transaction price to the various performance obligations based on standalone selling price, or SSP. Therefore, judgment is required to determine SSP for each distinct performance obligation. We utilize several inputs when determining SSP, including sales of goods and services sold on a standalone basis, our overall pricing strategies, market conditions and data, including the geographic locations in which the products and services are sold, the useful life of our products, and market data. We may modify our go-to-market practices in the future, which may result in changes to SSP for one or more of our performance obligations. Any such changes to SSP could impact the pattern and timing of revenue recognition for identical arrangements executed in future periods but will not change the total revenue recognized for any given arrangement.

We have certain revenue contracts that involve the use of third-party vendors. As part of our product and service offerings, we offer our customers with optional add-on tools that enable customers to utilize these third-party applications with our products. As such, these contracts with customers involve both the purchase and sale of services with the third-party vendor counterparty. In these arrangements, we assess each contract to determine if the revenue and expense should be presented on a gross or net basis. The determination as to whether revenue should be reported gross of amounts billed to customers (gross basis) or net of payments to the third vendors (net basis) requires judgment, which is based on our assessment of whether we are acting as the principal or an agent in the transaction. We have determined that we act as the principal with the optional add-on tools provided by vendors because we are the primary obligor in the arrangement, we direct the use of the add-on features, we establish pricing, and we establish and maintain a direct relationship with the customer. Based on these and other factors, we report revenue from contracts that involve the use of third-party vendors on a gross basis.

Goodwill Impairment Assessment

Goodwill represents the excess of cost over fair value of identified assets acquired and liabilities assumed by MariaDB in an acquisition of a business. The determination of the value of goodwill and intangible assets arising from a business combination requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired. We test goodwill for impairment at least annually or more frequently whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. We use qualitative factors to determine whether it is more likely than not (likelihood of more than 50%) that the fair value of a reporting unit exceeds its carrying amount, including goodwill. Some of the qualitative factors considered in applying this test include consideration of macroeconomic conditions, industry and market conditions, cost factors affecting the business, and overall financial performance of the business. If qualitative factors are not deemed sufficient to conclude that it is more likely than not that the fair value of the reporting unit exceeds its carrying amount, then a one-step approach is applied in making an evaluation. The evaluation utilizes multiple valuation methodologies, including a market approach (market price multiples of comparable companies) and an income approach (discounted cash flow analysis). The computations require management to make significant estimates and assumptions, including, among other things, selection of comparable companies, the discount rate applied to future earnings reflecting a weighted average cost of capital, and earnings growth assumptions. A discounted cash flow analysis requires management to make various assumptions about future sales, operating margins, capital expenditures, working capital and growth rates. If the evaluation results in the fair value of the reporting unit being lower than the carrying value, an impairment charge is recorded.

Changes in the technology industry occur frequently and quickly. Therefore, there can be no assurance that a charge to operating expenses will not occur as a result of future goodwill impairment tests. To date, we have not recorded any impairment charges related to our goodwill.

Warrant Liabilities

We account for our preferred share warrants issued in connection with various financing transactions based upon the characteristics and provisions of the instrument. The preferred share warrants were issued for no cash consideration as detachable freestanding instruments but can be converted to convertible preferred shares at the holder’s option based on the exercise price of the warrant. However, the deemed liquidation provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the control of MariaDB.

We recognize warrants to purchase shares of our convertible preferred shares as warrant liabilities, measured at fair value at inception and subsequently re-measured each reporting period with fair value gains and losses recognized in the consolidated statements of operations and comprehensive loss. We estimate the fair value of these liabilities using the Black-Scholes option pricing model and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for expected volatility, expected life, yield, and risk-free interest rate. We will continue to adjust the liability for changes in fair value until the earlier of the exercise of the warrants, the expiration of the warrants, or until such time as the warrants are no longer considered a liability.

Stock Based Compensation

We recognize stock-based compensation expense for all stock awards based on the grant-date fair value of the awards. We use the Black-Scholes option pricing model for valuing stock option awards. The fair value of an award is recognized as an expense ratably over the requisite service period. We account for forfeitures as they occur.

The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common shares, the expected term of the option, the expected volatility of the market, risk-free interest rates, and the expected dividend yield of our common shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

Common Stock Share Valuations

The fair value of the common shares underlying our stock-based awards has historically been determined by our board of directors with input from management and corroboration from contemporaneous third-party valuations. We believe that our board of directors has the relevant experience and expertise to determine the fair value of our common shares. Given the absence of a public trading market of our common shares, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common shares at each grant date. These factors include:

•	Contemporaneous valuations of our common shares performed by independent third-party specialists;

•	The prices, rights, preferences, and privileges of our convertible preferred shares relative to those of our common shares;

•

The prices paid for common or convertible preferred shares sold to third-party investors by us and prices paid in secondary transactions for shares repurchased by us in arm’s-length transactions, including any tender offers;

•	The lack of marketability inherent in our common shares;

•	Our actual operating and financial performance;

•	Our current business conditions and projections;

•	The hiring of key personnel and the experience of our management;

•	The history of our company and the introduction of new products;

•	Our stage of development;

•	The likelihood of achieving a liquidity event, such as an initial public offering (IPO), a merger, or acquisition of our company given prevailing market conditions;

•	The operational and financial performance of comparable publicly traded companies; and

•	The U.S. and global capital market conditions and overall economic conditions.

In valuing our common shares, the fair value of our business was determined using various valuation methods, including combinations of income and market approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate that is derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in our cash flows. The market approach estimates value based on a comparison of our company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of our company.

For each valuation, the fair value of our business determined by the income and market approaches was then allocated to the common shares using either (1) current value method, (2) the probability-weighted expected return method, or the (3) the option-pricing method. Based on the analysis of these allocation methods, it was concluded that the Option Pricing Method was the most likely to provide meaningful valuation information.

Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable public companies, and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common shares.

For valuations after the closing of the Business Combination, our board of directors will determine the fair value of each Ordinary Share based on the closing price of the Ordinary Shares as reported on the date of grant.

Income Tax Provision

The provision for income taxes in the historical consolidated statements of operations and comprehensive loss consists of local and foreign income taxes. Following the Business Combination, we will be subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to our allocable share of any taxable income that will flow through to its interest holders, including us.

Taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period when the change is enacted.

Deferred tax assets are reduced by a valuation allowance when it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the realizability of our deferred tax assets, we review all available positive and negative evidence, including reversal of deferred tax liabilities, potential carrybacks, projected future taxable income, tax planning strategies, and recent financial performance. As we have sustained a cumulative pre-tax loss, we considered it appropriate to maintain a full valuation allowance against our deferred tax assets at September 30, 2022 and 2021, respectively. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. Release of the valuation allowance could result in the recognition of certain deferred tax assets and liabilities in the period the release is recorded. However, the exact timing and amount of the valuation allowance release are subject to change on the basis of the level of profitability that we are able to actually achieve.

U.S. GAAP requires us to recognize tax benefits in an amount that is more-likely-than-not to be sustained by the relevant taxing authority upon examination. We analyze our tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where we are required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, we determine that uncertainties in tax positions exist that do not meet the minimum threshold for recognition of the related tax benefit, a liability is recorded in the combined financial statements. We recognize interest and penalties, if any, related to unrecognized tax benefits as general and administrative expenses in the consolidated statements of operations. If recognized, the entire amount of unrecognized tax positions would be recorded as a reduction in the provision for income taxes.

Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions, including evaluating uncertainties under U.S. GAAP. We review our tax positions quarterly and adjust our tax balances as new information becomes available.

Business Combinations

We apply the provisions of ASC 805, Business Combinations, in accounting for our acquisitions. We allocate the fair value of purchase consideration to the tangible and intangible assets acquired, and liabilities assumed, based on their estimated fair values. The excess fair value of purchase considerations over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, our management makes significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain identifiable assets include, but are not limited to, the selection of valuation methodologies, expected future cash flows, discount rates, customer attrition rates, and useful lives. While we use our best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, our estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the business acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of a business acquisition’s measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to our consolidated statements of operations.

Although we believe that the assumptions and estimates we have made in the past have been reasonable and appropriate, they are based in part on historical experience and information obtained from the management of the acquired companies and are inherently uncertain. Unanticipated events and circumstances may occur that may affect the accuracy or validity of such assumptions, estimates or actual results.

Recent Accounting Pronouncements

For more information, see Note 2 to the MariaDB Audited Consolidated Financial Statements.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the JOBS Act. The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an “emerging growth company” to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, for new or revised accounting standards applicable to public companies, we will be subject to an extended transition period until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Ordinary Shares that are held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have a total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) September 30, 2026.

Additionally, we will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Ordinary Shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Ordinary Shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

MANAGEMENT

Executive Officers and Board of Directors

The following persons serve as our executive officers and directors:

Name	Age	Position
Michael Howard	62	Chief Executive Officer and Director
Jon Bakke	51	Chief Revenue Officer
Franz Aman	60	Chief Marketing Officer
Roya Shakoori	45	General Counsel and Corporate Secretary
Alexander B. Suh	61	Chair of the Board
Theodore T. Wang	55	Director
Christine Russell	73	Director
Harold R. Berenson	65	Director
Jurgen Ingels	51	Director

Executive Officers

Michael Howard served as Chief Executive Officer and a director of Legacy MariaDB from December 2015 until the completion of the Business Combination and has served as our Chief Executive Officer and a director since the completion of the Business Combination. Prior to that, Mr. Howard served as CEO of C9 Inc., a provider of SaaS applications, through its acquisition by InsideSales.com. Mr. Howard previously served as Chief Marketing Officer at Greenplum (now Pivotal), the big data division of EMC Corporation, a provider of enterprise storage systems, software and networks, as well as CEO at Ingrian Networks and OuterBay Technologies. In addition, he served as Vice President and General Manager, Internet Division at Veritas Technologies, a data management company, and Vice President, Data Warehousing and Integration Technologies at Oracle Corporation, a global technology company. Mr. Howard studied Slavic Languages and Literature and Computer Science from the University of California, Berkeley. As our Chief Executive Officer and with his broad experience in the software, including database solutions, industry, we believe Mr. Howard is qualified to serve as a member of our board of directors.

Jon Bakke served as Chief Revenue Officer of Legacy MariaDB from May 2017 until completion of the Business Combination and has served as our Chief Revenue Officer since the completion of the Business Combination. Mr. Bakke previously was an Executive Vice President, including of Worldwide Sales, at MarkLogic Corporation, a database solutions company, from 2011 to 2017. Prior to that, he worked in management at several technology-based companies, including Oracle Corporation, where he helped provide critical business systems to a wide range of industries across the globe. Mr. Bakke holds a Master’s degree in Music Performance from East Carolina University and a BA in Music Performance from St. Cloud State University.

Franz Aman served as Chief Marketing Officer of Legacy MariaDB from February 2018 until the completion of the Business Combination and has served as our Chief Marketing Officer since the completion of the Business Combination. In addition, Mr. Aman was founder of The Marketing Data Lake Company, a marketing company focused on B2B, which was in operation from February 2017 through December 2020. Previously, he served as Senior Vice President, Marketing Strategy and Operations for Informatica, an enterprise data management company, from 2013 to 2017. Prior to that, Mr. Aman held numerous management positions with leading technology companies, including SAP, BusinessObjects, BEA Systems, SGI and Sun Microsystems. Mr. Aman holds a degree in Geophysics from Ludwig-Maximilians-Universität, Munich, Germany.

Roya Shakoori served as General Counsel and Corporate Secretary of Legacy MariaDB from November 2022 until the completion of the Business Combination and has serve as our General Counsel and Corporate Secretary since the completion of the Business Combination. Prior to that, she served as General Counsel of Turntide Technologies, Inc., a sustainability-focused electrification company, from March 2021 through November 2022.

From July 2017 through March 2021, she held numerous senior legal positions at ChargePoint, Inc., including Vice President of Legal. From 2015 to 2017, she was a Partner at Binder & Malter LLP. She has over seventeen years of legal experience, including law firm restructuring experience and experience in-house working with Silicon Valley start-up technology and sustainability companies. Ms. Shakoori holds a J.D. from Lincoln Law School and a B.A. in Sociology from the University of California, Davis.

Directors (other than Michael Howard)

Alexander B. Suh served as a member of the board of directors of Legacy MariaDB from 2012 until the completion of the Business Combination and has served as chair of our board of directors since the completion of the Business Combination. Mr. Suh is a founding Managing Director of California Technology Ventures, LLC, a Southern California venture capital firm focusing on, among other things, information technology, and has served as a Managing Director since 1999. Mr. Suh is also a founding Managing Director of J.J. Jacobs Enterprises, LLC and Jacobs Capital Group, LLC, a Pasadena, California-based venture capital firm and a fund-of-fund firm that offers strategic partnerships with California Technology Ventures, where he has served as a Managing Director between 1993 and 2005, respectively. In addition, Mr. Suh served or has served on numerous for-profit and non-profit boards over the years, including serving on the board of AIVITA Biomedical, Inc., a cell therapy research and development company, since 2016, Gamevice, a game controller designer and engineer, since 2017, and ClearFlow Inc., a company offering a suite of cardiac clearance technologies, since 2011. Mr. Suh graduated from the University of Denver’s School of Business with a BSBA in Management. We believe Mr. Suh is qualified to serve on our board of directors given his extensive experience in investment and finance, including in the information technology industry, as well as his broad range of service on company boards, including his service on the Legacy MariaDB board of directors and the knowledge that service brings to our board of directors.

Dr. Theodore T. Wang has served as a member of our board of directors since the completion of the Business Combination and served as a director of Mangomill prior to completion of the Business Combination. Dr. Wang was a co-founder of APHC and served as the chairman of the APHC board of directors and chief executive officer of APHC from January 2021 until the completion of the Business Combination. Dr. Wang is the co-manager of the Sponsor. Dr. Wang has more than 25 years of experience in finance and investing. He was a Partner of Goldman Sachs, where he held many leadership positions over the course of his 18-year tenure. He joined Goldman Sachs in 1996 and was named Managing Director and Head of U.S. Convertibles Trading in 2002. In 2006, he was named a Partner and Co-Head of U.S. Stock Trading, Stock Options Trading, Convertibles Trading, Risk Arbitrage and Franchise Risk Management. In 2009, he became Global Co-COO of One Delta Trading, and in 2012 became the unit’s Global Co-Head as well as Co-Head of Equities Trading for the Americas. Upon retiring from Goldman Sachs in 2014, Dr. Wang founded Puissance Capital Management, an asset management firm primarily focusing on investing in innovative healthcare companies in the United States and China. In 2014, he founded Angel Pond Capital LLC, which became an operational broker/dealer firm in 2017 and focuses on advisory services in the life science sector. Dr. Wang serves on the board of one other U.S. public company, Bellerophon Therapeutics, and serves on the board of a privately-held company in China, Angel Pharmaceuticals, which he co-founded. He also serves as an independent director on the Audit Committee of Fiduciary Trust Company, a Division of Franklin Templeton. Dr. Wang previously served as an independent director of Tracon Pharmaceuticals, Inc. until June 2019, of ViewRay, Inc. until July 2019 and of Ekso Bionics Holdings, Inc. until February 2021. Dr. Wang holds a Ph.D in Physics from the University of Minnesota, an MBA from the University of Texas, Austin, and a B.S. from Fudan University in Shanghai, China. He is a trustee of the Dunhuang Foundation, and a member of Committee of 100, an organization of distinguished Chinese Americans with a mission to improve US-China relations. We believe that Dr. Wang is qualified to serve on our board of directors because of his deep financial expertise and his many years of experience in leadership roles, including board positions.

Christine Russell served as a member of the board of directors of Legacy MariaDB from July 2022 until the completion of the Business Combination and has served as a member of our board of directors since the completion of the Business Combination. From July 2018 to September 2020, Ms. Russell served as CFO of PDF Solutions, Inc., a SaaS software company in the semiconductor industry. From March 2015 to March 2018, she was CFO of UniPixel, Inc., a touch sensor film company. Prior to that, Ms. Russell held numerous senior financial management positions, including as CFO, at numerous companies, including Vendavo, Inc., EAG, Inc., Virage Logic, OuterBay Technologies, Ceva, Inc., and Cygnus Solutions. She led the successful IPOs of Persistence Software and Valence Technology. Since 2005 and 2017, respectively, Ms. Russell has served on the board of directors and as audit committee chair of QuickLogic Corporation, a public company in the semiconductor industry, and eGain Corporation, a public company providing customer service infrastructure software solutions. In addition, she joined the board of AXT, Inc., a public company in the semiconductor industry, in December 2019. Ms. Russell has also served on the board of iCoin Technology since March 2021. She is the Past President of Financial Executives International (Silicon Valley Chapter), Past President of the National Association of Corporate Directors (Silicon Valley Chapter), and Past President and Chairman Emeritus of Silicon Valley Directors Exchange. Ms. Russell holds a B.A. and M.B.A. in finance from the University of Santa Clara. We believe Ms. Russell is qualified to serve on our board of directors given her extensive financial and management experience as an executive at multiple public companies and numerous fund-backed companies, as well as her broad range of service on public and private company and other boards, and the deep knowledge that service brings to our board of directors.

Harold R. Berenson served as a member of the board of directors of Legacy MariaDB from September 2022 until the completion of the Business Combination and has served as a member of our board of directors since the completion of the Business Combination. Mr. Berenson is the founder of Gaia Platform, a platform for developing applications for Autonomous Machines, and served in this role from March 2018 to March 2022. He is the President of True Mountain Group, LLC, a software engineering and management consultancy that he founded in 2002. Mr. Berenson served as VP, Relational Database Services at Amazon Web Services from August 2014 to October 2017. He was the co-founder and President of PredictableIT, a SaaS/infrastructure-as-a-service startup, from January 2005 to October 2006. Mr. Berenson is a former senior engineering executive at Microsoft Corporation, and served as Distinguished Engineer from November 2006 to October 2010, and as General Manager from April 1994 to April 2002. Prior to this, he served as Senior Consulting Engineer at Digital Equipment Corporation for 18 years. Mr. Berenson served on the board of directors of Auger.AI, a private company focused on automated machine learning, from December 2017 to March 2022. We believe Mr. Berenson is qualified to serve on our board of directors given his extensive technical and management experience, including in the cloud computing industry.

Jurgen Ingels served as a member of the board of directors of Legacy MariaDB from May 2020 until the completion of the Business Combination and has served as a member of our board of directors since the completion of the Business Combination. Mr. Ingels is the Founder and Managing Partner of SmartFin, a growth stage private equity fund that he founded in December 2014. Prior to that, Mr. Ingels was the Founder and Chief Financial Officer of Clear2Pay, a global payments software technology company, from 1999 until October 2014, when it was acquired by FIS Global. Mr. Ingels previously held the position of Senior Investment Manager at Dexia NV/S.A. from 1997 to 2001. Mr. Ingels has served on the board of directors of Materialise, a public company in the 3D printing/additive manufacturing sector, since November 2013. He has been an advisory board member of NPM Capital since March 2022 and has served on the Investment Committee of Tioga Capital Partners since July 2020. Mr. Ingels currently serves on numerous private company boards and has been a member of different audit committees, including Ghelamco, since June 2017, Itineris, since May 2012 and Projective, since December 2011. Mr. Ingels holds a Master of Science degree in Political and Social Sciences and an MBA from the University of Antwerp. We believe Mr. Ingels is qualified to serve on our board of directors given his extensive experience in investment and finance, as well as his broad range of service on company boards, including his service on the Legacy MariaDB board of directors and the knowledge that service brings to our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance

Composition of the Board of Directors

Pursuant to the Irish Companies Act and our Amended Memorandum and Articles of Association, our board of directors is responsible for the management of our business and serves as the ultimate decision-making body of the Company except for those matters reserved under Irish law to our shareholders. Our board of directors oversees our management team to whom it has delegated the power to manage our day-to-day operations. While our board of directors’ oversight role is very broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance, risk, and compliance, as well as assessing management and making changes as circumstances warrant. In certain of these areas, responsibility will be conferred on the board of directors’ committees, which in turn will be responsible for reporting to our board of directors on their activities and actions.

In accordance with the terms of our Amended Memorandum and Articles of Association, our board of directors will establish the authorized number of directors from time to time by resolution, which number shall not be less than two. Our board of directors currently consists of six members. In accordance with our Amended Memorandum and Articles of Association, our board of directors is divided into three classes: Class I, Class II and Class III. The term of the initial Class I directors will terminate at the conclusion of our 2023 annual general meeting; the term of the initial Class II directors will terminate at the conclusion of our 2024 annual general meeting; and the term of the initial Class III directors will terminate at the conclusion of our 2025 annual general meeting. At each annual general meeting beginning with our 2023 annual general meeting, all of the directors of the class of directors whose term expires at the conclusion of that applicable annual general meeting will retire from office unless re-elected, and re-elected directors and successors to that class of directors will be elected for a three-year term.

Our board of directors is divided among the three classes as follows:

•	the initial Class I directors are Christine Russell and Jurgen Ingels, and their terms will expire at the annual general meeting to be held in 2023;

•	the initial Class II directors are Harold R. Berenson and Theodore T. Wang, and their terms will expire at the annual general meeting to be held in 2024; and

•	the Class III directors are Alexander B. Suh and Michael Howard, and their terms will expire at the annual general meeting to be held in 2025.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes in order to maintain the number of directors in each class as nearly equal as possible or as the chair of our board of directors may otherwise direct. In no case will a decrease in the number of directors shorten the term of any incumbent director.

A director shall generally hold office until the conclusion of the annual general meeting for the year in which such director’s term expires and until such director’s successor shall be elected, subject to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, generally, can only be filled by (i) the decision of a majority of the directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed in accordance with our Amended Memorandum and Articles of Association as the maximum number of directors, or (ii) by a vote of the shareholders of the Company in a general meeting.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of the management or a change in control of the Company.

Director Independence

Our Ordinary Shares and Public Warrants are listed on the NYSE. Under the rules of the NYSE, independent directors must generally comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a material relationship with the listed company. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and certain other rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and certain other rules of the NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under other applicable rules of the NYSE, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that the member of a compensation committee is independent, including following consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Based on the determination of our board of directors, each of our directors is considered an “independent director” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act, other than Dr. Wang and Mr. Howard due to his position as our Chief Executive Officer.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is to provide informed oversight of our risk management processes as designed and implemented by our management. Our board of directors does not currently have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through, and with appropriate updates from, the various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic, business plan and capital risk exposures, while our Audit Committee has the responsibility to consider and discuss our enterprise risk management and major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with applicable financial, legal and regulatory requirements. Our Compensation and Human Resources Committee assesses and monitors whether our compensation and human resources plans, policies and programs comply with applicable legal and regulatory requirements and consider related risks. Our Governance and Sustainability Committee oversees our overall corporate governance profile and ratings, composition and structure of our board of directors and its committees, and director independence, as well as environmental, social and other governance-related matters, and considers related risks.

Committees of the Board

Our board of directors has an Audit Committee, Compensation and Human Resources Committee and Governance and Sustainability Committee. The composition and some of the duties and responsibilities of each of these committees are described below. Members of these committees will serve until their resignation or retirement or until as otherwise determined by our board of directors.

Audit Committee

Christine Russell, Jurgen Ingels, and Alexander B. Suh serve as members of our Audit Committee. Under the NYSE listing standards and rules and applicable SEC rules, the members on the Audit Committee must generally be independent. Our board of directors has determined that each of Christine Russell, Jurgen Ingels, and Alexander B. Suh are independent under the NYSE listing standards and rules and applicable SEC rules. Christine Russell serves as the Chair of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that each of Christine Russell, Jurgen Ingels, and Alexander B. Suh qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for, among other things, the following matters:

•	assisting our board of directors in overseeing the corporate accounting and financial processes;

•

selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements and determining the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing and overseeing our policies and processes on risk assessment and risk management, including enterprise risk management;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and disclosure controls and procedures;

•	reviewing policies, processes and matters regarding related person transactions;

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm; and

•	reviewing legal and related matters that could have a significant impact on our financial statements and compliance with applicable laws.

Our board of directors has adopted a written charter for the Audit Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.

Compensation and Human Resources Committee

Jurgen Ingels and Harold R. Berenson serve as members of our Compensation and Human Resources Committee. Under the NYSE listing standards and rules, the members on the Compensation and Human Resources Committee must generally be independent. Our board of directors has determined that each of Jurgen Ingels and Harold R. Berenson is independent and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Jurgen Ingels serves as the Chair of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee is responsible for, among other things, the following matters:

•	reviewing, approving and determining the compensation of our executive officers, including the Chief Executive Officer, and certain other key employees;

•	reviewing, approving and determining compensation and benefits, including equity awards, to non-employee directors for service on our board of directors or any committee thereof;

•	reviewing, approving and, in certain situations, making recommendations to our board of directors regarding incentive compensation and equity compensation plans and other compensatory arrangements;

•	administering our equity and various other benefit plans, including incentive plans;

•	establishing and reviewing general policies and the overall philosophy relating to compensation and benefits of our employees; and

•	reviewing our strategies and policies relating to human capital management, including with respect to workplace environment and culture, pay equity and talent attraction and retention.

Our board of directors has adopted a written charter for the Compensation and Human Resources Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.

Governance and Sustainability Committee

Alexander B. Suh and Christine Russell serve as members of our Governance and Sustainability Committee. Under the NYSE listing standards and rules, the members on the Governance and Sustainability Committee must generally be independent. Our board of directors has determined that Alexander B. Suh and Christine Russell are both independent. Alexander B. Suh serves as the Chair of the Governance and Sustainability Committee. The Governance and Sustainability Committee is responsible for, among other things, the following matters:

•

identifying (including taking into consideration the diversity of our board of directors), evaluating and selecting, or making recommendations our board of directors regarding, nominees for election to the board and its committees, as well as regarding who shall chair such bodies;

•	periodically evaluating the performance of our board of directors and its committees, including individual directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and other governance matters;

•	overseeing our programs, policies and practices relating to environmental, social and governance (“ESG”) matters;

•	reviewing developments in corporate governance practices, including those relating to ESG matters, and evaluating the adequacy of our corporate governance practices and reporting; and

•

overseeing sustainability matters, including through the review of relevant metrics, emerging trends, overall performance, risks and opportunity assessments, and management processes related to our ESG initiatives.

Our board of directors has adopted a written charter for the Governance and Sustainability Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address governance related matters, such as the qualifications and responsibilities of directors and director candidates and corporate governance policies and standards. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including the Chief Executive Officer and other executive and senior financial officers. The full texts of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on Governance Documents tab of the Investor Relations section of our website at www.mariadb.com. In addition, we will post amendments to our Code of Business Conduct and Ethics and any required disclosures and related waivers for directors and officers, on the same website.

Compensation and Human Resources Committee Interlocks and Insider Participation

None of the members of our Compensation and Human Resources Committee has ever been an executive officer or employee of MariaDB or Legacy MariaDB. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of our board of directors or the Compensation and Human Resources Committee.

Limitation on Liability and Indemnification of Directors and Officers

The Amended Memorandum and Articles of Association provides our board of directors with discretion to indemnify directors, officers, and certain other key persons when determined appropriate by our board. For more information regarding director and officer indemnification, see the section titled “Description of Securities—Limitation of Liability and Indemnification.”

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers who are identified in the Summary Compensation Table below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that may be adopted following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion. For purposes of this section of the prospectus, “MariaDB” refers to MariaDB Corporation Ab and its subsidiaries prior to the completion of the Business Combination and refers to MariaDB plc and its subsidiaries following completion of the Business Combination, as the context requires. In some cases, “Legacy MariaDB” is used to refer to MariaDB Corporation Ab prior to the consummation of the Business Combination.

Overview of Executive Compensation

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for MariaDB’s principal executive officer and its two other most highly compensated executive officers whose total compensation for fiscal year 2022 exceeded $100,000, who were serving as executive officers as of September 30, 2022, the end of MariaDB’s last fiscal year, and who continue to serve as executive officers of following completion of the Business Combination. We refer to these individuals as “named executive officers.”

We expect that our executive compensation program will evolve to reflect our status as a newly publicly traded company, while still supporting our overall business and compensation objectives. We have retained an independent executive compensation consultant to help advise on the executive and non-employee director compensation program.

Fiscal Year 2022 Compensation of Named Executive Officers

For the fiscal year ended September 30, 2022, MariaDB’s named executive officers were the following, each of whom served in the position listed below at both Legacy MariaDB and its U.S. subsidiary, MariaDB USA:

•	Michael Howard, Chief Executive Officer

•	Jon Bakke, Chief Revenue Officer

•	Franz Aman, Chief Marketing Officer

The objective of MariaDB’s executive compensation program is to provide a total compensation package that enables MariaDB to attract, retain and motivate outstanding individuals, align the interests of the executive officers with those of MariaDB’s shareholders and encourage individual and collective contributions to the successful execution of MariaDB’s short-term and long-term business strategies. The compensation program for MariaDB’s named executive officers includes base salary, incentive bonuses and stock options, as well as participation in employee benefit plans generally available to all employees. Legacy MariaDB’s board of directors generally approved the compensation of the named executive officers.

Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions and prior experience. Please see the “Salary” column in the Summary Compensation Table for the base salary amounts paid to the named executive officers for their services in fiscal years 2022 and 2021.

Annual Incentive Compensation

MariaDB offers an annual incentive program for its executive officers to incentivize them to achieve financial and operating performance metrics. Annual incentive target opportunities may be set as either a percentage of an executive officer’s base salary or as a fixed dollar amount. For fiscal years 2022 and 2021, Mr. Howard’s target bonus opportunity was equal to 50% of base salary. The target bonus opportunities for each of Mr. Bakke and Mr. Aman were equal to 100% and 50% of base salary, respectively, for such years. Bonuses are typically paid quarterly based on achievement of performance goals and subject to the named executive officer’s continued employment until the payment date. The bonus opportunities for Mr. Howard were based on a combination of annual recurring revenue (“ARR”) goals (as such term “ARR” is described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) for each of the quarters of fiscal years 2022 and 2021 and an EBITDA goal for each such fiscal year, with the goals weighted 80% and 20%, respectively, for each fiscal year. Mr. Bakke’s and Mr. Aman’s bonus opportunities for all quarters of fiscal years 2022 and 2021 were based solely on ARR.

MariaDB Equity Awards

MariaDB has historically granted equity awards to its employees, including to its named executive officers, in the form of stock options, to attract, retain and incentivize employees and align their interests with those of shareholders. Stock options are typically granted to employees upon hire and thereafter on a discretionary basis generally by either MariaDB’s board of directors or, with respect to grants to the non-executive employees, the compensation committee of MariaDB’s board of directors. While vesting schedules can vary, stock options granted to employees generally vest over a period of four years, with 25% vesting on the one-year anniversary of the vesting commencement date for the award and the remainder vesting over the next 12 quarters, subject to the employee’s continuous employment or service through each vesting date. Certain options granted to the named executive officers are eligible for accelerated vesting upon a change of control, described below under “—Employment Agreements and Offer Letters.” The Business Combination did not constitute a change of control for which accelerated vesting of outstanding options applied.

Options were granted with an exercise price equal to at least the fair market value of the underlying shares on the grant date, with the exercise price denominated in Euros prior to the Business Combination. No options were granted to the named executive officers in fiscal year 2022. In fiscal year 2021, Mr. Howard was granted a stock option for 740,000 shares on March 31, 2021, and Mr. Aman was granted a stock option for 20,000 shares on December 10, 2020. Mr. Bakke did not receive an option grant in fiscal year 2021. Please see the “Option Awards” column in the Summary Compensation Table, including the footnotes thereto, for information about stock options granted to the named executive officers in the years indicated. The Outstanding Equity Awards at 2022 Fiscal Year-End table also contains information about options held by the named executive officers as of the end of fiscal year 2022.

Employee Benefits

MariaDB’s named executive officers receive health and welfare benefits under the same broad-based benefit plans as other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance and eligibility to participate in MariaDB’s 401(k) Plan.

MariaDB maintains a tax-qualified 401(k) Plan which allows eligible participants in the United States to defer a percentage of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. During fiscal years 2022 and 2021, MariaDB did not provide any matching or company contributions to the plan, and participants were always fully vested in their contributions to the plan. MariaDB does not maintain, sponsor or otherwise have any liability with respect to any defined benefit pension plan or nonqualified deferred compensation plan.

SUMMARY COMPENSATION TABLE

The following table provides information regarding the total compensation awarded to, earned by or paid to MariaDB’s named executive officers during the fiscal years ended September 30, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael Howard	2022	362,500	—	—	—	173,688	(2)	—	133,250	(3)	669,438
Chief Executive Officer	2021	362,500	—	—	58,960	174,040		—	—		595,500
Jon Bakke	2022	279,167	—	—	—	273,042	(2)	—	—		552,209
Chief Revenue Officer	2021	270,000	—	—	—	257,783		—	—		527,783
Franz Aman	2022	295,833	—	—	—	115,928	(2)	—	—		411,761
Chief Marketing Officer	2021	290,000	—	—	1,649	105,022		—	—		396,671

(1)

The amounts in this column represent the aggregate grant date fair value of options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718) rather than the amounts paid to or realized by the named executive officers. Assumptions used in the calculation of these amounts are described in note 9 of the consolidated financial statements of Legacy MariaDB included in this Current Report on Form 8-K.

(2)

Bonus amounts are based on achievement of ARR goals and, for Mr. Howard, also EBITDA goals for the four quarters of fiscal year 2022. $142,031 of the bonus payable to Mr. Howard was based on achievement of ARR goals and $31,657 was based on achievement of EBITDA goals for fiscal year 2022.

(3)	Reflects tax reimbursement in connection with option exercise.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding equity awards held by MariaDB’s named executive officers as of September 30, 2022, without adjustment to reflect the Exchange Ratio in connection with the Business Combination. Except for stock options, the named executive officers held no other equity awards as of September 30, 2022.

Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date
Michael Howard	12/01/2015	1,938,322	—		0.08	12/01/2025
	10/29/2019	771,431	1,282,469	(2)	0.10	10/29/2029
	03/31/2021	185,000	462,500	(3)	0.17	03/31/2031
Jon Bakke	06/22/2017	2,105,693	—		0.10	12/13/2027
Franz Aman	03/30/2018	206,428	—		0.10	03/30/2028
	12/10/2020	8,750	11,250	(4)	0.17	12/10/2030

(1)	The exercise prices are denominated in Euros. The amounts reported have been converted from Euros to U.S. dollars based on a September 30, 2022 conversion ratio of $0.9785 U.S. dollar for each Euro.
(2)

This option vests as follows: 12.5% vests on the date that is six months from the vesting commencement date and the remainder vests in equal quarterly installments thereafter for 14 quarters, subject to continuous employment or service through each vesting date.

(3)	This option vests as follows: 6.25% vests each quarter following the vesting commencement date, subject to continuous employment or service through each vesting date.
(4)

This option vests as follows: 25% vests on the first anniversary of the vesting commencement date and the remainder in equal quarterly installments thereafter for three years, subject to continuous employment or service through each vesting date.

Employment Agreements and Offer Letters

We have entered into offer letters or employment agreements with each of our named executive officers, the terms of which are described below. Each of MariaDB’s named executive officers is also a party to MariaDB’s Confidential Information and Invention Assignment Agreement. We plan to enter into new employment agreements with each of the named executive officers to govern the terms of their continuing employment following the completion of the Business Combination.

Michael Howard

Initial Offer Letter. Michael Howard entered into an offer letter with Legacy MariaDB, dated November 4, 2015, to serve as Chief Executive Officer of MariaDB USA, Inc. The terms of the offer letter applied until October 2022, at which time the board of directors of Legacy MariaDB approved new compensation terms for Mr. Howard. Under the offer letter, Mr. Howard’s base salary is $300,000, subject to at least annual review. Mr. Howard is eligible to participate in MariaDB’s management performance bonus plan with a target bonus amount of up to 50% of base salary, with performance objectives to be established and measured on a semiannual basis. Bonus payments are subject to Mr. Howard’s continued employment on the payment date. In connection with commencement of employment, Mr. Howard was eligible to receive an initial stock option for that number of shares equal to 5.5% of MariaDB’s then fully diluted ordinary shares (including an additional grant granted in 2016 to maintain his equity holdings at 5.5% of MariaDB’s fully diluted ordinary shares).

Mr. Howard’s employment is at will, provided that if Mr. Howard’s employment is terminated other than for cause (as defined in the offer letter), death or permanent disability, six months’ written notice is required and health care coverage will be provided for an additional six months. Mr. Howard is permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, subject to the terms of those plans, to the extent that those or similar benefit plans are made available to employees.

In the event of a change of control or a sale of all or substantially all of MariaDB’s assets, outstanding options accelerate in vesting by two years and the vesting schedule of any then remaining unvested options is shortened by two years. In addition, if Mr. Howard’s employment terminates within six months following, or three months prior to, a change of control, all outstanding options fully accelerate in vesting. Accelerated vesting is subject to Mr. Howard’s execution of MariaDB’s standard form of release of claims agreement.

Amended Compensation Terms. In October 2022, the board of directors of Legacy MariaDB approved new compensation terms for Mr. Howard, effective as of October 1, 2022, to more closely align his compensation with that of market peers. MariaDB intends to enter into an employment agreement with Mr. Howard that will reflect the new compensation terms. Under the new compensation terms, Mr. Howard is eligible to receive an annual base salary of $425,000, subject to periodic review, and a target bonus of 53% of annual base salary.

If MariaDB terminates Mr. Howard’s employment without cause or Mr. Howard resigns for good reason, in either case not in connection with a change of control, Mr. Howard is eligible to receive the following: (i) 12 months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) prorated annual bonus based on performance through the final quarter employed, and (iii) reimbursement of COBRA premiums for 12 months after termination or, if earlier, until Mr. Howard ceases to be eligible for COBRA or Mr. Howard becomes eligible for group health insurance coverage from another employer.

If within three months prior to, on or within 12 months after a change of control, MariaDB terminates Mr. Howard’s employment without cause or Mr. Howard resigns for good reason, Mr. Howard is eligible to receive the following: (i) a lump sum payment equal to 12 months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) annual target bonus, (iii) a lump sum payment equal to 12 months of COBRA premiums and (iv) full accelerated vesting of all then outstanding compensatory equity awards. (The Business Combination is not a change of control for purposes of the foregoing severance.)

The foregoing severance is subject to effectiveness of a release of claims by Mr. Howard no later than 60 days after termination, Mr. Howard’s compliance with his continuing obligations to MariaDB and its affiliates, and his resignation from all positions he then holds with MariaDB and its affiliates. Following completion of the Business Combination, the foregoing compensation terms may be further reviewed by MariaDB.

Jon Bakke. Jon Bakke entered into an offer letter with Legacy MariaDB, effective May 15, 2017, to serve as Chief Revenue Officer of MariaDB USA. Under the offer letter, Mr. Bakke’s base salary was initially set at $250,000 and is subject to annual review, and he is eligible to participate in MariaDB’s annual sales commission plan, with an initial target annual commission of $250,000, with no upper limit. In connection with commencement of employment, Mr. Bakke was eligible to receive an initial stock option for 2,105,693 shares. The stock option vests as to 25% of the total shares on the first anniversary of the vesting commencement date of June 22, 2017 and in equal quarterly installments thereafter for three years, subject to Mr. Bakke’s continued employment through each vesting date. Mr. Bakke’s employment is at will, subject to two weeks’ prior notice of termination. To the extent eligible, Mr. Bakke is permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, to the extent that those or similar benefit plans are made available to employees.

In the event of a change of control, 50% of the unvested portions of outstanding options become vested, subject to Mr. Bakke’s execution of MariaDB’s standard form of release of claims agreement.

The terms of Mr. Bakke’s offer letter are binding on any successor to MariaDB. Following termination of employment, Mr. Bakke is subject to a one-year non-solicitation covenant.

Effective as of August 1, 2022, Mr. Bakke’s annual base salary was increased to $325,000 and his maximum bonus remained at 100% of his base salary.

Franz Aman. Franz Aman entered into an offer letter with Legacy MariaDB, effective February 12, 2018, to serve as Chief Marketing Officer of MariaDB USA. Under the offer letter, Mr. Aman’s base salary was initially set at $280,000 and is subject to annual review. Mr. Aman is eligible to participate in MariaDB’s management performance bonus plan, with an initial target bonus of $100,000 and performance objectives to be established and measured on a quarterly basis. Bonus payments are subject to Mr. Aman’s continued employment on the payment date. In connection with commencement of employment, Mr. Aman received an initial stock option for 1,651,492 shares. The stock option vests as to 25% of the total shares on the first anniversary of the vesting commencement date of March 30, 2018 and in equal quarterly installments thereafter for three years, subject to Aman’s continued employment through each vesting date. Mr. Aman’s employment is at will, subject to two weeks’ prior notice of termination. To the extent eligible, Mr. Aman is permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, to the extent that those or similar benefit plans are made available to employees.

In the event of a change of control, 50% of the unvested portions of outstanding options will become vested, subject to Mr. Aman’s execution and non-revocation of MariaDB’s standard form of release of claims agreement. In the event Mr. Aman’s employment is terminated by MariaDB for any reason other than for cause (as defined below), death or permanent disability, he will be entitled to a lump sum cash payment equal to 25% of his annual base salary. Mr. Aman will similarly be eligible to receive such severance if within 12 months of the closing of a change of control, his employment is involuntarily terminated by MariaDB or its successor other than for cause or his role is materially diminished and he chooses not to accept such materially diminished role. Payment of the foregoing severance is subject to Mr. Aman’s execution and non-revocation of MariaDB’s standard form of release of claims agreement and return of all company property in Mr. Aman’s possession, custody or control.

Under the offer letter, “cause” generally means Mr. Aman’s (i) material breach of any written agreement between Mr. Aman and MariaDB, if such breach causes material harm to MariaDB; (ii) material failure to comply with MariaDB’s written policies or rules, as in effect from time to time during employment, if such failure causes material harm to MariaDB; (iii) repeated failure to follow reasonable and lawful instructions from MariaDB; (iv) commission, conviction of, or plea of guilty or no contest to, a felony under the laws of the United Sates or any state if such felony is work-related, materially impairs Mr. Aman’s ability to perform services for MariaDB, or results in a material loss to MariaDB or material damage to the reputation of MariaDB; (v) misappropriation of funds or property of Maria DB; (vi) serious and repeated violations of MariaDB policies or standards of conduct; or (vii) gross or willful misconduct resulting in a material loss to Maria DB or material damage to the reputation of MariaDB.

The terms of Mr. Aman’s offer letter are binding on any successor to MariaDB. Following termination of employment, Mr. Aman is subject to a one-year non-solicitation covenant.

Effective as of August 1, 2022, Mr. Aman’s base salary was increased to $325,000 and his maximum bonus remained at 50% of his base salary.

Potential Payments Upon Termination or Change of Control

For a description of potential payments and benefits upon a termination or a change of control for the named executive officers, please see “—Employment Agreements and Offer Letters” above. For a discussion of the treatment of outstanding Legacy MariaDB Equity Awards under the MariaDB equity incentive plans in the Merger (including those held by our named executive officers), please see the section titled “—Equity Incentive Plans—Prior Plans” below.

Transaction Bonuses

In connection with completion of the Business Combination, Mr. Howard received a transaction bonus in the amount of $150,000 in January 2023. No other named executive officers received a transaction bonus.

Equity Incentive Plans

Prior Plans

MariaDB has granted stock options to employees, consultants and directors under the following plans: (i) SkySQL Corporation Ab Global Share Option Plan 2010 Europe, dated October 13, 2010, (ii) SkySQL Corporation Ab Global Share Option Plan 2010 France, dated November 9, 2010, (iii) SkySQL Corporation Ab Global Share Option Plan 2010 USA, dated November 11, 2010, (iv) SkySQL Corporation Ab Global Share Option Plan 2012 Europe, dated February 29, 2012, (v) SkySQL Corporation Ab Global Share Option Plan 2012 USA, dated February 29, 2012, (vi) SkySQL Corporation Ab Global Share Option Plan 2012 France, dated February 29, 2012, (vii) SkySQL Corporation Ab Global Share Option Plan 2014 Europe, dated March 9, 2014, (viii) SkySQL Corporation Ab Global Share Option Plan 2014 USA, dated March 9, 2014, (ix) MariaDB Corporation Ab Global Share Option Plan 2017, dated December 8, 2017, (x) MariaDB Corporation Ab Global Share Option Plan 2017 USA, dated December 8, 2017, and (xi) MariaDB Corporation Ab Summer 2022 USA Share Option Plan, dated July 18, 2022 (each, as amended from time to time, collectively, the “Prior Plans”).

Following the completion of the Business Combination, no further options have been, or will be, granted under the Prior Plans. Legacy MariaDB Equity Awards issued and outstanding under the Prior Plans immediately prior to the closing of the Merger were automatically converted (with the holder thereof ceasing to have any rights under the original MariaDB Equity Award on conversion) into equity awards to acquire Ordinary Shares on the same terms and conditions as were applicable to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger, including applicable vesting conditions (except for such changes as are (i) required by applicable laws and (ii) reasonably necessary to prevent the diminution or enlargement of the holder’s rights). The number of Ordinary Shares under each converted Legacy MariaDB Equity Award is equal to the product (rounded down to the nearest whole number) of (i) the number of MariaDB Ordinary Shares subject to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger and (ii) the Exchange Ratio, at an exercise price per share, if applicable, equal to (x) the exercise price per share of such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger (rounded up to the nearest whole cent) divided by (y) the Exchange Ratio (subject to certain adjustments as described in the Merger Agreement). Following the completion of the Business Combination, options and any other equity awards will be granted under the 2022 Equity Incentive Plan.

The principal features of the Prior Plans are summarized below. These summaries are qualified in their entirety by reference to the complete text of the Prior Plans, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Administration. Legacy MariaDB’s board of directors and/or the compensation committee of MariaDB’s board of directors, as applicable, administered the Prior Plans and determined the recipients of options and the terms and conditions of such options, subject to the terms of the applicable Current Plan. References to the “MariaDB board” in this summary of the Prior Plans are, as applicable, to Legacy MariaDB’s board of directors or its compensation committee.

Eligibility. Options were granted to employees and other service providers to MariaDB and its subsidiaries.

Terms of Options. Only options were granted under the Prior Plans, which, under certain plans, were granted to U.S. taxpayers as options that are intended to qualify as incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. the MariaDB board determined the recipients of the options, the vesting schedule, the term of options and the exercise price of options. The vesting schedule for option grants typically requires a holder’s continued service over four years before the options are fully vested. The exercise price of options has historically been equal to at least the fair market value of the underlying shares on the date of grant.

Following termination of employment or service, vested options are exercisable for the time period applicable to the option. This period may be 30 days after termination of employment or service or six months in the event of certain qualifying terminations of employment, such as by reason of disability, injury, redundancy or retirement; provided, however, that such post-termination exercise period for a qualifying termination will be limited to three months to the extent required for options intended to qualify as incentive stock options. A one-year post-termination exercise period may apply for certain options in the case of termination by reason of death or disability. In no event may an option be exercised after its maximum term.

Non-Transferability. Options generally are non-transferable, other than by will or the laws of descent and distribution, and may only be exercised by the holder during the holder’s life.

Adjustments; Company Transactions. In the event of certain adjustments to MariaDB’s shares, such as a stock dividend or stock split, the MariaDB board is authorized to adjust the number of shares subject to each of the Prior Plans, the number of shares subject to outstanding options and the per share exercise prices of such options. In the event of certain company transactions, such as another entity obtaining control of MariaDB or a merger in which all the assets and liabilities of MariaDB are transferred to another company, certain Prior Plans provide that the exercise period applicable to options may be limited or options may be exchanged for new options for shares of an acquiring company that have substantially equivalent rights and economic terms as the prior options.

As of September 30, 2022 (without adjustment to reflect the Exchange Ratio in connection with the Business Combination), options to purchase 42,769,576 shares at a weighted average exercise price of $0.24 per share were outstanding under the Prior Plans (with the exercise prices converted to U.S. dollars from Euros based on a conversion ratio of $0.9783 U.S. dollar for each Euro).

MariaDB 2022 Equity Incentive Plan

In connection with the Business Combination, the shareholders of APHC voted to approve, on a non-binding advisory basis, the 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to which we may grant stock options, restricted stock units, restricted stock awards and other equity and equity-based awards to service providers of MariaDB and its subsidiaries following the completion of the Business Combination.

Purpose. The purpose of the 2022 Plan is to attract, retain and motivate employees, officers and directors of, as well as other individual service providers to, MariaDB and its related companies, including its subsidiaries, by providing them with the opportunity to acquire an equity interest in MariaDB and to align their interests and efforts to the long-term interests of the MariaDB’s shareholders.

Administration. The MariaDB board of directors and/or the compensation committee of the MariaDB board of directors is authorized to administer the 2022 Plan. Subject to applicable law, the MariaDB board of directors or its compensation committee may delegate concurrent administration of the 2022 Plan to different committees consisting of one or more members of the MariaDB board of directors or to one or more executive officers in accordance with the 2022 Plan’s terms and any conditions established by the MariaDB board of directors or its compensation committee. References to the “Plan Administrator” in this summary are, as applicable, to the MariaDB board of directors, its compensation committee or any other committee or executive officer to whom authority to administer the 2022 Plan is delegated.

Subject to the terms of the 2022 Plan, the Plan Administrator is authorized to select the individuals to whom awards will be granted and to determine the types of awards to be granted, the number of Ordinary Shares subject to each award, the vesting terms of each award, and the other terms and conditions of each award. The Plan Administrator is authorized to interpret the 2022 Plan, to establish rules for its administration and to make any other determination necessary or desirable for the administration of the 2022 Plan. All decisions, determinations and interpretations by the Plan Administrator will be final, conclusive and binding on all persons.

Share Reserve. 6,648,319 Ordinary Shares are available for issuance under the 2022 Plan, subject to equitable adjustments in the event of stock splits and similar capital changes affecting MariaDB (the “Initial Share Reserve”).

The number of Ordinary Shares will automatically increase as of the first day of each fiscal year of the Company commencing after the closing of the Business Combination and ending on and including the first day of the fiscal year in 2032, by an amount equal to the lesser of (i) 5% of the aggregate number of Ordinary Shares outstanding as of the last day of the immediately preceding fiscal year and (ii) an amount determined by the Plan Administrator.

In addition, any Ordinary Shares subject to options under the Prior Plans that, on or after the closing of the Business Combination, subsequently lapse, expire, terminate or otherwise cease to be subject to such options (other than by reason of exercise of such options), will be available for issuance under the 2022 Plan.

The following Company Ordinary Shares will again be available for issuance under the 2022 Plan: (i) shares subject to awards under the 2022 Plan that lapse, expire, terminate or are canceled prior to the issuance of shares thereunder or that are issued under an award that is thereafter forfeited to or otherwise redeemed by MariaDB; (ii) shares that are withheld by or tendered to MariaDB as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award granted under the 2022 Plan; and (iii) shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards assumed or substituted under the 2022 Plan by MariaDB in connection with acquisitions or similar transactions will not reduce the share reserve under the 2022 Plan. Dividends or dividend equivalents paid in Ordinary Shares with respect to an award also will not reduce the share reserve, unless the Plan Administrator determines otherwise.

The maximum number of Ordinary Shares that can be issued upon the exercise of incentive stock options under the 2022 Plan may not exceed 6,648,319 Ordinary Shares, subject to equitable adjustments in the event of stock splits and similar capital changes affecting MariaDB.

Ordinary Shares issuable under the 2022 Plan will be drawn from authorized and unissued Ordinary Shares or Ordinary Shares redeemed by MariaDB and held as treasury shares.

Eligibility. Awards may be granted under the 2022 Plan to employees, officers and directors of, as well as independent contractors (including consultants and advisors) to, MariaDB and its related companies, including its subsidiaries, who are selected by the Plan Administrator to receive an award.

Adjustments. In the event of a share dividend, share split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or similar change in MariaDB’s corporate or capital structure, the Plan Administrator will make proportional adjustments to the maximum number and kind of securities (i) available for issuance under the 2022 Plan; (ii) issuable as incentive stock options; (iii) subject to any outstanding award, including the per share price of such securities; and (iv) any award terms that are affected by the change, in each case as necessary to prevent the diminution or enlargement of rights under the 2022 Plan.

Non-Employee Director Compensation Limit. No member of the MariaDB board of directors who is also not an employee of MariaDB or a related company may be granted awards or cash compensation for service as a director that exceeds in the aggregate $750,000 in value (with the value of awards denominated in shares computed based on the grant date fair value for such awards in accordance with applicable financial accounting standards). The MariaDB board of directors or an authorized committee thereof may increase such limit to $1,000,000 for an individual director who is appointed during the fiscal year or who serves as the non-executive chairperson of the MariaDB board of directors, as lead independent director or as a member of a specially formed committee of the MariaDB board of directors, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation to such non-employee director. Awards granted in previous calendar years will not count against the award limits in subsequent calendar years, even if the awards from previous calendar years are earned, vested or otherwise settled in calendar years following the calendar year in which they are granted.

Types of Awards. The 2022 Plan permits the grant of any or all of the following types of awards, each of which will be evidenced by a written agreement, which may be electronic:

Stock Options. The Plan Administrator may grant either nonqualified stock options or incentive stock options. Incentive stock options are stock options intended to comply with Section 422 of the Code. The Plan Administrator will determine the vesting terms for stock options. The exercise price of stock options must be at least equal to 100% of the fair market value of the underlying shares on the grant date (or if no price is available on such date, on the most recent date preceding the grant date on which such price is available), except in the case of stock options assumed or substituted for in acquisition transactions. Unless the Plan Administrator determines otherwise, fair market value means, as of a given date, the closing price of the Ordinary Shares as reported on the principal stock exchange or national market system on which the shares are traded. Stock options have a maximum term of 10 years from the grant date, subject to earlier termination following a participant’s termination of employment or service relationship with MariaDB or a related company. Unless an award agreement provides otherwise, vested stock options may be exercised for up to three months after termination of service other than terminations by reason of death or disability, in which case the stock option may be exercised for up to one year thereafter. In no event may a stock option be exercised after expiration of its maximum term. Stock options automatically terminate upon a termination for cause, unless the Plan Administrator determines otherwise.

Stock Appreciation Rights (“SARs”). The Plan Administrator may grant SARs. Upon exercise, SARs are the right to receive, for each SAR exercised, payment in shares or cash, or in a combination of shares and cash, equal to the excess of the Ordinary Share’s fair market value on the date of exercise over the SAR grant price of the SAR. The term of a SAR cannot exceed 10 years and its grant price must be at least equal to 100% of the fair market value of the underlying shares on the grant date (or if no price is available on such date, on the most recent date preceding the grant date on which such price is available), except in the case of SARs assumed or substituted for in acquisition transactions.

Stock Awards, Restricted Stock Awards and Restricted Stock Unit Awards. The Plan Administrator may grant awards of Ordinary Shares or awards denominated in units of Ordinary Shares. These awards may be subject to vesting conditions determined by the Plan Administrator, which may be based on continuous service with MariaDB or a related company over a prescribed time period or the achievement of specified performance criteria determined by the Plan Administrator. Restricted stock awards and restricted stock unit awards entitle the recipients to acquire Ordinary Shares, cash or a combination thereof, upon satisfaction of the applicable vesting restrictions. Unless the Plan Administrator determines otherwise, holders of stock awards and restricted stock awards will have the rights of shareholders upon issuance of such awards.

Performance Awards. The Plan Administrator may grant performance awards in the form of performance share units or performance units. Performance share units are units valued by reference to a designated number of Ordinary Shares, and performance units are units valued by reference to a designated amount of property other than Ordinary Shares. Both types of awards may be payable in Ordinary Shares, cash or other property or a combination thereof, upon the attainment of performance criteria and other terms and conditions established by the Plan Administrator.

Other Stock Awards. The Plan Administrator may grant other share- or cash-based awards under the 2022 Plan, subject to its terms and any other terms and conditions determined by the Plan Administrator.

No shares in the capital of MariaDB will be allotted or issued pursuant to the grant, exercise or vesting of an award (including under any cashless exercise provisions of the 2022 Plan or any related award agreement), unless such share is fully paid-up in cash on issuance to at least its nominal value and in a manner which does not contravene section 82 (Financial assistance for acquisition of shares) or any other provisions of the Irish Companies Act. A “cashless exercise provision” is one that entitles a holder of an award to elect to receive a reduced number of shares the subject of an award in (or purportedly in) full or partial satisfaction of the relevant exercise price. For the avoidance of doubt, the nominal value of an Ordinary Share may not be satisfied in this manner and must, in all circumstances, be paid-up in cash.

Performance Goals. Awards granted under the 2022 Plan may be subject to the achievement of performance goals for MariaDB as a whole or any affiliate or business unit of MariaDB, including, but not limited to, any of the following: cash flows, earnings measures (including before taxes and/or interest and/or depreciation and amortization), earnings (loss) per share, operating income (loss), revenue, operating margin, return on equity, debt, share price appreciation, total or relative shareholder return, strategic initiatives or net income (loss). Performance goals may be established on an absolute basis or relative to the performance of other companies.

No Stock Option Repricing Permitted. The Plan Administrator is not permitted, without shareholder approval, to (a) reduce the exercise or grant price of a stock option or SAR after it is granted; (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying Ordinary Shares, in exchange for cash, another stock option or SAR or other equity award (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar transaction); or (c) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Limited Transferability. Awards (other than vested stock awards) generally may not be transferred, except by will or the laws of descent and distribution, unless the Plan Administrator approves a transfer of an award other than for value that complies with applicable law.

Change of Control or Liquidation. Unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between a participant and MariaDB or a related company, the Plan Administrator is authorized to determine the effect of a change of control (as defined in the 2022 Plan) on then-outstanding awards without a participant’s consent, including that outstanding awards will be:

•	converted, continued, assumed, substituted for or replaced by a successor company with appropriate adjustments to the number and kind of shares and purchase or exercise prices;

•	terminated with respect to unvested awards or unexercised options or SARs immediately prior to the change of control;

•	terminated following accelerated vesting and exercisability in amounts determined by the Plan Administrator;

•

terminated in exchange for a payment in cash or property equal to the excess of the amount (i) that would have been attained upon the exercise of an award or settlement of the award as of the date of the change of control over (ii) the exercise or purchase price for such award; or

•	any combination of the foregoing.

Unless otherwise provided with respect to an award, if a successor company does not convert, continue, assume, substitute for or replace an award (or a portion thereof), time-vested awards will become fully vested in connection with the change of control and performance-based awards will be payable based on the terms set forth in the award agreement evidencing such performance award.

No Individual Rights. No individual or participant will have any claim to be granted any award under the 2022 Plan. Participation in the 2022 Plan is entirely discretionary and does not create any contractual or other right to any benefit arising thereunder or to future participation in it (or any future amendment or replacement thereof).

Recoupment. Awards granted under the 2022 Plan are subject to recoupment pursuant to MariaDB’s compensation recovery policy, any clawback provisions in a participant’s terms of employment or any clawback requirements under applicable law.

Amendment and Termination. The MariaDB board of directors or the compensation committee of the MariaDB board of directors is permitted to amend the 2022 Plan or any outstanding award thereunder, except that only the MariaDB board of directors is permitted to amend the 2022 Plan if shareholder approval of the amendment is required by applicable law or stock exchange rule. Amendment of an outstanding award generally may not materially adversely affect a participant’s rights under the award without the participant’s consent, subject to certain limited exceptions set forth in the 2022 Plan.

The MariaDB board of directors or the compensation committee of the board may suspend or terminate all or any portion of the 2022 Plan at any time. Unless sooner terminated, the 2022 Plan will terminate on the 10th anniversary of its approval by the board of directors of APHC, or October 18, 2032. Upon suspension or termination of the 2022 Plan, then outstanding awards will remain outstanding in accordance with their existing terms and conditions.

The foregoing summary of the 2022 Plan is qualified in its entirety by reference to the complete text of the 2022 Plan, which is filed as an exhibit the registration statement of which this prospectus forms a part.

Director Compensation

Fiscal Year 2022 Director Compensation Table of MariaDB

In fiscal year 2022, none of Legacy MariaDB’s directors received any cash compensation for service on Legacy MariaDB’s board of directors. In fiscal year 2022, Harold R. Berenson and Christine Russell received equity compensation for service on Legacy MariaDB’s board of directors. The compensation paid to Michael Howard, who serves as a director and is our Chief Executive Officer, is presented under the Summary Compensation Table above.

During the fiscal year ended September 30, 2022, a company controlled by Michael Widenius, who previously served as a director of Legacy MariaDB received compensation pursuant to a consulting arrangement with us for services provided by Michael Widenius, the amount of which is reported below (converted from Euros as described below and including a Value Added Tax amount). Mr. Widenius ceased serving as a director of Legacy MariaDB in January 2022.

Directors are reimbursed for expenses incurred in attending in-person director meetings.

The following table provides information regarding the amounts paid to non-employee directors who received compensation from Legacy MariaDB during fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Harold R. Berenson(2)	—	188,382	—		188,382
Christine Russell(3)	—	171,062	—		171,062
Michael Widenius(4)	—	—	456,330	(5)	456,330

(1)

Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with ASC Topic 718 and converted from Euros to U.S. dollars based on the conversion ratio in footnote 5 below. As of September 30, 2022, options to purchase shares of Legacy MariaDB were held by the non-employee directors as follows, without adjustment to reflect the Exchange Ratio in connection with the Business Combination: Mr. Berenson, 500,000 shares; Ms. Russell, 500,000 shares; and Mr. Widenius, 4,103,900 shares.

(2)	Mr. Berenson became a director in September 2022.
(3)	Ms. Russell became a director in July 2022.
(4)	Mr. Widenius ceased serving as a director on January 31, 2022.
(5)

Amounts reflect consulting fees paid to Mr. Widenius during fiscal year 2022 in the amount of $337,313 and four quarterly bonuses earned for fiscal year 2022 in the aggregate amount of $119,017, including an additional amount of $65,286 to cover Value Added Tax. The amounts reported have been converted from Euros to U.S. dollars based on a September 30, 2022 conversion ratio of $0.9785 U.S. dollar for each Euro.

In connection with becoming members of Legacy MariaDB’s board of directors, each of Mr. Berenson and Ms. Russell received an option to purchase 500,000 shares under Legacy MariaDB’s Summer 2022 USA Share Option Plan (“2022 USA Plan”). The options have a maximum ten-year term and vest in sixteen equal quarterly installments over four years, subject to the director’s continuous service. Each option was granted with an exercise price intended to be equal to the fair market value of the underlying shares on the grant date. In the event of a change of control (as defined in the 2022 USA Plan), the options become fully vested. (The Business Combination was not treated as a change of control for purposes of option vesting.)

Fiscal Year 2023 Director Compensation Table of MariaDB

Following closing of the Business Combination, the MariaDB board of directors approved a compensation program for its non-employee directors. The program provides for a combination of cash and equity awards for each non-employee director’s service on the MariaDB board of directors.

Cash Compensation. Under the program, each non-employee director is eligible to receive the following annual cash compensation beginning after the closing of the Business Combination.

Annual Retainers (for the Fiscal Year)	Amount
Board Member	$45,000
Chair of Committee:
Audit	$20,000
Compensation and Leadership Development	$15,000
Nominating and Corporate Governance	$10,000
Committee member:
Audit	$10,000
Compensation and Human Resources	$7,500
Nominating and Corporate Governance	$5,000
Lead independent director	$20,000
Non-Employee Board Chair	$40,000

Amounts are paid in arrears at the end of each applicable fiscal quarter. The amounts for service as a chair of a committee or as a member of a committee are in addition to the board member annual retainer. A chair of a committee receives the applicable amount above but does not also receive the committee member annual retainer. Amounts are pro-rated if a director’s service is not for an entire fiscal quarter.

Equity Compensation. Non-employee directors will automatically receive a grant of restricted stock units (“RSUs”) on the date of each annual meeting of MariaDB’s shareholders (“Annual Awards”). The annual grants will have a grant value of $175,000, which will be converted into RSUs based on the average closing price of our Ordinary Shares over the 20 trading days ending on the trading day immediately preceding the grant date (rounded down to the next whole share).

Upon initial election or appointment to the MariaDB board of directors, non-employee directors will receive an Annual Award, except that the grant value will be pro-rated for any director who is not appointed or elected on the date of an annual meeting of shareholders. Such directors will also be eligible to receive an initial award having a grant value of $175,000 (the “Initial Director Award”). The number of RSUs granted will be calculated in the same manner as that for Annual Awards.

All Annual Awards vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the day immediately prior to MariaDB’s next annual meeting of shareholders. Initial Director Awards vest in equal annual installments over three years from the grant date. Vesting is subject to a director’s continued service until the vesting date, except that RSUs fully accelerate in the event of a director’s death or disability. RSUs fully vest upon a change of control (as defined in the Equity Incentive Plan).

All non-employee directors serving on the MariaDB board of directors at the closing of the Business Combination will be eligible to receive a one-time RSU grant having a grant date value of $175,000, to be pro-rated to reflect the full months of anticipated service between the closing of the Business Combination and the anticipated date of the 2023 annual meeting of shareholders. These grants will vest as set forth above for Annual Awards. These grants will occur once the Company files a Form S-8 Registration Statement for the Equity Incentive Plan.

The foregoing description of the non-employee director compensation program is a summary only and is qualified in its entirety by the complete text of the MariaDB Non-Employee Director Compensation Program, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of December 16, 2022 (after giving effect to the consummation of the Merger), by:

•	each person known by the Company to be the beneficial owner of more than 5% of our Ordinary Shares;

•	each of the Company’s executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A person is also deemed to be, as of any date, the beneficial owner of all securities that such person has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant, or similar right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account, or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as described above) held by that person that were exercisable or will become exercisable within 60 days of December 16, 2022, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The beneficial ownership of Ordinary Shares is based on 66,483,192 Ordinary Shares issued and outstanding as of December 16, 2022, immediately following the closing of the Merger.

Unless otherwise indicated, we believe that all persons named in the table below had sole voting and investment power with respect to all of the Ordinary Shares owned by them following the closing of the Merger on December 16, 2022. To our knowledge, no Ordinary Shares beneficially owned by any executive officer or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Stockholders:
Shihuang “Simon” Xie (2)	8,716,779	12.57%
Lionyet International Ltd.(2)	5,284,084	7.62%
Theodore T. Wang (3)	5,284,083	7.62%
Intel Capital Corporation (4)	6,282,325	9.45%
Entities affiliated with Runa Capital (5)	5,269,012	7.93%
Entities affiliated with SmartFin Capital (6)	5,878,775	8.84%
Alibaba.com (Europe) (7)	4,559,016	6.86%
Entities affiliated with Open Ocean (8)	3,506,755	5.27%
Lakeside Travel Holding Ltd.(2)	3,432,695	5.16%
Executive Officers and Directors:
Michael Howard (9)	2,384,564	3.54%
Alexander B. Suh (10)	4,412,322	6.64%
Theodore T. Wang (3)	5,284,083	7.62%
Christine Russell (11)	14,260	*
Harold R. Berenson (12)	7,130	*
Jurgen Ingels (6)	5,878,775	8.84%
Jon Bakke (13)	480,444	*
Franz Aman (14)	379,092	*
Roya Shakoori	*	*
All directors and executive officers (9 individuals) as a group (15)	18,840,670	27.96%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o MariaDB plc, 699 Veterans Blvd, Redwood City, CA 94063.
(2)

Lakeside Travel Holding Ltd. is the record holder of 3,432,695 Ordinary Shares and Lionyet International Ltd. is the record holder of 2,428,935 Ordinary Shares. In addition, includes 2,855,149 Ordinary Shares issuable pursuant to outstanding Private Placement Warrants held by Lionyet International Ltd. exercisable within 60 days of December 16, 2022. Lakeside Travel Holdings Ltd. and Lionyet International Ltd. are entities owned and controlled by Mr. Xie. The business address of Lakeside Travel Holding Ltd. and Lionyet International Ltd. is 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(3)

The business address of Theodore T. Wang is 590 Madison Avenue, 21st Floor, New York, NY 10022. Includes 2,855,148 Ordinary Shares issuable pursuant to outstanding Private Placement Warrants exercisable within 60 days of December 16, 2022.

(4)

Intel Capital Corporation is a direct wholly-owned subsidiary of Intel Corporation. Intel Capital Corporation shares voting and investment power over all of the shares with Intel Corporation. Intel Corporation may also be deemed to beneficially own the shares due to its ownership of Intel Capital Corporation. The business address for each of Intel Corporation and Intel Capital Corporation is c/o Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California, 95054.

(5)

Represents 2,557,043 Ordinary Shares beneficially owned by Runa Capital Fund II L.P., 1,992,618 Ordinary Shares beneficially owned by Runa Capital Opportunity Fund I, L.P., and 719,351 Ordinary Shares beneficially owned by Runa Ventures I Limited. The business address of Runa Capital is Williams House, 4th Floor, 20 Reid Street, Hamilton HM 11, Bermuda.

(6)

Represents 3,733,341 Ordinary Shares beneficially owned by SmartFin Capital NV (private privak) and 2,145,434 Ordinary Shares beneficially owned by Smartfin Capital II CommV. Mr. Ingels, a director of MariaDB, holds joint voting and investment discretion with respect to these shares. The business address of SmartFin Capital is Priester Cuypersstraat 3, B-1040 Brussels, Belgium.

(7)	The business address of Alibaba.com (Europe) is 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.
(8)

Represents 1,802,847 Ordinary Shares beneficially owned by Open Ocean Opportunity Fund I Ky, 1,457,649 Ordinary Shares beneficially owned by Open Ocean Fund Two Ky, and 218,834 and 27,425 Ordinary Shares, respectively, beneficially owned by its directors, Patrik Backman, and Ralf Wahlsten. The business address of Open Ocean is Pohjoisesplanadi 33 00100 Helsinki, Finland.

(9)	Includes 788,077 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(10)

Represents 778,639 Ordinary Shares beneficially owned by J.J. Jacobs Enterprises, LLC and 3,633,683 Ordinary Shares beneficially owned by California Technology Partners II, LP. Mr. Suh, a director of MariaDB, holds joint voting and investment discretion with respect to these shares. The business address of J.J. Jacobs Enterprises and California Technology Partners is 670 N. Rosemead Blvd., Suite 201, Pasadena, California.

(11)	Consists of 14,260 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(12)	Consists of 7,130 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(13)	Consists of 480,444 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(14)	Includes 49,380 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022.
(15)

Includes (i) 1,387,531 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of December 16, 2022 and (ii) 2,855,148 Ordinary Shares issuable pursuant to outstanding Private Placement Warrants exercisable within 60 days of December 16, 2022.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of MariaDB’s share capital and other securities referenced. The rights of MariaDB’s shareholders are governed by the laws of Ireland and our Amended Memorandum and Articles of Association. This summary is qualified by reference to the complete text of our Amended Memorandum and Articles of Association filed as exhibits to the registration statement of which this prospectus forms a part and the applicable provisions of Irish law. The rights of the holders of Public Warrants and Private Placement Warrants are governed by the laws of the State of New York, being the governing law of the Warrant Agreement.

Authorized and Outstanding Stock

Our authorized share capital consists of:

•	500,000,000 Ordinary Shares with a nominal value of $0.01 each;

•	100,000,000 undesignated Preferred Shares with a nominal value of $0.0001 each; and

•	25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.

Upon the closing of the Merger on December 16, 2022, there were 66,483,192 Ordinary Shares issued and outstanding.

We may allot and issue new shares up to the maximum authorized but unissued share capital contained in the Amended Memorandum and Articles of Association. The maximum authorized share capital may be increased or reduced from time to time by a resolution approved by a simple majority of votes cast, in person or by proxy, at a general meeting of our shareholders at which a quorum is present (referred to under Irish law as an “ordinary resolution”).

Ordinary Shares

The Ordinary Shares rank pari passu in all respects and (i) subject to our right to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting of shareholders and the authority of our board of directors and the chairperson of the meeting to maintain order and security, include the right to attend any general meeting and to exercise one vote per Ordinary Share held at any general meeting of shareholders, (ii) include the right to participate pro rata in all dividends declared by us and (iii) include the right, in the event of our winding up, to participate pro rata in the total assets available for distribution. The rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by our board of directors from time to time.

Preferred Shares

The Preferred Shares may be allotted and issued in one or more classes or series designated by our board of directors, and our board of directors may fix, for each such class or series, such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such class or series.

Deferred Shares

The Deferred Ordinary Shares have been authorized to satisfy the minimum statutory capital requirements for all Irish public limited companies. Under the Amended Memorandum and Articles of Association, a holder of Deferred Ordinary Shares will: (i) not be entitled to receive notice of, attend, speak or vote at, any general meeting of the shareholders, (ii) not be entitled to receive any dividend or other distribution declared, made or paid by us and (iii) have no rights to participate in the total assets on a winding-up of, or other return of capital by, us, save in respect of the nominal value paid-up on such shares.

Fractional Shares

Irish law does not recognize fractional shares held of record. Accordingly, the Amended Memorandum and Articles of Association does not provide for the issuance of fractional shares, and our register of members (i.e., share register) will not reflect any fractional shares.

Directors’ Allotment Authority

Under Irish law, the directors of a company may only allot and issue “relevant securities” (comprising, subject to certain exceptions, new shares, and rights to subscribe for, or convert any security into, new shares) once generally or specifically authorized to do so by its constitution or by an ordinary resolution of its shareholders. A general authorization may be granted in respect of up to the entirety of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution of the company’s shareholders.

The Amended Memorandum and Articles of Association authorizes our directors to allot and issue new shares and rights to subscribe for, or convert any security into, new shares up to the maximum of authorized but unissued share capital for a period of five years from the date of adoption the Amended Memorandum and Articles of Association. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. While an allotment authority may be given for up to five years at each renewal, governance considerations may result in renewals for shorter periods or in respect of less than the maximum permitted number of relevant securities being sought or approved.

Statutory Pre-emption Rights

Subject to certain exceptions, Irish law provides shareholders with statutory pre-emption rights when “equity securities” (comprising, subject to certain exceptions, new shares, and rights to subscribe for, or convert any security into, new shares) are issued for cash. However, it is possible for such statutory pre-emption rights to be generally or specifically disapplied in a company’s constitution or by a resolution approved by not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present (referred to under Irish law as a “special resolution”). Such general disapplication of pre-emption rights may be given in respect of up to the entirety of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another special resolution of the company’s shareholders.

The Amended Memorandum and Articles of Association disapplies statutory pre-emption rights up to the maximum of our authorized but unissued share capital for a period of five years from the date of adoption of the Amended Memorandum and Articles of Association. This disapplication will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. While a statutory pre-emption disapplication may be given for up to five years at each renewal, governance considerations may result in renewals for shorter periods or in respect of less than the maximum permitted number of equity securities being sought or approved. If the disapplication is not renewed, any further equity securities proposed to be issued for cash will require to be first offered to our shareholders at the relevant time on a pro rata basis to their then existing shareholdings before the equity securities may be issued to non-shareholders.

Statutory pre-emption rights do not apply to: (i) equity securities to be issued for non-cash consideration (such as in a share-for-share acquisition), (ii) non-equity shares (i.e., shares which as respects dividends and capital carry a right to participate only up to a specified amount in a distribution) and rights to subscribe for, or convert any security, into non-equity shares or (iii) shares to be issued pursuant to an employees’ share scheme and rights to subscribe for, or convert any security, into such shares.

Options and Share Warrants

Under the Amended Memorandum and Articles of Association, subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as our board of directors deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. In addition to the requirements for our directors to be authorized to allot new shares (or rights to subscribe for, or convert any security into, new shares) and the disapplication of statutory pre-emption rights, we will be subject to the requirements of the rules of the NYSE and U.S. federal tax laws that require shareholder approval of certain equity plans and share issuances.

Dividends and Distributions

Subject to preferences that may apply to any Preferred Shares outstanding at the time, the holders of Ordinary Shares are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Under Irish law, we may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) out of distributable profits. Distributable profits are the accumulated realized profits that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital.

The determination of whether we have sufficient distributable profits must be made by reference to our relevant financial statements. Our relevant financial statements are either our last set of audited entity financial statements prepared in accordance with the requirements of the Irish Companies Act and laid before our shareholders at a general meeting or, to the extent that we do not have a prior set of audited entity financial statements or such financial statements do not display sufficient distributable profits to implement a contemplated dividend or other distribution, unaudited financial statements prepared in accordance with the requirements of the Irish Companies Act which are sufficient to enable a reasonable judgment to be made as to our distributable profits and which are filed with the Irish Companies Registration Office.

In addition, no dividend may be paid or other distribution, share repurchase or redemption made by us unless our net assets are equal to, or exceed, the aggregate of our called-up share capital plus our un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce our net assets below such aggregate. Un-distributable reserves include the un-denominated capital, the capital redemption reserve fund, and the amount by which we accumulated unrealized profits that have not previously been utilized by any capitalization exceed our accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

The Amended Memorandum and Articles of Association authorizes our board of directors to pay such dividends as appears to our board of directors to be justified by our profits. If, at any time, the share capital is divided into different classes, our board of directors may pay such dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. A dividend shall be declared and paid according to the amounts paid-up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid, including Ordinary Shares.

Our board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting, provided that no such dividend may exceed the amount recommended by our board of directors.

The Amended Memorandum and Articles of Association provides that a general meeting declaring a dividend, may upon the recommendation of our board of directors, direct that it shall be satisfied by the distribution of assets (including paid-up shares or securities of any other body corporate).

The Amended Memorandum and Articles of Association provides that all unclaimed dividends or other monies payable by us in respect of a share may be invested or otherwise made use of by our board of directors for our benefit until claimed. Furthermore, any dividend unclaimed after a period of 12 years from the date the dividend became due for payment shall be forfeited and shall revert to us.

Share Repurchases, Redemptions and Treasury Shares

Under Irish law, a company may acquire its own shares by: (i) on-market purchase on a recognized stock exchange, which includes the NYSE or (ii) off-market purchase (i.e., other than on a recognized stock exchange).

For us to make on-market purchases of Ordinary Shares, our shareholders must provide general authorization to us to do so by way of ordinary resolution. Such authority can be given for a maximum period of five years before it is required to be renewed and must specify: (i) the maximum number of Ordinary Shares that may be purchased and (ii) the maximum and minimum prices that may be paid for the Ordinary Shares, either by specifying particular sums or providing a formula. For an off-market purchase, the proposed purchase contract must be authorized by a special resolution of our shareholders before being entered into.

Separately, a company may acquire redeemable shares by redemption (as opposed to purchase) once permitted to do by its constitution without the need for separate shareholder authority.

The Amended Memorandum and Articles of Association provides that, unless our directors determine to treat such acquisition as a purchase for the purposes of the Irish Companies Act, an Ordinary Share shall be automatically deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between us (including any agent or broker acting on our behalf) and any person, pursuant to which we acquire or agree to acquire Ordinary Shares or interests therein, such that the acquisition of those Ordinary shares will be effected as a redemption. If the Amended Memorandum and Articles of Association did not contain such provision, the acquisition of Ordinary Shares by us would need to be effected as an on-market purchase or off-market purchase, as described above.

Under Irish law, the acquisition of our shares by purchase or redemption, is required to be made out of: (i) distributable profits or (ii) the proceeds of a new issue of shares made for the purpose of the redemption or purchase.

Under Irish law, purchased and redeemed shares may be canceled or held as treasury shares, provided that the aggregate nominal value of treasury shares held by us at any time must not exceed 10% of our company capital (consisting of the aggregate of all amounts of nominal share capital plus share premium paid for our shares, plus certain other sums that may be credited as such). We cannot exercise any voting rights in respect of any treasury shares. Treasury shares may be re-issued on-market or off-market or canceled. Depending on the circumstances of their acquisition, treasury shares may be held indefinitely or may be required to be canceled after one or three years. The off-market re-issuance of treasury shares must be made pursuant to a valid and subsisting shareholder authority granted by way of a special resolution of our shareholders setting the maximum and minimum prices at which such shares may be re-issued.

Purchases by Subsidiaries

Under Irish law, any of our subsidiaries may purchase our shares either on-market or off-market, provided such purchases are authorized by our shareholders, as described above. The redemption option is not available to any of our subsidiaries.

Our shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% described above. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable profits of such subsidiary.

Liens on Shares, Calls on Shares and Forfeiture of Shares

The Amended Memorandum and Articles of Association provides that we will have a first and paramount lien on every issued share (not being a fully paid share) for all amounts payable to us in respect of such share. Subject to the terms of their allotment, our board of directors may call for any unpaid amounts in respect of any of our shares to be paid, and if payment is not made, the shares shall be subject to forfeiture.

Consolidation and Subdivision

Under Irish law and the Amended Memorandum and Articles of Association, we may, by ordinary resolution of our shareholders, consolidate all or any of our share capital into shares of larger nominal value, or subdivide all or any of our share capital into shares of smaller nominal value, than are fixed by the Amended Memorandum and Articles of Association.

Reduction of Capital

Under the Amended Memorandum and Articles of Association, we may reduce our company capital in any way we think expedient as permitted by the Irish Companies Act. Under the Irish Companies Act, a reduction of company capital requires the approval by special resolution of our shareholders and the confirmation of the High Court of Ireland.

Variation of Rights Attaching to a Class of Series of Shares

Under Irish law and the Amended Memorandum and Articles of Association, any variation of class rights attaching to our issued shares must be approved: (i) in writing by the holders of at least 75% of the issued shares of that class (excluding any shares held as treasury shares) or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, but not otherwise.

Serious Loss of Capital

If our directors becomes aware that our net assets are half or less of the amount of our called-up share capital, they must convene an extraordinary general meeting of our shareholders no later than 28 days after the earliest date that fact is known to any director for the purpose of considering whether any, and if so what, measures should be taken to deal with the situation (the meeting to be held within 56 days of that earliest date).

Annual General Meetings

Under Irish law, we are required to hold an annual general meeting in each calendar year at intervals of no greater than 15 months from the previous annual general meeting and no more than nine months after our financial year-end date.

In addition to any SEC mandated resolutions and any shareholder’s resolution properly proposed in accordance with the provisions of the Amended Memorandum and Articles of Association, the business of our annual general meeting will be required to include: (i) the consideration of our statutory financial statements, (ii) a review by our shareholders of our affairs, (iii) the election and re-election of our directors in accordance with the Amended Memorandum and Articles of Association, (iv) the appointment or reappointment of Irish statutory auditors, (v) the authorization of our board of directors to approve the remuneration of the Irish statutory auditors and (vi) if relevant, the declaration of dividends by our shareholders (but not including any dividends resolved to be paid by our board of directors).

The Amended Memorandum and Articles of Association provides that, in the case of a resolution proposed to be moved at an annual general meeting (including a resolution to appoint a director), a shareholder’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting (subject to adjustment if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary, as provided for in the Amended Memorandum and Articles of Association).

In the case of a request for the nomination of a director, the request shall set forth, among other requirements, all information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including the person’s written consent to being named in the proxy statement and to serving as a director, if elected.

For all other requests, the relevant shareholder must, among other matters, provide a comprehensive description of the business to be brought at the meeting, the reasons for conducting such business at the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by the shareholder and any associated persons.

No business may be transacted at an annual general meeting other than business that: (i) is proposed by, or at the direction of, our board of directors, (ii) is properly proposed by shareholders in accordance with the Amended Memorandum and Articles of Association or (iii) the chairperson of the annual general meeting determines in his, or her, sole and absolute discretion may properly be regarded as within the scope of the meeting.

Extraordinary General Meetings

Under Irish law, all general meetings other than annual general meetings are called extraordinary general meetings. As provided under Irish law and the Amended Memorandum and Articles of Association, extraordinary general meetings may be convened: (i) by our board of directors whenever it thinks fit, (ii) by our board of directors on the requisition of our shareholders holding not less than 10% of the paid-up share capital carrying voting rights, and, if our board of directors defaults, by the requisitioning shareholders themselves and (iii) in exceptional cases, by order of the High Court of Ireland.

No business may be transacted at an extraordinary general meeting other than business that: (i) is proposed by, or at the direction of our board of directors, (ii) is proposed by the requisitioning shareholders in accordance with the Irish Companies Act, (iii) is proposed at the direction of the High Court of Ireland or (iv) the chairperson of the general meeting determines in his, or her, sole and absolute discretion may properly be regarded as within the scope of the meeting.

Notice of General Meetings

The Amended Memorandum and Articles of Association requires that an annual general meeting shall be convened by not less than twenty-one clear days’ notice. The Amended Memorandum and Articles of Association requires that, subject to the Irish Companies Act, all extraordinary general meetings shall be convened by at least 21 clear days’ notice except that they may be called by not less than fourteen clear days’ notice where (i) all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and (ii) a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

“Clear days” means calendar days and excludes: (i) the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

Quorum for General Meetings

The Amended Memorandum and Articles of Association provides that no business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. A quorum comprises two of our shareholders, represented in person or by proxy, who together are entitled to cast at least the majority of the voting rights of all of our shareholders entitled to vote at the relevant general meeting on a poll.

Voting

The Amended Memorandum and Articles of Association provides that each holder of Ordinary Shares is entitled to one vote for each Ordinary Share held by him or her on the record date of the relevant general meeting.

Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the Amended Memorandum and Articles of Association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution.

Irish law requires approval of certain matters by special resolution of our shareholders. Examples of matters requiring special resolutions include:

(i)	amending the Amended Memorandum and Articles of Association;

(ii)	approving a change of our name;

(iii)	disapplying statutory pre-emption rights on the issuance of equity securities;

(iv)	authorizing the purchase by us of our own shares either on-market or off-market;

(v)	setting the maximum and minimum prices at which treasury shares may be re-issued off-market;

(vi)	reducing our company capital;

(vii)	re-registering as another company type under the Irish Companies Act;

(viii)	resolving that we be wound-up by the Irish courts; and

(ix)	resolving in favor of a members’ voluntary winding-up.

See also “—Directors—Appointment of the Directors” for disclosure in respect of the voting thresholds that apply to the election of our board of directors.

Corporate Governance

Subject to the requirements of law and the Irish Companies Act, the Amended Memorandum and Articles of Association generally delegates the management of our business to our board of directors. Our board of directors, in turn, is empowered to delegate any of its powers, authorities and discretions (with further power to sub-delegate) to any director, committee (consisting of such person or persons (whether directors or not) as it thinks fit, local or divisional board or agent (including officers and employees), but regardless, our board of directors will remain responsible, as a matter of Irish law, for the proper management of our business and affairs.

Directors

Number of Directors and Composition of the Board

The Amended Memorandum and Articles of Association provides that the number of our directors shall be not less than two, with the exact number of directors, from time to time, determined solely by our board of directors from time to time. There are currently six directors on our board of directors.

Our board of directors is divided into three classes, designated Class I, Class II, and Class III, with the directors of each class serving for staggered three-year terms. The Class I directors have been appointed to serve as directors until the conclusion of our 2023 annual general meeting, the Class II directors have been appointed to serve as directors until the conclusion of our 2024 annual general meeting and Class III directors have been appointed to serve as directors until the conclusion of our 2025 annual general meeting.

If the size of our board of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible or as the chairperson of our board of directors may otherwise direct, provided that a decrease will not shorten the term of any incumbent director.

Appointment of the Directors

The Amended Memorandum and Articles of Association provides that our directors may be appointed by ordinary resolution of our shareholders in general meeting.

In the event of a contested election (i.e., where the number of director nominees exceeds the number of directors to be elected), each of those nominees shall be voted upon as a separate resolution and the directors shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. “Elected by a plurality” means the election of those director nominees equaling in number the number of positions to be filled at the relevant general meeting that receive the highest number of votes.

The Amended Memorandum and Articles of Association also provides that our board of directors may appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the existing board of directors or as a successor to a director who is not re-elected at an annual general meeting.

Removal of Directors

Under Irish law, our shareholders may remove a director without cause by ordinary resolution before the expiry of his or her period of office, provided that at least 28 clear days’ notice of the resolution is given, and our shareholders comply with the relevant procedural requirements of Irish law. Under Irish law, one or more shareholders representing not less than 10% of the paid-up share capital carrying voting rights may requisition the holding of an extraordinary general meeting at which a resolution to remove a director and appoint another person in his or her place may be proposed.

Transactions

General

Under Irish law but subject to applicable U.S. securities laws and NYSE rules and regulations, where we propose to acquire another company, the approval of our shareholders is generally not required unless: (i) the acquisition is effected as a direct domestic merger by us under Part 17 of the Irish Companies Act or a direct cross-border merger with another company incorporated in the European Economic Area under the Irish Merger Regulations, (ii) the acquisition involves the issuance of new Ordinary Shares or other securities carrying voting rights, which would otherwise trigger the mandatory bid requirements under the Irish Takeover Rules as described below or would constitute a “reverse takeover” under the Irish Takeover Rules or (iii) the acquisition involves the issuance of new Ordinary Shares or rights to subscribe for, or convert another security into, Ordinary Shares and we have insufficient headroom in our authorized share capital or our directors do not have sufficient general shareholder authority to issue such shares or rights free from statutory pre-emption rights. A “reverse takeover” means a transaction whereby we acquire securities of another company or a business or assets of any kind and pursuant to which we are, or may be, obliged to increase by more than 100%, our then existing issued share capital carrying voting rights.

Under Irish law, where another company proposes to acquire us, the requirement of the approval of our shareholders will depend on the method of acquisition, as described below.

Takeover Offer

Under a takeover offer, the bidder will make a general offer to the target company shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target company, albeit the percentage will typically be set higher to enable the bidder to trigger statutory squeeze-out rights under Irish law and require any non-accepting shareholders to sell and transfer their shares to the bidder on the terms of the offer.

In the case of a takeover offer, where a bidder has acquired or agreed to acquire not less than 80% of our shares (or relevant class of our shares) to which the offer relates, the bidder may require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the High Court of Ireland for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

Statutory Scheme of Arrangement

Under Irish law, a scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act is a procedure whereby the target company makes a proposal (i.e., the scheme) to its shareholders to: (i) transfer their shares to the bidder or (ii) cancel their shares, in each case in exchange for the relevant consideration to be provided by the bidder, with the result that the bidder will become the 100% owner of the target company. A scheme requires the approval of a majority in number of the registered shareholders of each class of the target company’s shares affected, representing at least 75% of the shares of each class, present and voting, in person or by proxy, at a meeting of shareholders, together with the sanction of the High Court of Ireland.

Once approved by the requisite shareholder majority and sanctioned by the High Court of Ireland, all target company shareholders are bound by the terms of the scheme. Dissenting shareholders have the right to appear at the High Court of Ireland hearing and make representations in objection to the scheme.

Statutory Merger

It is possible for us to be acquired by way of a direct domestic merger or direct cross-border merger, as described above. Such mergers must be approved by a special resolution of our shareholders and sanctioned by the High Court of Ireland. If the consideration that is proposed to be paid to our shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Dissenters’ Rights, Appraisal Rights

As described above, Irish law provides for dissenters’ rights in the event of certain mergers and acquisitions.

In the case of a takeover offer, where a bidder has acquired or contracted to acquire not less than 80% of the shares (or relevant class of shares) to which the offer relates, the bidder may, under Irish law, require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the High Court of Ireland for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

In the case of a takeover by statutory scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act which has been approved by the requisite majority of shareholders, dissenting shareholders have the right to appear at the High Court of Ireland sanction hearing and make representations in objection to the scheme.

In the case of a direct domestic merger or direct cross-border merger, as described above, which has been approved by the requisite majority of our shareholders, if the consideration that is proposed to be paid to our shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for persons who acquire or cease to be interested in 3% of our voting share capital, or any class thereof. “Interested” is broadly defined and includes direct and indirect holdings, beneficial interests and, in some cases, derivative interests.

Furthermore, a person’s interests are aggregated with the interests of certain related persons and entities (including controlled companies). A person must notify us if, as a result of a transaction, that person will be interested in 3% or more of the Ordinary Shares (or any other voting class) or if, as a result of a transaction, a person who was interested in more than 3% of the Ordinary Shares (or any other voting class) ceases to be so interested. Where a person is interested in more than 3% of the Ordinary Shares (or any other voting class), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to us.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the Ordinary Shares (or shares of another voting class) in which the person is interested as a proportion of the entire nominal value of the issued Ordinary Shares (or shares of another voting class). Where the percentage level of the person’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to us within five business days of the transaction or the alteration that gave rise to the notification requirement.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any Ordinary Shares (or shares of another voting class) held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, a person so affected may apply to the High Court of Ireland for relief.

In addition to the above disclosure requirement, under the Irish Companies Act, we may, by notice in writing, require a person whom we know or have reasonable cause to believe, to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been, interested in shares comprised in our share capital: (i) to indicate whether or not it is the case and (ii) where such person holds, or has during that time held, an interest in our shares, to give such further information as we may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as we may specify in the notice.

Where such a notice is served by us on a person who is, or was, interested in our shares and that person fails to give us any of the requested information within the reasonable time specified, we may apply to the High Court of Ireland for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the High Court of Ireland are as follows:

a)	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

b)	no voting rights shall be exercisable in respect of those shares;

c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

d)	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the High Court of Ireland may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

The Irish Takeover Rules and the Substantial Acquisition Rules

We are subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish incorporated public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. In particular, transactions in which a person or persons acting in concert seeks to acquire securities carrying 30% or more of our voting rights (the control threshold under the Irish Takeover Rules) will be subject to the Irish Takeover Rules and the jurisdiction of the Irish Takeover Panel.

The Irish Takeover Rules impose obligations on us and our directors (and on transaction counterparties) in the circumstances of a takeover offer (solicited or unsolicited, recommended or hostile) and other relevant transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field.

The General Principles

The Irish Takeover Rules are based on (and interpreted by the Irish Takeover Panel in accordance with) the following General Principles:

a)

in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

b)

the holders of securities of the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

c)	a target company’s board of directors must act in the interests of the target company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

d)

false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

e)

a bidder can only announce an offer after ensuring that such bidder can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

f)	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

g)

a substantial acquisition of securities, whether to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Directors Obliged to Take Independent Advice and Give Considered Views

Our board of directors will be obliged to take competent independent advice from a financial adviser on every formal takeover offer (and new equity issuances involving a change of control) and to issue a circular to our shareholders setting out the substance and source of that advice and the considered views of the directors.

Mandatory Bid Requirements

In certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control may be required to make a mandatory cash offer for the remaining Ordinary Shares at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Save with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered:

a)	if an acquisition of shares would result in a person or persons acting in concert holding shares representing 30% or more of voting rights of the Company; and

b)

where a person, or persons acting in concert, already hold(s) shares representing 30% or more of the voting rights of the Company, if an acquisition of shares would result in the percentage of the voting rights of the Company held by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of independent shareholders convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to a single holder, holding shares representing more than 50% of the voting rights of the Company.

Minimum Price Requirements and Requirements to Make a Cash Offer

If a person makes a voluntary takeover offer to acquire Ordinary Shares, the offer price must not be less than the highest price paid for the Ordinary Shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period (which generally commences at the time of the first announcement of that offer as a proposed offer or a possible offer (with or without terms)). The Irish Takeover Panel has the power to extend the look back period to 12 months if, taking into account the General Principles, it believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired or acquires Ordinary Shares: (i) during the 12 month period prior to the commencement of the offer period that represent more than 10% of the Ordinary Shares or (ii) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per Ordinary Share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (i), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the Ordinary Shares in the 12 month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

Frustrating Action

Save with the approval of our shareholders given at a duly convened general meeting of our shareholders or, in the case of certain actions, with the prior written consent of the Irish Takeover Panel, once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent, we will not be permitted to take (and are obliged to procure that none of our subsidiaries takes) any action (other than seeking alternative offers) which might result in the frustration of that offer or possible offer or in our shareholders being denied the opportunity to decide on the merits of that offer or possible offer. These include, without limitation, actions such as (i) the issue or grant of shares, (ii) the issue or grant of options to subscribe for shares, (iii) the creation or issue of securities conferring rights of conversion into shares, (iv) acquisitions or disposals of material assets and (v) entering into contracts other than in the ordinary course of business.

Substantial Acquisition Rules

The Irish Takeover Panel is also responsible for administering the Substantial Acquisition Rules 2007 (or SARs), which govern substantial acquisitions of shares and other voting securities in an Irish incorporated public limited company listed on certain stock exchanges, including the NYSE. Among other matters, the SARs regulate the speed at which a person may increase such person’s holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of a relevant company. Except in certain circumstances, an acquisition, or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of a relevant company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Shareholder Rights’ Plan and Anti-Takeover Measures

Subject to applicable law, the Amended Memorandum and Articles of Association provides our board of directors with the power to adopt a shareholder rights’ plan upon such terms as our board of directors deems expedient in our best interests, including, without limitation, where our board of directors is of the opinion that a rights’ plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control or accumulation of shares in the capital or interests therein, and to exercise any power to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for Ordinary Shares or Preferred Shares in accordance with the terms of such rights’ plan.

Our ability to adopt a rights’ plan or to take other anti-takeover measures after our board of directors has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent would be restricted by the frustrating actions’ prohibition of the Irish Takeover Rules, described above. A number of Irish companies have pre-existing rights’ plans which automatically trigger in specified circumstances without the need for a target board decision (other than a decision to disarm), although the validity of these plans has not been tested with the Irish Takeover Panel or in the Irish courts.

Duration, Dissolution, Rights Upon Liquidation

Our duration of existence is unlimited. We may be dissolved and wound-up at any time by way of a members’ voluntary winding-up or a creditors’ winding-up. In the case of a members’ voluntary winding-up, a special resolution is required. We may also be dissolved by way of court order on the application of a creditor, by the Irish Registrar of Companies as an enforcement measure where we have failed to file certain returns or by the Irish Director of Corporate Enforcement where our affairs have been investigated by an inspector and it appears from the inspector’s report or any information obtained by the Irish Director of Corporate Enforcement that we should be wound-up.

The Amended Memorandum and Articles of Association provides that our shareholders shall be entitled to participate in any surplus assets available for distribution in a winding-up, (i.e., following the settlement of all claims of creditors), pro rata to their respective holdings of Ordinary Shares.

The rights the holders of Ordinary Shares and the holders of Deferred Shares will be subject to the preferential rights of any class or series of preference shares in issue from time to time (which might include preferential rights to participate in any surplus assets available for distribution in a winding-up in priority to the holders of Ordinary Shares and the holders of Deferred Shares).

Limitation of Liability and Indemnification

Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or certain officers from, or indemnify a director or officer against, liability in connection with any negligence, default, breach of duty or breach of trust by a director or officer in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Amended Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the Irish Companies Act, each director, officer or employee, and each person who is or was serving at our request as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, shall be entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Amended Memorandum and Articles of Association does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Irish law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Amended Memorandum and Articles of Association, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.

We have entered into deeds of indemnity with each member of our board of directors and each of our executive officers (as well as certain other officers). These deeds of indemnity require us to indemnify each of our directors and executive officers (as well as the other officers signatory to such agreements), to the fullest extent permitted by Irish law, against damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement and reasonable expenses incurred in connection with any actual or threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, hearing or investigation to which the indemnitee is a party or other participant, or is threatened to be made a party or other participant, by reason of the fact that such person is or was serving as a director, officer, employee, agent or fiduciary of MariaDB or any of our subsidiaries, or by reason of the fact that such person was serving at our request as a director, officer, employee, agent or fiduciary of another entity. The deeds of indemnity also provide customary rights to advancement of expenses incurred by an indemnitee in connection with such proceedings.

In addition, MariaDB USA, Inc., a Delaware corporation and a wholly owned subsidiary of MariaDB, entered into indemnification agreements with each member of our board of directors and each of our executive officers (as well as certain other officers) that provide them similar rights to indemnification and advancement of expenses from MariaDB USA, Inc., to the fullest extent permitted by Delaware law.

We have also entered into a deed of indemnity rights with Theodore Wang, who served as a director and the chief executive officer of APHC and is a member of our board of directors, to provide contractual indemnification rights consistent with Section 7.11 of the Merger Agreement. Pursuant to the deed of indemnity rights, we have agreed to provide Dr. Wang indemnification against losses and liabilities and rights to advancement of expenses and costs relating to claims, suits or proceedings arising from his service to APHC as director or officer occurring at or prior to the effective time of the Merger. In addition, we have entered into deeds of indemnity rights on the same terms with certain other persons who served as directors and officers of APHC prior to the consummation of the Merger.

The limitation of liability and indemnification provisions that are in the Amended Memorandum and Articles of Association may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. Moreover, a shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company.

Listing

Our Ordinary Shares and Public Warrants are listed on The New York Stock Exchange under the symbols “MRDB” and “MRDBW”, respectively.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one whole Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the APHC IPO or 30 days after the completion of the Merger.

Pursuant to the terms of the Warrant Agreement, each outstanding APHC Public Warrant prior to the closing of the Merger remained outstanding and was automatically adjusted to become a Public Warrant, representing the right to purchase that number of Ordinary Shares equal to the number of APHC Class A Ordinary Shares that were issuable upon exercise of such APHC Public Warrant prior to the closing of the Merger, and otherwise continues to have, and be subject to, generally the same terms and conditions as of prior to the closing of the Merger. A warrant holder may exercise its Public Warrants only for a whole number of Ordinary Shares, meaning that only a whole Public Warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire on the date that is five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying the obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue Ordinary Shares upon exercise of a Public Warrant unless Ordinary Shares issuable upon such warrant exercise have been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire and become worthless. In no event will we be required to net cash settle any Public Warrant.

In no event later than 15 business days after the closing of the Merger, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Ordinary

Shares issuable upon exercise of the Public Warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Ordinary Shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and pursuant to the terms of the Warrant Agreement and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Ordinary Shares equals or exceeds $18.00. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Ordinary Shares for each of 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share.

If and when the Public Warrants become redeemable, we may exercise its redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period referenced above.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless basis” and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 per share warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Ordinary Shares equals or exceeds $10.00. Once the Public Warrants become exercisable, we may call the Public Warrants (and the Private Placement Warrants on the same terms, if the price is less than $18.00 per Ordinary Share) for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Ordinary Shares except as otherwise described below; and

•

if, and only if, the closing price of Ordinary Shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “ —Warrants—Public Warrants—Anti-Dilution Adjustments”) for each of 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume-weighted average price of the Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted as set forth in the first three paragraphs under the heading “ —Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

	Fair Market Value of Ordinary Shares
Redemption Date (period to expiration of Public Warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

As stated above, we can redeem the Public Warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the Ordinary Shares are trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share dividend of a number of Ordinary Shares equal to the product of (a) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (b) one minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares, as applicable, on account of such Ordinary Shares or Ordinary Shares (or other shares of our capital stock into which the Public Warrants are convertible), other than, in relevant part, (a) as described above, or (b) certain ordinary cash dividends, , then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Ordinary Shares in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration received by the holders of Ordinary Shares in such a transaction is payable in the form of securities or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant.

The Public Warrants will be issued in registered form under the Warrant Agreement between Computershare, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant or amend the terms of the Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The issue of Ordinary Shares upon the exercise of Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement shall be conditional on the additional payment by, or on behalf of, the relevant holder to the Company, by way of additional subscription, of an amount in cash at least equal to the aggregate par value of such Ordinary Shares.

Private Placement Warrants

The Private Placement Warrants (including the Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable by the permitted transferees of the Sponsor holding such warrants until the earlier to occur of (i) 180 days after the date of the closing of the Merger, and (ii) the date on which we complete a subsequent liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; and they will not be redeemable by us so long as they are held by the permitted transferees of the Sponsor holding such warrants (except as set forth under “—Warrants—Public Warrants—

Redemption of warrants when the price per share of Ordinary Shares equals or exceeds $10.00”). Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. Notwithstanding the foregoing, the Private Placement Warrants may be transferred, assigned or sold by the permitted transferees of the Sponsor holding such warrants in certain limited circumstances including: (i) to us, our officers or directors, any affiliates or immediate family members of any of our officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (ii) (A) to another entity that is an affiliate of the Sponsor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Sponsor or its affiliates or who shares a common investment advisor with the Sponsor, (B) as part of a distribution to members, partners or shareholders of the Sponsor or (C) by gift to a charitable organization, (iii) to a nominee or custodian holding securities on behalf of a beneficial owner to whom a disposition or transfer would be permissible under clauses (i) and (ii) above, (iv) by virtue of the laws of the state of the Sponsor’s organization and the Sponsor’s organizational documents upon dissolution of the Sponsor, (v) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (vi) to any person pursuant to any forward purchase agreements that have been entered into prior to January 31, 2022 or to an individual that was an officer of APHC prior to the closing of the Merger, and (vii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction, which results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that it was agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether the Sponsor or its permitted transferees would be affiliated with us. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our, an insider cannot trade in our securities if such insider is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Ordinary Shares issuable upon exercise of the Public Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, it is believed that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Private Placement Warrants will be issued in registered form under the Warrant Agreement between Computershare, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Private Placement Warrants.

The issue of Ordinary Shares upon the exercise of Private Placement Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement shall be conditional on the additional payment by, or on behalf of, the relevant holder to the Company, by way of additional subscription, of an amount in cash at least equal to the aggregate par value of such Ordinary Shares.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144—General

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted securities (as defined in Rule 144) for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the issuer of the securities at the time of, or at any time during the three months preceding, a sale and (ii) the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted securities for at least six months but who are affiliates of the issuer at the time of, or at any time during the three months preceding, a sale, and persons who sell any other securities for the account of a person who is an affiliate at the time of, or at any time during the three months preceding, the sale (“control securities”), would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the issuer’s shares then outstanding; or

•	the average weekly reported trading volume of the issuer’s shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of an issuer under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the issuer.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of restricted securities or control securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination on December 16, 2022, we ceased to be a shell company, and on December 22, 2022, we filed a Current Report on Form 8-K that included (among other things) Form 10-type information.

Upon the consummation of the Business Combination, we had 66,483,192 Ordinary Shares outstanding, all of which shares are freely tradeable without restriction or further registration under the Securities Act, except for:

•

1,915,790 restricted Ordinary Shares issued to the PIPE Investors in the PIPE Investment, all of which, pursuant to the terms of the Subscription Agreements, have been registered for resale pursuant to the registration statement of which this prospectus forms a part; and

•

34,916,348 shares held by persons who were deemed to be affiliates of APHC or Legacy MariaDB at the time the Business Combination was submitted to a vote of shareholders (which are subject to restrictions under Rule 145 under the Securities Act (“Rule 145”) that are similar to those described above with respect to the resale pursuant to Rule 144 of securities initially issued by a shell company), all of which, pursuant to the Registration Rights Agreement described below, have been registered for resale pursuant to the registration statement of which this prospectus forms a part.

As a result, all of such Ordinary Shares registered for resale may be sold without the restrictions under Rule 144 or Rule 145 described above so long as the registration statement of which this prospectus forms a part remains effective.

Registration Rights Agreement

In connection with the closing of the Merger, we entered into the Registration Rights Agreement with the Sponsor, its principals (Theodore Wang and Lionyet International Ltd.), certain directors and executive officers of Legacy MariaDB and APHC, and certain other equity holders of Legacy MariaDB and APHC. Pursuant to the Registration Rights Agreement, the signatories and their permitted assigns are entitled to, among other things, certain registration rights with respect to their Ordinary Shares and other securities. Pursuant to the Registration Rights Agreement, we are required to register for resale the securities held by the equity holders who are parties to the agreement. We have filed the registration statement of which this prospectus forms a part pursuant to such obligation. The equity holders who are party to the Registration Rights Agreement are also entitled to certain demand and “piggy-back” registration rights on the terms and conditions set forth in the Registration Rights Agreement. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Important — Prospective investors in the European Economic Area

This document is not, and is not intended to be, a prospectus for the purposes of the EU Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the EEA implementing the EU Prospectus Regulation.

This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. No offer to the public of securities of MariaDB is being made by the Company, nor may be made by, or on behalf of, the Company or any selling holder (including through financial intermediaries), in Ireland or any other member state of the EEA on the basis of this document, or otherwise, in circumstances that would require a prospectus to be published pursuant to the EU Prospectus Regulation. Any investment in securities of MariaDB does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

Prohibition of sales to EEA retail investors: No securities of MariaDB are intended to be offered, sold or otherwise made available to nor should be offered, sold or otherwise made available to any retail investor in the EEA by the Company or any selling holder. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling securities or otherwise making them available to retail investors in the EEA has been prepared by the Company and therefore offering or selling securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

SELLING HOLDERS

This prospectus relates to the offer and sale from time to time by the selling holders of (i) up to 56,414,951 Ordinary Shares, consisting of (a) up to 1,915,790 Ordinary Shares issued in the PIPE Investment; (b) 45,369,976 Ordinary Shares issued to certain selling holders pursuant to the Merger Agreement; (c) up to 1,818,888 Ordinary Shares issuable upon exercise of certain stock options, and (d) up to 7,310,297 Ordinary Shares issuable upon exercise of the Private Placement Warrants; and (ii) up to 7,310,297 Private Placement Warrants.

The selling holders may offer, sell or distribute all or a portion of the Ordinary Shares and Private Placement Warrants hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We generally will not receive any of the proceeds from sales of Ordinary Shares or Private Placement Warrants by the selling holders. We will generally bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling holders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares or Private Placement Warrants. See the section titled “Plan of Distribution.”

The following table is prepared based on information provided to us by the selling holders. It sets forth the names of the selling holders, the aggregate number of Ordinary Shares (including Ordinary Shares issuable on exercise of stock options and Private Placement Warrants) and Private Placement Warrants that the selling holders may offer pursuant to this prospectus, and the beneficial ownership of the selling holders both before and after the offering. For the avoidance of doubt, the table below includes Ordinary Shares issuable upon the exercise of both vested and unvested options held by certain selling holders. Consequently, the number of shares shown as owned before the offering (and being offered) by each selling holder in the table below who holds options is not the same as the number of shares shown as beneficially owned by such selling holder in the table included in the section entitled “Beneficial Ownership of Securities,” which only includes shares issuable upon exercise of options exercisable within 60 days of December 16, 2022.

We cannot advise you as to whether the selling holders will in fact sell any or all of the securities set forth in the table below. In addition, subject to the provisions of the Lock-Up Agreement described in “Certain Relationships and Related Party Transactions—Lock-Up Agreements” that certain selling holders are party to, the selling holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the table below, unless otherwise indicated, we have assumed that the selling holders will have sold all of the securities covered by this prospectus upon the completion of the offering. For a discussion of other relationships selling holders have or may have had with the Company, Legacy MariaDB, or APHC, please see “Certain Relationships and Related Party Transactions” and the footnotes to the table below.

Name of Selling Holder	Beneficial Ownership Before the Offering		Ordinary Shares Being Offered	Private Placement Warrants Being Offered	Beneficial Ownership After the Offering
	Ordinary Shares	Private Placement Warrants			Ordinary Shares	Private Placement Warrants	%
Intel Capital Corporation(1)	6,282,325	—	6,282,325	—	—	—	*
Alibaba.com (Europe) Limited(2)	4,559,016	—	4,559,016	—	—	—	*
SmartFin Capital NV (private privak)(3)	3,733,341	—	3,733,341	—	—	—	*
SmartFin Capital II CommV(3)	2,145,434	—	2,145,434	—	—	—	*
Runa Capital Opportunity Fund I, L.P.	1,992,618	—	1,992,618	—	—	—	*
Runa Ventures I Limited	719,351	—	719,351	—	—	—	*

Name of Selling Holder	Beneficial Ownership Before the Offering		Ordinary Shares Being Offered	Private Placement Warrants Being Offered	Beneficial Ownership After the Offering
	Ordinary Shares	Private Placement Warrants			Ordinary Shares	Private Placement Warrants	%
Runa Capital Fund II L.P.	2,557,043	—	2,557,043	—	—	—	*
California Technology Partners II, LP(4)	3,633,683	—	3,633,683	—	—	—	*
J.J. Jacobs Enterprises, LLC(4)	778,639	—	778,639	—	—	—	*
Open Ocean Opportunity Fund I Ky(5)	1,802,847	—	1,802,847	—	—	—	*
Open Ocean Fund Two Ky(5)	1,457,649	—	1,457,649	—	—	—	*
Patrik Backman(6)	218,834	—	218,834	—	—	—	*
Manck Ab(5)	22,816	—	22,816	—	—	—	*
Michael Howard(7)	2,655,105	—	2,655,105	—	—	—	*
Christine Russell(8)	114,082	—	114,082	—	—	—	*
Harold R. Berenson(9)	114,082	—	114,082	—	—	—	*
Jon Bakke(10)	480,444	—	480,444	—	—	—	*
Franz Aman(11)	381,374	—	381,374	—	—	—	*
Lionyet International Ltd.(12)	2,428,935	2,855,149	2,428,935	2,855,149	—	—	*
Lakeside Travel Holding Ltd.(13)	3,432,695	—	3,432,695	—	—	—	*
Theodore T. Wang(14)	2,428,935	2,855,148	2,428,935	2,855,148	—	—	*
Linden Capital L.P.(15)(16)	750,000	750,000	750,000	750,000	—	—	*
PA Future Corp LLC(16)	100,000	100,000	100,000	100,000	—	—	*
Xuhua Zhou(16)	100,000	100,000	100,000	100,000	—	—	*
Ronald A. Santella(16)	80,000	80,000	80,000	80,000	—	—	*
Michael Ashton Hudson Living Trust(16)	60,000	60,000	60,000	60,000	—	—	*
Andrew F. Cates(16)	60,000	60,000	60,000	60,000	—	—	*
Brian Levine(16)	50,000	50,000	50,000	50,000	—	—	*
HZ Investments LLC(16)	50,000	50,000	50,000	50,000	—	—	*
Jeffery and Theresa Nedelman JTIC(16)	50,000	50,000	50,000	50,000	—	—	*
John Ronald Morgan III(16)	50,000	50,000	50,000	50,000	—	—	*
Michael Leland Hensch(16)	50,000	50,000	50,000	50,000	—	—	*
Minerva Golden Trust(16)	50,000	50,000	50,000	50,000	—	—	*
Quan Mai(16)	50,000	50,000	50,000	50,000	—	—	*
Willian Qualified Spendthrift Trust(16)	50,000	50,000	50,000	50,000	—	—	*
Mary Ann Cloyd(17)	22,500	—	22,500	—	—	—	*
William A. Houlihan(18)	22,500	—	22,500	—	—	—	*
Yan (Ben) Li(19)	20,000	—	20,000	—	—	—	*
Pearl X. Yuan Garg(16)(20)	—	25,000	—	25,000	—	—	*
Kirtiraj Chauhan(16)(21)	—	25,000	—	25,000	—	—	*
North Land Global Limited(22)	1,426,480	—	1,426,480	—	—	—	*
Realm Plus Limited(22)	1,241,081	—	1,241,081	—	—	—	*
Fantasy Talent International Limited(22)	620,541	—	620,541	—	—	—	*
Star Advantage Global Limited(22)	620,541	—	620,541	—	—	—	*

Name of Selling Holder	Beneficial Ownership Before the Offering		Ordinary Shares Being Offered	Private Placement Warrants Being Offered	Beneficial Ownership After the Offering
	Ordinary Shares	Private Placement Warrants			Ordinary Shares	Private Placement Warrants	%
Vinland Long Bias Fund, Ltd(23)	341,474	—	341,474	—	—	—	*
Vinland Macro Fund, Ltd(23)	117,895	—	117,895	—	—	—	*
Vinland Macro High Vol. Fund, Ltd. (23)	593,263	—	593,263	—	—	—	*
Vista Associates Corporation(22)	589,131	—	589,131	—	—	—	*

(*)	Less than one percent.
(1)

Mr. Abdul Guefor, an employee of Intel Corporation (UK) Limited, served as a director of Legacy MariaDB prior to the completion of the Business Combination. Intel Capital Corporation is a direct wholly-owned subsidiary of Intel Corporation. Intel Capital Corporation shares voting and investment power over all of the shares with Intel Corporation. Intel Corporation may also be deemed to beneficially own the shares due to its ownership of Intel Capital Corporation.

(2)	Mr. Feifei Li, a Vice President of Alibaba Group, served as a director of Legacy MariaDB prior to the completion of the Business Combination.
(3)	Mr. Jurgen Ingels, a director of the Company, holds joint voting and investment discretion with respect to these shares.
(4)	Mr. Alexander Suh, a director of the Company, holds joint voting and investment discretion with respect to these shares.
(5)	Mr. Backman, a former director of Legacy MariaDB, holds joint voting and investment discretion with respect to these shares.
(6)	Mr. Backman is a former director of Legacy MariaDB.
(7)

Mr. Howard is Chief Executive Officer and a director of the Company. Includes 1,058,618 Ordinary Shares issuable under the exercise of both vested and unvested stock options under MariaDB equity plans.

(8)	Ms. Russell is a director of the Company. Consists of 114,082 Ordinary Shares issuable under the exercise of both vested and unvested stock options under MariaDB equity plans.
(9)	Mr. Berenson is a director of the Company. Consists of 114,082 Ordinary Shares issuable under the exercise of both vested and unvested stock options under MariaDB equity plans.
(10)	Mr. Bakke is an executive officer of the Company. Consists of 480,444 Ordinary Shares issuable under the exercise of vested stock options under MariaDB equity plans.
(11)	Mr. Aman is an executive officer of the Company. Includes 51,662 Ordinary Shares issuable under the exercise of both vested and unvested stock options under MariaDB equity plans.
(12)

Lionyet International Ltd. (“Lionyet”) is an entity owned and controlled by Shihuang “Simon” Xie (who was also the co-founder of APHC), and a co-manager of the Sponsor prior to the Business Combination.

(13)

Lakeside Travel Holding Ltd. (“Lakeside Travel”) is a subsidiary of Lionyet and is controlled by Mr. Xie. Lakeside Travel participated as an investor in Legacy MariaDB’s Series D Preferred Shares financing described in Note 8 to the audited consolidated financial statements of Legacy MariaDB as of and for the fiscal years ended September 30, 2022 and 2021 included elsewhere in this prospectus.

(14)	Dr. Wang is a director of the Company, and was the CEO, Chairman and co-founder of APHC and a co-manager of the Sponsor prior to the Business Combination.
(15)

The securities shown in the table above as owned by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), by Linden GP LLC (the general partner of Linden Capital L.P.), and by Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. Does not include 2,420,651 Ordinary Shares underlying Public Warrants held by Linden Capital L.P., which have not been registered for resale pursuant to the registration statement of which this prospectus forms a part.

(16)	Received securities pursuant to certain forward purchase arrangements and/or other transfer arrangements with the Sponsor.

(17)	Ms. Cloyd served as a director of APHC prior to the completion of the Business Combination.
(18)	Mr. Houlihan served as a director of APHC prior to the completion of the Business Combination.
(19)	Mr. Li served as a director of Legacy MariaDB prior to the completion of the Business Combination.
(20)

Ms. Garg provided consulting services to Angel Pond Partners LLC and APHC prior to the completion of the Business Combination. Does not include 75,000 Ordinary Shares that are not being registered for resale pursuant to the registration statement of which this prospectus forms a part.

(21)

Mr. Chauhan provided consulting services to Angel Pond Partners LLC and APHC prior to the completion of the Business Combination. Does not include 50,000 Ordinary Shares that are not being registered for resale pursuant to the registration statement of which this prospectus forms a part.

(22)

Participated as an investor in Legacy MariaDB’s Series D Preferred Shares financing described in Note 8 to the audited consolidated financial statements of Legacy MariaDB as of and for the fiscal years ended September 30, 2022 and 2021 included elsewhere in this prospectus. Also participated as an investor in the PIPE Investment described elsewhere in this prospectus.

(23)	Vinland Long Bias Fund, Ltd, Vinland Macro Fund, Ltd and Vinland Macro High Vol. Fund, Ltd. participated as investors in the PIPE Investment described elsewhere in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

On January 18, 2021, the Sponsor subscribed for 8,625,000 APHC Class B Ordinary Shares (the “Founder Shares”) for a total subscription price of $25,000, and fully paid for these on January 20, 2021. On May 18, 2021, in connection with the initial closing of the APHC IPO, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, thereby reducing the aggregate number of Founder Shares outstanding to 7,187,500. On July 2, 2021, the underwriters of the APHC IPO partially exercised their over-allotment option, and 549,630 Founder Shares were subsequently forfeited for no consideration, thereby reducing the aggregate number of Founder Shares outstanding to 6,637,870. The Founder Shares were automatically canceled and converted into the right to receive Ordinary Shares in connection with the Irish Domestication Merger on a one-for-one basis, subject to certain adjustments.

A portion of the Founder Shares were transferred to certain selling holders pursuant to forward purchase agreements and other transfer arrangements as described below in “—Forward Purchase Agreements and Other Transfer Arrangements.” In addition, the remaining Founder Shares held by the Sponsor were distributed to Dr. Wang and Lionyet International Ltd. in equal amounts prior to the completion of the Irish Domestication Merger as described below in “—Sponsor Liquidating Distribution.”

Private Placement Warrants

Simultaneously with the closing of the APHC IPO, APHC consummated the private placement of 7,000,000 APHC Private Warrants, at a price of $1.00 per APHC Private Warrant to the Sponsor ($7,000,000 in the aggregate).

On July 2, 2021, APHC completed a private placement with the Sponsor for an additional 310,297 APHC Private Warrants at a price of $1.00 per warrant generating gross proceeds of $310,297.

Each whole APHC Private Warrant was exercisable for one whole APHC Class A Ordinary Share at a price of $11.50 per share. The portion of the proceeds from the sale of the APHC Private Warrants to the Sponsor was added to the proceeds from APHC IPO held in the trust account. Pursuant to the Merger Agreement, the APHC Private Warrants were automatically adjusted to become the Private Placement Warrants that have been registered for resale by the holders thereof pursuant to the registration statement of which this prospectus forms a part.

A portion of the APHC Private Warrants were transferred to certain selling holders pursuant to forward purchase agreements and other transfer arrangements as described below in “—Forward Purchase Agreements and Other Transfer Arrangements.” In addition, the remaining APHC Private Warrants held by the Sponsor were distributed to Dr. Wang and Lionyet International Ltd. in equal amounts prior to the completion of the Irish Domestication Merger as described below in “—Sponsor Liquidating Distribution.”

Forward Purchase Agreements and Other Transfer Arrangements

On March 15, 2021, the Sponsor entered into forward purchase arrangements with certain institutional and professional accredited investors with whom Theodore T. Wang and Shihuang “Simon” Xie, who founded the Sponsor, had pre-existing professional relationships pursuant to which the Sponsor has agreed to transfer a total of 1,600,000 Founder Shares for upfront cash payments of $3.00 per share and 1,600,000 APHC Private Warrants for upfront cash payments of $1.00 per warrant, for total aggregate consideration of $6,400,000, which the Sponsor received prior to the closing of the APHC IPO. The transactions contemplated by these forward purchase arrangements are referred to in this prospectus as the “At Risk Capital Syndication.” In February 2021, the Sponsor, Dr. Wang and Mr. Xie entered into agreements with certain individuals, who were APHC officers performing non-executive functions, to transfer to them an aggregate 75,000 Founder Shares upon the closing of the Irish Domestication Merger for non-cash consideration in the form of services rendered. In the first half of 2022, the Sponsor entered into forward purchase arrangements with certain individuals with whom the Sponsor or co-founders had pre-existing relationships to transfer them an aggregate 60,000 Founder Shares for non-cash consideration in the form of services rendered. Together, these other forward purchase arrangements are referred to in this prospectus as the “Other Forward Purchase Arrangements.” The Founder Shares and APHC Private Warrants under the Risk Capital Syndication and Other Forward Purchase Arrangements were transferred to the counterparties (i.e., certain of the selling holders) prior to the completion of the Irish Domestication Merger, pursuant to the terms and conditions of the waiver to a letter agreement between APHC and the Sponsor, which modified in part the terms and conditions of a certain letter agreement, dated as of May 18, 2021, between APHC, the Sponsor and the other individuals party thereto.

Registration Rights Agreement

At the closing of the Merger, the Company, the Sponsor, Theodore T. Wang, Lionyet International Ltd., certain other equity holders of APHC immediately prior to the consummation of the Business Combination, and certain affiliates and other equity holders of Legacy MariaDB, entered into the Registration Rights Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and pursuant to which the selling holders and their permitted transferees are entitled to, among other things, registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, APHC, the Company, the Sponsor certain executive officers and directors of Legacy MariaDB and APHC, and certain other equity holders of Legacy MariaDB and APHC, entered into a Lock-Up Agreement which became effective upon the consummation of the Business Combination, pursuant to which, subject to certain exceptions, such holders have agreed that they will not sell, dispose of, or otherwise transfer the Ordinary Shares received pursuant to the transactions contemplated by the Merger Agreement and certain other securities, including the Private Placement Warrants, until the earliest to occur of (i) 180 days after the date of the closing of the Merger or (ii) the date on which we complete a subsequent liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The Lock-Up Agreement, as it relates to the Sponsor and its transferees, supersedes the obligations of the Sponsor and its transferees with respect to the lock-up under the letter agreement dated May 18, 2021, between APHC, the Sponsor and certain insiders of APHC entered into in connection with the APHC IPO.

Sponsor Liquidating Distribution

On December 14, 2022, the Sponsor conducted a liquidating distribution of all of the Founder Shares and APHC Private Warrants that it held on such date to its members, including Theodore T. Wang and Lionyet International Ltd., an entity owned and controlled by Mr. Shihuang “Simon” Xie, as permitted transferees pursuant to a liquidating distribution and assigned its registration rights in connection with the distribution. As a result, each of the members of Sponsor have the same registration rights and transfer restrictions with respect to the Ordinary Shares and APHC Private Placement Warrants and Ordinary Shares underlying the APHC Private Placement Warrants received by such member pursuant to the liquidating distribution, including that, subject to limited exceptions, such holders will not transfer, assign or sell any of Ordinary Shares during a lock-up period pursuant to the Lock-Up Agreement.

Angel Pond Capital LLC (Sponsor)

On January 10, 2022, APHC and Legacy MariaDB engaged J.P. Morgan and Angel Pond Capital LLC, an affiliate of the Sponsor, as joint co-placement agents for proposed private placements in connection with the

Business Combination, including Legacy MariaDB’s Series D Preferred Shares financing and the PIPE Investment. No fees were paid under this engagement, and J.P. Morgan has waived any fees it could have been due under this agreement. The agreement associated with this engagement expired on March 15, 2022.

On March 17, 2022, APHC engaged Angel Pond Capital LLC as placement agent for proposed private placements in connection with the Business Combination. APHC agreed to pay certain placement agent fees in connection with the engagement. The agreement associated with this engagement was terminated on June 21, 2022.

Related Party Loans

On January 20, 2021, the Sponsor agreed to loan APHC an aggregate of up to $300,000 to cover expenses related to the APHC IPO pursuant to a note. This loan was non-interest bearing and payable upon the completion of the APHC IPO. On May 20, 2021, the $300,000 outstanding under the note was repaid in full.

On August 30, 2022, the Sponsor agreed to loan APHC an aggregate of up to $250,000 to be used for expenses of APHC. This loan was non-interest bearing and was to be forgiven upon the consummation of the Business Combination. If the loan was not forgiven, the unpaid principal balance on such loan would be payable by MariaDB. As of immediately prior to the Closing of the Merger, $200,000 in loan amounts outstanding were forgiven in accordance with the terms of the August 30, 2022 promissory note.

On September 14, 2022, the Sponsor agreed to make available to Mangomill a loan facility in an aggregate amount of €263,063 to be advanced upon the written request of Mangomill. This loan facility agreement was non-interest bearing and any amount outstanding under the loan facility agreement was to be repaid on the Sponsor’s written demand or upon the closing of the Merger. As of the date of the closing of the Merger, no loan amounts were outstanding under this September 14, 2022 loan facility agreement.

Administrative Services Agreement

Commencing on May 20, 2021, APHC agreed to pay the Sponsor a total of $10,000 a month for office space, administrative and support services to an affiliate of the Sponsor. The agreement terminated upon the closing of the business combination.

Director Independence

After the completion of the Business Combination, our board of directors determined that each of our directors other than Mr. Howard and Dr. Wang qualify as “independent directors,” as defined in the NYSE rules and applicable SEC rules. For additional information, see the section titled “Management—Director Independence.”

MariaDB Relationships and Related Party Transactions

For more information regarding MariaDB executive officer and director compensatory arrangements, see the section titled “Executive Compensation—Employment Agreements and Offer Letters.”

In addition, for more information regarding MariaDB executive officer and director relationships with the Company and beneficial ownership holdings, please see “Management—Executive Officers and Board of Directors” and “Beneficial Ownership of Securities.”

Indemnification Agreements (Deeds of Indemnity)

For more information regarding director and officer indemnification, see the section titled “Description of Securities—Limitation of Liability and Indemnification.”

Policies and Procedures for Related Party Transactions

We have adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of our board of directors in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request that we enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section were entered into prior to the adoption of this policy.

PLAN OF DISTRIBUTION

The selling holders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares and/or Private Placement Warrants on NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling holders may use any one or more of the following methods when disposing of their Ordinary Shares or Private Placement Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

through trading plans entered into by a selling holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	an exchange distribution and or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	broker-dealers may agree with the selling holders to sell a specified number of such securities at a stipulated price;

•	distribution to employees, members, limited partners or shareholders of selling holders;

•	“at the market” or through market makers or into an existing market for the securities;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling holders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares or Private Placement Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their Ordinary Shares or Private Placement Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling holders to include the pledgee, transferee or other successors in interest as selling holders under this prospectus. The selling holders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Ordinary Shares or Private Placement Warrants or interests therein, the selling holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling holders from the sale of Ordinary Shares or Private Placement Warrants offered by them will be the purchase price of such shares or warrants less discounts or commissions, if any. The selling holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares or Private Placement Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling holders.

The selling holders also may in the future resell a portion of their Ordinary Shares or Private Placement Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling holders and any underwriters, broker-dealers or agents that participate in the sale of Ordinary Shares or Private Placement Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of Ordinary Shares or Private Placement Warrants may be underwriting discounts and commissions under the Securities Act. If any selling holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling holders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, Ordinary Shares or Private Placement Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until the earlier of, among other things, all the securities offered by the selling holders have been sold under this registration statement or may be sold without limitation (including volume and manner of sale restrictions) under Rule 144, are no longer outstanding or, in the case of the Ordinary Shares issued in the PIPE Investment, two years from the date such shares were issued, and, in the case of the Ordinary Shares issuable upon exercise of the Warrants, until the expiration or redemption of such Warrants. We are generally required to pay all fees and expenses incident to the registration of the Ordinary Shares and Private Placement Warrants to be offered and sold pursuant to this prospectus. The selling holders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares or Private Placement Warrants.

The selling holders may use this prospectus in connection with resales of Ordinary Shares and Private Placement Warrants. This prospectus and any accompanying prospectus supplement or amendment will identify the selling holders, the terms of our Ordinary Shares or Private Placement Warrants and any material relationships between us and the selling holders. Unless otherwise set forth in a prospectus supplement or amendment, the selling holders will receive all the net proceeds from the resale of Ordinary Shares or Private Placement Warrants offered by them.

A selling holder that is an entity may elect to make an in-kind distribution of Ordinary Shares or Private Placement Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Ordinary Shares or Private Placement Warrants pursuant to the distribution through a registration statement.

This document is not, and is not intended to be, a prospectus for the purposes of the EU Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland or any other legislation, regulations or rules of Ireland or any other member state of the EEA implementing the EU Prospectus Regulation.

This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. No offer to the public of Ordinary Shares or Private Placement Warrants is being made by the Company, nor may be made by, or on behalf of, the Company or any selling holder (including through financial intermediaries), in Ireland or any other member state of the EEA on the basis of this document, or otherwise, in circumstances that would require a prospectus to be published pursuant to the EU Prospectus Regulation. Any investment in Ordinary Shares or Private Placement Warrants does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

No Ordinary Shares or Private Placement Warrants are intended to be offered, sold or otherwise made available to nor should be offered, sold or otherwise made available to any retail investor in the EEA by the Company or any selling holder. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling securities or otherwise making them available to retail investors in the EEA has been prepared by the Company and therefore offering or selling Ordinary Shares or Private Placement Warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax consequences to U.S. holders (as defined below) of acquiring, owning and disposing of Ordinary Shares, Public Warrants and Private Placement Warrants. This discussion applies only to Ordinary Shares, Public Warrants and Private Placement Warrants that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to persons in special tax situations, including:

•	banks, insurance companies or other financial institutions;

•	dealers in securities or currencies;

•	traders in securities electing to mark-to-market accounting rules;

•	tax-exempt entities;

•	regulated investment companies;

•	persons that actually or constructively hold more than 5% of the Ordinary Shares (by vote or value);

•	certain former citizens or residents of the United States;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a person that is a “controlled foreign corporation” or U.S. shareholders of a “controlled foreign corporation”;

•	a person that is a “passive foreign investment company”;

•	persons holding Ordinary Shares as part of a hedge, straddle, conversion or other integrated financial transaction;

•	persons subject to special tax accounting rules under Section 451(b) of the Code (as defined below);

•	an entity that is treated as a partnership, S corporation or other pass-through entity for U.S. federal income tax purposes (or investors therein); and

•	any persons that are otherwise subject to special treatment under the Code (as defined below).

This section does not address any other U.S. federal tax considerations (such as estate and gift taxes, the alternative minimum tax, or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Ordinary Shares, Public Warrants or Private Placement Warrants that, for U.S. federal income tax purposes, is:

•	an individual citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

•

a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the ability to control all of the substantial decisions of such trust or the trust has a valid election in effect to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. holder” means any beneficial owner of Ordinary Shares, Public Warrants or Private Placement Warrants that is not a U.S. holder.

This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax considerations described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Effects of Ownership of Ordinary Shares, Public Warrants or Private Placement Warrants on U.S. Holders

Taxation of Distributions

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below, a U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid with respect to Ordinary Shares to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be taxable to a corporate U.S. holder at regular rates and generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Ordinary Shares and any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares and will be treated as described below under the section titled “—Effects of Ownership of Ordinary Shares, Public Warrants or Private Placement Warrants on U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares, Public Warrants or Private Placement Warrants.”

Subject to the PFIC rules discussed below, with respect to non-corporate U.S. holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) Ordinary Shares are readily tradable on an established securities market in the United States, or (ii) if we are eligible for the benefits of the income tax treaty between the United States and Ireland (the “Tax Treaty”), in each case provided that we are not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. Although the Ordinary Shares are listed on the NYSE, there can be no assurances that we will be or remain eligible for benefits of the Tax Treaty or that Ordinary Shares will be considered readily tradeable on an established securities market in the United States in future years. U.S. holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

We may not maintain calculations of our earnings and profits under U.S. federal income tax principles. If this is the case, distributions, if any, generally will be reported to U.S. holders as dividends. The amount of any dividend income paid in euros (or other non-U.S. dollar currency) will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such foreign currency gain or loss will generally be treated as ordinary income or loss and as income or loss from U.S. sources for U.S. foreign tax credit purposes.

Subject to certain conditions and limitations (including, that any reduction in withholding available to the U.S. holder under the Tax Treaty has been claimed), non-refundable foreign “covered withholding taxes,” if any, on dividends paid on Ordinary Shares may be treated as foreign taxes eligible for a credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Dividends paid by us generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex and U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares, Public Warrants or Private Placement Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Ordinary Shares, Public Warrants or Private Placement Warrants, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Ordinary Shares, Public Warrants or Private Placement Warrants. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Ordinary Shares, Public Warrants or Private Placement Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Ordinary Shares (Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition, and (ii) the U.S. holder’s adjusted tax basis in its Ordinary Shares, Public Warrants or Private Placement Warrants so disposed of. See “—Acquisition of Ordinary Shares Pursuant to Exercise of a Public Warrant or Private Warrant” below for a discussion regarding a U.S. holder’s tax basis in Ordinary Shares acquired pursuant to the exercise of a Public Warrant or a Private Placement Warrant.

If the consideration received for the Ordinary Shares, Public Warrants or Private Placement Warrants is paid in any non-U.S. dollar currency, the amount realized will be the U.S. dollar value of the payment received translated at the spot rate of exchange on the date of disposition. If the Ordinary Shares, Public Warrants or Private Placement Warrants are treated as traded on an established securities market and the relevant U.S. holder is either a cash-basis taxpayer or an accrual-basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such U.S. holder will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If the Ordinary Shares, Public Warrants or Private Placement Warrants are not treated as traded on an established securities market, or the relevant U.S. holder is an accrual-basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of disposition (as determined above) and the U.S. dollar value of the currency received at the spot rate on the settlement date. Any such foreign currency gain or loss will generally be United States source ordinary income or loss.

Acquisition of Ordinary Shares Pursuant to Exercise of a Public Warrant or Private Placement Warrants

Subject to the PFIC rules discussed below, a U.S. holder generally will not recognize gain or loss upon the exercise of a Public Warrant or a Private Placement Warrant for cash. Ordinary Shares acquired pursuant to the exercise of a Public Warrant or a Private Placement Warrant for cash generally will have an adjusted tax basis equal to the U.S. holder’s adjusted tax basis in the Public Warrant or the Private Placement Warrant, as the case may be, increased by the amount paid to exercise the Public Warrant or the Private Placement Warrant. A U.S. holder’s holding period for the Ordinary Shares will commence on the day following the date of exercise of the Public Warrant or the Private Placement Warrant; the holding period will not include the period during which the U.S. holder held the Public Warrant. If a Public Warrant or a Private Placement Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Public Warrant or the Private Placement Warrant.

The tax consequences of a cashless exercise of a Public Warrant or a Private Placement Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s adjusted tax basis in the Ordinary Shares received generally would equal the U.S. holder’s adjusted tax basis in the Public Warrants or Private Placement Warrants. If the cashless exercise is treated as a recapitalization, the holding period of the Ordinary Shares will include the holding period of the Public Warrants or the Private Placement Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Public Warrants or Private Placement Warrants, as the case may be, with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Public Warrants or the Private Placement Warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. In this case, a U.S. holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. holder’s tax basis in the Public Warrants or the Private Placement Warrants exercised and the exercise price of such warrants. A U.S. holder’s holding period for the Ordinary Shares will commence on the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions to Holders of Public Warrants or Private Placement Warrants

The terms of each Public Warrant or Private Placement Warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, holders of warrants may be treated as receiving a constructive distribution from us if the adjustment increases the Public Warrant or the Private Placement Warrant holders’, as the case may be, proportionate interest in our assets or earnings and profits. For example, without limitation, a taxable constructive distribution would occur if the number of Ordinary Shares that would be obtained upon exercise of the Public Warrants or Private Placement Warrants increases as a result of a distribution of cash to the holders of Ordinary Shares. Constructive distributions that are taxable would be subject to tax in the same manner as cash distributions made to U.S. holders as described under “—Effects of Ownership of Ordinary Shares, Public Warrants or Private Placement Warrants on U.S. Holders—Taxation of Distributions” above.

PFIC Considerations

A foreign corporation will be classified as a PFIC in a particular taxable year if, either:

•

75% or more of the foreign corporation’s gross income for the taxable year, including its pro rata share of the gross income of any “look-through subsidiary,” including any other corporation or partnership in which the corporation directly or indirectly owns at least 25% of the stock or equity interests (by value) and any partnership in which the corporation directly or indirectly owns less than 25% of the equity interests (by value) to the extent the foreign corporation satisfies an “active partner” test and does not elect out of “look through” treatment, is passive income; or

•

the average percentage of the value of the foreign corporation’s assets, including its pro rata share of the assets of any look-through subsidiary, that produce or are held for the production of passive income is at least 50%.

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income. Additionally, subject to some limited exceptions, cash and other current assets readily convertible into cash may be treated as a passive asset.

For purposes of these PFIC rules, we are expected to be treated as the same corporation as APHC. Although APHC likely was a PFIC in previous taxable years, it is currently unclear whether, following the Business Combination, we may still meet one or both of the tests to be treated as a PFIC. Furthermore, our actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Although a determination as to our PFIC status will be made annually, an initial determination that we are or APHC was a PFIC will generally apply for subsequent years to a U.S. Holder who held Ordinary Shares, Public Warrants or Private Placement Warrants, or APHC Class A Ordinary Shares, APHC Public Warrants or APHC Private Warrants (together with Ordinary Shares, Public Warrants or Private Placement Warrants, sometimes generally referred to as “securities”), while we or APHC, as applicable, was a PFIC, whether or not we meet the test for PFIC status in those subsequent years. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year, or whether we may be treated as a PFIC with respect to any U.S. holder that did not make a timely qualified electing fund election (a “QEF election”) for its APHC Class A Ordinary Shares and received Ordinary Shares in the Irish Domestication Merger as a result of owning APHC Class A Ordinary Shares.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder and the U.S. holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. holder on the sale or other disposition of its Ordinary Shares, Public Warrants or Private Placement Warrants; and

•

any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of Ordinary Shares, Public Warrants or Private Placement Warrants during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for such Ordinary Shares, Public Warrants or Private Placement Warrants).

Under these rules (subject to the discussion below regarding the QEF election, deemed sale (or purging) election, and mark-to-market election):

•	the U.S. holder’s gain will be allocated ratably over the U.S. holder’s holding period for such U.S. holder’s Ordinary Shares, Public Warrants or Private Placement Warrants;

•	the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we were a PFIC will be taxed as ordinary income;

•	the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and

•	an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year.

U.S. holders of Ordinary Shares, Public Warrants or Private Placement Warrants are urged to consult their tax advisors concerning the application of the PFIC rules under their particular circumstances.

QEF Election, Deemed Sale (or Purging) Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. holder of Ordinary Shares would depend on whether the U.S. holder has made a timely and effective QEF election to treat us as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. holder’s holding period of Ordinary Shares during which we qualified as a PFIC.

In general, if we were determined to be a PFIC, a U.S. holder may avoid the PFIC tax consequences described above in respect to such holder’s Ordinary Shares (but not warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which our taxable year ends if we were treated as a PFIC for that taxable year. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. holder may not make a QEF election with respect to Public Warrants or Private Placement Warrants. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. holder held the Public Warrants or the Private Placement Warrants, as the case may be (or APHC Public Warrants or APHC Private Warrants exchanged therefor). If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the exercised warrants), unless the U.S. holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder will increase the adjusted basis in the Ordinary Shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a “PFIC Annual Information Statement,” to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. If applicable, U.S. holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine that we are or APHC was a PFIC for any taxable year, it will endeavor to provide to a U.S. holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.

As noted above, an initial determination that we are or APHC was a PFIC will generally apply for subsequent years to a U.S. holder who held Company or APHC securities while the Company or APHC was a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. holder who makes the QEF election discussed above for our or APHC’s first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) Ordinary Shares or held (or was deemed to held) APHC Class A Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of ours that ends within or with a taxable year of the U.S. holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC (and was not effective for each of APHC’s taxable years in which APHC was a PFIC) and the U.S. holder holds (or is deemed to hold) Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Ordinary Shares (or made a valid mark-to-market election for the first taxable year in which such U.S. Holder held (or was deemed to hold) APHC Class A Ordinary Shares) and for which we are determined to be a PFIC (or APHC was determined to be a PFIC), such holder will generally not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. holder holds (or is deemed to hold) its Ordinary Shares (or APHC Class A Ordinary Shares for which Ordinary Shares were exchanged) and for which we are or APHC was treated as a PFIC. A mark-to-market election may not be made with respect to the Public Warrants or the Private Placement Warrants.

The mark-to-market election is available, generally, only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or disposes of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) with such U.S. holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF, deemed sale (or purging) and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of Ordinary Shares, Public Warrants or Private Placement Warrants are urged to consult their tax advisors concerning the application of the PFIC rules under their particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS with respect to payments made to certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are non-U.S. holders in order to avoid the application of such information reporting requirements and backup withholding tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Reporting Obligations for Specified Foreign Financial Assets

U.S. holders who are individuals (and certain entities) are required to report on IRS Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as our Ordinary Shares if not held through a financial account maintained at a U.S. “financial institution,” as defined in the applicable rules. U.S. holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

MATERIAL IRISH TAX CONSIDERATIONS

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares, Public Warrants and Private Placement Warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and submissions which have been made to the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Ordinary Shares, Public Warrants and/or Private Placement Warrants, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares, Public Warrants and/or Private Placement Warrants, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and security holders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares, Public Warrants and Private Placement Warrants. The summary applies only to Non-Irish Holders who hold their Ordinary Shares, Public Warrants and/or Private Placement Warrants, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares, Public Warrants and/or Private Placement Warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Ordinary Shares, Public Warrants and/or Private Placement Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares, Public Warrants and/or Private Placement Warrants held directly are generally negative when compared with Ordinary Shares, Public Warrants and/or Private Placement Warrants held through DTC. Any Non-Irish Holder contemplating holding their Ordinary Shares, Public Warrants and/or Private Placement Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Ordinary Shares, Public Warrants and/or Private Placement Warrants.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Ordinary Shares, Public Warrants and/or Private Placement Warrants, provided that such Ordinary Shares, Public Warrants and/or Private Placement Warrants neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of Ordinary Shares, Public Warrants and Private Placement Warrants, depending on the manner in which the Ordinary Shares, Public Warrants and Private

Placement Warrants are held and whether they are listed on NYSE. Following the consummation of the Business Combination, the Ordinary Shares, Public Warrants and Private Placement Warrants have become eligible for deposit and clearing within the DTC system. As such, the discussion below discusses separately the security holders who hold their shares through DTC and those who do not.

Ordinary Shares or Public Warrants Held Through DTC

The Irish Revenue Commissioners have confirmed to MariaDB plc that transfers of Ordinary Shares and Public Warrants effected by means of the transfer of book-entry interests in DTC generally will not be subject to Irish stamp duty.

Ordinary Shares, or Public Warrants Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares or Public Warrants where any party to the transfer holds such Ordinary Shares or Public Warrants outside of DTC may be subject to Irish stamp duty.

Holders of Ordinary Shares, Public Warrants or Private Placement Warrants wishing to transfer their Ordinary Shares, Public Warrants or Private Placement Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Ordinary Shares, Public Warrants and Private Placement Warrants held outside of DTC, it is strongly recommended that those security holders who do not hold their securities through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their securities as into DTC as soon as possible.

Withholding Tax on Dividends (DWT)

Distributions made by us will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by us to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, MariaDB is responsible for withholding DWT prior to making such distributions.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from MariaDB if such a holder of Ordinary Shares is beneficially entitled to the distribution and is either:

•

a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex I to this prospectus);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved from time to time and provided, in all cases noted above (but subject to “—Shares Held by U.S. Resident Shareholders” below), MariaDB or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by MariaDB, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

•

its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by MariaDB) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker), if its Ordinary Shares are held through DTC; or

•	MariaDB’s transfer agent before the record date for the distribution, if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT, provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by MariaDB) (the “U.S. Tax Information”). It is strongly recommended that such holders of Ordinary Shares ensure that their U.S. Tax Information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by MariaDB).

If any holder of Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by MariaDB) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to MariaDB’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Ordinary Shares complete the appropriate DWT Forms and provide them to their brokers or MariaDB’s transfer agent, as the case may be, as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by MariaDB) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, MariaDB will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after MariaDB delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

MariaDB will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. Tax Information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed. New DWT Forms must be completed and filed before the expiration of that five year period to enable the shareholder to continue to receive dividends without DWT.

Income Tax on Dividends Paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution received from MariaDB. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT already deducted by MariaDB would discharge the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares, Public Warrants and Private Placement Warrants because Ordinary Shares, Public Warrants and Private Placement Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITY HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITY HOLDER.

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus, and certain legal matters relating to Irish law, will be passed upon for us by Matheson LLP, Dublin, Ireland. The validity of the Private Placement Warrants to be offered by this prospectus will be passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The financial statements of MariaDB Corporation Ab as of September 30, 2021, and 2022, and for the fiscal years then ended have been included herein and in the registration statement in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, appearing in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Angel Pond Holdings Corporation as of December 31, 2021, and for the period from January 18, 2021 (inception) to December 31, 2021, have been included herein and in the registration statement in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, appearing in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to MariaDB and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.mariadb.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or the registration statement.

INDEX TO FINANCIAL STATEMENTS

MARIADB CORPORATION AB

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

ANGEL POND HOLDINGS CORPORATION

AUDITED FINANCIAL STATEMENTS

ANGEL POND HOLDINGS CORPORATION UNAUDITED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheets as of September 30, 2022 (Unaudited) and December 31, 2021	F-62

Consolidated Statements of Operations for the three and nine months ended September 30, 2022 and the three months ended September 30, 2021 and for period from January 18, 2021 (date of inception) through September 30, 2021 (Unaudited)

F-63

Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for three and nine months ended September 30, 2022 and the three months ended September 30, 2021 and for period from January 18, 2021 (date of inception) through September 30, 2021 (Unaudited)

F-64
Consolidated Statements of Cash Flows for the nine months ended September 30, 2022 and for the period from January 18, 2021 (date of inception) through September 30, 2021 (Unaudited)	F-65
Notes to Consolidated Financial Statements (Unaudited)	F-66

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

MariaDB Corporation Ab

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MariaDB Corporation Ab and its subsidiaries (collectively, the “Company”) as of September 30, 2022, and 2021, and the related consolidated statements of operations and comprehensive loss, convertible preferred shares and stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021

Houston, Texas

December 22, 2022

MariaDB Corporation Ab

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	September 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$4,756	$6,907
Short-term investments	25,999	—
Accounts receivable, net	12,154	11,692
Prepaids and other current assets	15,806	4,676

Total current assets	58,715	23,275

Property and equipment, net	708	926
Goodwill	7,535	4,649
Intangible assets, net	1,120	706
Operating lease right-of-use assets	890	1,645
Other noncurrent assets	1,006	472

Total assets	$69,974	$31,673

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,267	$1,938
Accrued expenses	8,902	6,774
Operating lease liabilities	496	658
Long-term debt, current	122	11,723
Deferred revenue	26,236	25,091

Total current liabilities	39,023	46,184
Long-term debt, net of current	14,622	17,513
Operating lease liabilities, net of current	433	1,035
Deferred revenue, net of current	5,321	8,118
Warrant liabilities	1,749	5,303

Total liabilities	61,148	78,153

Commitments and contingencies (Note 12)
Convertible preferred shares, par value of $0 per share; 183,565,242 and 125,343,885 shares issued and outstanding as of September 30, 2022 and 2021	206,969	106,226
Stockholders’ equity (deficit):
Common share, par value of $0 per share; 60,764,711 and 51,107,130 shares issued and outstanding as of September 30, 2022 and 2021	—	—
Additional paid-in-capital	11,482	6,440
Accumulated deficit	(200,320)	(151,669)
Accumulated other comprehensive income (loss)	(9,305)	(7,477)

Total stockholders’ equity (deficit)	(198,143)	(152,706)

Total liabilities, convertible preferred shares and stockholders’ equity (deficit)	$69,974	$31,673

The accompanying notes are an integral part of these consolidated financial statements.

MariaDB Corporation Ab

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Year Ended September 30,
	2022	2021
Revenue:
Subscription	$38,451	$31,806
Services	5,234	4,222

Total revenue	43,685	36,028

Cost of revenue:
Subscription	6,595	5,292
Services	6,966	4,334

Total cost of revenue	13,561	9,626

Gross profit	30,124	26,402
Operating expenses:
Research and development	35,416	24,828
Sales and marketing	27,938	19,065
General and administrative	15,161	8,485

Total operating expense	78,515	52,378

Loss from operations	(48,391)	(25,976)
Other (expense) income:
Interest expense	(1,608)	(2,773)
Change in fair value of warrant liabilities	(5,712)	3,626
Other income (expense), net	7,141	(235)

Loss before income tax expense	(48,570)	(25,358)
Income tax expense	(81)	(84)

Net loss	$(48,651)	$(25,442)

Net loss per share attributable to common shares – basic and diluted	$(0.83)	$(0.51)

Weighted-average shares outstanding – basic and diluted	58,801,357	50,361,879
Comprehensive Loss:
Net loss	$(48,651)	$(25,442)
Foreign currency translation adjustment, net of taxes	(4,005)	654
Unrealized gain (loss) from available-for-sale securities, net of taxes	2,177	—

Total comprehensive loss	$(50,479)	$(24,788)

The accompanying notes are an integral part of these consolidated financial statements.

MariaDB Corporation Ab

Consolidated Statements of Convertible Preferred Shares and Stockholders’ Equity (Deficit)

(in thousands, except shares amount)

	Convertible Preferred Shares		Common Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at September 30, 2020	125,343,885	$106,226	49,146,308	$—	$5,748	$(8,131)	$(126,227)	$(128,610)
Exercise of share options	—	—	1,960,822	—	174	—	—	174
Share-based compensation	—	—	—	—	518	—	—	518
Other comprehensive income (loss)	—	—	—	—	—	654	—	654
Net loss	—	—	—	—	—	—	(25,442)	(25,442)

Balance at September 30, 2021	125,343,885	106,226	51,107,130	—	6,440	(7,477)	(151,669)	(152,706)
Exercise of share options	—	—	9,657,581	—	1,116	—	—	1,116
Issuance of Class D Preferred Shares	57,633,588	99,853	—	—	—	—	—	—
Exercise of Class C Preferred Share Warrants	587,769	890	—	—	—	—	—	—
Issuance of Common Shares as consideration for CubeWerx and Sector 42 acquisition	—	—	—	—	2,056	—	—	2,056
Share-based compensation	—	—	—	—	1,870	—	—	1,870
Other comprehensive income (loss)	—	—	—	—	—	(1,828)	—	(1,828)
Net loss	—	—	—	—	—	—	(48,651)	(48,651)

Balance at September 30, 2022	183,565,242	$206,969	60,764,711	$—	$11,482	$(9,305)	$(200,320)	$(198,143)

The accompanying notes are an integral part of these consolidated financial statements.

MariaDB Corporation Ab

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended September 30,
	2022	2021
Operating activities:
Net loss	$(48,651)	$(25,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	400	417
Depreciation and amortization	584	546
Non-cash lease expense	636	656
Stock-based compensation	1,870	518
Change in fair value of warrant liability	5,712	(3,626)
Amortization of debt discount	—	1,114
Amortization of deferred commission	1,669	600
Loss on extinguishment of debt	148	—
Foreign currency (gain) loss, net	(1,480)	210
Changes in operating assets and liabilities:
Accounts receivable	(2,091)	(2,295)
Other current assets	(13,450)	(1,829)
Other noncurrent assets	(545)	(116)
Accounts payable and accrued expenses	4,064	2,370
Operating lease liability	(645)	(661)
Deferred revenue	1,455	9,001
Net cash used in operating activities	(50,324)	(18,537)

Investing activities:
Purchases of property and equipment	(322)	(419)
Acquisition of CubeWerx and Sector 42, net of cash acquired	(1,656)	—
Purchases of bonds	(35,286)	—
Disposal of bonds	9,435	—

Net cash used in investing activities	(27,829)	(419)

Financing activities:
Proceeds from stock options exercise	1,116	174
Proceeds from issuance of preferred shares	95,470	—
Proceeds from issuance of convertible note	5,000	—
Settlement of warrant liabilities	(7,749)	—
Repayment of long-term debt	(11,245)	(148)

Net cash provided by financing activities	82,592	26

Effect of exchange rate changes on cash and cash equivalents	(6,590)	99
Net decrease in cash and cash equivalents	(2,151)	(18,831)
Cash and cash equivalents at beginning of period	6,907	25,738

Cash and cash equivalents at end of period	$4,756	$6,907

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$68	$84
Cash paid for interest	$2,140	$1,066
Non-cash investing and financing activities:
Conversion of debt to Series D Preferred Shares	$5,172	$—
Issuance of Series C Preferred Shares – Exercise of Warrant Liabilities, Fair Value	$101	$—
Purchases of property and equipment included in accounts payable at year end	$7	$12
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$163
Issuance of common shares—CubeWerx and Sector 42 acquisition	$2,056	$—
Contingent consideration—CubeWerx and Sector 42 acquisition	$100	$—

The accompanying notes are an integral part of these consolidated financial statements

MariaDB Corporation Ab

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Description of Business

Description of Business

MariaDB Corporation Ab (“MariaDB” or the “Company”) was originally incorporated in Finland in 2010. MariaDB is one of the most popular, general purpose, relational database. The Company’s operations consist of programming, development and sales of software programs, applications and tools related to enterprise database software, including a cloud database-as-a service, and related systems and services. In addition, the Company also provides user support, consultation and training for the software, applications, tools, and systems. The Company is active in development of both open source and closed source software.

The Company is headquartered in Espoo, Finland and has operations in Redwood City, California and Sofia, Bulgaria. The Company’s fiscal year ends September 30.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements, including the accounts of MariaDB and its wholly-owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions among the consolidated entities have been eliminated in consolidation.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to avail itself of this exemption and, therefore, for new or revised accounting standards applicable to public companies, the Company will be subject to an extended transition period until those standards would otherwise apply to private companies.

Business Combination

On January 31, 2022, the business combination agreement (the “Merger Agreement”) was signed between Angel Pond Holdings Corporation (“APHC”), the Company, and certain other parties. In accordance with the Merger Agreement, certain holders of equity securities of the Company (the “Equity Holders”) would receive shares of the continuing public company (the “Combined Company”) following a series of mergers (the “Business Combination”). At the time of closing the Business Combination, all outstanding capital shares and stock options of the Company would become similar securities of the Combined Company. All the proceeds from APHC’s trust account available after any redemptions of APHC’s public shares in connection with the closing of the Business Combination and from the related PIPE investment, after payment of transaction expenses and deferred underwriting fees, would remain on the Combined Company’s balance sheet to fund its growth and working capital.

Liquidity and Going Concern

As of September 30, 2022, the Company had an accumulated deficit of $200.3 million and $4.8 million in cash and cash equivalents. Without giving effect to the anticipated net proceeds from the Business Combination, the Company does not believe that current cash and cash equivalents will be sufficient to fund operations, including capital expenditure requirements for at least 12 months from the date the financial statements were issued. This raises substantial doubt about the Company’s ability to continue as a going concern.

The Company’s need for additional capital may depend on many factors, including subscription revenue growth rate, subscription renewals, billing timing and frequency, the timing and extent of spending to support development efforts, the expansion of sales and marketing activities, the need for necessary technology and operating infrastructure to support the business, the introduction of new and enhanced database features and functionality and the continued market adoption of database solutions. The Company may be required to raise funds through additional equity or debt financings. However, such financings are subject to market conditions, and are not within the Company’s control, and therefore cannot be deemed probable as adequate capital may not be available to the Company when needed or on acceptable terms. There is no assurance that the Company will be successful in raising additional funds. As a result, the Company has concluded that potentially raising funds does not alleviate substantial doubt about the Company’s ability to continue as a going concern. The accompanying annual financial statements have been prepared assuming that the Company will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include but are not limited to fair value measurement of financial instruments, allowances for credit losses, the incremental borrowing rate related to the Company’s lease liabilities, fair value of acquired intangible assets and goodwill, useful lives of acquired intangible assets and property and equipment, stock-based compensation, revenue recognition and accounting for income taxes. The Company based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Since future events and their effects cannot be predicted with absolute certainty, actual results could differ from current estimates.

In 2020, the global economy and financial markets had been severely affected by the COVID-19 pandemic. The continuing uncertainty around the outbreak of the COVID-19 pandemic required the use of judgments and estimates in the preparation of the consolidated financial statements for the years ended September 30, 2022 and 2021. The future impact of COVID-19 uncertainties could generate, in future reporting periods, a significant impact to the reported amounts of assets, liabilities, revenue and expenses in these and any future consolidated financial statements. Examples of accounting estimates and judgments that may be impacted by the pandemic include, but are not limited to: revenue recognition, impairment of goodwill and intangible assets, allowance for expected credit losses, and tax provisions.

Foreign currency

The functional currency of the Company is the Euro (EUR). The functional currency of the Company’s international subsidiaries is either the EUR or the local currency in which the international subsidiary operates. For the foreign subsidiaries where the functional currency is not the local currency, local currency denominated monetary assets and liabilities are re-measured into the functional currency at current exchange rates and foreign currency denominated nonmonetary assets and liabilities are re-measured into the functional currency at historical exchange rates. Transaction gains or losses from foreign currency re-measurement and settlements are included in other expense, net in the consolidated statements of operations and comprehensive loss. The Company’s reporting currency is the U.S. dollar. In the consolidated financial statements, the financial information of the Company and its international subsidiaries has been translated into U.S. dollars. The Company uses the exchange rate as of each balance sheet date to translate assets and liabilities and the average exchange rate during the period to translate revenue and expenses into U.S. dollars. Convertible Preferred Shares and stockholders’ equity (deficit) are translated at historical rate. Translation gains or losses resulting from translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

The Company is exposed to fluctuations between the U.S. dollar and the EUR. The change in the value of the EUR relative to the U.S. dollar may affect the Company’s financial results reported in the U.S. dollar terms without giving effect to any underlying changes in its business or results of operations.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in our bank accounts and on hand as well as highly liquid investments with an original maturity of three months or less at acquisition. The Company maintains such investments in immaterial money market funds, which have readily determinable fair values using quoted prices in active markets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. Substantially all of the Company’s cash and cash equivalents are maintained at financial institutions in the United States and Finland. Cash and cash equivalents can exceed amounts insured by the Federal Deposit Insurance Corporation and Deposit Guarantee schemes of up to $250,000 and €100,000, respectively.

Customer credit risk is managed by the business and is subject to the Company’s established policy and procedures relating to customer credit risk management. The credit quality of a customer is assessed based on an extensive credit rating scorecard and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables and contract assets are regularly monitored. The Company evaluates the concentration of risk with respect to trade receivables as low, as its customers are in several geographical regions and industries and operate in largely independent markets.

As of September 30, 2022, no customer accounted for more than 10% of the total balance of accounts receivable. As of September 30, 2021, one customer accounted for 12.8% of the total balance of accounts receivable. For the years ended September 30, 2022 and 2021, no customer accounted for more than 10% of the Company’s total revenues.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, as described below, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for identical or similar assets and liabilities in markets that are not active or observable inputs other than quoted prices in active markets for identical or similar assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These include the Black-Scholes option-pricing model which uses inputs such as expected volatility, risk-free interest rate and expected term to determine fair market valuation.

As of September 30, 2022, the Company’s investment securities consisted of $26.0 million in United States (“U.S.”) Treasury Bills, all of which mature by December 2022. During the year ended September 30, 2022, the Company changed the classification of its U.S. Treasury Bills from held-to-maturity to available-for-sale based on its intent to sell the securities. The Company’s available-for-sale marketable securities are recorded at fair value. Any unrealized gains or losses are recorded in accumulated other comprehensive income within the consolidated balance sheet. Any realized gains and losses are recorded as a part of other expense, net in the consolidated statements of operations and comprehensive loss in accordance with ASC 320 “Investments—Debt and Equity Security.”

The Company considers all investments with original maturities of greater than three months and less than 12 months to be short-term investments.

The fair value of available-for-sale securities on September 30, 2022 is as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Effect of Foreign Currency Translation	Fair Value
U.S. Treasury Bills	$25,962	$2,177	$—	$(2,140)	$25,999

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification at each reporting date. Changes in the ability to observe valuation inputs may result in a reclassification of levels for certain assets or liabilities within the fair value hierarchy. The Company did not have any transfers of assets and liabilities between the levels of the fair value measurement hierarchy during the years presented.

As of September 30, 2022 and 2021, the carrying value of the Company’s financial instruments included in current assets and current liabilities (including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred revenue) approximate fair value due to the short-term nature of such items. The money market funds within cash equivalents and available-for-sale securities are classified within Level 1 of the hierarchy as the values are derived from quoted prices in active markets.

The Company’s warrants are recorded at fair value on a recurring basis. The estimation of fair value for these investments requires the use of significant unobservable inputs, and as a result, the Company classifies these liabilities as Level 3 within the fair value hierarchy. Refer to Note 7 for further details on the valuation inputs.

We have not elected the fair value option as prescribed by ASC 825, The Fair Value Option for Financial Assets and Financial Liabilities, for our financial assets and liabilities that are not otherwise required to be carried at fair value. Under ASC 820, Fair Value Measurements and Disclosures, material financial assets and liabilities not carried at fair value, such as our long-term debt and accounts receivable and payable, are reported at their carrying values.

Accounts Receivable, Net

An accounts receivable is recognized if and when an amount of consideration is due from a customer and is unconditional (i.e., only the passage of time is required before payment of the consideration is due). Accounts receivable are non- interest bearing and are generally on terms of 30 to 90 days. Generally, trade receivables are written-off if past due for more than 12 months and are not subject to enforcement activity. Accounts receivable presented on the consolidated balance sheets are adjusted for any write-offs and net of allowance for credit losses. An analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The Company applies a simplified approach in calculating current expected credit losses (CECL). Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime CECLs at each reporting date. The Company has established a provision matrix that is based on the Company’s historical observed default rates. The Company will calibrate the historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment. The Company’s estimates of the allowance for credit losses may not be indicative of the Company’s actual credit losses requiring additional charges to be incurred to reflect the actual amount collected.

The following table presents the changes in the allowance for credit losses:

	Year Ended September 30,
	2022	2021
	(in thousands)
Balance, beginning of year	$394	$246
Add: provision for credit losses	400	417
Less: write-offs, net of recoveries	(94)	(255)
Foreign currency translation	(58)	(14)

Balance, end of year	$642	$394

Prepaids and Other Current Assets

Prepaid expenses for the year ended September 30, 2022 were primarily related to deferred equity issuance costs in anticipation of the Business Combination. Prepaid expenses for the year ended September 30, 2021 are payments made to vendors or services providers for future services. Other current assets primarily consist of deferred commissions. Prepaid expenses totaled $13.5 million and $2.3 million as of September 30, 2022 and 2021, respectively. The remaining balance within prepaids and other current assets related to deferred commissions, totaling $1.8 million and $2.3 million as of September 30, 2022 and 2021, respectively, and other receivables totaling $0.5 million and $0.1 million as of September 30, 2022 and 2021, respectively.

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation. The Company records depreciation over the estimated useful lives of the assets, typically two to five years, using the straight-line method. Repair and maintenance costs are recognized in operating expenses as incurred. Property and equipment is derecognized upon sale or disposal. Any gain or loss arising upon a sale or disposal of property and equipment is included in the consolidated statements of operations and comprehensive loss of the related period. The Company evaluates the recoverability of property and equipment for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The Company has not recorded any material impairment charges related to property and equipment during the years presented.

Business Combinations

We apply the provisions of ASC 805, Business Combinations (ASC 805), in accounting for our acquisitions. ASC 805 requires that we evaluate whether a transaction pertains to an acquisition of assets, or to an acquisition of a business. A business is defined as an integrated set of assets and activities that is capable of being conducted and managed for the purpose of providing a return to investors. Asset acquisitions are accounted for by allocating the cost of the acquisition to the individual assets and liabilities assumed on a relative fair value basis; whereas the acquisition of a business requires us to recognize separately from goodwill the assets acquired and the liabilities assumed at the acquisition date fair values. The Company uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. The excess of the fair value of purchase consideration over the fair values of the tangible and intangible assets acquired and liabilities assumed is recorded as goodwill. These estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions and tax-related valuation allowances are initially established in connection with a business combination as of the acquisition date. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Leases

The Company enters into various operating leases for office space. The leases expire at various dates, have certain options to renew, and may contain escalation provisions. At the inception of a contract, the Company determines whether the arrangement is or contains a lease based on the facts and circumstances present. Operating lease right-of-use assets and liabilities are recognized on the date the Company takes possession of the leased property (the “Commencement Date”) based on the present value of lease payments over the lease term.

Lease expense on leases containing known future scheduled rent increases is recorded on a straight-line basis over the term of the respective leases beginning on the Commencement Date. The difference between lease expense and rent paid is accounted for as a component of operating lease right-of-use assets on the accompanying consolidated balance sheets. Landlord improvement allowances and other such lease incentives are recorded as property and equipment and as reduction of the right-of-use leased assets and are amortized on a straight-line basis as a reduction to operating lease costs. The key estimates for the Company’s leases include the incremental borrowing rate used to determine the present value of lease payments and the lease term. The Company’s leases generally do not include an implicit rate. Management determines the incremental borrowing rate based on the information available at lease commencement. The lease terms used to calculate the right-of-use asset and related lease liability include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company elected the practical expedient to exclude short-term agreements of 12 months or less from capitalization. The Company evaluates the recoverability of the operating right-of-use assets for possible impairment in accordance with the long-lived assets policy.

Operating leases are reflected in operating lease right-of-use assets, operating lease liabilities and operating lease liabilities, net of current on the consolidated balance sheets. Within the statements of cash flows, the Company classifies all cash payments associated with operating leases within operating activities.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of identified assets acquired and liabilities assumed by the Company in an acquisition of a business. The determination of the value of goodwill and intangible assets arising from a business combination requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired.

The Company tests goodwill for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. The Company operates as a single operating segment with one reporting unit and consequently evaluates goodwill for impairment based upon an evaluation of the fair value of the Company as a whole. The Company’s single reporting unit had a negative carrying value as of September 30, 2022 and 2021. The Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of the Company’s single operating segment is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. If the Company prefers to bypass the qualitative assessment or determines that it is more likely than not that its fair value is less than its carrying amount based on the qualitative factors, then the quantitative goodwill impairment test will be performed. In accordance with the Company’s policy, the Company completed its annual evaluation for impairment as of September 30, 2022 using a qualitative assessment. The annual evaluation for goodwill impairment as of September 30, 2022 and September 30, 2021 did not result in an impairment.

Intangible assets acquired separately are measured on initial recognition at cost and are amortized on a straight-line basis over their estimated useful life. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. The Company evaluates the recoverability of acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of the

Company’s use of the acquired assets or the strategy for the Company’s overall business or significant negative industry or economic trends. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review indicates that the carrying amount of intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. The Company has not recorded any material impairment charges related to acquired finite-lived intangible assets during the years presented.

Warrant Liabilities

The Company accounts for its preferred share warrants issued in connection with its various financing transactions based upon the characteristics and provisions of the instrument. The preferred share warrants were issued for no cash consideration as detachable freestanding instruments but can be converted to convertible preferred shares at the holder’s option based on the exercise price of the warrant. However, the deemed liquidation provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the control of the Company.

The Company recognized warrants to purchase shares of its convertible preferred shares as warrant liabilities, measured at fair value at inception and subsequently re-measured each reporting period with fair value gains and losses recognized in the consolidated statements of operations and comprehensive loss. The Company estimates the fair value of these liabilities using the Black-Scholes option pricing model and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for expected volatility, expected life, yield, and risk-free interest rate. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise of the warrants, the expiration of the warrants, or until such time as the warrants are no longer considered a liability.

Convertible Preferred Shares

The Company records all convertible preferred shares at their respective transaction prices on the dates of issuance, less issuance costs. The Company classifies its convertible preferred shares as temporary equity on the accompanying consolidated balance sheets as of September 30, 2022 and 2021 because the requirements of a deemed liquidation event as defined within the Company’s amended and restated articles of association are not entirely within the Company’s control. In the event of such deemed liquidation event, the proceeds are distributed in accordance with certain liquidation preferences, provided that the holders of preferred shares have not converted their shares into common shares. The Company has not adjusted the carrying value of outstanding preferred shares to its liquidation preference because a deemed liquidation event is not probable of occurring as of the end of the reporting period.

Convertible Notes

During the year ended September 30, 2022, we issued a convertible note and such note was converted into Company equity, with such note being accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options, and ASC 815, Derivatives and Hedging (“ASC 815”). Under ASC 815, issuers of certain convertible debt instruments are generally required to separately account for the conversion option of the convertible debt instrument as either a derivative or equity, unless it meets the scope exemption for contracts indexed to, and settled in, an issuer’s own equity. Since this conversion option is clearly and closely related to the debt host, we have met the scope exemption, and therefore, we did not separately account for the embedded conversion option. The initial issuance and any principal repayments are classified as financing activities and interest payments are classified as operating activities in our consolidated statements of cash flows. In the second quarter, upon conversion, the convertible note was reclassified into stockholders’ equity (deficit). Refer to Note 13 for additional considerations.

Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) who is the Company’s chief executive officer, in deciding how to allocate resources and assess our financial and operational performance. The CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated and aggregated basis. Accordingly, the Company has determined that it operates in one operating and reportable segment.

Revenue Recognition

The Company derives its revenue from (1) database-related subscription solutions, including open source software integrated with post-contract customer support (“PCS”), (2) consumption-based database-as-a-service offerings, and (3) professional services revenue that includes remote database administration, engineering architecture, software installation, monitoring, maintenance, and reporting, in addition to other services including consulting and training.

The Company recognizes revenue in accordance with Accounting Standards Codification, Revenue from Contracts with Customers (ASC 606) when a contract with a customer exists, the control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services, and when the identified performance obligation has been satisfied.

The Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements, the Company performs the following steps:

A.

Identification of the contract, or contracts, with a customer: The Company contracts with its customers through order forms, which are generally governed by master sales agreements. The Company determines it has a contract with a customer when the contract is approved and signed, each party’s rights regarding the products or services to be transferred is identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience, credit, reputation and other financial information available. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company has concluded that its contracts with customers do not contain warranties that give rise to a separate performance obligation.

B.

Identification of the performance obligations in the contract: Performance obligations promised in a contract are identified based on the services or products that will be transferred to the customer that are both 1) capable of being distinct, whereby the customer can benefit from the service or product either on its own or together with other resources that are readily available from third parties or from the Company and 2) distinct in the context of the contract, whereby the transfer of the services or products is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services or products, the Company applies judgment to determine whether promised services or products are capable of being distinct and distinct in the context of the contract. If these criteria are not met, the promised services or products are accounted for as a combined performance obligation.

C.

Determination of the transaction price: The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services and products to the customer. The Company does not have variable consideration. None of the Company’s contracts contain a significant financing component.

D.

Allocation of the transaction price to the performance obligations in the contract: If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on a relative standalone selling price (“SSP”) basis. In cases where directly observable standalone sales are not available, the Company utilizes all observable data points, including competitor pricing for a similar or identical product, market and industry data points and the Company’s pricing practices establishing the SSP.

E.

Recognition of revenue, when, or as the Company satisfies a performance obligation: The Company recognizes revenue as the related performance obligation is satisfied and when control of the services or products are transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or products. The Company records its revenue net of any value added or sales tax.

Subscription Revenue

The Company sells subscriptions directly through its sales representatives, online channels, through resellers, and indirectly through channel partners. The Company’s subscription contracts typically range from one to three years and are invoiced upfront, or annually, for multi-year contracts. The Company’s subscription contracts are generally non-cancelable and non-refundable.

The Company’s subscription revenue is derived from open source software integrated with PCS. The licenses provided are open source in nature and no transfer of control is required. The PCS portion represents the Company’s promise to stand ready to provide technical support and maintenance and to provide unspecified (when-and-if-available) updates, upgrades and enhancements over the course of the customer’s subscription. The Company has concluded that although these represent two distinct sets of promised services, they are both stand-ready obligations that are being provided over the same period of time and have the same pattern of transfer to the customer. As such, the PCS bundle is considered a combined performance obligation, and PCS revenues are recognized ratably over the contract duration as the performance obligation is continuously transferred to the customer.

The Company also derives subscription revenue from providing its software to customers with its database-as-a-service offerings that includes MariaDB software products offered in a cloud-based computing environment. Performance obligations related to database-as-a-service offerings are recognized on a usage-basis, as the consumption of this service represents a direct measurement of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised under the contract.

The Company has certain revenue contracts that involve the use of third-party vendors. In these arrangements, the Company determined it acts as the principal and reports revenue from these contracts on a gross basis.

Services Revenue

Service revenue includes professional services such as remote database administration, engineering architecture, software installation, monitoring, maintenance, and reporting, in addition to other services including consulting and training.

Professional services are typically billed on a time and materials basis and fixed-fee basis, and revenue is recognized as the services are performed for time and materials contracts and on a relative performance basis or ratably over the contract term for fixed-fee contracts. Professional services recognized at a point in time amounted to $0.2 million and $0.5 million and professional services recognized over time amounted to $5.0 million and $3.7 million for the years ended September 30, 2022 and 2021, respectively.

Principal versus Agent

In connection with the MariaDB Enterprise subscription offering, the Company provides optional add-on tools and features, such as monitoring features that enable users to analyze data in the applications.

In these arrangements, the Company assesses the contract to determine if the revenue and expense should be presented on a gross or a net basis. The determination as to whether revenue should be reported gross of amounts billed to customers (gross basis) or net of payments to the third-party vendors (net basis) requires judgment, which is based on the Company’s assessment of whether it is acting as the principal or an agent in the transaction.

In these arrangements involving third parties, the Company determined it is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company is the primary obligor because it directs the use of the add-on features, establishes pricing, and establishes and maintains a direct relationship with the customer, and takes the risk of loss for delivery, collection, and returns. Based on these and other factors, the Company reports revenue from contracts that involve the use of third-party vendors on a gross basis.

Contracts with Multiple Performance Obligations

Some of the Company’s contracts with customers contain multiple performance obligations, including those described above in Subscription Revenue, such as the open source and source-available license integrated with PCS, professional services, and database-as-a-service offerings. For these contracts, the Company accounts for individual performance obligations separately if they are deemed distinct. The transaction price is allocated to the separate performance obligations on a relative SSP basis. The determination of SSP for each distinct performance obligation may require judgment. The Company determines SSP based on the price at which the performance obligation is separately sold. In cases where directly observable standalone sales are not available, the Company utilizes all observable data points, including competitor pricing for a similar or identical product, market and industry data points, and the Company’s pricing practices establishing the SSP.

Research and Development

Research and development expenses consist primarily of personnel costs, including salaries bonuses, benefits, and stock-based compensation, as well as contractor and professional services fees, software and subscription services dedicated for use by the Company’s research and development organization and allocated overhead. Costs to acquire technologies to be used in research and development that have not reached technological feasibility and have no alternative future use are expensed as incurred.

Sales and Marketing

Sales and marketing expenses consist of personnel-related costs, including salaries, sales commissions, bonuses, benefits, stock-based compensation, third-party costs related to marketing programs, and travel-related costs as well as allocated overhead. All advertising costs are expensed as incurred. Advertising costs incurred and recorded in sales and marketing expenses during each of the years ended September 30, 2022 and 2021 were approximately $5.5 million and $3.3 million, respectively.

General and Administrative expenses

General and administrative expenses consist of primarily of personnel-related costs including salaries, bonuses, benefits, and stock-based compensation associated with our finance, legal, human resources and other administrative personnel. In addition, general and administrative expenses include non-personnel costs, such as fees for professional services such as external legal, accounting and other professional services and expenses associated with software and subscription services dedicated for use by our general and administrative organization.

Interest Expense

Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

Pension Benefits Expense

Pension benefits expense is payroll related statutory social security costs for employees outside the United States that are paid to state-controlled insurance companies. Pension benefits expense is included in cost of revenue and operating expenses in the consolidated statements of operations comprehensive loss, and totaled $0.9 million and $0.6 million for the years ended September 30, 2022 and 2021, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Estimates and judgments occur in the calculation of certain tax liabilities and in the determination of the recoverability of certain deferred income tax assets, which arise from temporary differences and carryforwards. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount the Company believes is more likely than not to be realized.

The Company recognizes the tax benefit from uncertain tax positions only if it believes that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that is more likely than not of being realized upon ultimate settlement. The Company recognizes interest and penalties on amounts due to taxing authorities as a component of other income (expense), net.

Stock-Based Compensation

Employees (including senior executives) of the Company are granted share-based payments in the form of stock options. MariaDB has granted options to its employees, members of the board as well as some advisors under the following plans, collectively (the “Plans”):

•	Summer Share Option Plan 2022 USA

•	Global Share Option Plan 2017

•	Global Share Option Plan 2017 USA

•	Global Share Option Plan 2014 Europe

•	Global Share Option Plan 2014 USA

•	Global Share Option Plan 2012 Europe

•	Global Share Option Plan 2012 USA

•	Global Share Option Plan 2012 France

•	Global Share Option Plan 2010 Europe

•	Global Share Option Plan 2010 USA

•	Global Share Option Plan 2010 France

The Plans provide for the grant of equity-based awards with their terms generally similar to the Company’s Global Share Option Plan 2017 approved in 2017. In addition, on July 4, 2022, the Company’s board approved the Summer 2022 USA Share Option Plan (the “2022 US Plan”) as described in Note 9.

Stock-based compensation costs are calculated based on the fair value of the share-based award on the date the grant is made using the Black-Scholes option-pricing model for stock options and recognized as compensation expense in the accompanying consolidated statement of operations and comprehensive loss on a straight-line basis over the requisite service period, which is the vesting period. Determining the appropriate fair value model and related input assumptions requires judgment, including estimating the fair value of the Company’s common shares, share price volatility, and expected term, which impact the fair value estimated and the expense that will be recognized.

Net Loss Per Share

The Company calculates basic net loss per share by dividing net loss attributable to common shareholders by the weighted-average number of shares of common shares outstanding during the period, less shares subject to repurchase. Diluted net loss per share is computed by giving effect to all potentially dilutive common shares outstanding during the period using the treasury-stock method and preferred shares using the if-converted method, to the extent they are dilutive. In computing diluted net loss per share, assumed proceeds received from the exercise of options or warrants are used to purchase common shares at the average market prices during the period, and the resulting net additional common shares are included in the calculation of weighted-average number of shares of common shares outstanding.

Diluted net loss per share is the same as basic net loss per share for each period presented since the effects of potentially dilutive securities are antidilutive given the net loss of the Company.

Recent Accounting Updates

Changes to GAAP are established by the Financial Accounting Standards Board (“FASB”) in the form of accounting standards updates (“ASU”). ASU’s not listed below were assessed and determined not to be applicable or are expected to have minimal impact on the Company’s consolidated financial statements.

Recently Adopted Accounting Updates

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605). Topic 606 is a comprehensive new revenue recognition model that requires a company to recognize revenue when goods and services are transferred to the customer in an amount that is proportionate to what has been delivered at that point and that reflects the consideration to which the company expects to be entitled for those goods or services. The Company adopted this standard on October 1, 2019. The adoption of this standard did not have a material impact on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” and its related amendments (collectively referred to as “Topic 842”), which requires that lessees recognize right-to-use assets and related lease liabilities for substantially all significant financing and operating leases not considered short-term leases, and specifies where in the statement of cash flows the related lease payments are to be presented. The guidance is effective for years beginning after December 15, 2020 and early adoption is permitted. The Company adopted this standard on October 1, 2019 following the modified retrospective method as of the effective date. The Company elected the package of practical expedients permitted under the transition guidance, which allowed the Company to carry forward its original assessment of (1) whether contracts are or contain leases, (2) lease classification and (3) initial direct costs. The Company also elected the practical expedient that allows lessees the option to account for lease and non-lease components together as a single component for all real estate classes of underlying assets. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Adoption of the new standard resulted in the recording of operating right-of-use assets and operating lease liabilities of $2.3 million as of October 1, 2019. The adoption of ASC 842 did not materially impact the Company’s consolidated statements of operations and comprehensive loss or consolidated statements of cash flows. Further information regarding the Company’s leases is provided in Note 10.

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” This guidance updates existing guidance for measuring and recording credit losses on financial assets measured at amortized cost by replacing the “incurred loss” model with an “expected loss” model. Accordingly, these financial assets will be presented as the net amount expected to be collected. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022 for smaller reporting companies as defined by the SEC, and early adoption is permitted. The Company adopted this standard on October 1, 2020. The adoption of this standard did not have a material impact on the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles–Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates Step 2 from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. ASU 2017-04 also clarifies the requirements for excluding and allocating foreign currency translation adjustments to reporting units related to an entity’s testing of reporting units for goodwill impairment and clarifies that an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The guidance becomes effective for smaller reporting companies on December 15, 2022 and interim periods within those fiscal years. The Company early adopted this standard on October 1, 2019. The adoption of this standard did not have a material impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (“Topic 718”): Improvements to Nonemployee Share-Based Payment Accounting” which expanded the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted, but not earlier than the adoption of Topic 606. The Company adopted this standard on October 1, 2020. The adoption of this standard did not have a material impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (“Topic 820”): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”, which modifies the disclosure requirements for fair value measurements by removing, modifying or adding certain disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company adopted this standard on October 1, 2020. The adoption of this standard did not have a material impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract”, which requires a customer in a cloud computing arrangement that is a service contract to follow the internal-use software guidance to determine which implementation costs to capitalize as assets. A customer’s accounting for the costs of the hosting component of the arrangement are not affected by the new guidance. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period. The Company adopted this standard on October 1, 2020. The adoption of this did not result in a material impact to the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. This will be effective for smaller reporting companies as defined by the SEC for fiscal years beginning after December 15, 2023, which for the

Company is the first quarter of 2024, with early adoption permitted beginning first quarter of 2021. The Company adopted this standard on October 1, 2021. The adoption of this standard did not have a material impact on the consolidated financial statements.

Recent Accounting Updates Not Yet Effective

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company has not early adopted and does not expect the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)”, which clarifies and reduces diversity in an issuer’s accounting for a modification or an exchange of a freestanding equity-classified written call option that remains equity being classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share (EPS) effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. This will be effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Early application is permitted, including application in an interim period as of the beginning of the fiscal year that includes that interim period. The ASU should be applied prospectively. The Company has not early adopted and is currently assessing the expected impact of the adoption of this standard on its consolidated financial statements.

In October 2021, the FASB issued Accounting Standards Update No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an entity (acquirer) to recognize and measure contract assets and liabilities acquired in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The amendments should be applied prospectively to business combinations occurring on or after the effective date of the amendments. The Company is currently evaluating the expected impact the standard will have on its consolidated financial statements.

Note 3. Revenue

Disaggregation of Revenue

The Company believes that the nature, amount, timing and uncertainty of its revenue and cash flows and how they are affected by economic factors is most appropriately depicted through the Company’s primary geographical markets and subscription product categories. The Company’s primary geographical markets are North and South America (“Americas”); Europe, Middle East and Africa (“EMEA”); and Asia Pacific (“APAC”).

The following table provides information regarding revenue disaggregated by geographic location:

	Year Ended September 30,
	2022	2021
	(in thousands)
EMEA	$16,092	$14,250
Americas	20,933	15,842
APAC	6,660	5,936

Total revenue	$43,685	$36,028

Revenue attributable to the Company’s country of domicile, Finland, comprised 4.6% and 4.8% of the total revenue for the years ended September 30, 2022 and 2021, respectively. Revenue attributable to the United States comprised 44.2% and 40.5% of the total revenue for the years ended September 30, 2022 and 2021, respectively. No other country outside of the United States comprised more than 10% of revenue for any of the periods presented. Revenue by location is determined by the billing address of the customer.

The following table provides information regarding revenue disaggregated by subscription category:

	Year Ended September 30,
	2022	2021
	(in thousands)
MariaDB Enterprise	$37,283	$30,900
MariaDB SkySQL	1,168	906

Total subscription revenue	$38,451	$31,806

Contract Balances

Contract assets

A contract asset is initially recognized for revenue in which the customer is billed after services and support have begun being provided to the customer. Contract assets relate to revenue earned from ongoing subscriptions and support that have not been billed yet (unbilled receivables). As such, the balances of this account vary and depend on the number of unbilled receivables at the end of the year. Contract assets as of September 30, 2022 and 2021 were zero in each year.

Contract liabilities

A contract liability is recognized if a payment is received from a customer before the Company transfers the control of the related goods or services. These amounts are presented as deferred revenues and deferred revenues, net of current in the accompanying consolidated balance sheets.

Revenue recognized during the years ended September 30, 2022 and 2021 that was included in the contract liability beginning balance of each year was $25.5 million and $17.8 million, respectively.

Remaining Performance Obligations

Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations estimates are subject to change and are affected by several factors, including terminations, changes in the scope of contracts, adjustments for revenue that have not materialized and adjustments for currency. As of September 30, 2022, approximately $55.4 million of revenue is expected to be recognized from remaining performance obligations. The Company expects to recognize revenue on approximately 47.3% of these remaining performance obligations over the next 12 months. The Company’s contracts are recognized ratably over the contract term. Accordingly, the majority of the Company’s noncurrent remaining performance obligation is expected to be recognized in the next 13 to 36 months with the remainder recognized thereafter.

Cost to obtain a contract

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it expects the benefits of those costs to be longer than one year. The Company determined certain costs related to its sales incentive program and its third-party referral fee program qualify as incremental costs of obtaining a contract. Capitalized costs are amortized consistent with the pattern of transfer to the customer for the goods and services to which the asset relates. The amortization period includes specifically identifiable contract renewals where there is no substantive renewal commission. The expected customer renewal period is estimated based on the historical life of the Company’s customers, which the Company has determined to be five years. The Company applies the practical expedient to not capitalize incremental costs of obtaining contracts if the amortization period is one year or less. Deferred commissions, which is included in other current assets, totaled $1.8 million and $2.3 million as of September 30, 2022 and 2021, respectively.

Note 4. Acquisition

On August 2, 2022, the Company entered into a stock purchase agreement and completed the acquisition of 100% of the outstanding equity of Sector 42 Technologies, Inc. (“Sector 42”) a corporation registered under the laws of the Province of Ontario, and CubeWerx Inc. (“CubeWerx”), a corporation registered under the laws of the Province of Ontario, for a total purchase price of $3.8 million consisting of cash consideration of $1.7 million, inclusive of $0.1 million deferred consideration, and equity consideration of $2.0 million (in the form of 2,363,354 common shares of MariaDB). The purchase price is subject to certain customary adjustments (including closing date indebtedness and net working capital adjustments).

The components of the preliminary fair value of consideration transferred are as follows ($ in thousands):

Cash consideration	$1,661
Equity consideration	2,056
Deferred consideration	100

Total fair value of consideration transferred	$3,817

Of the total purchase consideration, $0.1 million of cash was deferred by the Company for potential breaches of representations and warranties. The amount, net of any claims for such indemnifiable matters, is scheduled to be paid in cash to shareholders of CubeWerx and Sector 42 18 months after the acquisition date.

The following table summarizes the preliminary purchase price allocation as of the acquisition date ($ in thousands):

Cash and cash equivalents	$5
Accounts receivable, net	47
Property, plant and equipment, net	4
Intangible assets, net	670
Other assets	103

Total identifiable assets acquired	$829
Accounts payable	40
Accrued expenses	16
Other liabilities	39

Total identifiable liabilities assumed	$95

Total identifiable net assets	$734

Goodwill	$3,083

With this acquisition, the Company has acquired the technology of managing and publishing geospatial data via open web services for customer organizations that the Company expects to integrate within future product offerings. The fair values of the assets acquired and liabilities assumed and the related preliminary acquisition accounting are based on management’s estimates and assumptions. Our estimates and assumptions are subject to change during the measurement period, not to exceed one year from the acquisition date. The primary areas of the acquisition accounting that are not yet finalized primarily relate to finalizing the review and valuation of intangible assets, including their appropriate useful lives, acquired income tax assets and liabilities, and identifying any undisclosed assets or liabilities that we may not yet be aware of but meet the requirement to qualify for recognition on the acquisition date. As the initial acquisition accounting is based on our preliminary assessments, actual values may differ (possibly materially) when final information becomes available. We believe that the information gathered to date provides a reasonable basis for estimating the preliminary fair values of assets acquired and liabilities assumed.

The following table summarizes the preliminary valuation of acquired intangible assets and estimated useful lives as of the acquisition date ($ in thousands):

	Estimated remaining useful lives (in years)	Fair Value
Customer Relationships	8.0	$130
Developed Technology	5.0	470
Trademarks	3.0	70

Total identifiable intangible assets		$670

Since the acquisition date, the operating results of CubeWerx and Sector 42 were included in the Company’s consolidated financial statements. The acquisition did not have a material impact on the Company’s consolidated financial statements. Accordingly, revenue, net income, and pro forma financial information have not been presented.

Acquisition-related transaction costs associated with the CubeWerx and Sector 42 acquisition were immaterial,

Note 5. Property and Equipment

Property and equipment, net consists of the following:

	As of September 30,
	2022	2021
	(in thousands)
Office equipment	$1,084	$834
Furniture and fixtures	415	416
Leasehold improvements and other	524	608

	2,023	1,858
Less: accumulated depreciation	(1,315)	(932)

Property and equipment, net	$708	$926

Depreciation expense in the accompanying consolidated statements of operations and comprehensive loss consisted of the following:

	Year Ended September 30,
	2022	2021
	(in thousands)
Cost of revenue	$14	$8
Research and development expenses	96	90
Sales and marketing expenses	54	52
General and administrative expenses	196	197

Total depreciation expense	$360	$347

Note 6. Goodwill and Identifiable Intangible Assets

The following table summarizes the change in goodwill for the year ended September 30, 2022:

(in thousands)
September 30, 2021	$4,649
Goodwill acquired	3,083
Foreign currency translation	(197)

September 30, 2022	$7,535

Intangible assets, net consisted of the following:

	As of September 30, 2022
	Gross Carrying Value	Accumulated Amortization	Net Book Value
	(in thousands)
Customer relationships	$711	$(240)	$471
Developed technology	780	(289)	491
Website	251	(205)	46
Other intangible assets	150	(38)	112

Total intangible assets	$1,892	$(772)	$1,120

	As of September 30, 2021
	Gross Carrying Value	Accumulated Amortization	Net Book Value
	(in thousands)
Customer relationships	$590	$(179)	$411
Developed technology	340	(207)	133
Website	251	(153)	98
Other intangible assets	97	(33)	64

Total intangible assets	$1,278	$(572)	$706

The weighted average amortization period as of September 30, 2022 and 2021 of the Company’s intangible assets is 4.91 years and 4.93 years, respectively.

Amortization expense in the accompanying consolidated statements of operations and comprehensive loss consisted of the following:

	Year Ended September 30,
	2022	2021
	(in thousands)
Research and development expenses	$43	$—
Sales and marketing expenses	52	59
General and administrative expenses	129	140

Total amortization expense	$224	$199

As of September 30, 2022, future amortization expense related to the intangible assets is as follows:

Future Intangible Asset Amortization Expenses
(in thousands)
2023	$310
2024	212
2025	192
2026	162
2027	146
Thereafter	98

Total future amortization expense	$1,120

Note 7. Warrants

The Company entered into a €4 million loan facility agreement with Kreos Capital IV (“Kreos”), which has been repaid in full. In connection with the Kreos loan facility, the Company has issued a total of 835,185 warrants entitling subscription of the Company’s Series B Preferred Shares. Each warrant entitles the holder to subscribe for one Series B Preferred Share at a subscription price of €0.5220 per share. In connection with the closing of the Business Combination on December 16, 2022, the warrants issued in connection with the Kreos loan facility agreement were rolled over to an amended and restated warrant agreement entered into on September 8, 2022 between the Combined Company and Kreos, pursuant to which the Combined Company assumed all rights and obligations from MariaDB. The warrants were also amended to adjust the number of ordinary shares issuable on exercise of the warrants and the exercise price in proportion to the Exchange Ratio (as defined in the Merger Agreement as Aggregate Share Consideration divided by the Diluted Share Amount). As a result of these adjustments, the Kreos warrants are exercisable for a total of 190,559 ordinary shares of the Combined Company and are exercisable at a price per share of €2.29.

In June 2020, the Company entered into an investment agreement with several investors to issue Series C Preferred Shares. In addition to the issuance of 3,445,912 shares of Series C Preferred Shares, the Company issued a total of 3,445,912 warrants entitling subscription of the Company’s Series C Preferred Shares (“2020 Series C Warrants”). Each warrant entitles the holder to purchase one Series C Preferred Share at a subscription price of €1.1859. As of September 30, 2022, 587,769 warrants have been exercised and 2,858,143 remain outstanding. In connection with the Business Combination, the holders of these warrants will be given the opportunity to exercise their warrants to subscribe to Series C Preferred Shares, on a one-for-one basis. To the extent such warrants are not exercised, the subscription rights under the warrant agreements will terminate prior to the Business Combination. Refer to Note 19 for additional information for exercises subject to September 30, 2022.

In April 2017, the Company entered into a €25 million maximum loan facility with European Investment Bank (“EIB”), including the issuance of a capital loan tranche of €10 million. In October 2019, the Company entered into a €15 million term loan tranche with EIB. In connection with the capital loan tranche, the Company has issued a total of 5,326,623 warrants entitling subscription of the Company’s Series C Preferred Shares (“2017 Series C Warrants”). Each warrant entitles the holder to subscribe for one Series C Preferred Share at a subscription price of €0.01. The warrants provide for a put option that the holder of the warrants may exercise beginning 30 days prior to the maturity of the capital loan to purchase a variable number of shares at fair value for an amount up to €8 million.

On August 8, 2022, the Company received written notice from EIB exercising its put option on their 2017 Series C Warrants and requiring the Company to repurchase 5,000,194 warrants entitling subscription of the Company’s Series C Preferred Shares, at the maximum purchase price of €8 million. The Company repurchased the warrants within 30 days after receipt of the notice from EIB.

On August 17, 2022, a definitive agreement was entered into with EIB to repurchase for cash the remaining incremental 2017 Series C Warrants for 326,429 shares prior to the Business Combination or shortly thereafter, at a settlement price to be determined pursuant to the Finnish Companies Act, if EIB elects not to exercise their warrants for Series C Preferred Shares prior to the Business Combination. The estimated fair value associated with the warrants held by the EIB are included within the warrant liabilities as of September 30, 2022 and 2021. Refer to Note 19 for additional information on agreement reached with EIB subsequent to September 30, 2022.

These warrants expire between June 2025 and April 2032 if expiration is not accelerated as set out in the terms and conditions of the warrants. Refer to Note 2 for the policy on warrant accounting.

			Warrants Outstanding		Fair Value
Warrants	Number of warrants issued	Purchase price per share in EUR	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
					(in thousands)
Series B	835,185	€0.52	835,185	835,185	$478	$65
Series C – 2017	5,326,623	€0.01	326,429	5,326,623	335	4,546
Series C – 2020	3,445,912	€1.19	2,858,143	3,445,912	936	692

	9,607,720		4,019,757	9,607,720	$1,749	$5,303

The following tables present the rollforward of the fair values for warrant liabilities classified by the Company within Level 3 of the fair value hierarchy defined above, measured using significant unobservable inputs:

Warrant liabilities
(in thousands)
September 30, 2021	$5,303
Change in fair value	5,712
Settlement of put option	(7,749)
Exercised	(101)
Foreign currency translation	(1,416)

September 30, 2022	$1,749

Warrant liabilities
(in thousands)
September 30, 2020	$9,017
Change in fair value	(3,626)
Foreign currency translation	(88)

September 30, 2021	$5,303

Fair values of warrants and option rights were determined using the Black-Scholes option-pricing model with the following input assumptions:

	Year Ended September 30,
	2022	2021
Expected volatility range (weighted average)	40.25% to 48.99% (46.71%)	35.54% to 50.00% (37.51%)
Dividend yield	0.00%	0.00%
Risk-free interest rates range (weighted average)	3.85% to 4.24% (4.15%)	0.53% to 1.00% (0.94%)
Expected term range (weighted average)	3.03 years to 9.83 years (4.56 years)	3.83 years to 10.72 years (9.75 years)

Assumptions were weighted by the relative fair value of the instruments. An increase in the expected volatility, risk-free interest rates, and expected term would result in an increase to the estimated value of the warrants while an increase in the dividend yield would result in a decrease to the estimated value of the warrants.

Note 8. Stockholders’ Equity (Deficit)

As of September 30, 2022, the Company had issued and outstanding a total of 183,565,242 shares of preferred shares with no par value, of which 10,118,760, 60,549,235, 55,263,659 and 57,633,588 shares were designated as Series A, Series B, Series C and Series D Preferred Shares, respectively. As of September 30, 2022, the Company had issued and outstanding a total of 60,764,711 Common shares with no par value.

During the year ended September 30, 2022, 9,657,581 common shares were registered with the Finnish Trade Register.

During the year ended September 30, 2022, 9,657,581 common shares were registered with the Finnish Trade Register for options exercised, paid and issued in the prior year. During the year ended September 30, 2022, 772,877 common shares had been issued based on options exercised and paid prior to the end of the period, but not yet registered with the Finnish Trade Register (1,379,391 options were exercised and paid prior to the end of the period, but not yet issued by the Company or registered with the Finnish Trade Register).

As of September 30, 2022, 2,363,354 shares were issued to the shareholders of CubeWerx and Sector 42 as equity consideration in connection with a business combination. As of September 30, 2022, the shares issued to CubeWerx and Sector 42 shareholders were not yet registered with the Finnish Trade Register.

There is no minimum or maximum number of capital shares under the Articles of Association of the Company. During the year ended September 30, 2022, the Company amended and restated its Articles of Association to include Series D Preferred Shares as a new share series. The Board has been granted authorization by a general meeting of shareholders to issue additional capital shares of the Company of (i) 54,719,095 common shares with no par value for the purpose of the Company’s incentive programs and (ii) 7,780,000 shares of Series D Preferred Shares as of September 30, 2022.

Further, 4,019,757 preferred shares with no par value, may be issued and outstanding upon exercise of all warrants as of September 30, 2022.

The following table summarizes information related to issuance of the Company’s preferred shares as of September 30, 2022:

Preferred Shares Class	Number of Shares Registered	Shares Issued and Outstanding	Carrying Value(1)	Price per share		Number of Common Shares Equivalent Shares	Liquidation Preference
			(in thousands)				(in thousands)
Series A	10,118,760	10,118,760	$6,668	From $	0.61 to $0.67	10,118,760	$6,676
Series B	60,549,235	60,549,235	36,851	From $	0.56 to $0.71	60,549,235	37,622
Series C	55,263,659	55,263,659	63,597	From $	1.07 to $1.34	55,263,659	65,039
Series D(2)	57,633,588	57,633,588	99,853	From $	1.78 to $1.80	57,633,588	103,805

	183,565,242	183,565,242	$206,969			183,565,242	$213,142

(1)

The carrying value reflects the gross proceeds received from the sale of the preferred shares net of issuance costs and the fair value at issuance of preferred shares warrants classified as a liability.

(2)

On January 31, 2022, the Company’s Board of Directors approved an amendment to the Company’s Shareholders’ Agreement to authorize an additional series of preferred shares. The Series D Preferred Shares financing consisted of accredited investors and qualified institutional investors providing an aggregate gross amount of $103.8 million, completed on January 31, 2022.

The relative rights, terms, privileges and restrictions granted to or imposed upon preferred shareholders as of September 30, 2022 are described below:

Common shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares have the same voting rights.

When distributing a dividend, each Series D Preferred Share has dividend rights such that each Series D Preferred holder shall first receive, before any other class of share, a dividend on each outstanding Series D Preferred Share in an amount at least equal to the amount of the aggregate declared and unpaid dividends on such Series D Preferred Share. Furthermore, if the Company declares, pays or sets aside a dividend or makes a distribution on shares of any other class or series of equity securities in the Company, the dividend payable or assets to be distributed to the holders of Series D Preferred Shares shall be equal to or greater than the highest dividend or distribution per share paid to the holder of any other class or series of equity security. At the time of and after giving effect to payment of such senior dividend or distribution to the holders of Series D Preferred Shares, if the Company declares any additional dividends or makes any additional distributions to the holders of Series C Preferred Shares, each such holder shall be entitled to a preferred dividend or distribution prior and in preference to the holders of Series B Preferred Shares, Series A Preferred Shares and common shares equal to 5%

of the subscription price for such Series C Shares. All other possible dividends to be paid to the holders of Series C Preferred Shares shall be distributed to such holders based on their pro rata shareholding. Simultaneously with or after the senior dividends or distributions to holders of Series D Preferred Shares and Series C Preferred Shares described above, all possible dividends or distributions of Company assets on shares shall be distributed to the shareholders based on their pro rata shareholding in the Company on an as converted basis.

In any solvent or insolvent liquidation, bankruptcy, dissolution, winding up of the Company or any key subsidiary or a merger, takeover, trade sale, listing of the Company on a recognized stock exchange (other than a qualified IPO or qualified de-SPAC), recapitalization, reorganization, or other type of transaction in which (i) control of the Company or (ii) all or substantially all of its business or assets (including any intellectual property rights) are transferred, otherwise disposed of, leased or exclusively licensed to a third party, the Series D Preferred Shares will have priority over the Series C Preferred Shares in connection with the distribution of the proceeds up to the amount of the original subscription price of the Series D Preferred Shares. The Series C Preferred Shares will in turn have priority over the Series B Preferred Shares up to the amount of the amount of the original subscription price of the Series C Preferred Shares. The Series B Preferred Shares will in turn have priority over the Series A Preferred Shares up to the amount of the amount of the original subscription price of the Series B Preferred Shares. The Series A Preferred Shares will in turn have priority over the common shares up to the amount of the amount of the original subscription price of the Series A Preferred Shares. A “qualified IPO” means a listing of the Company on an internationally recognized stock exchange with net proceeds (or in case of a merger the aggregate value of the shares) of at least $97.5 million and a Company valuation of at least $750 million. A “qualified de-SPAC” means a business combination with Angel Pond Holding Corporation or another special purpose acquisition corporation with securities registered under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange, NASDAQ, or such other internationally recognized exchange.

In case the amount to be distributed to the owners of the Series D Preferred Shares is not sufficient to cover the Series D Preferred Share owners right to prioritized funds, the amount available for distribution will be divided between the owners of Series D Preferred Shares in proportion with the Series D preference amount each owner would otherwise be entitled to receive. In case the amount to be distributed to the owners of the Series C Preferred Shares, after the above-mentioned settlement of the Series D Preferred Share owners prioritized distribution, is not sufficient to cover the Series C Preferred Share owners’ rights to funds, the amount available for distribution will be divided between the owners of Series C Preferred Shares in proportion with the Series C preference amount each owner would otherwise be entitled to receive. In case the amount to be distributed to the owners of the Series B Preferred Shares, after the above-mentioned settlement of the Series C Preferred Share owners prioritized distribution, is not sufficient to cover the Series B Preferred Share owners’ rights to funds, the amount available for distribution will be divided between the owners of Series B Preferred Shares in proportion with the Series B preference amount each owner would otherwise be entitled to receive. In case the amount to be distributed to the owners of the Series A Preferred Shares, after the above-mentioned settlement of the Series B Preferred Share owners prioritized distribution, is not sufficient to cover the Series A Preferred Share owners’ rights to funds, the amount available for distribution will be divided between the owners of Series A Preferred Shares in proportion with the Series A preference amount each owner would otherwise be entitled to receive.

The distribution of funds, after the settlement of the Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred share owners’ share of the funds in accordance with the above-mentioned procedure, shall be executed evenly between all of the shares regardless of share series, up to an amount of $0.29 per share. If the funds distributed per share would exceed $0.29, the amount of funds distributed to Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred shares shall cap at $0.29 and the funds remaining after that shall be distributed evenly among all the common shares of the Company.

Each preferred share is convertible at the option of the holder, at any time after the date of issuance, into common shares at an initial conversion rate of one-for-one. The conversion rate is subject to adjustment for antidilution provisions, as defined in the Company’s Shareholders’ Agreement.

Each preferred share will automatically be converted into a common share upon a qualified IPO or a qualified de-SPAC, as defined above. All of the shares in a single preferred share series (A, B, C, or D) will also be automatically converted into common shares on a date agreed to by holders of more than 50% of the shares of the preferred share series in question.

The following table summarizes information related to issuance of the Company’s preferred shares as of September 30, 2021:

Preferred Shares Class	Number of Shares Registered	Shares Issued and Outstanding	Carrying Value(1)	Price per share		Number of Common Shares Equivalent Shares	Liquidation Preference
			(in thousands)			(in thousands)
Series A	10,118,760	10,118,760	$6,668	From $	0.61 to $0.67	10,118,760	$6,676
Series B	60,549,235	60,549,235	36,851	From $	0.56 to $0.71	60,549,235	37,622
Series C	54,675,890	54,675,890	62,707	From $	1.07 to $1.34	54,675,890	64,249

	125,343,885	125,343,885	$106,226			125,343,885	$108,547

(1)

The carrying value reflects the gross proceeds received from the sale of the preferred shares net of issuance costs and the fair value at issuance of preferred shares warrants classified as a liability.

Note 9. Stock-Based Compensation

Stock Options Plans

On December 8, 2017, the Company adopted the Global Share Option Plan 2017 (the “2017 Plan”) and Global Share Option Plan 2017 USA (the “2017 US Plan”) that entitle employees, members of the board as well as advisors to purchase shares in the Company. Under these programs, holders of vested options are entitled to purchase shares at a stated price determined at the grant date. All options are to be settled by the physical delivery of shares. Stock options granted under the 2017 US Plan and the 2017 Plan are incentive stock options to the extent permitted under the U.S. tax laws (“ISOs”) and non-qualified/nonstatutory stock options (“NSOs”), respectively. Options granted under both plans are exercisable over a maximum term of 10 years. Stock option awards under both plans generally vest over a period of four years with 25% vesting on the one year anniversary of the award and the remainder vesting monthly over the next 12 quarters of the grantee’s service to the Company as an employee or an advisor/consultant. During the years ended September 30, 2022 and 2021, 5,647,000 and 11,765,299 options, respectively, were granted under the 2017 Plan and 2017 US Plan.

On July 4, 2022, the Company adopted the 2022 US Plan that entitles employees, members of the board as well as advisors to purchase shares in the Company. Under the program, holders of vested options are entitled to purchase shares at a stated price determined at the grant date. All options are to be settled by the physical delivery of shares. Stock options granted under the 2022 US Plan are ISOs to the extent permitted under U.S. tax laws and NSOs. Options granted under the plan are exercisable over a maximum term of 10 years. Stock options granted under the 2022 US Plan generally vest 25% on the one-year anniversary and the remainder vesting quarterly during the grantee’s service to the Company as an employee or as an advisor/consultant. During the year ended September 30, 2022, 4,406,674 options were granted under the 2022 US Plan.

Stock Options

The following table summarizes stock option activity under the Company’s incentive plans for the periods covered:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life	Aggregated Intrinsic Value
			(in years)	(in thousands)
Options outstanding, September 30, 2021(1)	47,156,876	$0.13
Granted	10,053,674	$0.81
Exercised	(9,657,581)	$0.09
Forfeited	(4,788,705)	$0.48

Options outstanding, September 30, 2022	42,764,264	$0.24	7.69	$26,907

Options Exercisable, September 30, 2022	25,951,862	$0.11	6.81	$19,655

Vested and expected to vest after September 30, 2022	41,954,393	$0.24	7.69	$26,338

(1)	The options outstanding as of September 30, 2021 have been reduced by 1,106,511 options to reflect miscellaneous prior period true up adjustments.

The weighted-average grant-date fair value of options granted during the years ended September 30, 2022 and 2021 was $0.38 and $0.08, respectively. The total intrinsic value of options exercised during the years ended September 30, 2022 and 2021, was $2.1 million and $0.2 million, respectively. The aggregate grant date fair value of stock options vested during each of the years ended September 30, 2022 and 2021, was $0.5 million and $0.4 million, respectively. As of September 30, 2022 and September 30, 2021, there was $2.3 million and $0.7 million of unrecognized stock-based compensation expense related to outstanding stock options granted to employees that is expected to be recognized over a weighted-average period of 1.9 years and 2.3 years, respectively.

Fair Value Valuation Assumptions

The fair value of options granted is estimated at the date of grant using the Black-Scholes option-pricing model with the following input assumptions:

	Year Ended September 30,
	2022		2021
	Range	Weighted Average	Range	Weighted Average
Dividend yield (%)	0% - 0%	0%	0% - 0%	0%
Expected volatility (%)	43.21% - 46.94%	44.87%	40.19% - 57.16%	41.71%
Risk–free interest rate (%)	1.17%- 3.27%	2.81%	0.06% - 1.39%	0.83%
Expected life of stock options (years)	5.00- 7.02	6.01	0.10 - 7.50	5.98
Fair value of common stock ($)	$0.32- $0.87	$0.81	$0.20 - $0.20	$0.20

Total stock-based compensation expense recognized in the Company’s consolidated statements of operations and comprehensive loss is as follows:

	Year Ended September 30,
	2022	2021
	(in thousands)
Cost of revenue	$143	$13
Research and development expenses	687	187
Sales and marketing expenses	383	81
General and administrative expenses	657	237

Total stock-based compensation expense	$1,870	$518

Note 10. Accrued Expenses

The following represents the components of accrued expenses contained within our consolidated balance sheets as of the end of each period:

	September 30, 2022	September 30, 2021
	(in thousands)
Accrued payroll and payroll related liabilities	$2,904	$2,310
Accrued bonuses	1,208	1,206
Taxes payable	897	1,429
Other accrued expenses	3,893	1,236
Accrued interest	—	593

Total accrued expenses	$8,902	$6,774

Note 11. Leases

The Company leases real estate for use in daily operations. The leases generally have lease terms of 1 to 5 years, some of which include options to terminate or extend leases for up to 1 to 3 years or on a month-to-month basis. The Company includes the options that are reasonably certain to be exercised as part of the determination of lease terms. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets. Generally, the Company is restricted from assigning and subleasing the leased assets. The Company recognizes operating lease costs on a straight-line basis over the term of the agreement, taking into account adjustments for market provisions such as free or escalating base monthly rental payments or deferred payment terms such as rent holidays that defer the commencement date of the required payments. The Company also has certain leases with lease terms of 12 months or less.

The Company cannot readily determine the interest rate implicit in the lease, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest the Company would have to pay to borrow funds on a collateralized basis over a similar term and in a similar economic environment.

Variable operating lease expenses primarily consist of real estate taxes. The components of the Company’s lease costs included in its consolidated statement of operations and comprehensive loss were as follows:

	Year Ended September 30,
	2022	2021
	(in thousands)
Operating lease costs	$653	$715
Short term lease costs	18	31
Variable lease costs	55	20

Total lease cost	$726	$766

	Year Ended September 30,
	2022	2021
	(in thousands)
Research and development	$29	$116
Sales and marketing expenses	3	7
General and administrative expenses	694	643

Total lease cost	$726	$766

The balances of the Company’s operating leases were recorded on the consolidated balance sheet as of the end of each period as follows:

	September 30, 2022	September 30, 2021
	(in thousands)
Operating lease right-of-use assets	$890	$1,645
Operating lease liabilities, current	$496	$658
Operating lease liabilities, net of current	433	1,035

Total operating lease liabilities	$929	$1,693

The following table presents supplemental information related to the Company’s operating leases:

	Year Ended September 30,
	2022	2021
	(in thousands, except weighted- average information)
Cash paid for amounts included in the measurement of operating lease liabilities	$664	$694
Weighted-average remaining lease term (in years)	1.86	2.63
Weighted-average discount rate	3.22%	3.20%

Future minimum lease payments under non-cancelable operating leases on an annual undiscounted cash flow basis as of September 30, 2022 were as follows (in thousands):

Year ended September 30:
2023	$519
2024	421
2025	18

Total minimum payments	$958
Less imputed interest	(29)

Present value of future minimum lease payments	929

Less current obligations under leases	(496)

Non-current lease obligations	$433

Note 12. Commitments and Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business, including without limitation, actions with respect to intellectual property, employment, regulatory, product liability and contractual matters. In connection with these proceedings or matters, the Company regularly assesses the probability and amount (or range) of possible issues based on the developments in these proceedings or matters. A liability is recorded in the accompanying consolidated financial statements if it is determined that it is probable that a loss has been incurred, and that the amount (or range) of the loss can be reasonably estimated. The Company’s management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Note 13. Long-term Debt

The components of debt are as follows:

	September 30, 2022	September 30, 2021
	(in thousands)
Term loan	$14,622	$17,369
Capital loan	—	11,579
R&D loan	122	288

Total	$14,744	$29,236
Less: Current portion	(122)	(11,723)

Long-term debt	$14,622	$17,513

Finnish R&D Loan

On April 1, 2015, the Company entered into a R&D loan agreement with the Finnish State Treasury (“R&D Loan”) in the aggregate amount of €0.5 million for research and development purposes. The loan accrued interest at 1.0% per annum with a maturity date of November 9, 2022. During the years ended September 30, 2022 and 2021, the Company made partial payments on the R&D Loan in the amount of $0.1 million each year.

The Company fully repaid the R&D Loan on the maturity date.

European Investment Bank Loan Facility

On April 7, 2017, EIB and MariaDB entered into a loan facility agreement (the “Facility”), according to which EIB granted a loan facility in an aggregate principal amount not exceeding €25 million for the purpose of financing certain research and development and growth-related expenditures of MariaDB. The Facility granted pursuant to the contract is structured partly as a capital loan of €10 million (“Capital Loan”), and partly as a term loan of €15 million (“Term Loan”).

The Capital Loan was disbursed on April 28, 2017 with the original maturity date of April 28, 2021. No interest was required to be accrued or paid on the Capital Loan under its original terms. On April 26, 2021, the Capital Loan was amended to extend the maturity date to the earlier of (i) December 31, 2021, or (ii) the date falling 15 days after a new equity round and required interest accruing at a rate of 12.0% per annum from April 28, 2021 through maturity. The amendment was accounted for as an extinguishment of debt and the related gain on extinguishment was immaterial.

The Term Loan was disbursed on October 11, 2019 with a maturity date of October 11, 2023. The Term Loan accrues interest between 6.0%—9.5% per annum, depending on the Company’s monthly recurring revenue. The effective interest rate on the Term Loan for the years ended September 30, 2022 and 2021 was 6.0%.

As part of EIB’s remuneration for the Facility, in connection with the Capital Loan tranche, EIB was granted warrants for Series C Preferred Shares. Warrants related to the Capital Loan were accounted for as a liability and effectively represent debt discount. The debt discount was amortized over the original term of the loan using effective interest method. The debt discount was fully amortized as of September 30, 2021.

The agreement contains customary representations, warranties, affirmative and negative covenants, including a financial covenant, events of default and indemnification provisions in favor of the EIB. The agreement includes a financial covenant that requires the Company to (maintain, at all times, a minimum gross profit margin. The negative covenants include restrictions regarding the incurrence of prohibited encumbrance and indebtedness, derivative transactions, certain merger and acquisition transactions, dispositions, change in business, guarantees or payments and other matters, all subject to certain exceptions. As of September 30, 2022, the Company was in compliance with its covenants.

Pursuant to the agreement, obligations owed are guaranteed by the Company’s subsidiary MariaDB USA, Inc.

The schedule of required principal payments remaining on debt outstanding as of September 30, 2022 is as follows:

Year ending September 30,	Principal Payments
(in thousands)
2023	$122
2024	14,622

Total principal payments	$14,744

Shares Issued in Connection with Conversion of Convertible Note and Interest

In December 2021, the Company issued a $5 million principal convertible note (the “Convertible Note”) to an existing investor. The Convertible Note was issued at a 3% discount and accrued interest at 6% per annum. Unless earlier repaid, converted or extended by the investor, outstanding principal and unpaid accrued interest on the Convertible Note was due on October 20, 2023 (“Maturity Date”).

The terms of the Convertible Note stated the Convertible Note would automatically convert into preferred equity units upon the earlier of (i) a preferred equity financing of at least $50 million prior to the completion of a merger, consolidation, or acquisition of substantially all of the assets of the Company that resulted in the existing shareholders owning less than 50% of the Company (“Acquisition”) or ii) preferred equity financing (irrespective of the amount) prior to an Acquisition or repayment of the Convertible Note that was approved by the investor.

On January 31, 2022, the Company completed its Series D Preferred Shares financing, at which time the Convertible Note automatically converted into 2,860,997 Series D Preferred Shares. Upon conversion on the Convertible Note, the Company recorded a $0.1 million loss on debt extinguishment because the fair market value of the shares issued at the conversion date exceeded the carrying value of the principal balance.

Note 14. Income Taxes

The components of loss before income tax expense was as follows:

	Year Ended September 30,
	2022	2021
	(in thousands)
Domestic	$(11,785)	$(17,340)
Foreign	(36,785)	(8,018)

Loss before provision income tax expense	$(48,570)	$(25,358)

The provision for income taxes charged to operations was as follows:

	Year Ended September 30,
	2022	2021
	(in thousands)
Current tax expense
U.S. federal	$—	$—
State and local	13	1
Foreign	68	83

Total current	$81	$84
Deferred tax expense:
U.S. federal	$—	$—
State and local	—	—
Total deferred	—	—

Total income tax expense	$81	$84

A reconciliation of the income tax expense with the expected income tax computed by applying the statutory federal income tax rate to loss before provision for income taxes and a reconciliation of the statutory federal rate and the effective rate was calculated as follows:

	Year Ended September 30,
	2022	2021
Tax computed at federal statutory rate	21.00%	21.00%
State income tax—net of federal benefit	(0.02)%	—%
Foreign rate differential	(16.05)%	(6.97)%
Change in valuation allowance	0.09%	(18.13)%
Stock-based compensation	—%	(0.12)%
Research and development tax credit	—%	8.86%
Other	(0.04)%	(0.35)%
Prior period net operating loss true-up adjustment	0.01%	(4.62)%
Transaction costs	1.58%	—%
Deferred adjustment true up	(6.74)%	—%

Income tax expense	(0.17)%	(0.33)%

The significant components that comprised the Company’s net deferred taxes are as follows:

	As of September 30,
	2022	2021
Deferred tax assets:	(in thousands)
Net operating losses	$64,013	$55,516
Tax credit carryforwards	4,183	8,366
Allowances and reserves	36	62
Deferred revenue	473	673
Depreciation	17	92
Amortization	3,067	3,918
Accrued interest	—	1,428
Accrued payroll	619	508
Right-of-use assets	9	7
Other	29	3
Unrealized gain (loss)	(567)	—
Less: valuation allowance	(71,879)	(70,573)

Total deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax planning strategies in making this assessment. Following this assessment, management believes it is more likely than not that the deferred tax assets will not be realized; accordingly, the Company has recorded a full valuation allowance as of September 30, 2022 and 2021.

The following table presents a rollforward of the valuation allowance for the years ended September 30, 2022 and 2021:

	Year Ended September 30,
	2022	2021
	(in thousands)
Beginning balance	$(70,573)	$(64,065)
Additions	(8,643)	(9,868)
Deductions	7,337	3,360

Ending balance	$(71,879)	$(70,573)

Subsequent to the original issuance of the Company’s financial statements as of and for the year ended September 30, 2021, the Company’s management determined that the table above incorrectly presented the deferred tax asset net operating loss and valuation allowance, including the valuation allowance rollforward. The prior disclosure has been updated. The immaterial correction of this footnote disclosure did not result in a change to or modify any amounts presented in the historical financial statements or require any other disclosure amendments aside from in this footnote.

On the basis of this evaluation, as of September 30, 2022, a valuation allowance of $71.9 million has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as the Company’s projections for growth.

At September 30, 2022 and 2021, the Company had federal net operating loss carryforwards of approximately $184.7 million and $160.3 million, respectively and state net operating loss carryforwards of $141.4 million and $143.4 million, respectively. The federal and state loss carryforwards begin to expire in 2030, unless previously utilized. As of September 30, 2022 and 2021, the Company also had federal research and development tax credit carry-forwards of approximately $2.2 million and $4.5 million, respectively, and state research and development tax credit carry-forwards of approximately $1.9 million and $3.9 million, respectively. The federal research and development tax credits will begin to expire in 2032. The state research and development tax credits have an indefinite life and do not expire. At September 30, 2022 and 2021, the Company had foreign net operating loss carryforwards of approximately $39.7 million and $46.5 million, respectively. The foreign net operating loss carryforward will begin to expire in 2023.

Utilization of the federal and state net operating loss carryforwards may be subject to substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities. The Company is subject to U.S. federal tax authority examinations and U.S. state tax authority examinations for all years due to the net operating loss carryforwards. The Company files a federal U.S. tax return and several U.S. state income tax returns with varying statues of limitations.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effects of COVID-19. While the CARES Act provides sweeping tax changes in response to the pandemic, some of the more significant provisions which could be expected to impact the Company’s financial statements include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. The Company does not believe that the CARES Act will have a material impact on its financial position, results of operations, or cash flows.

Note 15. Related-Party Transactions

During the year ended September 30, 2022, the Company recorded sales from related parties, which are comprised of several shareholders. The sales to and purchases from related parties are made on terms equivalent to those that prevail in arm’s length transactions. The Company had no accounts receivable from related party shareholders as of September 30, 2022 and $0.4 million as of September 30, 2021 due from one related party shareholder. The Company had related party sales for the years ended September 30, 2022 and 2021 of $0.7 million from one related party shareholder and $2.0 million from three related party shareholders, respectively.

The Company incurred expenses of $0.2 million related to the MariaDB Foundation (discussed below) for the years ended September 30, 2022 and $0.5 million related to the MariaDB Foundation and other expenses incurred in the ordinary course of business for the year ended September 30, 2021.

MariaDB Community Server is built from the MariaDB Open Source Project and proclaimed by the MariaDB Foundation. The Company helped establish the independently run MariaDB Foundation as a steward of the MariaDB Open Source Project to encourage adoption and grow the MariaDB ecosystem. We continue to be a sponsor of the MariaDB Foundation and pay the MariaDB Foundation an agreed upon sponsorship fee.

The Company had no accounts payable to related party shareholders as of September 30, 2022 and 2021.

Outstanding balances are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables.

Note 16. Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share attributable to common shareholders for the periods presented:

	Year Ended September 30,
	2022	2021
	(in thousands, except shares and per share data)
Net loss attributable to common shareholders
Basic and diluted	$(48,651)	$(25,442)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders
Basic and diluted	58,801,357	50,361,879
Net loss per share attributable to common shareholders
Basic and diluted	$(0.83)	$(0.51)

The following potentially dilutive securities were excluded from the computation of diluted net loss per share for the periods presented because the impact of including them would have been anti-dilutive:

	Year Ended September 30,
	2022	2021
Warrants	4,019,757	9,607,720
Stock options	42,764,264	48,263,387
Convertible preferred shares	183,565,242	125,343,885

Total	230,349,263	183,214,992

Note 17. Geographical Information

The following table sets forth long-lived assets, which primarily include property and equipment, net, and operating lease right-of-use assets by geographic location:

	As of September 30,
	2022	2021
United States	$1,303	$1,876
Bulgaria	123	317
Finland	131	355
Other counties	41	23

Total long-lived assets	$1,598	$2,571

Note 18. Accumulated Other Comprehensive Income (Loss)

The following summarizes Accumulated other comprehensive income (loss) for the years ended September 30, 2022 and 2021:

	Foreign Currency Translation	Net Unrealized Gain on Securities	Accumulated Other Comprehensive Income (Loss)
Balance at September 30, 2020	$(8,131)	$—	$(8,131)
Other comprehensive income (loss)	654	—	654
Balance at September 30, 2021	$(7,477)	$—	$(7,477)
Other comprehensive income (loss)	(4,005)	2,177	(1,828)

Balance at September 30, 2022	$(11,482)	$2,177	$(9,305)

Note 19. Subsequent Events

The Company has evaluated subsequent events through December 22, 2022, the date the financial statements were available to be issued, noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosure.

As described in Note 7, the holders of 2020 Series C Warrants were given the opportunity to exercise their warrants to subscribe to Series C Preferred Shares on a one-for-one basis in connection with the Business Combination and any warrants not exercised prior to the completion of the Business Combination would be canceled. In October and November 2022, certain warrant holders exercised 2,365,078 warrants at an exercise price of €1.1859 per share in exchange for 2,365,078 Series C Preferred Shares, providing the Company with gross proceeds of €2.8 million. In connection with the closing of the Business Combination, which occurred on December 16, 2022, the remaining 493,065 warrants were canceled.

On November 30, 2022, the Company entered into an agreement with EIB to repurchase the remaining 326,429 2017 Series C Warrants at a determined settlement price of €1.19 per option, to be cash settled within ten business days of the closing of the Business Combination.

On December 16, 2022, the transactions contemplated by the Merger Agreement were consummated. In connection with the Business Combination, Mangomill plc. changed its name to “MariaDB plc.” Beginning on December 19, 2022, the Company’s shares began trading on the New York Stock Exchange (NYSE).

Effective as of the closing of the Business Combination, the Company modified its share-based compensation plans to convert each stock option issued and outstanding under a MariaDB Corporation Ab option plan into a stock option of the Combined Company to purchase that number of the Combined Company’s ordinary shares based on the Exchange Ratio, with an adjusted per share exercise price also based on the Exchange Ratio. Additionally effective as of the closing of the Business Combination, the Company modified its share-based compensation plans to convert the exercise prices of outstanding options denominated in Euros to U.S. dollar equivalents based on the European Central Bank FX reference rate published on December 16, 2022. Management is currently evaluating the accounting impacts of this modification to its financial statements for the first quarter of the year ending September 30, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Angel Pond Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Angel Pond Holdings Corp. (the “Company”) as of December 31, 2021, and the related statement of operations, stockholders’ equity (deficit), and cash flows for the period from January 18, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from January 18, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

March 15, 2022

ANGEL POND HOLDINGS CORPORATION

BALANCE SHEET

December 31, 2021

ASSETS
Current assets
Cash	$487,993
Prepaid expenses	521,584

Total current assets	1,009,577

Cash and marketable securities held in Trust Account	265,524,231

Total assets	$266,533,808

LIABILITIES AND SHAREHOLDERS’ EQUITY(DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$781,248

Total current liabilities	781,248
Warrant liability	12,516,912
Deferred underwriting fee payable	9,293,019

Total liabilities	22,591,179

Ordinary Shares subject to possible redemption, 26,551,482 shares at December 31, 2021, redemption value	265,524,231

Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 0 issued and outstanding (excluding 26,551,482 Class A ordinary shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,637,870 shares issued and outstanding (1)	664
Additional paid in capital	—
Accumulated deficit	(21,582,266)

Total shareholders’ equity (deficit)	(21,581,602)

Total Liabilities and shareholders’ equity (deficit)	$266,533,808

(1)	The shares and the associated amounts have been retroactively restated to reflect the surrender of 1,437,500 and 549,630 Class B shares on May 18, 2021 and July 2, 2021, respectively (see Note 2).

See accompanying notes to the financial statements.

ANGEL POND HOLDINGS CORPORATION

STATEMENT OF OPERATIONS

For the Period from January 18, 2021 (Date of Inception) through December 31, 2021

Formation costs and other operating expenses	$1,995,702

Loss from operations	(1,995,702)
Other Income:
Interest income	9,410
Change in fair value of warrant liability	3,863,189

Net income	$1,876,897

Weighted average shares outstanding of Class A redeemable ordinary shares, basic and diluted (1)	17,600,489
Basic and diluted net income per ordinary share of Class A redeemable shares	$0.08
Weighted average shares outstanding of Class B non-redeemable ordinary shares, basic and diluted (1)	6,637,870
Basic and diluted net income per share of Class B non-redeemable ordinary shares	$0.08

(1)	The shares and the associated amounts have been retroactively restated to reflect the surrender of 1,437,500 and 549,630 Class B shares on May 18, 2021 and July 2, 2021, respectively (see Note 2).

See accompanying notes to the financial statements.

ANGEL POND HOLDINGS CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Period from January 18, 2021 (Date of Inception) through December 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance—January 18, 2021 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to sponsor (1)	—	—	7,187,500	719	24,281	—	25,000
Sale of 25,000,000 Units, net of underwriters discount and offering costs	25,000,000	2,500	—	—	227,865,729	—	227,868,229
Ordinary shares subject to redemption	(25,000,000)	(2,500)	—	—	(227,890,010)	(22,108,354)	(250,000,864)
Option for sale of 1,551,482 units, net of underwriters discount	1,551,482	155	—	—	14,172,347	—	14,172,502
Forfeiture of Class B ordinary shares	—	—	(549,630)	(55)	55	—	—
Ordinary shares subject to redemption	(1,551,482)	(155)	—	—	(14,172,402)	(1,350,809)	(15,523,366)
Net income	—	—	—	—	—	1,876,897	1,876,897

Balance—December 31, 2021	—	$—	6,637,870	$664	$—	$(21,582,266)	$(21,581,602)

(1)	The shares and the associated amounts have been retroactively restated to reflect the surrender of 1,437,500 and 549,630 Class B shares on May 18, 2021 and July 2, 2021, respectively (see Note 2).

See accompanying notes to the financial statements.

ANGEL POND HOLDINGS CORPORATION

STATEMENT OF CASH FLOWS

For the Period from January 18, 2021 (Date of Inception) through December 31, 2021

Cash flow from operating activities:
Net income	$1,876,897
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned in Trust Account	(9,410)
Change in fair value of warrant liability	(3,863,189)
Transaction costs allocable to warrant liability	733,547
Changes in operating assets and liabilities:
Prepaid expenses	(521,584)
Accounts payable and accrued expenses	781,248

Net cash used in operating activities	(1,002,491)

Cash flows from investing activities:
Investment of cash in Trust Account	(265,514,820)

Net cash used in investing activities	(265,514,820)

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discounts paid	260,204,522
Proceeds from sale of Class B ordinary shares	25,000
Proceeds from promissory note—related party	300,000
Proceeds from sale of Private Placement Warrants	7,310,297
Repayment of promissory note—related party	(300,000)
Payments of deferred offering costs	(534,515)

Net cash provided by financing activities	267,005,304

Net change in cash	487,993
Cash at the beginning of the period	—

Cash at the end of the period	$487,993

Non-Cash investing and financing activities:
Initial Classification of Class A shares subject to redemption	$265,514,820
Change in value of Class shares subject to redemption	9,411
Deferred underwriting fee payable	9,293,019
Initial measurement of warrants issued in connection with the Public Offering accounted for as liabilities	8,850,494

See accompanying notes to the financial statements.

ANGEL POND HOLDINGS CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Angel Pond Holdings Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 18, 2021. The Company was incorporated for the purpose of effectuating a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Our only activities from inception to December 31, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering (“Initial Public Offering”) and identifying a target company for a business combination. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on May 12, 2021. On May 20, 2021 the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to Class A Ordinary Shares included in the Units offered, the “Public Shares”), generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering and on July 2, 2021, the Company consummated the sale of 7,000,000 and 310,297 private placement warrants, respectively (the “Private Placement Warrants”) at a price of $1 per warrant in a private placement to Angel Pond Partners LLC (the “Sponsor”), generating gross proceeds of $7,000,000 and $310,297, respectively, which are described in Note 4.

Following the closing of the Initial Public Offering on May 20, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 188 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s shareholders, as described below.

In connection with the Initial Public Offering, the underwriters were granted an option to purchase up to an additional 3,750,000 Units to cover over-allotments, if any. On June 30, 2021, the underwriters partially exercised their over-allotment option, and on July 2, 2021, the underwriters purchased 1,551,482 Units (the “Over-Allotment Units”) at an offering price of $10.00 per unit, generating gross proceeds to the Company of $15,514,820. On July 2, 2021, simultaneously with the sale of the Over-Allotment Units, the Company completed a private placement with the Sponsor for an additional 310,297 warrants at a price of $1.00 per warrant (the “Additional Private Placement Warrants”), generating gross proceeds of $310,297. Approximately $15,514,820 of the net proceeds from the Over-Allotment Units and Additional Private Placement Warrants have been deposited in the Trust Account.

Transaction costs amounted to $15,137,827 consisting of $5,310,293 of underwriting fees, $9,293,019 of deferred underwriting fees (see Note 6) and $534,515 of other costs. $514,236 of the total underwriting costs were expenses in connection with the warrant liability and the balance was charged to equity. In addition, at the closing of the initial public offering, $753,772 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering, management has agreed that $10.00 per Unit sold in the Initial Public Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “Public Share”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A Ordinary Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial

Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until May 20, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations through July 1, 2022 and therefore substantial doubt has been alleviated.

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $487,993 in cash and no cash equivalents as of December 31, 2021.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Shares Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as shareholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021, shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $15,137,827 consisting of $5,310,293 of underwriting fees, $9,293,019 of deferred underwriting fees and $534,515 of other costs. $514,236 of the total underwriting costs were expenses in connection with the warrant liability and the balance was charged to equity.

Cash Held in Trust Account

At December 31, 2021, the assets held in the Trust Account were invested in a money market fund.

Net Income Per Ordinary Share

Basic income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income per ordinary share for the period from January 18, 2021 (inception) through December 31, 2021. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the period from January 18, 2021 (inception) through December 31, 2021, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted income per ordinary share is the same as basic income per ordinary share for all periods presented.

A reconciliation of net income per ordinary share as adjusted for the portion of income that is attributable to ordinary shares subject to redemption for the period from January 18, 2021 (Date of Inception) through December 31, 2021 is as follows:

	Class A	Class B
Basic and diluted net income per share
Numerator:
Allocation of net income	$1,362,894	$514,003
Denominator:
Basic and diluted weighted average common shares outstanding	17,600,489	6,637,870
Basic and diluted net income per share	$0.08	$0.08

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Forfeiture of Shares

On May 18, 2021, the Sponsor surrendered 1,437,500 Class B shares. The par value of the ordinary and preferred shares were not adjusted as a result of the surrender. All references to ordinary shares, warrants to purchase ordinary shares, share date, per share data and related information contained in the balance sheet have been retroactively adjusted to reflect this share surrender for all periods presented. On July 2, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,551,482 Units. In connection with the partial exercise of the over-allotment option and the expiration of the over-allotment option on July 2, 2021, 549,630 Class B Ordinary Shares were forfeited for no consideration.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of December 31, 2021 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except for the following:

On December 26, 2021, the Company submitted to the NYSE a business plan that demonstrates how the Company expects to return to compliance with the minimum public shareholders requirement within 18 months of receipt of the Notice (the “Business Plan”). The Company anticipates that it will satisfy this listing requirement within such time period once it consummates an initial business combination. On February 4, 2022, the NYSE removed the Company from NYSE’s “Watch List” and informed the Company that it is now considered a “company back in compliance” in relation to the NYSE’s continued listing standards.

On January 31, 2022, the Company entered into a Business Combination Agreement (the “Merger Agreement”) by and between the Company, Mangomill plc, a public limited company incorporated in Ireland (“Irish Holdco”), Meridian MergerSub Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Irish Holdco (“Merger Sub”), and MariaDB Corporation Ab, a Finnish private limited liability company (“MariaDB”).

Pursuant to the Merger Agreement, (i) Merger Sub will merge with and into the Company with the Company being the surviving entity (the “Irish Domestication Merger”) and (ii) MariaDB will merge with and into Irish Holdco with Irish Holdco continuing as the surviving entity (the “Merger”). Following the Merger, the Company will be liquidated (the “Liquidation,” and together with the Merger, the Irish Domestication Merger and the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). In connection with the Proposed Business Combination, Irish Holdco will change its name to “MariaDB plc”.

As a result of the Irish Domestication Merger, each issued and outstanding Class A Ordinary Share and Class B Ordinary Share of the Company will convert into the right to receive one ordinary share of Irish Holdco (“Irish Holdco Ordinary Shares”), and each issued and outstanding warrant to purchase Class A Ordinary Shares of the Company will be exercisable by its terms to purchase an equal number of Irish Holdco Ordinary Shares.

The aggregate share consideration to be distributed to holders of MariaDB securities at the effective time of the Merger (the “Effective Time”) is 62,256,428 Irish Holdco Ordinary Shares. At the Effective Time, and without any action on the part of any party or holder of any of its securities:

•

each MariaDB ordinary share (“MariaDB Ordinary Share”) issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a number of Irish Holdco Ordinary Shares equal to the Exchange Ratio (as defined in the Merger Agreement); and

•

each equity award that is issued and outstanding under MariaDB’s equity incentive plans (each, a “Company Equity Award”) as of immediately prior to the Effective Time shall be automatically converted into an equity award to be settled in Irish Holdco Ordinary Shares on the same terms and conditions as were applicable to such Company Equity Award immediately prior to the Effective Time, equal to the product of the number of MariaDB Ordinary Shares subject to such Company Equity Award and the Exchange Ratio, at an exercise price per share equal to the exercise price per share of such Company Equity Award divided by the Exchange Ratio.

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the APHC Available Cash (as defined in the Merger Agreement) shall not be less than

$100,000,000, (ii) approval of the Proposed Business Combination by the respective shareholders of the Company and MariaDB, (iii) the consummation of a private placement pursuant to the Subscription Agreements (as defined below) for an aggregate purchase price of $18,200,000 (the “PIPE Investment”), (iii) the sum of cash in the Trust Account (after giving effect to the APHC Share Redemptions (as defined in the Merger Agreement) but without giving effect to the payment of transaction expenses) and any Additional PIPE Investment Amount (as defined in the Merger Agreement) shall be at least $15,000,000, (iv) effectiveness of the registration statement on Form S-4 to be filed by Irish Holdco in connection with the Proposed Business Combination, (v) receipt of applicable regulatory approvals, (v) receipt of conditional approval for listing on the NYSE the Irish Holdco Ordinary Shares, and (vi) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the closing of the Proposed Business Combination (the “Closing”).

Concurrently with the execution of the Merger Agreement, the Company entered into the following agreements:

•

Subscription Agreements with certain PIPE investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors have agreed to purchase an aggregate number of Irish Holdco Ordinary Shares for $9.50 per share in the PIPE Investment, for an aggregate purchase price equal to $18,200,000.

•

Shareholder Support Agreements with certain shareholders of MariaDB, pursuant to which, among other things, such MariaDB shareholders agreed to, among other things, support and vote all of their MariaDB shares in favor of the Proposed Business Combination.

In connection with the Proposed Business Combination, the Company will also enter into the following agreements:

•

Lock-Up Agreements with certain shareholders of MariaDB and certain of our shareholders, pursuant to which, among other things and subject to certain exceptions, such holders will agree that they will not sell or otherwise transfer the Irish Holdco Ordinary Shares received pursuant to the transactions contemplated by the Merger Agreement for a period of 180 days after the Closing. The Lock-Up Agreement as it relates to the Sponsor and Initial Shareholders, will supersede the obligations of the Sponsor and Initial Shareholders with respect to the lock-up under the Letter Agreement entered into by the Sponsor and Initial Shareholders in connection with the Company’s initial public offering in May 2021.

•

Registration Rights Agreements with certain equity holders of MariaDB and certain of our shareholders, pursuant to which, among other things, Irish Holdco will be required to file, within 30 days after the Closing, a registration statement to register the resale of certain securities of Irish Holdco held by such MariaDB and Company shareholders, who will also have customary demand and “piggyback” registration rights, subject to certain requirements and customary conditions.

The Merger Agreement and related agreements are further described in the Current Report on Form 8-K filed by the Company on February 1, 2022.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit will consist of one of the Company’s Class A Ordinary Shares, $0.0001 par value, and one third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering and the subsequent closing of Over-Allotment Units, the Sponsor purchased 7,000,000 and 310,297 Private Placement Warrants, respectively, at a price of $1.00 per warrant for an aggregate purchase price of $7,310,297.

Each Private Placement Warrant is identical to the units offered in the Initial Public Offering, except there will be no redemption rights or liquidating distributions from the trust account with respect to private placement shares or private placement warrants, which will expire worthless if we do not consummate a business combination within the Combination Period.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 18, 2021, the Company issued an aggregate of 8,625,000 of Class B Ordinary Shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On May 18, 2021, the Sponsor surrendered 1,437,500 Class B shares, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). On July 2, 2021, the underwriters partially exercised their over-allotment option, and 549,630 Class B Ordinary Shares were subsequently forfeited for no consideration.

The Sponsor has agreed not to transfer, assign, or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a business combination or (B) the date on which the Company completes a liquidation, merger, capital share exchange or similar transaction that results in the Company’s shareholders having the right to exchange their shares of ordinary shares for cash, securities, or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On January 20, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. On May 20, 2021, the $300,000 outstanding under the Note was repaid in full.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a business combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. No amounts were borrowed under the facility as of December 31, 2021.

Administrative Support Agreement

Commencing on May 20, 2021, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Proposed Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company had incurred and paid $80,000 as of December 31, 2021.

Placement Agents Engagement

On January 10, 2022, the Company and MariaDB have engaged J.P. Morgan Securities LLC and Angel Pond Capital LLC, an affiliate of the Sponsor, as joint placement agents for proposed private placements in connection with the Proposed Business Combination. The Company and MariaDB have agreed to pay certain placement agent fees in connection with the engagement. The Company had not incurred nor paid any such fees as of December 31, 2021. The agreement associated with this engagement expired on January 31, 2022.

NOTE 6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On July 2, 2021, the underwriters exercised their over-allotment option in part and purchased 1,551,482 Over-Allotment Units, generating gross proceeds of $15,514,820 (see Note 2).

The underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering, or $5,000,000. In addition, the underwriters are entitled to a deferred fee of three and half percent (3.5%) of the gross proceeds of the Initial Public Offering, or $8,750,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

In connection with the sale of the Over-Allotment Units, the underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds, or $310,297. In addition, the underwriters are entitled to a deferred fee of three and a half percent (3.5%) of the gross proceeds, or $543,020. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

•	or

•	in whole and not in part;

•	at a price of $0.10 per Public Warrant;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table in “Warrants—Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $10.00” based on the redemption date and the “fair market value” of the Class A Ordinary Shares;

•

if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

•

provided that the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants if the reported last sale price of the Class A Ordinary

Shares is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Ordinary Shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants will and the Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except when the price per Class A Ordinary Share equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At December 31, 2021, there were 8,850,494 whole Public Warrants and 7,310,297 Private Placement Warrants outstanding, respectively, with a fair value of $12,516,912.

The Company accounts for the 8,850,494 Public Warrants issued in connection with the Initial Public Offering and the 7,310,297 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A Ordinary Shares in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the ordinary shares consists exclusively of cash, the amount of such cash per ordinary share, and (ii) in all other cases, the volume weighted average price of the ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 8. SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred Shares — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred shares. At December 31, 2021, there were no preferred shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue up to 500,000,000 shares of Class A, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 0 Class A Ordinary Shares issued or outstanding, (excluding 26,551,482 Class A shares subject to possible redemption).

Class B Ordinary Shares — The Company is authorized to issue up to 50,000,000 shares of Class B, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 6,637,870 Class B Ordinary Shares issued and outstanding.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B Ordinary Shares have the right to vote for the election of directors prior to the Company’s initial Business Combination.

The Class B Ordinary Shares will automatically convert Class A Ordinary Shares at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional Class A Ordinary Shares, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A Ordinary Shares and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B Ordinary Shares into an equal number of Class A Ordinary Shares, subject to adjustment as provided above, at any time.

The Company may issue additional ordinary shares or preferred shares to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

	Level	December 31, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$265,524,231
Liabilities:
Public Warrants	1	$6,814,880
Private Placement Warrants	2	$5,702,032

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on May 20, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one ordinary share and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:

Input	May 20, 2021
Risk-free interest rate	1.17%
Expected term (years)	6.5
Expected Volatility	14.3%
Exercise Price	$11.50
Stock price	$9.67

On May 20, 2021, the Private Placement Warrants and Public Warrants were determined to be $1.03 and $1.00 per warrant for aggregate values of $7,210,000 and $8,333,333, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker POND. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of December 31, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $12.8 million, based on the closing price of POND on that date of $9.67.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 18, 2021	$—	$—	$—
Initial Measurement on May 20, 2021	7,210,000	8,333,333	15,543,333
Change in valuation inputs or other assumptions (1)(2)	(1,507,968)	(1,518,453)	(3,026,421)

Fair value as of December 31, 2021	$5,702,032	$6,814,880	$12,516,912

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.
(2)

Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $15,543,333 during the period from May 20, 2021 through December 31, 2021.

NOTE 10. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In the Company’s previously issued financial statements, a portion of the public shares were classified as permanent equity to maintain shareholders’ equity of at least $5,000,001 on the basis that the Company can only consummate its initial business combination if the Company has net tangible assets of at least $5,000,001.

Management has re-evaluated the Company’s application of ASC 480-10-99 to its accounting classification of public shares. Upon re-evaluation, management determined that the public shares include certain provisions that require classification of the public shares as temporary equity regardless of the minimum net tangible assets required by the Company to complete its initial business combination.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the changes and has determined that the related impacts were material to the previously presented financial statements and such previously presented financial statements could not be relied upon. The Company, in consultation with its Audit Committee, concluded that its previously issued financial statements impacted should be restated to report all public shares as temporary equity. As such, the Company has restated previous quarterly reports for those periods presented herein that would have been impacted.

Impact of the Restatement

The impact to the Company’s previously presented financial information contained in this report is presented below:

The restatement had no impact on the statement of operations and statement of cash flows.

Financial statement lines impacted	As Reported	Adjustment: Reclass all Series A Ordinary Shares to temporary equity	Adjustment: Adjust APIC to zero	Adjusted Balance
	Balance, May 20, 2021			May 20, 2021
Class A Ordinary Shares subject to possible redemption (temporary equity)	$222,188,180	$27,811,820	$—	$250,000,000
Class A Ordinary Shares (permanent equity)	278	(278)	—	—
Additional paid-in capital	5,704,052	(27,811,542)	22,107,490	—
Accumulated deficit	(705,042)	—	(22,107,490)	(22,812,532)
Total shareholders’ equity (deficit)	5,000,007	(27,811,820)	—	(22,811,813)

	Balance, June 30, 2021			June 30, 2021
Class A Ordinary Shares subject to possible redemption (temporary equity)	$222,236,960	$27,763,904	$—	$250,000,864
Class A Ordinary Shares (permanent equity)	278	(278)	—	—
Additional paid-in capital	5,655,272	(27,763,626)	22,108,354	—
Accumulated deficit	(656,258)	—	(22,108,354)	(22,764,612)
Total shareholders’ equity (deficit)	5,000,011	(27,763,904)	—	(22,763,893)

ANGEL POND HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$128,313	$487,993
Prepaid expenses	263,538	521,584

Total current assets	391,851	1,009,577
Cash and marketable securities held in Trust Account	267,379,265	265,524,231

Total assets	$267,771,116	$266,533,808

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$1,460,198	$781,248
Note payable-related party	150,000	—

Total current liabilities	1,610,198	781,248
Warrant liability	4,332,610	12,516,912
Deferred underwriting fee payable	—	9,293,019

Total liabilities	5,942,808	22,591,179

Commitments and Contingencies
Ordinary Shares subject to possible redemption, 26,551,482 shares at September 30, 2022 and December 31, 2021, at redemption value	267,379,265	265,524,231

Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 0 issued and outstanding (excluding 26,551,482 Class A ordinary shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 Shares authorized; 6,637,870 shares issued and outstanding	664	664
Additional paid in capital	7,140,054	—
Accumulated deficit	(12,691,675)	(21,582,266)

Total stockholders’ equity (deficit)	(5,550,957)	(21,581,602)

Total liabilities and shareholders’ equity (deficit)	$267,771,116	$266,533,808

See accompanying notes to the unaudited consolidated financial statements.

ANGEL POND HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30, 2022	For the Period from January 18, 2021 (Date of Inception) through September 30, 2021
	2022	2021
Formation costs and other operating expenses	$200,818	$224,746	$1,446,676	$1,021,868

Loss from operations	(200,818)	(224,746)	(1,446,676)	(1,021,868)
Other Income:
Interest income	1,653,462	3,341	1,855,035	4,205
Change in fair value of warrant liability	3,747,786	3,399,973	8,184,302	3,539,973
Settlement of deferred underwriters payable	—	—	301,639	—

Net income	$5,200,430	$3,178,568	$8,894,300	$2,522,310

Weighted average shares outstanding of Class A redeemable ordinary shares, basic and diluted	26,551,482	26,517,754	26,551,482	14,314,974
Basic and diluted net income per ordinary share of Class A redeemable shares	$0.16	$0.10	$0.27	$0.12
Weighted average shares outstanding of Class B non-redeemable ordinary shares, basic and diluted	6,637,870	6,649,818	6,637,870	6,994,271
Basic and diluted net income per share of Class B non-redeemable ordinary shares	$0.16	$0.10	$0.27	$0.12

See accompanying notes to the unaudited consolidated financial statements.

ANGEL POND HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance - January 18, 2021 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to sponsor	—	—	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	—	—	(8,847)	(8,847)

Balance - March 31, 2021	—	—	7,187,500	719	24,281	(8,847)	16,153
Sale of 25,000,000 Units, net of underwriters discount and offering costs	25,000,000	2,500	—	—	227,865,729	—	227,868,229
Ordinary shares subject to redemption	(25,000,000)	(2,500)	—	—	(227,890,010)	(22,108,354)	(250,000,864)
Net loss	—	—	—	—	—	(647,411)	(647,411)

Balance - June 30, 2021	—	—	7,187,500	719	—	(22,764,612)	(22,763,893)
Option for sale of 1,551,482 units, net of underwriters discount	1,551,482	155	—	—	14,172,347	—	14,172,502
Forfeiture of Class B ordinary shares	—	—	(549,630)	(55)	55	—	—
Ordinary shares subject to redemption	(1,551,482)	(155)	—	—	(14,172,402)	(1,345,604)	(15,518,161)
Net income	—	—	—	—	—	3,178,568	3,178,568

Balance - September 30, 2021	—	$—	6,637,870	$664	$—	$(20,931,648)	$(20,930,984)

Balance - December 31, 2021	—	$—	6,637,870	$664	$—	$(21,582,266)	$(21,581,602)
Ordinary shares subject to redemption	—	—	—	—	—	(3,709)	(3,709)
Net income	—	—	—	—	—	1,221,275	1,221,275

Balance - March 31, 2022	—	—	6,637,870	664	—	(20,364,700)	(20,364,036)
Ordinary shares subject to redemption	—	—	—	—	(197,864)	—	(197,864)
Settlement of Underwriters discount liability	—	—	—	—	8,991,380	—	8,991,380
Net income	—	—	—	—	—	2,472,595	2,472,595
Balance - June 30, 2022	—	—	6,637,870	664	8,793,516	(17,892,105)	(9,097,925)
Ordinary shares subject to redemption	—	—	—	—	(1,653,462)	—	(1,653,462)
Net income	—	—	—	—	—	5,200,430	5,200,430

Balance - September 30, 2022	—	$—	6,637,870	$664	$7,140,054	$(12,691,675)	$(5,550,957)

See accompanying notes to the unaudited consolidated financial statements.

ANGEL POND HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30, 2022	For the Period from January 18, 2021 (Date of Inception) through September 30, 2021
Cash flow from operating activities:
Net income	$8,894,300	$2,522,310
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned in Trust Account	(1,855,035)	(4,205)
Change in fair value of warrant liability	(8,184,302)	(3,539,973)
Transaction costs allocable to warrant liability	(301,639)	733,547
Changes in operating assets and liabilities:
Prepaid expenses	258,046	(579,603)
Accounts payable and accrued expenses	678,950	13,775

Net cash used in operating activities	(509,680)	(854,149)

Cash flows from investing activities:
Investment of cash in Trust Account	—	(265,514,820)

Net cash used in investing activities	—	(265,514,820)

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	260,204,522
Proceeds from sale of Class B ordinary shares	—	25,000
Proceeds from promissory note—related party	150,000	300,000
Proceeds from sale of Private Placement Warrants	—	7,310,297
Repayment of promissory note—related party	—	(300,000)
Payments of deferred offering costs	—	(534,515)

Net cash provided by financing activities	150,000	267,005,304

Net change in cash	(359,680)	636,335
Cash at the beginning of the period	487,993	—

Cash at the end of the period	$128,313	$636,335

Non-Cash investing and financing activities:
Initial Classification of Class A shares subject to redemption	$—	$265,514,820
Change in value of Class shares subject to redemption	1,855,035	4,205
Deferred underwriting fee payable	—	9,293,019
Settlement of deferred underwriting fee payable recorded in additional paid in capital	8,991,380	—
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	8,850,494

See accompanying notes to the unaudited consolidated financial statements.

ANGEL POND HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Angel Pond Holdings Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 18, 2021. The Company was incorporated for the purpose of effectuating a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Our only activities from inception to September 30, 2022 were organizational activities, those necessary to prepare for the Initial Public Offering “Initial Public Offering”) and identifying a target company for a business combination. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on May 12, 2021. On May 20, 2021 the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to Class A Ordinary Shares included in the Units offered, the “Public Shares”), generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering and on July 2, 2021, the Company consummated the sale of 7,000,000 and 310,297 private placement warrants, respectively (the “Private Placement Warrants”) at a price of $1 per warrant in a private placement to Angel Pond Partners LLC (the “Sponsor”), generating gross proceeds of $7,000,000 and $310,297, respectively, which are described in Note 4.

Following the closing of the Initial Public Offering on May 20, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the Meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 188 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s shareholders, as described below.

In connection with the Initial Public Offering, the underwriters were granted an option to purchase up to an additional 3,750,000 Units to cover over-allotments, if any. On June 30, 2021, the underwriters partially exercised their over-allotment option, and on July 2, 2021, the underwriters purchased 1,551,482 Units (the “Over-Allotment Units”) at an offering price of $10.00 per unit, generating gross proceeds to the Company of $15,514,820. On July 2, 2021, simultaneously with the sale of the Over-Allotment Units, the Company completed a private placement with the Sponsor for an additional 310,297 warrants at a price of $1.00 per warrant (the “Additional Private Placement Warrants”), generating gross proceeds of $310,297. Approximately $15,514,820 of the net proceeds from the Over-Allotment Units and Additional Private Placement Warrants have been deposited in the Trust Account.

Transaction costs amounted to $15,137,827 consisting of $5,310,293 of underwriting fees, $9,293,019 of deferred underwriting fees (see Note 6) and $534,515 of other costs. $514,236 of the total underwriting costs were expenses in connection with the warrant liability and the balance was charged to equity. In addition, at the closing of the initial public offering, $753,772 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Initial Public Offering, management has agreed that $10.00 per Unit sold in the Initial Public Offering, including the proceeds from the sale of the Private Placement Units, will be held in a trust account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “Public Share”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting Commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A Ordinary Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial

Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until May 20, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Going Concern

As of September 30, 2022, the Company had $128,313 in the operating bank account and a working capital deficit of $1,218,347.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s Sponsor, officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by May 20, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. These interim financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Angel Pond Holdings Corporation, and its wholly owned subsidiary Mangomill Limited. On March 15, 2022, the Company acquired 100% of the shares of Mangomill Limited, through the assumption of the subscription liability from Enceladus Holding Limited.

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $128,313 and $487,993 in cash and no cash equivalents as of September 30, 2022 and December 31, 2021, respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Shares Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as shareholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2022 and December 31, 2021, shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $15,137,827 consists of $5,310,293 of underwriting fees, $9,293,019 of deferred underwriting fees and $534,515 of other costs. $514,236 of the total underwriting costs were expenses in connection with the warrant liability and the balance was charged to equity.

Cash and Marketable Securities Held in Trust Account

As of September 30, 2022 and December 31, 2021, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $267,379,265 and $265,524,231 in investments held in the Trust Account as of September 30, 2022 and December 31, 2021, respectively.

Net Income Per Ordinary Share

Basic income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income per ordinary share for the three months ended September 30, 2022 and 2021, for the nine months ended September 30, 2022 and for the period from January 18, 2021 (inception) through September 30, 2021. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the three months ended

September 30, 2022 and 2021 and for the nine months ended September 30, 2022 and for the period from January 18, 2021 (inception) through September 30, 2021, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted income per ordinary share is the same as basic income per ordinary share for all periods presented.

The following table reflects the calculation of basic and diluted net income per share:

	For the Three Months Ended September 30, 2022		For the nine Months Ended September 30, 2022		For the Three Months Ended September 30, 2021		For the Period from January 18, 2021 (Date of Inception) through September 30, 2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income per share
Numerator:
Allocation of net income, as adjusted	$4,160,344	$1,040,086	$7,115,440	$1,778,860	$2,541,292	$637,276	$1,694,420	$827,890
Denominator:
Basic and diluted weighted average ordinary shares outstanding	26,551,482	6,637,870	26,551,482	6,637,870	26,517,754	6,649,818	14,314,974	6,994,271
Basic and diluted net income per share	$0.16	$0.16	$0.27	$0.27	$0.10	$0.10	$0.12	$0.12

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Forfeiture of Shares

On May 18, 2021, the Sponsor surrendered 1,437,500 Class B shares. The par value of the ordinary and preferred shares were not adjusted as a result of the surrender. All references to ordinary shares, warrants to purchase ordinary shares, share date, per share data and related information contained in the balance sheet have been retroactively adjusted to reflect this share surrender for all periods presented. On July 2, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,551,482 Units. In connection with the partial exercise of the over-allotment option and the expiration of the over-allotment option on July 2, 2021, 549,630 Class B Ordinary Shares were forfeited for no consideration.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the IPO, the requirement that the Company cease all operations, redeem the public shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company has funds that are sufficient to fund the working capital needs of the Company until the consummation of an initial business combination or the winding up of the Company as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of September 30, 2022 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit will consist of one of the Company’s Class A Ordinary Shares, $0.0001 par value, and one third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering and the subsequent closing of Over-Allotment Units, the Sponsor purchased 7,000,000 and 310,297 Private Placement Warrants, respectively, at a price of $1.00 per warrant for an aggregate purchase price of $7,310,297.

Each Private Placement Warrant is identical to the units offered in the Initial Public Offering, except there will be no redemption rights or liquidating distributions from the trust account with respect to private placement shares or private placement warrants, which will expire worthless if we do not consummate a business combination within the Combination Period.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 18, 2021, the Company issued an aggregate of 8,625,000 of Class B Ordinary Shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On May 18, 2021, the Sponsor surrendered 1,437,500 Class B shares, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. The

Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). On July 2, 2021, the underwriters partially exercised their over-allotment option, and 549,630 Class B Ordinary Shares were subsequently forfeited for no consideration.

The Sponsor has agreed not to transfer, assign, or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a business combination or (B) the date on which the Company completes a liquidation, merger, capital share exchange or similar transaction that results in the Company’s shareholders having the right to exchange their shares of ordinary shares for cash, securities, or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, the Founder Shares will be released from the lock-up.

Promissory Notes - Related Party

On January 20, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. On May 20, 2021, the $300,000 outstanding under the Note was repaid in full and cancelled.

On August 30, 2022, the Sponsor agreed to loan the Company an aggregate of up to $250,000 to be used for expenses of the Company pursuant to a promissory note (the “August 2022 Promissory Note”). This loan is non-interest bearing and is to be forgiven upon the consummation of the Business Combination. If the loan is not forgiven, the unpaid principal balance on such loan will be payable by MariaDB Corporation Ab, a Finnish private limited liability company (“MariaDB”) upon the earlier of (i) the termination of the BCA in accordance with its terms, and (ii) upon the winding-up of the Company. As of September 30, 2022, the $150,000 in loan amounts was outstanding under the August 2022 Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a business combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. $150,000 and $0 was borrowed under the facility as of September 30, 2022 and December 31, 2021, respectively.

On September 14, 2022, Mangomill plc (“Mangomill” or “Irish Holdco”), a wholly-owned subsidiary of the Company, and the Sponsor signed an intra-group loan agreement (the “Loan Agreement”) whereby the Sponsor shall make available to Mangomill a loan facility in an aggregate amount of EUR263,063.50 to be advanced upon Mangomill’s written request at any time between the date of the Loan Agreement and the time and date on which the cross-border merger of MariaDB with and into Mangomill becomes effective (the “Effective Time”). The Note is non-interest bearing and is payable on the Sponsor’s written demand to Mangomill, or in absence of such prior demand, all outstanding principal will be due and payable to the Sponsor on the Effective Time. As of September 30, 2022 and December 31, 2021, no amounts were borrowed under the facility.

The issuance of the Loan Agreement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

Administrative Support Agreement

Commencing on May 20, 2021, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Proposed Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company had incurred and paid $30,000 and $30,000 for the three months ended September 30, 2022 and 2021 and $90,000 and $50,000 for the nine months ended September 30, 2022 and for the Period from January 18, 2021 (Date of Inception) through September 30, 2021, respectively.

NOTE 6.

COMMITMENTS Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On July 2, 2021, the underwriters exercised their over-allotment option in part and purchased 1,551,482 Over-Allotment Units, generating gross proceeds of $15,514,820 (see Note 2).

The underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering, or $5,000,000. In addition, the underwriters are entitled to a deferred fee of three and half percent (3.5%) of the gross proceeds of the Initial Public Offering, or $8,750,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

In connection with the sale of the Over-Allotment Units, the underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds, or $310,297. In addition, the underwriters are entitled to a deferred fee of three and a half percent (3.5%) of the gross proceeds, or $543,020. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

In May 2022, the underwriters terminated their co-placement agreement with the Company and agreed to forfeit the deferred underwriters’ fee they were entitled to. As a result of the forfeiture, the Company recognized the settlement of the liability and recognized income of $301,639 and an increase of $8,793,516 in additional paid in capital.

Placement Agents Engagement

On January 10, 2022, the Company and MariaDB engaged J.P. Morgan Securities LLC and Angel Pond Capital LLC, an affiliate of the Sponsor, as joint placement agents for proposed private placements in connection with the Proposed Business Combination (as defined in Note 10). The Company and MariaDB agreed to pay $2 million placement agent fees contingent upon the closing of the Proposed Business Combination. The Company had not incurred nor paid any such fees as of September 30, 2022. The agreement associated with this engagement expired on May 18, 2022.

On March 17, 2022, the Company engaged Angel Pond Capital LLC as placement agent for proposed private placements in connection with the Proposed Business Combination. The Company has agreed to pay certain placement agent fees in connection with the engagement. The agreement associated with this engagement was terminated on June 21, 2022.

NOTE 7. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

or

•	in whole and not in part;

•	at a price of $0.10 per Public Warrant;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table in “Warrants- Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $10.00” based on the redemption date and the “fair market value” of the Class A Ordinary Shares;

•

if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

•

provided that the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants if the reported last sale price of the Class A Ordinary Shares is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants.

Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Ordinary Shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants will and the Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except when the price per Class A Ordinary Share equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At September 30, 2022 and December 31, 2021, there were 8,850,494 whole Public Warrants and 7,310,297 Private Placement Warrants outstanding, respectively, with an aggregate fair value of $4,332,610 and $12,516,912, respectively.

The Company accounts for the 8,850,494 Public Warrants issued in connection with the Initial Public Offering and the 7,310,297 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A Ordinary Shares in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the ordinary shares consists exclusively of cash, the amount of such cash per ordinary share, and (ii) in all other cases, the volume weighted average price of the ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815—40, and thus the warrants are not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 8. SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred Shares—The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred shares. At September 30, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue up to 500,000,000 shares of Class A, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 0 Class A Ordinary Shares issued or outstanding, (excluding 26,551,482 Class A shares subject to possible redemption).

Class B Ordinary Shares—The Company is authorized to issue up to 50,000,000 shares of Class B, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 6,637,870 Class B Ordinary Shares issued and outstanding.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B Ordinary Shares have the right to vote for the election of directors prior to the Company’s initial Business Combination.

The Class B Ordinary Shares will automatically convert Class A Ordinary Shares at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional Class A Ordinary Shares, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A Ordinary Shares and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their Class B Ordinary Shares into an equal number of Class A Ordinary Shares, subject to adjustment as provided above, at any time.

The Company may issue additional ordinary shares or preferred shares to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

	Level	September 30, 2022	December 31, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$267,379,265	$265,524,231
Liabilities:
Public Warrants	1	$2,212,624	$6,814,880
Private Placement Warrants	2	$2,119,986	$5,702,032

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on May 20, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one ordinary share and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:

Input	May 20, 2021
Risk-free interest rate	1.17%
Expected term (years)	6.5
Expected Volatility	14.3%
Exercise Price	$11.50
Stock price	$9.67

On May 20, 2021, the Private Placement Warrants and Public Warrants were determined to be $1.03 and $1.00 per warrant for aggregate values of $7,210,000 and $8,333,333, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of September 30, 2022 and December 31, 2021 are classified as Level 1 due to the use of an observable market quote in an active market under the ticker POND. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of September 30, 2022 and December 31, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $4.3 and $12.5 million, based on the closing price of POND on those dates of $9.83 and $9.67, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 18, 2021	$—	$—	$—
Initial Measurement on May 20, 2021	7,210,000	8,333,333	15,543,333
Change in valuation inputs or other assumptions (1)(2)	(1,507,968)	(1,518,453)	(3,026,421)
Fair value as of December 31, 2021	5,702,032	6,814,880	12,516,912
Change in valuation inputs or other assumptions (1)(2)	(3,582,046)	(4,602,256)	(8,184,302)
Fair value as of September 30, 2022	2,119,986	2,212,624	4,332,610

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.
(2)

Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $15,543,333 during the period from May 20, 2021 through December 31, 2021.

NOTE 10. PROPOSED BUSINESS COMBINATION

On January 31, 2022, the Company entered into a Business Combination Agreement (the “Merger Agreement”) by and between the Company, Mangomill plc, a public limited company incorporated in Ireland (“Irish Holdco”), Meridian MergerSub Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Irish Holdco (“Merger Sub”), and MariaDB.

Pursuant to the Merger Agreement, (i) Merger Sub will merge with and into the Company with the Company being the surviving entity (the “Domestication Merger”) and (ii) MariaDB will merge with and into Irish Holdco with Irish Holdco continuing as the surviving entity (the “Merger”). Following the Merger, the Company will be liquidated (the “Liquidation,” and together with the Merger, the Domestication Merger and the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). In connection with the Proposed Business Combination, Irish Holdco will change its name to “MariaDB plc”.

As a result of the Domestication Merger, each issued and outstanding Class A Ordinary Share and Class B ordinary share of the Company will convert into the right to receive one ordinary share of Irish Holdco (“Irish Holdco Ordinary Shares”), and each issued and outstanding warrant to purchase Class A Ordinary Shares of the Company will be exercisable by its terms to purchase an equal number of Irish Holdco Ordinary Shares.

The aggregate share consideration to be distributed to holders of MariaDB securities at the effective time of the Merger (the “Effective Time”) is 62,256,428 Irish Holdco Ordinary Shares. At the Effective Time, and without any action on the part of any party or holder of any of its securities:

•

each MariaDB ordinary share (“MariaDB Ordinary Share”) issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a number of Irish Holdco Ordinary Shares equal to the Exchange Ratio (as defined in the Merger Agreement); and

•

each equity award that is issued and outstanding under MariaDB’s equity incentive plans (each, a “Company Equity Award”) as of immediately prior to the Effective Time shall be automatically converted into an equity award to be settled in Irish Holdco Ordinary Shares on the same terms and conditions as were applicable to such Company Equity Award immediately prior to the Effective Time, equal to the product of the number of MariaDB Ordinary Shares subject to such Company Equity Award and the Exchange Ratio, at an exercise price per share equal to the exercise price per share of such Company Equity Award divided by the Exchange Ratio.

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the APHC Available Cash (as defined in the Merger Agreement) shall not be less than $100,000,000, (ii) approval of the Proposed Business Combination by the respective shareholders of the Company and MariaDB, (iii) the consummation of a private placement pursuant to the Subscription Agreements (as defined below) for an aggregate purchase price of $18,200,000 (the “PIPE Investment”), (iii) the sum of cash in the Trust Account (after giving effect to the APHC Share Redemptions (as defined in the Merger Agreement) but without giving effect to the payment of transaction expenses) and any Additional PIPE Investment Amount (as defined in the Merger Agreement) shall be at least $15,000,000, (iv) effectiveness of the registration statement on Form S-4 to be filed by Irish Holdco in connection with the Proposed Business Combination, (v) receipt of applicable regulatory approvals, receipt of conditional approval for listing on the NYSE the Irish Holdco Ordinary Shares, and (vi) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the closing of the Proposed Business Combination (the “Closing”).

Concurrently with the execution of the Merger Agreement, the Company entered into the following agreements:

•

Subscription Agreements with certain PIPE investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors have agreed to purchase an aggregate number of Irish Holdco Ordinary Shares for $9.50 per share in the PIPE Investment, for an aggregate purchase price equal to $18,200,000.

•

Shareholder Support Agreements with certain shareholders of MariaDB, pursuant to which, among other things, such MariaDB shareholders agreed to, among other things, support and vote all of their MariaDB shares in favor of the Proposed Business Combination.

In connection with the Proposed Business Combination, the Company has entered into and will also enter into the following agreements:

•

Lock-Up Agreements with certain shareholders of MariaDB and certain of our shareholders, pursuant to which, among other things and subject to certain exceptions, such holders will agree that they will not sell or otherwise transfer the Irish Holdco Ordinary Shares received pursuant to the transactions contemplated by the Merger Agreement for a period of 180 days after the Closing. The Lock-Up Agreement as it relates to the Sponsor, will supersede the obligations of the Sponsor under the Letter Agreement entered into by the sponsor in connection with the Company’s initial public offering in May 2021.

•

Registration Rights Agreements with certain equity holders of MariaDB and certain of our shareholders, pursuant to which, among other things, Irish Holdco will be required to file, within 30 days after the Closing, a registration statement to register the resale of certain securities of Irish Holdco held by such MariaDB and Company shareholders, who will also have customary demand and “piggyback” registration rights, subject to certain requirements and customary conditions. 2022.

The Merger Agreement and related agreements are further described in the Current Report on Form 8-K filed by the Company on February 1,

On March 15, 2022, the Company acquired 100% of the shares of Irish Holdco, through the assumption of the subscription liability from Enceladus Holding Limited.

On June 22, 2022, Irish Holdco filed a registration statement on Form S-4 with the SEC, which was declared effective on October 24, 2022.

Annex I

List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax

1.	The Republic of Albania	27.	Hong Kong	52.	The Islamic Republic of Pakistan

2.	The Republic of Armenia	28.	The Republic of Hungary	53.	The Republic of Panama

3.	Australia	29.	The Republic of Iceland	54.	The Republic of Poland

4.	The Republic of Austria	30.	The Republic of India	55.	Portuguese Republic

5.	The Kingdom of Bahrain	31.	The State of Israel	56.	State of Qatar

6.	The Republic of Belarus	32.	Italy	57.	Romania

7.	Belgium	33.	Japan	58.	Russian Federation

8.	Bosnia and Herzegovina	34.	The Republic of Kazakhstan	59.	Kingdom of Saudi Arabia

9.	The Republic of Botswana	35.	The Republic of Kenya	60.	The Republic of Serbia

10.	The Republic of Bulgaria	36.	The Republic of Korea	61.	The Republic of Singapore

11.	Canada	37.	The Republic of Kosovo	62.	Slovak Republic

12.	The Republic of Chile	38.	The State of Kuwait	63.	The Republic of Slovenia

13.	The People’s Republic of China	39.	The Republic of Latvia	64.	The Republic of South Africa

14.	The Republic of Croatia	40.	The Republic of Lithuania	65.	Kingdom of Spain

15.	Cyprus	41.	The Grand Duchy of Luxembourg	66.	Sweden

16.	Czech Republic	42.	The Republic of Macedonia (now the Republic of North Macedonia)	67.	Switzerland

17.	The Kingdom of Denmark	43.	Malaysia	68.	Kingdom of Thailand

18.	The Arab Republic of Egypt	44.	Malta	69.	The Republic of Turkey

19.	The Republic of Estonia	45.	The United Mexican States (Mexico)	70.	United Kingdom

20.	The Federal Democratic Republic of Ethiopia	46.	The Republic of Moldova	71.	Ukraine

21.	Finland	47.	Montenegro	72.	United Arab Emirates

22.	France	48.	The Kingdom of Morocco	73.	The Republic of Uzbekistan

23.	Georgia	49.	The Kingdom of the Netherlands	74.	United States of America

24.	The Federal Republic of Germany	50.	New Zealand	75.	The Socialist Republic of Vietnam

25.	The Republic of Ghana	51.	The Kingdom of Norway	76.	The Republic of Zambia

26.	The Hellenic Republic (Greece)

A-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby.

Securities and Exchange Commission registration fee		$43,286
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*

Total	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

MariaDB is subject to the Irish Companies Act 2014, as amended (the “Irish Companies Act”). Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or certain officers from, or indemnify a director or officer against, liability in connection with any negligence, default, breach of duty or breach of trust by a director or officer in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under MariaDB’s amended Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the Irish Companies Act, each director, officer or employee of MariaDB, and each person who is or was serving at the request of MariaDB as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by MariaDB, shall be entitled to be indemnified by MariaDB against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of MariaDB or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to MariaDB unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

MariaDB has entered into deeds of indemnity with each member of its board of directors and each of its executive officers (as well as certain other officers). These deeds of indemnity require MariaDB to indemnify each of MariaDB’s directors and executive officers (as well as the other officers signatory to such agreements), to the fullest extent permitted by Irish law, against damages, losses, liabilities, judgments, penalties, fines, amounts paid in settlement and reasonable expenses incurred in connection with any actual or threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, hearing or investigation to which the indemnitee is a party or other participant, or is threatened to be made a party or other participant, by reason of the fact that such person is or was serving as a director, officer, employee, agent or fiduciary of MariaDB or any of its subsidiaries, or by reason of the fact that such person was serving at MariaDB’s request as a director, officer, employee, agent or fiduciary of another entity. The deeds of indemnity also provide customary rights to advancement of expenses incurred by an indemnitee in connection with such proceedings.

In addition, MariaDB USA, Inc., Delaware corporation and a wholly owned subsidiary of MariaDB, has entered into indemnification agreements with each member of the MariaDB board of directors and each executive officer (as well as certain other officers) of MariaDB that provides them similar rights to indemnification and advancement of expenses from MariaDB USA, Inc., to the fullest extent permitted by Delaware law.

Further, MariaDB has entered into a deed of indemnity rights with Theodore Wang. Pursuant to the deed of indemnity rights, MariaDB has agreed to provide Dr. Wang indemnification against losses and liabilities and rights to advancement of expenses and costs relating to claims, suits or proceedings arising from his service to Angel Pond Holdings Corporation (“APHC”) as director or officer occurring at or prior to the effective time of the merger of APHC and MariaDB Corporation Ab (the “Merger”). In addition, MariaDB entered into deeds of indemnity rights on the same terms with certain other persons who served as directors and/or officers of APHC prior to the consummation of the Merger.

MariaDB plc maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers, and (2) to MariaDB plc with respect to payments which may be made by MariaDB plc to such officers and directors pursuant to any indemnification provision contained in the Amended Memorandum and Articles of Association or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

Concurrently with the closing of the Merger, the PIPE Investors purchased from us an aggregate of 1,915,790 Ordinary Shares at a price of $9.50 per share, for an aggregate purchase price equal to $18.2 million.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were reflected in restricted book entry with the Company’s transfer agent. The parties also had adequate access, through business or other relationships, to information about the Company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1+	Business Combination Agreement, dated January 31, 2022	S-4	333-265755	2.1	February 1, 2022

2.2+	Amendment No. 1 to Business Combination Agreement, dated December 9, 2022	8-K	001-40382	2.1	December 12, 2022

3.1	Amended MariaDB Memorandum and Articles of Association	8-K	001-41571	3.1	December 22, 2022

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Angel Pond Holdings Corporation	8-K	001-40382	4.1	May 20, 2021

4.2	Warrant Amendment Agreement, dated as of December 16, 2022, by and among Angel Pond Holdings Corporation, Continental Stock Transfer & Trust Company, and Computershare Inc., and Computershare Trust Company, N.A.	8-K	001-41571	4.2	December 22, 2022

4.3	Post-Amendment Assignment and Assumption Agreement, dated as of December 16, 2022, by and among MariaDB plc, Angel Pond Holdings Corporation, and Computershare Inc., and Computershare Trust Company, N.A.	8-K	001-41571	4.3	December 22, 2022

4.4	Specimen MariaDB Stock Certificate	S-4/A	333-265755	4.6	October 20, 2022

4.5	Specimen MariaDB Warrant Certificate (included in Exhibit 4.2 (Exhibit A))	8-K	001-41571	4.5	December 22, 2022

4.6	Amended and Restated Warrant Agreement, effective as of December 16, 2022, by and among MariaDB Corporation Ab, Mangomill plc and Kreos Capital IV (Expert Fund) Limited	8-K	001-41571	4.6	December 22, 2022

5.1**	Opinion of Matheson LLP

5.2**	Opinions of Perkins Coie LLP

10.1	Form of PIPE Subscription Agreement	8-K	001-40382	10.1	February 1, 2022

10.2	Form of Lock-Up Agreement	8-K	001-41571	10.2	December 22, 2022

10.3	Form of Registration Rights Agreement	8-K	001-41571	10.3	December 22, 2022

10.4#	Form of Deed of Indemnification	8-K	001-41571	10.4	December 22, 2022

10.5#	Form of Indemnification Agreement	8-K	001-41571	10.5	December 22, 2022

10.6#	Form of Deed of Indemnity Rights	8-K	001-41571	10.6	December 22, 2022

10.7#	2022 MariaDB plc Equity Incentive Plan	8-K	001-41571	10.7	December 22, 2022

10.8#	Form of Restricted Stock Unit Award Grant Notice	8-K	001-41571	10.8	December 22, 2022

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.9#	Form of Stock Option Grant Notice	8-K	001-41571	10.9	December 22, 2022

10.10#	MariaDB plc Executive Annual Incentive Plan	8-K	001-41571	10.10	December 22, 2022

10.11#	MariaDB plc Non-Employee Director Compensation Program	8-K	001-41571	10.11	December 22, 2022

10.12#	MariaDB Corporation AB Summer 2022 USA Share Option Plan and Form of Agreement	8-K	001-41571	10.12	December 22, 2022

10.13#	MariaDB Corporation AB Amended and Restated Global Share Option Plan 2017 USA and Form of Option Agreement	8-K	001-41571	10.13	December 22, 2022

10.14#	SkySQL Corporation Ab Global Share Option Plan 2014 USA	8-K	001-41571	10.14	December 22, 2022

10.15#	Employment Offer Letter, dated November 4, 2018, between MariaDB Corporation AB and Michael Howard	8-K	001-41571	10.15	December 22, 2022

10.16#	Employment Offer Letter, dated February 12, 2018, between MariaDB Corporation Ab and Franz Aman	8-K	001-41571	10.16	December 22, 2022

10.17#	Employment Offer Letter, dated May 15, 2017, between MariaDB Corporation Ab and Jon Bakke	8-K	001-41571	10.17	December 22, 2022

10.18	Assumption, Amendment and Restatement Agreement, dated as of September 8, 2022, by and among MariaDB Corporation Ab, Mangomill plc and Kreos Capital IV (Expert Fund) Limited.	8-K	001-41571	10.18	December 22, 2022

10.19	Letter Agreement among the Registrant, Angel Pond Partners LLC and each of the officers and directors of the Registrant	8-K	001-40382	10.5	May 20, 2021

10.20	Waiver to the Letter Agreement, dated June 21, 2022, by and between the Company and the Sponsor	8-K	001-40382	10.17	June 27, 2022

10.21	Form of Subscription Agreement	8-K	001-40382	10.1	February 1, 2021

10.22	Promissory Note, dated August 30, 2022 between the Company, MariaDB and the Sponsor	8-K	001-40382	10.18	August 31, 2022

10.23	Loan Agreement, dated September 14, 2022 between the Mangomill plc and the Sponsor	8-K	001-40382	10.19	September 15, 2022

21.1	List of Subsidiaries of MariaDB	8-K	001-41571	21.1	December 22, 2022

23.1*	Consent of MaloneBailey, LLP (with respect to MariaDB Corporation Ab)

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

23.2*	Consent of MaloneBailey, LLP (with respect to APHC)

23.3**	Consent of Matheson LLP (included in Exhibit 5.1)

23.4**	Consent of Perkins Coie LLP (included in Exhibit 5.2)

24.1*	Power of Attorney (included on the signature page hereof)

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment
+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchasers:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 17, 2023.

MARIADB plc

By:	/s/ Michael Howard
Michael Howard
Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Howard and Roya Shakoori as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael Howard Michael Howard	Chief Executive Officer and Director (principal executive officer and principal financial officer)	January 17, 2023

/s/ Will Sanchez Will Sanchez	Chief Accounting Officer (principal accounting officer)	January 17, 2023

/s/ Alexander B. Suh Alexander B. Suh	Director	January 17, 2023

/s/ Theodore T. Wang Theodore T. Wang	Director	January 17, 2023

/s/ Christine Russell Christine Russell	Director	January 17, 2023

/s/ Harold R. Berenson Harold R. Berenson	Director	January 17, 2023

/s/ Jurgen Ingels Jurgen Ingels	Director	January 17, 2023